EXECUTION VERSION	EXHIBIT 10.1

DEAL CUSIP: 00737RAA8
REVOLVER CUSIP: 00737RAB6
TERM B CUSIP: 00737RAC4

CREDIT AGREEMENT

dated as of April 13, 2018
among
ADTALEM GLOBAL EDUCATION INC.

and
CERTAIN SUBSIDIARIES OF ADTALEM GLOBAL EDUCATION INC.
IDENTIFIED HEREIN
as the Borrowers,

BANK  OF AMERICA, N.A.,

as Administrative Agent, Swingline Lender and

L/C Issuer,

The Other Lenders Party Hereto

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
BANK OF MONTREAL,
FIFTH THIRD BANK
and
PNC CAPITAL MARKETS LLC,
as Joint Lead Arrangers and Joint Bookrunners,
BANK OF MONTREAL, FIFTH THIRD BANK,
and
PNC BANK, NATIONAL ASSOCIATION,
as Co-Syndication Agents

THE  NORTHERN TRUST COMPANY,
as Documentation Agent

i

ARTICLE V. REPRESENTATIONS AND WARRANTIES		80

5.1	Existence, Qualification and Power; Compliance with Laws	81
5.2	Authorization; No Contravention	81
5.3	Governmental Authorization; Other Consents	81
5.4	Binding Effect	81
5.5	Financial Statements; No Material Adverse Effect	81
5.6	Litigation	82
5.7	No Default	82
5.8	Ownership of Property; Liens	82
5.9	Environmental Compliance	82
5.10	Insurance	82
5.11	Taxes	83
5.12	ERISA Compliance	83
5.13	Subsidiaries	83
5.14	Margin Regulations; Investment Company Act	83
5.15	OFAC; Anti-Corruption Laws	84
5.16	Disclosure	84
5.17	Compliance with Laws	84
5.18	Intellectual Property; Licenses, Etc	85
5.19	Guaranties	85
5.20	Collateral Documents	85
5.21	Solvency	85
5.22	EEA Financial Institution	85

ARTICLE VI. AFFIRMATIVE COVENANTS		86

6.1	Financial Statements	86
6.2	Certificates; Other Information	86
6.3	Notices	88
6.4	Payment of Obligations	88
6.5	Preservation of Existence, Etc	88
6.6	Maintenance of Properties	89
6.7	Maintenance of Insurance	89
6.8	Compliance with Laws	89
6.9	Books and Records	89
6.10	Inspection Rights	89
6.11	Use of Proceeds	90
6.12	Additional Guarantors	90
6.13	Pledged Assets	91
6.14	Anti-Corruption Laws	92

ARTICLE VII. NEGATIVE COVENANTS		92

7.1	Liens	92
7.2	Investments	94
7.3	Indebtedness	94
7.4	Fundamental Changes	96
7.5	Dispositions	96
7.6	Restricted Payments	97
7.7	Change in Nature of Business	97
7.8	Transactions with Affiliates	97
7.9	Burdensome Agreements	97

7.10	Use of Proceeds	98
7.11	Sanctions	99
7.12	Sale and Leaseback	99
7.13	ERISA	99
7.14	Anti-Corruption Laws	99
7.15	Financial Covenants	99

ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES		100

8.1	Events of Default	100
8.2	Remedies Upon Event of Default	102
8.3	Application of Funds	103

ARTICLE IX. ADMINISTRATIVE AGENT		104

9.1	Appointment and Authority	104
9.2	Rights as a Lender	105
9.3	Exculpatory Provisions	105
9.4	Reliance by Administrative Agent	106
9.5	Delegation of Duties	107
9.6	Resignation of Administrative Agent	107
9.7	Non-Reliance on Administrative Agent and Other Lenders	108
9.8	No Other Duties; Etc	108
9.9	Administrative Agent May File Proofs of Claim; Credit Bidding	109
9.10	Collateral and Guaranty Matters	110
9.11	Specified Cash Management Agreements and Specified Swap Contracts	111
9.12	ERISA Matters	111

ARTICLE X. CONTINUING GUARANTY		113

10.1	Guaranty	113
10.2	No Termination	113
10.3	Waiver of Notices	113
10.4	Subrogation	113
10.5	Waiver of Suretyship Defenses	114
10.6	Exhaustion of Other Remedies Not Required	114
10.7	Reinstatement	114
10.8	Subordination	114
10.9	Stay of Acceleration	115
10.10	Condition of Designated Borrowers	115

ARTICLE XI. MISCELLANEOUS		115

11.1	Amendments, Etc	115
11.2	Notices; Effectiveness; Electronic Communication	119
11.3	No Waiver; Cumulative Remedies; Enforcement	121
11.4	Expenses; Indemnity; and Damage Waiver	122
11.5	Payments Set Aside	124
11.6	Successors and Assigns	124
11.7	Confidentiality	129
11.8	Set-off	130
11.9	Interest Rate Limitation	131
11.10	Counterparts	131
11.11	Integration	131
11.12	Survival of Representations and Warranties	131

11.13	Severability	131
11.14	[Reserved]	132
11.15	Replacement of Lenders	132
11.16	Governing Law	133
11.17	Service of Process on the Designated Borrowers	134
11.18	Waiver of Right to Trial by Jury	134
11.19	Judgment Currency	135
11.20	Obligations of Adtalem	135
11.21	Authorization of Collateral Documents	135
11.22	USA PATRIOT Act Notice	135
11.23	No Advisory or Fiduciary Responsibility	135
11.24	Electronic Execution of Assignments and Certain Other Documents	136
11.25	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	136

ARTICLE XII. COLLECTION ALLOCATION MECHANISM		137

12.1	Implementation of CAM	137
12.2	Letters of Credit	137
12.3	Provisions Solely to Effect Intercreditor Relationships	139
12.4	Application of this Article	139

SCHEDULES

1.1A	Existing Letters of Credit
2.1	Commitments and Pro Rata Shares
5.13	Subsidiaries and Other Equity Investments
5.18	IP Rights
7.1	Existing Liens
7.3	Existing Indebtedness
11.2	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS
Form of

A	Loan Notice
B	Swingline Loan Notice
C-1	Adtalem Note
C-2	Designated Borrower Note
D	Compliance Certificate
E	Assignment and Assumption
F-1	U.S. Subsidiary Guaranty
F-2	Offshore Guaranty
G	Security Agreement
H	Administrative Questionnaire
I	Designated Borrower Request
J	Designated Borrower Joinder Agreement
K	Secured Party Designation Notice
L	Notice of Loan Prepayment
v

CREDIT AGREEMENT

This CREDIT AGREEMENT (this “Agreement”) is entered into as of April 13, 2018, among Adtalem Global Education Inc., a Delaware corporation (“Adtalem”), certain Subsidiaries of Adtalem party hereto pursuant to Section 2.17 (each a “Designated Borrower” and together with Adtalem, each a “Borrower” and collectively the “Borrowers”), each Lender from time to time party hereto and BANK OF AMERICA, N.A., as Administrative Agent, Swingline Lender and L/C Issuer.

Adtalem has requested that the Lenders provide a senior credit facility for the purposes set forth herein, and the Lenders are willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I. DEFINITIONS AND

ACCOUNTING TERMS

1.1	Defined Terms.

“Accreditation” means the status of public recognition granted by any Accrediting Body to an educational institution that meets the Accrediting Body’s standards and requirements.

“Accrediting Body” means any entity or organization which engages in granting or withholding Accreditation or similar approval for private post-secondary schools and educational programs, in accordance with standards relating to the performance, operation, financial condition and/or educational quality of such schools and programs, including, without limitation, the Accrediting Commission for Career Schools and Colleges of Technology.

“Acquired Entity” means any Person or assets, as the case may be, acquired through an Acquisition.
“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the Equity Interests of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary before giving effect to such merger or consolidation, provided that Adtalem or the Subsidiary is the surviving entity).

“Administrative Agent” means Bank of America (or any of its designated branch offices or affiliates) in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.2 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify the Borrowers and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit H or any other form approved by the Administrative  Agent.

“Adtalem Guaranty” means the guaranty of Adtalem pursuant to Article X.

“Adtalem Note” means a promissory note made by Adtalem in favor of a Lender, substantially in the form of Exhibit C-1.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Agreement” has the meaning specified in the introductory paragraph hereto.
“Aggregate Revolving Commitments” means the Revolving Commitments of all the Revolving Lenders.      The initial amount of the Aggregate Revolving Commitments in effect on the Closing Date is
$300,000,000.
“Alternative Currency” means each of Euro, Sterling, Canadian Dollars, Australian Dollars and each other currency (other than Dollars) that is approved in accordance with Section 1.8; provided that for each Alternative Currency, such requested currency is an Eligible Currency.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Alternative Currency Sublimit” means an amount equal to the lesser of the Aggregate Revolving Commitments and $200,000,000. The Alternative Currency Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

“All-In Yield” means, as to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, original issue discount, upfront fees, a Eurocurrency Rate or Base Rate floor or otherwise, in each case, incurred or payable by the Borrowers generally to all lenders of such Indebtedness; provided that original issue discount and upfront fees shall be equated to interest rate assuming a 4-year life to maturity (or, if less, the stated life to maturity at the time of incurrence of the applicable Indebtedness); and provided, further, that “All-In Yield” shall not include arrangement, structuring, commitment, underwriting or other similar fees (regardless of whether paid in whole or in part to any lenders) not paid generally to all lenders of such Indebtedness.

“Applicable Rate” means (a) with respect to the Term B Loan, 3.00% per annum in the case of Eurocurrency Rate Loans and 2.00% per annum in the case of Base Rate Loans, and (b) with respect to Revolving Loans, Swingline Loans, Letter of Credit Fees and the commitment fee payable pursuant to Section 2.9(a), the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the  Administrative  Agent  pursuant  to  Section 6.2(b):

Applicable Rate
Pricing Level	Consolidated Leverage Ratio	Commitment Fee	Eurocurrency Rate Loans and Letters of Credit	Base Rate Loans
1	≥ 2.00:1	0.45%	2.75%	1.75%
2	≥ 1.00:1 but < 2.00:1	0.40%	2.25%	1.25%

3	< 1.00:1	0.35%	1.75%	0.75%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.2(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Revolving Lenders, Pricing Level 1 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered in accordance with Section 6.2(b), whereupon the Applicable Rate shall be adjusted based upon the calculation of the Consolidated Leverage Ratio contained in such Compliance Certificate. The Applicable Rate in effect from the Closing Date through the first Business Day immediately following the date a Compliance  Certificate  is  delivered pursuant to Section 6.2(b) for the fiscal quarter ending June 30, 2018 shall be determined based upon Pricing Level 2.

“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.6(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Attorney Costs” means and includes all reasonable and documented out-of-pocket fees, expenses and disbursements of any law firm or other external counsel.

“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital  lease.

“Audited Financial Statements” means the audited consolidated balance sheet of Adtalem and its Subsidiaries for the fiscal year ended June 30, 2017, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of Adtalem and its Subsidiaries, including the notes thereto.

“Australian Dollar” means the lawful currency of Australia.

“Auto-Extension Letter of Credit” has the meaning specified in Section 2.3(b)(iii).

“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Revolving Commitments pursuant to Section 2.6, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.2.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank of America” means Bank of America, N.A. and its  successors.

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et. seq.).

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time  to time by Bank of America as its “prime rate” and (c) the Eurocurrency Rate plus 1.0%; and if Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars and shall only be advanced to Borrowers maintaining a Dollar denominated deposit account in the United States.

“Base Rate Revolving Loan” means a Revolving Loan that is a Base Rate Loan.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Borrower” means Adtalem or the applicable Designated Borrower, as the context may   require.

“Borrower Materials” has the meaning specified in Section 6.2.   “Borrowers” has the meaning specified in the introductory paragraph hereto.

“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type, in the same currency, and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of  the Lenders pursuant to Section 2.1.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located and: (a) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day that is also a day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market; (b) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means a TARGET Day; (c) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and (d) if such day relates to any fundings, disbursements, settlements and payments in  a currency other than Dollars or Euro in respect of a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“CAM” shall mean the mechanism for the allocation and exchange of interests in the revolving loan and term loan facilities under this Agreement and collections thereunder established under Article XII.

“CAM Exchange” shall mean the exchange of the Lenders’ interests provided for in Section 12.1.

“CAM Exchange Date” shall mean the first date after the Closing Date on which there shall occur any event described in Section 8.1(f) or 8.1(g) with respect to any Borrower.

“CAM Percentage” shall mean, as to each Lender, a fraction, expressed as a decimal to nine (9) decimal places, of which (a) the numerator shall be the sum, without duplication of (i) the aggregate Designated Obligations owed to such Lender, plus, (ii) such Lender’s Pro Rata Share in the aggregate outstanding L/C Obligation and Swingline Loans, in each case, immediately prior to the CAM Exchange Date, and (b) the denominator shall be the sum, without duplication, of (x) the aggregate Designated Obligations owed to all the Lenders, plus, (y) the aggregate outstanding L/C Obligations and Swingline Loans, in each case, immediately prior to such CAM Exchange Date. For purposes of computing each Lender’s CAM Percentage, all Obligations which shall be denominated in an Alternative Currency shall,  for purposes of this calculation, be deemed converted into its Dollar Equivalent on the CAM Exchange Date.

“CAM Tranche” means a category of Commitments and extensions of credit thereunder; provided that, each of the following shall comprise a separate CAM Tranche: (i) Letters of Credit issued for the account of, and the Swingline Loans and Revolving Loans made to, Adtalem, (ii) Letters of Credit issued for the account of, and Revolving Loans made to, any Designated Borrower, (iii) the Term B Loans, (iv)  the Incremental Tranche A Term Loans (if any) and (v) the Incremental Tranche B Term Loans (if any).

“Canadian Dollar” and “C$” mean the lawful currency of Canada.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuer or the Lenders, as collateral for L/C Obligations or obligations of the Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and the L/C Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds  of such cash collateral and other credit support.

“Cash Management Agreement” means any agreement that is not prohibited by the terms hereof to provide treasury or cash management services, including deposit accounts, overnight draft, credit cards, debit  cards,  p-cards  (including  purchasing  cards  and  commercial  cards),  funds  transfer,    automated

clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management   services.
“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation   or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a)            any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all Equity Interests that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the Equity Interests of Adtalem entitled to vote for members of the board of directors or equivalent governing body of Adtalem on a fully-diluted basis (and taking into account all such Equity Interests that such person or group has the right to acquire pursuant to any option right);

(b)            during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of Adtalem cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or

(c)            Adtalem fails to own and control, directly or indirectly, 100% of the outstanding Equity Interests (other than (i) directors’ qualifying shares and (ii) shares issued to foreign nationals to the extent required by applicable Law) of any Designated Borrower.

“Closing Certificate” has the meaning specified in Section 4.1(a)(xii). “Closing Date” means April 13, 2018.

“Code” means the Internal Revenue Code of 1986, as amended.

“Cohort Default Rate” shall have the meaning as provided in 34 C.F.R. Section 668 Subpart M.

“Collateral” means a collective reference to all property with respect to which Liens in favor of the Administrative Agent are purported to be granted pursuant to and in accordance with the Collateral Documents.

“Collateral Documents” means a collective reference to the Security Agreement and other security or pledge agreements or documents as may be executed and delivered by any Loan Party pursuant to the terms of Section 6.13 or any of the Loan Documents.

“Commitment” means, as to each Lender, the Revolving Commitment of such Lender and/or the Term B Loan Commitment of such Lender, and shall include, as the context requires, any unfunded commitment of such Lender to fund any portion of an Incremental Term  Loan.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, for any period, for Adtalem and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period,  plus

(a)            the following to the extent deducted in calculating such Consolidated Net Income:

(i)  Consolidated Interest Charges for such period, (ii) the provision for federal, state, local and foreign income taxes based on or measured by income used or included in the determination of such Consolidated Net Income, (iii) the amount of depreciation and amortization expense deducted in determining such Consolidated Net Income, (iv) all non-cash expenses incurred for the issuance of employee stock options and other stock based compensation in accordance with Financial Accounting Standards Board Statement No. 123 (revised 2004), (v) all non-cash and nonrecurring charges, (vi) transaction costs and expenses incurred in connection with any consummated capital markets transaction, including any Permitted Acquisition (and any financing thereof, whether or not successful), Investment, issuance of Equity Interests or issuance of Indebtedness, in each case   to the extent permitted by this Agreement, and (vii) cash or non-cash charges, payments, costs, expenses, or losses relating to the DVU Divestiture or the restructuring, closure or consolidation of schools, lease terminations, severance and relocation with respect to the personnel, assets and operations of Adtalem and its Subsidiaries in an aggregate amount not to exceed (A) $40,000,000 during any twelve month period ending on or prior to March 31, 2021 and (B) $30,000,000 during any twelve month period ending after March 31, 2021, minus

(b)            to the extent included in such Consolidated Net Income, all nonrecurring and non- cash gains for such period.

For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each such period, a “Reference Period”), (i) if at any time during such Reference Period, Adtalem or any of its Subsidiaries shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period, or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period, and (ii)    if during such Reference Period Adtalem or any of its Subsidiaries shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving Pro Forma Effect thereto.

“Consolidated EBITR” means, for any period, for Adtalem and its Subsidiaries on a consolidated basis, an amount equal to Consolidated EBITDA for such period (calculated without  giving effect to the  last sentence of the definition thereof), minus (i) the amount of depreciation and amortization expense deducted in the determination of Consolidated Net Income for such period, plus (ii) Consolidated Rental Payments deducted in the determination of Consolidated Net Income for such period.

“Consolidated Excess Cash Flow” means, for any period for Adtalem and its Subsidiaries on a consolidated basis, an amount equal to the sum of (a) Consolidated EBITDA for such period minus (b) capital expenditures (other than to the extent financed with non-revolving Indebtedness) for such period minus (c) the cash portion of Consolidated Interest Charges for such period minus (d) cash taxes paid during such period minus (e) all scheduled payments of principal on Consolidated Funded Indebtedness for such period minus (f) the amount of all cash charges, payments, costs, losses or expenses (including  those relating to the DVU Divestiture) added back to Consolidated Net Income in arriving at Consolidated EBITDA for such period minus (g) to the extent not deducted in the calculation of Consolidated Net Income for such period, the amount of Restricted Payments made pursuant to Section 7.6(c) during such period, minus (h) all prepayments of Consolidated Funded Indebtedness (other than the Loans) during such period (excluding those prepayments made with the proceeds of non-revolving Indebtedness) minus (i) the aggregate amount actually paid by Adtalem and its Subsidiaries in cash during such period on account of Permitted Acquisitions (but excluding any portion financed with non-revolving Indebtedness), plus (j) the amount of all cash extraordinary income or gains excluded from Consolidated Net Income for such period.

“Consolidated Fixed Charge Coverage Ratio” means as of any date of determination, the ratio  of:

(a)            Consolidated EBITR for the period of the four fiscal quarters then most recently ended, to

(b)            the sum of (i) all dividends paid in cash by Adtalem or its Subsidiaries to Persons other than Adtalem and its Subsidiaries during such period, plus (ii) Consolidated Interest Charges paid or required to be paid during such period (reduced by amounts received from Cogswell Education LLC to reimburse Adtalem and its Subsidiaries for any letter of credit fees incurred by Adtalem and its Subsidiaries in connection with the Letter of Credit issued in connection with the DVU Divestiture), plus (iii) all Consolidated Rental Payments of Adtalem and its Subsidiaries during such period.

“Consolidated Funded Indebtedness” means, as of any date of determination, for Adtalem and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all obligations (whether direct or contingent) arising under standby letters of credit, bankers’ acceptances, bank guaranties, surety bonds (but only to the extent such surety bonds exceed $10,000,000 in the aggregate) and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than Adtalem or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which Adtalem or a Subsidiary is a general partner or joint ventures, unless such Indebtedness is expressly made non-recourse to Adtalem or such  Subsidiary.

“Consolidated Interest Charges” means, for any period, for Adtalem and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and   related expenses of Adtalem and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of Adtalem and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended.

“Consolidated Net Income” means, for any period, for Adtalem and its Subsidiaries on a consolidated basis, the net income of Adtalem and its Subsidiaries (excluding extraordinary items) for that period.

“Consolidated Net Worth” means, as of any date of determination, for Adtalem and its Subsidiaries on a consolidated basis, Shareholders’ Equity of Adtalem and its Subsidiaries on that  date.

“Consolidated Rental Payments” means, for any period, for Adtalem and its Subsidiaries, all payments under all operating leases (including subleases but excluding payments under (i)  Synthetic Leases, (ii) incremental rental payments made in connection with relocating facilities relating to Hurricane Irma and Hurricane Maria and (iii) leases of student housing so long as the terms thereof do not exceed 18 months, and the aggregate payments under all such student housing leases do not exceed $5,000,000 in any period of four consecutive fiscal quarters) and reduced by any sublease payments received from Cogswell Education LLC in connection with the DVU Divestiture.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” has the meaning specified in the definition of “Affiliate.”

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit  Extension.

“CRR” means the Council Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012.

“Debt Issuance” means the issuance by Adtalem or any Subsidiary of any Indebtedness other than Indebtedness permitted under Section 7.3.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions (including any applicable foreign jurisdictions) from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of  Default.

“Default Rate” means (a) with respect to any Obligation for which a rate is specified, a rate per annum equal to two percent (2%) in excess of the rate otherwise applicable thereto and (b) with respect to any Obligation for which a rate is not specified or available, a rate per annum equal to the Base Rate    plus the Applicable Rate for Base Rate Revolving Loans plus two percent (2%), in each case, to the fullest extent permitted by applicable Law.

“Defaulting Lender” means, subject to Section 2.16(d), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and Adtalem in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified Adtalem, the Administrative Agent, the L/C Issuer or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or Adtalem, to confirm in writing to the Administrative Agent and Adtalem that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to  be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and Adtalem), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company  thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(d)) as  of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to Adtalem, the L/C Issuer, the Swingline Lender and each other Lender promptly following such determination.

“Designated Borrower” has the meaning specified in the introductory paragraph hereto. “Designated Borrower Joinder Agreement” has the meaning specified in Section 2.17.

“Designated Borrower Note” means a promissory note made by the applicable Designated Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the  form  of Exhibit C-2.

“Designated Borrower Request” has the meaning specified in Section 2.17.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Designated Obligations” means all Obligations of the Loan Parties in respect of accrued and unpaid principal of and interest on the Loans (excluding the Swingline Loans) and all fees required to be paid hereunder, in each case, whether or not the same shall at the time of any determination be due and payable under the terms of the Loan Documents.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (excluding any Sale and Leaseback transactions) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“DOE” means the United States Department of Education and any successor agency administering federal student financial assistance under Title IV.

“DOE Ratio” means Adtalem’s composite score as of any fiscal year end, as determined by the Secretary of the DOE pursuant to Section 668.172 of 34 C.F.R.

“Dollar” and “$” mean lawful money of the United  States.
“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.
“DVU Divestiture” means the sale by the Company of DeVry University, Inc., DeVry/New York, Inc., and their respective Subsidiaries pursuant to the DVU Purchase Agreement in effect on the Closing Date.

“DVU Purchase Agreement” means that certain Stock Purchase Agreement, dated as of December 4, 2017, among the Company and Cogswell Education  LLC.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 11.6(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 11.6(b)(iii)).

“Eligible Currency” means any lawful currency other than Dollars that is readily available, freely transferable and convertible into Dollars in the international interbank market available to the applicable Lenders in such  market and  as to which  a Dollar  Equivalent  may  be  readily calculated.   If,  after     the

designation by the Revolving Lenders of any currency as an Alternative Currency, any change in currency controls or exchange regulations or any change in the national or international financial, political or economic conditions are imposed in the country in which such currency is issued, result in, in the reasonable opinion of the Administrative Agent (in the case of any Loans to be denominated in an Alternative Currency) or the L/C Issuer (in the case of any Letter of Credit to be denominated in an Alternative Currency), (a) such currency no longer being readily available, freely transferable and convertible into Dollars, (b) a Dollar Equivalent is no longer readily calculable with respect to such currency, (c) providing such currency is impracticable for the Revolving Lenders or (d) no longer a currency in which the Required Revolving Lenders are willing to make such Credit Extensions (each of (a), (b), (c), and (d) a “Disqualifying Event”), then the Administrative Agent shall promptly notify the Revolving Lenders and Adtalem, and such country’s currency shall no longer be an Alternative Currency until such time as the Disqualifying Event(s) no longer exist. After receipt of such notice from the Administrative Agent, the Borrowers shall repay all Loans in such currency to which the Disqualifying Event applies or convert such Loans into the Dollar Equivalent of Loans in Dollars which repayments or conversions, to the extent the Revolving Lenders are lawfully permitted to maintain such Loans until the end of the applicable Interest Period, shall be made at the end of the Interest Period applicable to such Loans, subject to the other terms contained herein.
“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those  related to hazardous substances or wastes,  air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Adtalem, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to  time.

“ERISA” means the Employee Retirement Income Security Act of  1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common  control with Adtalem within the meaning of Section 414(b) or (c) of the Code    (and  Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of Adtalem or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Adtalem or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate a Pension Plan under Section 4041(c) of ERISA, (e) the institution by the PBGC of proceedings to terminate a Pension Plan under Section 4042 of ERISA; (f) any event or condition which would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Section 430 of the Code or Section 303 of ERISA or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Adtalem or any ERISA Affiliate.

“Euro” and “EUR” mean the single currency of the Participating Member States.

“Eurocurrency Rate” means,

(a)            for any Interest Period with respect to a Eurocurrency Rate Loan:

(i)            in the case of Eurocurrency Rate Loan denominated in a LIBOR Quoted Currency, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a successor or, if any such rate is not available at such time for any reason, comparable rate, which successor or comparable rate is approved by the Administrative Agent, in any case, as published by Bloomberg (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “LIBOR Rate”) at or about 11:00 a.m. (London time) on the Rate Determination Date, for deposits in the relevant currency with a term equivalent to such Interest Period;

(ii)            in the case of Eurocurrency Rate Loan denominated in Canadian Dollars, the rate per annum equal to the Canadian Dealer Offered Rate (“CDOR”), or a successor or, if any such rate is not available at such time for any reason, comparable rate, which successor or comparable rate is approved by the Administrative Agent, in any case, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “CDOR Rate”) at or about 10:00a.m. (Toronto, Ontario time) on the Rate Determination Date with a term equivalent to such Interest Period;

(iii)            in the case of a Eurocurrency Rate Loan denominated in Australian Dollars, the rate per annum equal to the Bank Bill Swap Reference Bid Rate (“BBSY”), or a successor or, if any such rate is not available at such time for any reason, comparable rate, which successor or comparable rate is approved by the Administrative Agent, in any case, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 10:30 a.m. (Melbourne, Australia time) on the Rate Determination Date with a term equivalent to such Interest Period; and

(iv)            in the case of any other Eurocurrency Rate Loan denominated in a Non- LIBOR Quoted Currency (other than those specified above), the rate designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the Lenders pursuant to Section 1.8; and

(b)            for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the LIBOR Rate, at about 11:00 a.m., London time determined two Business Days prior to such date for Dollar deposits for a term of one month commencing that day;

provided that (i) to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied as otherwise reasonably determined by the Administrative Agent and (ii) if the Eurocurrency Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on clause (a) of definition of “Eurocurrency Rate.” Eurocurrency Rate Loans may be denominated in Dollars or in an Alternative Currency. All Loans denominated in an Alternative Currency must be Eurocurrency Rate Loans.

“Event of Default” has the meaning specified in Section 8.1.

“Excluded Account” means (i) any account used solely by any Loan Party to disburse payroll and benefits, (ii) any fiduciary accounts used solely to administer benefit plans or pay withholding taxes, (iii) account used solely to hold funds in trust for third parties and (iv) accounts used solely to hold (A) funds received by a Loan Party from federal student financial aid programs under Title IV, including pursuant to 34 C.F.R. 668.163 (or any successor regulation) or 34 C.F.R. 668.161(b), and (B) funds received by a Loan Party from any similar federal or state student financial aid program.

“Excluded Property” means, with respect to any Loan Party, (a) any owned or leased real property,

(b) any IP Rights for which a perfected Lien thereon is not effected either by filing of a Uniform Commercial Code financing statement or by appropriate evidence of such Lien being filed in either the United States Copyright Office or the United States Patent and Trademark Office, (c) any personal property (other than personal property described in clause (b) above and Equity Interests of any Subsidiary to the required to be pledged to secure the Obligations pursuant to Section 6.13) for which the attachment or perfection of a Lien thereon is not governed by the Uniform Commercial Code, (d) the Equity Interests of any Subsidiary to the extent not required to be pledged to secure the Obligations pursuant to Section 6.13(a) or 6.13(b), (e) any property which, subject to the terms of Section 7.9, is subject to a Lien of the type described in Section 7.1(i) pursuant to documents which prohibit such Loan Party from granting any other Liens in such property, (f) any lease, license, contract, property rights or agreement to which any Loan  Party is a party or any of its respective rights or interests therein if and for so long as the grant of a security interest therein shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, right, title or interest of any Loan Party therein or (ii) a breach or termination pursuant to the terms  of, or a default under, any such lease, license, contract, property rights or agreement or under applicable law (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law); provided, however, that a security interest shall attach immediately (and such lease, license, contract, property rights or agreement shall immediately cease to be Excluded Property) at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied, and, to the extent severable, shall attach immediately to any portion of such lease, license, contract, property rights or agreement (and such portion of such lease, license, contract, property rights or agreement shall immediately cease to be Excluded Property) that does not result in any of the consequences specified in the foregoing subclauses (i) or (ii), (g) Excluded Accounts, (h) any treasury stock of Adtalem that has not yet been retired and (i) other assets for which the cost of obtaining or perfecting a security interest exceeds the benefit or value to the Lenders of obtaining or perfecting such security interests, as determined by the Administrative Agent in its sole discretion. The proceeds of any of the foregoing shall not constitute “Excluded Property” except to the extent that such proceeds otherwise constitute “Excluded Property”.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Loan Party of, or the grant under a Loan Document by such Loan Party of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is orbecomes illegal under the Commodity Exchange Act (or the application or official interpretation thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to any applicable “keepwell” provisions in any Loan Document and any and all guarantees of such Loan Party’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Loan Party, or grant by such Loan Party of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply to only the portion of such Swap Obligation that is attributable to Swap Contracts for which such Guaranty or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes,  and branch profits Taxes, in each case, (i) imposed   as a result of such Recipient being organized under  the Laws of, or having its principal office or, in the  case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S.  federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect  to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by Adtalem under Section 11.15) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.1, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.1(e) and (d) any withholding Taxes imposed under FATCA.

“Existing Letters of Credit” means the Letters of Credit listed in Schedule 1.1A regardless of whether or not the account party is Adtalem (it being understood that for purposes of this Agreement, Adtalem shall be deemed to be the account party with respect to all Existing Letters of Credit).
“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published  by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that
(a)    if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent and (c) if the Federal Funds Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Fee Letter” means the letter agreement, dated March 2, 2018 among Adtalem, the Administrative Agent and MLPFS.

“Financial Covenants” means the covenants set forth in Section 7.15.

“Foreign Lender” means (a) if a Borrower is a U.S. Person, a Lender that is not a U.S. Person,  and (b)          if a Borrower is not a U.S. Person, a Lender that is resident or organized under the Laws of a jurisdiction other than that in which such Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Prepayment Event” has the meaning specified in Section 2.5(c).

“FRB” means the Board of Governors of the Federal Reserve System of the United  States.
“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Pro Rata Share of the Outstanding Amount of all outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Pro Rata Share of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantor” means any U.S. Guarantor and any Offshore  Guarantor.

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable  or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed  by such Person.      The amount  of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith; provided, however, with respect to any Guarantee described in clause (b) above, to the extent the Indebtedness or obligation secured thereby has not been assumed by the guarantor or is nonrecourse to the guarantor, the amount of such Guarantee shall be deemed to be an amount equal to the lesser of the fair market value of the assets subject to such Lien or the Indebtedness or obligation secured thereby. The term “Guarantee” as a verb has a corresponding meaning.

“Guaranteed Obligations” has the meaning specified in Section  10.1.

“Guaranty” means any U.S. Subsidiary Guaranty and any Offshore Guaranty.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“HEA” means the Higher Education Act of 1965, as amended.

“Honor Date” has the meaning specified in Section 2.3(c).

“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements delivered under or referred to herein.

“Immaterial Subsidiary” means, as of any date of determination, any Subsidiary which (i) has assets which (together with the assets of its Subsidiaries) do not exceed 5% of the consolidated assets of Adtalem and its Subsidiaries as of the end of the most recent fiscal period for which financial statements were delivered pursuant to Section 6.1(a) or 6.1(b), and (iv) together with its Subsidiaries, does not represent more than 5% of the Consolidated EBITDA of Adtalem and its Subsidiaries as of the end of the most recent fiscal period for which financial statements were delivered pursuant to Section 6.1(a) or 6.1(b).

“Incremental Facility Amendment” has the meaning specified in Section 2.14. “Incremental Facility Loans” has the meaning specified in Section 2.14.

“Incremental  Request”  has  the  meaning  specified  in  Section  2.14. “Incremental Revolving Commitments” has the meaning specified in Section 2.14.

“Incremental Revolving Loans” has the meaning specified in Section 2.14. “Incremental Term Facility” has the meaning specified in Section 2.14.

“Incremental Term Loans” has the meaning specified in Section 2.14. “Incremental Tranche A Term Loan” has the meaning specified in Section 2.14.

“Incremental Tranche B Term Loan” has the meaning specified in Section  2.14.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with  GAAP:

(a)            all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)            all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds (but only to the extent that such surety bonds exceed $10,000,000 in the aggregate) and similar instruments;

(c)	net obligations of such Person under any Swap Contract;

(d)            all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

(e)            indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)	capital leases and Synthetic Lease Obligations; and

(g)	all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date. The amount of any Indebtedness described in clause (e), if such Indebtedness has not been assumed or is limited in recourse to the property subject to such Lien, shall be deemed to be an amount equal to the lesser of the fair market value of the such property or the Indebtedness secured thereby.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and
(b)	to the extent not otherwise described in clause (a), Other Taxes. “Indemnitees” has the meaning set forth in Section 11.4(b).

“Insolvency Regulation” means the Council Regulation (EC) No. 1346/2000 29 May 2000 on Insolvency Proceedings.

“Interest Payment Date” means, (a) as to any Eurocurrency Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date applicable thereto; provided, however, that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swingline Loan), the last Business Day of each March, June, September and December and the Maturity Date applicable thereto.

“Interest Period” means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the  date  one  week  (in the case  of Revolving Loans only)  or  one,  two,  three  or  six   months thereafter (in each case, subject to availability), as selected by the applicable Borrower in its Loan Notice provided that:

(i)            any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii)            any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii)            no Interest Period shall extend beyond the Maturity Date applicable to such Eurocurrency Rate Loan.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or  a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IP Rights” has the meaning set forth in Section 5.18.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and Adtalem (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of  law.

“L/C Advance” means, with respect to each Revolving Lender, such Revolving Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.  All L/C Advances shall  be denominated in Dollars.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing. All L/C Borrowings shall be denominated in Dollars.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means Bank of America, through itself or through one of its designated Affiliates or branch offices, in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.10. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter  of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“L/C Reserve Account” has the meaning specified in Section 12.2(b).
“Lead Arrangers” means MLPFS, Bank of Montreal, Fifth Third Bank and PNC Capital Markets LLC in their respective capacities as joint lead arrangers and joint bookrunners.

“Lender” means each of the Persons identified as a “Lender” on the signature pages hereto, each other Person that becomes a “Lender” in accordance with this Agreement and their successors and assigns and, as the context requires, includes the L/C Issuer and the Swingline   Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such  in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrowers and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.

“Letter of Credit” means any standby letter of credit issued hereunder and shall include the Existing Letters of Credit.  Letters of Credit may be issued in Dollars or in an Alternative Currency.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.3(h).

“Letter of Credit Sublimit” means an amount equal to $100,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

“LIBOR” has the meaning specified in the definition of Eurocurrency Rate.

“LIBOR Quoted Currency” means Dollars, Euro and Sterling, in each case as long as there is a published LIBOR rate with respect thereto.

“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“LIBOR Successor Rate” has the meaning specified in Section  3.7.

“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines in consultation with Adtalem).

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

“Limited Condition Acquisition” means any Permitted Acquisition by one or more of the Loan Parties or their Subsidiaries whose consummation is not conditioned on the availability of, or on obtaining, third-party financing and which is consummated no more than one hundred eighty (180) days after the applicable Limited Condition Acquisition Agreement date is executed and effective.

“Limited Condition Acquisition Agreement” has the meaning specified in Section 1.11.

“Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a Revolving Loan, a Term Loan or a Swingline Loan, and shall include as the context requires, any Incremental Facility Loan or Refinancing Loan.

“Loan Documents”  means this Agreement, each Note, each Issuer  Document, the Fee Letter,  the U.S. Guaranty, each Offshore Guaranty, each Designated Borrower Joinder Agreement, the Collateral Documents, each Incremental Facility Amendment, each Refinancing Amendment and each Loan Modification Agreement.

“Loan Modification Agreement” has the meaning set forth in Section 11.1.
“Loan Notice” means a notice of (a) a Borrowing of Loans (other than Swingline Loans), (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.2(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent) appropriately completed and signed by a Responsible Officer of the applicable Borrower.

“Loan Parties” means, collectively, the Borrowers and the Guarantors.

“Mandatory Cost” means any amount incurred periodically by any Lender during the term of this Agreement which constitutes fees, costs or charges imposed on lenders generally in the jurisdiction in which such Lender is domiciled, subject to regulation or has its Lending Office by any Governmental Authority which are applicable to the Credit Extensions and such Lender’s Lending Office.

“Master Agreement” has the meaning specified in the definition of “Swap Contract.”

“Material Acquisition” means any Permitted Acquisition or series of related Acquisitions that (a) constitutes (i) assets comprising all or substantially all or any significant portion of a business or operating unit of a business, or (ii) all or substantially all of the common stock or other Equity Interests of an entity, and  (b)  involves the  payment  of cash  consideration by  Adtalem or any  of its Subsidiaries in excess  of $10,000,000.

“Material Adverse Effect” means (a) a material adverse effect on the business, assets, properties, liabilities (actual or contingent), operations or condition (financial or otherwise) of Adtalem and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Loan Parties, taken as a whole, to perform their obligations under this Agreement and the Loan Documents; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrowers and the other Loan Parties of this Agreement and the Loan Documents.

“Material Disposition” means any Disposition or series of related Dispositions of property that yields gross proceeds to Adtalem or any of its Subsidiaries in excess of $10,000,000.
“Maturity Date” means (a) as to the Revolving Loans, Swingline Loans and Letters of Credit (and the related L/C Obligations), April 13, 2023 and (b) as to the Term B Loan, April 13, 2025; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting  of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 103% of the Fronting Exposure of the L/C Issuer with respect  to Letters of Credit issued and outstanding at such time, (b) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.15(a)(i), (a)(ii) or (a)(iii), an amount equal to 103% of the Outstanding Amount of all L/C Obligations, and (c) otherwise, an amount determined by the Administrative Agent and the L/C Issuer in their sole discretion.

“MLPFS” means Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement), in its capacity as joint lead arranger and joint  bookrunner.

“Moody’s”  means  Moody’s  Investors  Service,  Inc.  and  any  successor  thereto. “Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3)
of ERISA, to which Adtalem or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Cash Proceeds” means the aggregate cash or cash equivalents proceeds received by Adtalem or any Subsidiary in respect of any Disposition, Debt Issuance or Recovery Event, net of (a) direct costs or expenses incurred in connection therewith (including legal, accounting and investment banking fees, and sales commissions), (b) taxes paid or reasonably estimated to be payable as a result thereof, (c) in the case of any Disposition or any Recovery Event, the amount necessary to retire any Indebtedness secured by aPermitted Lien (ranking senior to any Lien of the Administrative Agent) on the related property and (d) in the case of a Disposition, any reserve established, in accordance with GAAP, in respect of (x) any potential adjustment in the sale price of such asset or assets and (y) any liabilities associated with such assets or asset and retained by the Borrowers or any Subsidiary after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or  with respect to any indemnification obligations associated with such Disposition (provided that, upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any such reserve, the amount of such reserve shall constitute Net Cash Proceeds); it being understood that “Net Cash Proceeds” shall include any cash or cash equivalents received upon the sale or other disposition of any non-cash consideration received by Adtalem or any Subsidiary in any Disposition, Debt Issuance or Recovery Event; provided, however, for the avoidance of doubt Net Cash Proceeds shall not include earnout payments relating to the DVU Divestiture.

“Net Institutional Student Loans” means loans to students made under Adtalem’s institutional loan program net of allowances for credit losses.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.1 and (b) has been approved by the Required Lenders, the Required Pro Rata Facilities Lenders, the Required Revolving Lenders or the Required Term B Lenders, as applicable.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at  such time.

“Nonextension Notice Date” has the meaning specified in Section 2.3(b)(iii).

“Non-LIBOR Quoted Currency” means any currency other than a LIBOR Quoted Currency.

“Note” means a promissory note made by a Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit C-1 in the case of Adtalem or Exhibit C-2 in the case of a Designated Borrower.

“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit L or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the applicable Borrower.

“Obligations” means (i) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit,
(ii)          all debts, liabilities, obligations, covenants and duties of any Loan Party or any Subsidiary arising under any Specified Swap Contract and (iii) all debts, liabilities, obligations, covenants and duties of any Loan Party or any Subsidiary arising under any Specified Cash Management Agreement, in the case of each of clauses (i), (ii) and (iii), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided, however, that the “Obligations” of   a Loan Party shall exclude any Excluded Swap Obligations with respect to such Loan Party.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Offshore Guarantor” means each Subsidiary of, or direct or indirect parent of, a Designated Borrower which has executed and delivered to the Administrative Agent an Offshore Guaranty and has not been released in accordance with the Loan Documents.

“Offshore Guaranty” means a guaranty substantially in the form of Exhibit  F-2.

“Offshore Subsidiary” means any Subsidiary which is not a U.S.  Subsidiary.
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any Offshore jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan  or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 11.15).

“Other Term Loans” has the meaning specified in Section 2.14.

“Outstanding Amount” means (i) with respect to Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of Unreimbursed Amounts or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the L/C Issuer, or the Swingline Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would    be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Participant” has the meaning specified in Section 11.6(d). “Participant Register” has the meaning specified in Section 11.6(d).

“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by Adtalem or any ERISA Affiliate or to which Adtalem or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple  employer  or  other  plan  described  in  Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permitted Acquisition” means an Acquisition which meets each of the following conditions:

(i)            such Acquisition is non-hostile (i.e., the prior written consent or approval to such Acquisition of the board of directors or equivalent governing body of the Acquired Entity is obtained);

(ii)            the Acquired Entity represents a division, a line of business or a business unit of any Person substantially the same as or related or incidental to the lines of business carried on by Adtalem and its Subsidiaries or reasonable extensions thereof;

(iii)            if the Acquired Entity is an accredited, Title IV eligible institution and the total consideration for the Acquisition exceeds $25,000,000, such Acquired Entity is in good standing with all applicable material accrediting agencies (it being understood that, for purposes hereof, an Acquired Entity shall be deemed not to be in good standing if it shall have received an order, notice or other decision from an accrediting agency in a jurisdiction in which such Acquired Entity provides post-secondary education, to the effect that the authority of such Acquired Entity to provide postsecondary education in such jurisdiction is or will be withdrawn, revoked or terminated);

(iv)            immediately before and after giving effect to such Acquisition, (a) no Event of Default shall exist, and (b) the Financial Covenants, determined on a Pro Forma Basis, shall not exceed the limits specified in Section 7.15; and

             (v)         if   such   Acquisition   is   for   aggregate   consideration   in   excess   of $75,000,000, Adtalem shall have delivered to the Administrative Agent a certificate of a Senior Responsible Officer satisfactory to the Administrative Agent to the effect of the matters set forth in clauses (ii) through (iv) above (it being understood that such certificate shall include reasonable calculations supporting the matters set forth therein).

“Permitted Lien” means a Lien permitted by Section 7.1.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by Adtalem or, with respect to any such plan that is subject  to Section 412 of the  Code  or  Title IV of ERISA, any ERISA Affiliate.

“Platform” has the meaning specified in Section 6.2.

Pro Forma Basis” and “Pro Forma Effect” means, in respect of a Specified Transaction, that such Specified Transaction and the following transactions in connection therewith (to the extent applicable) shall be deemed to have occurred as of the first day of the applicable four fiscal quarter period for the applicable covenant or requirement: (a)(i) with respect to any Disposition, income statement and cash flow statement items (whether positive or negative) attributable to the Person or property disposed of shall be excluded, and (ii) with respect to any Acquisition or Investment, income statement and cash flow statement items (whether positive or negative) attributable to the Person or property acquired shall be included to the extent relating to any period applicable in such calculations to the extent (A) such items are not otherwise included in such income statement items for Adtalem and its Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in Section 1.1, and (B) such items are supported by financial statements or other information reasonably satisfactory to the Administrative Agent, (b) any retirement of Indebtedness, and (c) any incurrence or assumption of Indebtedness by Adtalem or any of its Subsidiaries (and if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination).

“Pro Rata Share” means, with respect to each Lender at any time, (a) with respect to such Lender’s Revolving Commitment at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Revolving Commitments represented by such Lender’s Revolving Commitment at such time; provided that if the commitment of each Revolving Lender to make Revolving Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.2 or if the Aggregate Revolving Commitments have expired, then the Pro Rata Share of each Revolving Lender shall be determined based on the Pro Rata Share of such Lender most recently in effect, giving effect to any subsequent assignments, and (b) with respect to such Lender’s portion of any outstanding Term Loan at any time, the percentage (carried out to the ninth decimal place) of the outstanding principal amount of such Term Loan held by such Lender at such time. The initial Applicable Percentage of each Lender is set forth opposite the name of  such Lender on Schedule 2.1 or in the Assignment and Assumption or other documentation pursuant to which such Lender becomes a party hereto, as applicable. The Pro Rata Shares shall be subject to adjustment as provided in Section 2.16.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 6.2.

“Put/Call Option” shall mean, as applicable, either the Put Option or the Call Option under and as defined in that certain Shareholders Agreement, dated as of June 10, 2013, by and between Global Education International B.V. and management of DeVry Educacional Do Brasil  S.A.

“Qualified  ECP  Guarantor”  means,  at  any time,  each  Loan  Party  with  total  assets exceeding $10,000,000  or  that  qualifies at  such  time  as an “eligible  contract  participant” under  the  Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Rate Determination Date” means two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such other day as otherwise reasonably determined by the Administrative Agent).

“Recipient” means (a) the Administrative Agent, (b) any Lender, (c) any L/C Issuer, or (d) any other recipient of any payment to be made by or on account of any Loan Party hereunder, as applicable

“Recovery Event” means any casualty loss of, damage to or destruction of, or any condemnation or other taking for public use of, any property of Adtalem or any Subsidiary.

“Refinancing Amendment” means an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and Adtalem, executed by each of (a) the Loan Parties,
(b) the Administrative Agent and (c) each Lender that agrees to provide any portion of the Refinancing Loans being incurred pursuant thereto.

“Refinancing Loans” means one or more tranches of Loans that result from a Refinancing Amendment.
“Register” has the meaning set forth in Section 11.6(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty-day notice period has been waived.

“Repricing Event” has the meaning set forth in Section 2.5(d).

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Loans (other than Swingline Loans), a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swingline Loan, a Swingline Loan Notice.

“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided that the amount of any participation in any Swingline Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swingline Lender or L/C Issuer, as the case may be, in making such determination.

“Required Pro Rata Facilities Lenders” means, at any time, Lenders holding in the aggregate more than 50% of the sum of (a) the Aggregate Revolving Commitments at such time (or, if the Revolving Commitment of each Lender have been terminated pursuant to Section 8.2, Lenders holding in the aggregate more than 50% of the Total Revolving Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swingline Loans being deemed “held”  by such Lender for purposes of this definition)) plus (b) the unfunded commitments in respect of any

Incremental Tranche A Term Loans at such time, plus (c) the outstanding Incremental Tranche A Term Loans. The unfunded Commitments of, and the outstanding Loans, L/C Obligations and participations therein held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Pro Rata Facilities Lenders; provided that the amount of any participation in any Swingline Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swingline Lender or L/C Issuer, as the case may be, in making such determination.

“Required Revolving Lenders” means, at any time, Lenders having more than 50% of the Aggregate Revolving Commitments at such time (or, if the Revolving Commitment of each Lender has been terminated pursuant to Section 8.2, Lenders holding in the aggregate more than 50% of the Total Revolving Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swingline Loans being deemed “held” by such Lender for purposes of this definition)). The unfunded Revolving Commitments of, and the outstanding Revolving Loans, L/C Obligations and participations therein held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders; provided that the amount of any participation in any Swingline Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swingline Lender or L/C Issuer, as the case may be, in making such   determination.

“Required Term B Lenders” means, at any time, Lenders holding in the aggregate more than 50% of the sum of (a) the outstanding Term B Loans and the Incremental Tranche B Term Loans, plus (b) the unfunded commitments in respect of any Incremental Tranche B Term Loans at such time. The unfunded Commitments of, and the outstanding Loans therein held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Term B Lenders.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party, and, solely for purposes of the delivery of incumbency certificates, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. To the extent requested by the Administrative Agent, each Responsible Officer will provide an incumbency certificate and appropriate authorization documentation, in form and substance reasonably satisfactory to the Administrative Agent.

“Restricted Payment” means any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interest or of any option, warrant or other right to acquire any such Equity Interest.

“Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a Eurocurrency Rate Loan denominated in an Alternative Currency, (ii) each date of a continuation of a Eurocurrency Rate Loan denominated in an Alternative Currency pursuant to Section 2.2, and (iii) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance, amendment or extension of a Letter of Credit denominated in an Alternative Currency, (ii) each date of any payment by the L/C Issuer under any Letter of Credit denominated in an Alternative Currency, and (iii) such additional dates as the Administrative Agent or the L/C Issuer shall determine or the Required Lenders shall require.

“Revolving Commitment” means, as to each Lender, its obligation to (a) make Revolving Loans to the Borrowers pursuant to Section 2.1(a), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swingline Loans, in an aggregate principal amount at any one time outstanding not to exceed for any Borrower (or all Borrowers) the applicable Dollar amount set forth opposite such Lender’s name on Schedule 2.1 or in the Assignment and Assumption or other documentation pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. Revolving Commitments shall include any Incremental Revolving Commitment.

“Revolving Lender” means, at any time, a Lender that has a Revolving Commitment, outstanding Revolving Loans or participation interests in outstanding L/C Obligations and Swingline  Loans.

“Revolving Loan” has the meaning set forth in Section 2.1(a).

“S&P” means Standard & Poor’s Financial Services LLC, a Subsidiary of The McGraw-Hill Companies, Inc. and any successor  thereto.

“Sale and Leaseback” has the meaning specified in Section  7.12.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“Sanction(s)” means any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority to which Adtalem or its Subsidiaries are subject.

“Scheduled Unavailability Date” has the meaning set forth in Section 3.7.

“School” means a postsecondary institution of higher education and its additional locations, taken together, operated by Adtalem or any Subsidiary.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Parties” means, with respect to each Collateral Document, the holders of the Obligations secured by such Collateral Document.

“Secured Party Designation Notice” shall mean a notice from any Lender or an Affiliate of a Lender substantially in the form of Exhibit K.

“Security Agreement” means the security and pledge agreement, substantially in the form of Exhibit G, dated as of the Closing Date, executed in favor of the Administrative Agent for the benefit of the holders of the Obligations by each of Adtalem and the U.S. Guarantors.

“Senior Responsible Officer” means the chief executive officer, president or chief financial officer of Adtalem.

“Shareholders’ Equity” means, as of any date of determination, consolidated shareholders’ equity of Adtalem and its Subsidiaries as of that date determined in accordance with GAAP.

“Special Notice Currency” means at any time an Alternative Currency, other than the currency of  a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.
“Specified Cash Management Agreement” means any Cash Management Agreement between any Loan Party or any Subsidiary and any Lender or any Affiliate of any Lender.  For the avoidance of doubt,  a holder of Obligations in respect of Specified Cash Management Agreements shall be subject to the last paragraph of Section 8.3 and Section 9.11.

“Specified Swap Contract” means any Swap Contract between any Loan Party or any Subsidiary and any Lender or any Affiliate of any Lender. For the avoidance of doubt, a holder of Obligations in respect of a Specified Swap Contract shall be subject to the last paragraph of Section 8.3 and Section  9.11.

“Specified Transaction” means any Acquisition, any Disposition, any Investment, any incurrence of Indebtedness or any other event that by the terms of the Loan Documents requires compliance on a Pro Forma Basis with a test or covenant, calculation as to Pro Forma Effect with respect to a test or covenant  or requires such test or covenant to be calculated on a Pro Forma Basis.

“Spot Rate” for a currency means the rate determined by the Administrative Agent or the L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the L/C Issuer  if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

“Sterling” and “£” mean the lawful currency of the United Kingdom.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of Equity Interests having ordinary voting power for the election of directors or other governing body (other than Equity Interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Adtalem.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options,  forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions,  cross-currency rate swap transactions,  currency options,  spot  contracts, or any other  similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means with respect to any Loan Party any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior  to the  date  referenced  in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swingline Borrowing” means a borrowing of a Swingline Loan pursuant to Section   2.4.

“Swingline Lender” means Bank of America in its capacity as provider of Swingline Loans, or any successor Swingline lender hereunder.

“Swingline Loan” has the meaning specified in Section 2.4(a).

“Swingline Loan Notice” means a notice of a Swingline Borrowing pursuant to Section 2.4(b), which shall be substantially in the form of Exhibit B or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approve by the Administrative Agent), appropriately completed and signed by a Responsible Officer of Adtalem.
“Swingline Sublimit” means an amount equal to the lesser of (a) $20,000,000 and (b) the Aggregate Revolving Commitments. The Swingline Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard  to accounting treatment).

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19,  2007.

“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term B Lender” means, at any time, a Lender with a Term B Loan Commitment or an outstanding Term B Loan.

“Term B Loan” has the meaning specified in Section 2.1(b) and includes any Incremental Tranche B Term Loan increasing such Term Loan.

“Term B Loan Commitment” means, as to each Lender, its obligation to make its portion of the Term B Loan to Adtalem pursuant to Section 2.1(b), in the principal amount set forth opposite such Lender’s name on Schedule 2.1. The aggregate principal amount of the Term B Loan Commitments of all of the Lenders as in effect on the Closing Date is $300,000,000.

“Term Loan” means the Term B Loan and any Incremental Term Loans incurred after the Closing Date, and shall include any Refinancing Loan.

“Title IV” means Title IV of HEA, and any amendments or successor statutes  thereto.

“Title IV Programs” means the Title IV Programs as defined in Section 668.1(c) of 34 C.F.R. “Threshold Amount” means $50,000,000.

“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments of such Lender at such time, the outstanding Loans of such Lender at such time and such Lender’s participation in L/C Obligations and Swingline Loans at such  time.

“Total Revolving Outstandings” means the aggregate Outstanding Amount of all Revolving Loans, all Swingline Loans and all L/C  Obligations.
“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurocurrency Rate
Loan.

“United States” and “U.S.” mean the United States of America. “Unreimbursed Amount” has the meaning set forth in Section 2.3(c)(i).

“U.S. Foreign Holdco” means any U.S. Subsidiary, substantially all of the assets of which consist of Equity Interests of one or more Offshore Subsidiaries.

“U.S. Guarantor” means each U.S. Subsidiary which has executed and delivered to the Administrative Agent a U.S. Guaranty and has not been released in accordance with the Loan Documents.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“U.S. Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States; provided, however, that any Subsidiary organized under the laws of any political subdivision of the United States which is owned by a Designated Borrower or any of its Subsidiaries shall be deemed an Offshore Subsidiary.

“U.S. Subsidiary Guaranty” means a guaranty substantially in the form of Exhibit F-1. “U.S. Tax Compliance Certificate” has the meaning specified in Section 3.1(e).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years (and/or portion thereof) obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number  of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Subsidiary” of a Person means any Subsidiary all of the outstanding voting Equity Interests of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person.

“Withholding Agent” means a Borrower and the Administrative  Agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.2	Other Interpretive Provisions.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)            The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)            (i) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(ii)            Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(iii)	The term “including” is by way of example and not limitation.

(iv)            The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(c)            In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(d)            Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.3	Accounting Terms.

(a)            All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b)            If at any time any change in GAAP (including the adoption of IFRS) would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Adtalem or the Required Lenders (or, in the case of a change that affects the computation of the Financial Covenants, the Required Pro Rata Facilities Lenders) shall so request, the Administrative Agent, such Lenders and Adtalem shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders or, in the case of amendments affecting the computation of the Financial Covenants, the Required Pro Rata Facilities Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Adtalem shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the Administrative Agent, Adtalem and the Required Lenders (or with respect to the computation of the Financial Covenants, the Required Pro Rata Facilities Lenders) shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

1.4	Rounding.

Any financial ratios required to be maintained by Adtalem pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.5	References to Agreements and Laws.

Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments,  restatements, extensions,  supplements and other modifications thereto, but only  to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

1.6	Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable).

1.7	Exchange Rates; Currency Equivalents.

(a)            The Administrative Agent or the L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the L/C Issuer, as applicable.

(b)            Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Eurocurrency Rate Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the L/C Issuer, as the case may be.

1.8	Additional Alternative Currencies.

(a)            Adtalem may from time to time request that Eurocurrency Rate Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “LIBOR Quoted Currency” or “Non-LIBOR Quoted Currency”; provided that (i) such requested currency is an Eligible Currency and (ii) such requested currency shall only be a LIBOR Quoted Currency to the extent that there is published LIBOR rate for such currency. In the case of any  such request with respect to the making of Eurocurrency Rate Loans, such request shall be subject to the approval of the Administrative Agent and the Lenders obligated to make Credit Extensions  in such currency; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the L/C Issuer.

(b)            Any such request shall be made to the Administrative Agent not later than 12:00 p.m., 15 Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the L/C Issuer, in its or their sole discretion). In the case of any such request pertaining to Eurocurrency Rate Loans, the Administrative Agent shall promptly notify each applicable Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the L/C Issuer thereof. Each applicable Lender (in the case of any such request pertaining to Eurocurrency Rate Loans) or the L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the  Administrative  Agent,  not  later  than 11:00 a.m., five Business Days after receipt of such request whether or not it consents, in its sole discretion, to the making of Eurocurrency Rate Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

(c)            Any failure by an applicable Lender or the L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such applicable Lender or the L/C Issuer, as the case may be, to permit Eurocurrency Rate Loans to be made or Letters of Credit to be issued in such requested currency.  If the Administrative Agent and all the applicable Lenders consent to making Eurocurrency Rate Loans in such requested currency and the Administrative Agent and such applicable Lenders reasonably determine that a Eurocurrency Rate is available to be used for such requested currency, the Administrative Agent shall so notify Adtalem and (i) the Administrative Agent and such applicable Lenders may amend the definition of Eurocurrency Rate for any Non-LIBOR Quoted Currency to the extent necessary to add the applicable Eurocurrency Rate for such currency and (ii) to the extent the definition of Eurocurrency Rate reflects the appropriate interest rate for such currency or has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be a LIBOR Quoted Currency or a Non-LIBOR Quoted Currency, as applicable, for purposes of any Borrowings of Eurocurrency Rate Loans. If the Administrative Agent and the L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify Adtalem and (A) the Administrative Agent and the L/C Issuer may amend the definition of Eurocurrency Rate for any Non-LIBOR Quoted Currency to the extent necessary to add the applicable Eurocurrency Rate for such currency and (B) to the extent the definition of Eurocurrency Rate reflects the appropriate interest rate for such currency or has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be a LIBOR Quoted Currency or a Non-LIBOR Quoted Currency, as applicable, for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.8, the Administrative Agent shall promptly so notify Adtalem.

1.9	Change of Currency.

(a)            Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption. If, in relation  to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such  member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest   Period.

(b)            Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c)            Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

1.10	Letter of Credit Amounts.

Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.11	Limited Condition Acquisition.

It is understood and agreed that, notwithstanding anything to the contrary in this Agreement, if the proceeds of any Incremental Term Facility are being used to finance a Limited Condition Acquisition, and Adtalem has obtained commitments of Lenders to fund such Incremental Term Facility (“Incremental Financing Commitments”), then (i) the conditions set forth in Section 2.14(b), Section 2.14(d), Section 4.2(a), Section 4.2(b), and clause (iv)(a) in the definition of “Permitted Acquisition” shall be limited as follows, if and to the extent such Lenders so agree in their Incremental Financing Commitments: (A) the conditions set forth in Section 2.14(d) and Section 4.2(a) shall be limited such that the only representations and warranties the accuracy of which shall be a condition to the availability of such Incremental Facility shall be (1) customary “specified representations”, and (2) such representations and warranties under the definitive agreement governing such Limited Condition Acquisition (the “Limited Condition Acquisition Agreement”) as entitle the applicable Loan Party (or the applicable Subsidiary) to terminate its obligations under such Limited Condition Acquisition Agreement or decline to consummate such Limited Condition Acquisition, in each case, without paying any penalty or compensation to the other party or incurring liability for breach if such representations and warranties fail to be true and correct, and (B) the reference   in Section 2.14(b), Section 4.2(b) and clause (iv)(a) in the definition of “Permitted Acquisition” to no Default or no Event of Default, as applicable, means (1) no Default or no Event of Default, as applicable, shall have occurred and be continuing at the time of the execution of the Limited Condition Acquisition Agreement, and (2) no Event of Default under Section 8.1(a), 8.1(f) or 8.1(g) shall have occurred and be continuing at the time of the funding of such Incremental Term Facility in connection with the consummation of such Limited Condition Acquisition, and (ii) for purposes of determining whether the conditions set forth in Section 2.14(c) or clause (iv)(b) in the definition of “Permitted Acquisition” have been satisfied in connection with such Limited Condition Acquisition, at the option of Adtalem (Adtalem’s election to exercise such option in connection with any Limited Condition Acquisition, a “ LCA Election”), the date of determination of whether any such condition has been satisfied shall be deemed to be the date the definitive agreement governing such Limited Condition Acquisition is executed (the “LCA Test Date”), and if, for the Limited Condition Acquisition and the funding of such Incremental Term Facility in connection with the consummation of such Limited Condition Acquisition, the Loan Party or the applicable Subsidiary would have satisfied such condition on the relevant LCA Test Date, such condition shall be deemed to have been satisfied. If Adtalem has made a LCA Election for any Limited Condition Acquisition, then in connection with any calculation of any ratio, test or basket availability with respect to any Specified Transaction (each, a “Subsequent Transaction”) following the relevant LCA Test Date and prior to the earlier of the date on which such Limited Condition Acquisition is consummated and the date that the definitive agreement governing such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, for purposes of determining whether such Subsequent Transaction is permitted under this Agreement, any such ratio, test or basket shall be calculated and tested both on (x) a Pro Forma Basis assuming such Limited Condition Acquisition and the other transactions in connection therewith have been consummated until such time as the applicable Limited Condition Acquisition has actually closed or the applicable Limited Condition Acquisition Agreement has been terminated or expires without consummation of such Limited Condition Acquisition, and (y) a standalone basis without giving effect to such Limited Condition Acquisition and the other transactions in connection therewith. It is understood and agreed that this Section 1.11 shall not limit the conditions set forth in Section 4.2 or in the definition of “Permitted Acquisition” with respect to any proposed Borrowing of Revolving Loans or Swingline Loans or any issuance of Letters of Credit, in each case, in connection with such Limited Condition Acquisition or otherwise.

ARTICLE II.

THE COMMITMENTS AND CREDIT  EXTENSIONS

2.1	Revolving Loans and Term Loans.

(a)            Subject to the terms and conditions set forth herein, each Revolving Lender severally agrees to make loans (each such loan, a “Revolving Loan”) to the Borrowers or any of them in Dollars or in one or more Alternative Currencies from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Commitment; provided, however, that after giving effect to any Borrowing:

(i)            the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments,

(ii)            the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swingline Loans shall not exceed such Lender’s Revolving Commitment; and

(iii)            the aggregate Outstanding Amount of all Revolving Loans and L/C Obligations denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit.

Within the limits of each Lender’s Revolving Commitment, and subject to the other terms and conditions hereof, each Borrower may borrow under this Section 2.1(a), prepay under Section 2.5, and reborrow under this Section 2.1. Revolving Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

(b)            Term B Loan. Subject to the terms and conditions set forth herein, each Term B Lender severally agrees to make its portion of a term loan (the “Term B Loan”) to Adtalem in Dollars on the Closing Date in an amount not to exceed such Lender’s Term B Loan Commitment. Amounts repaid on the Term B Loan may not be reborrowed. The Term B Loan may consist of Base Rate Loans or Eurocurrency Rate Loans, or a combination thereof, as further provided herein, provided, however, any Borrowings made on the Closing Date shall be made as Base Rate Loans unless Adtalem delivers a funding indemnity letter not less than three (3) Business Days prior to  the date of such Borrowing.

2.2	Borrowings, Conversions and Continuations.

(a)            Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the applicable Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone, or (B) a Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Loan Notice. Each such notice must be received by the Administrative Agent not later than 10:00 a.m.:

(i)            two Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurocurrency Rate Loans denominated in Dollars or of any conversion of Eurocurrency Rate Loans denominated in Dollars to Base Rate Loans,

(ii)            four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, and

(iii)	on the requested date of any Borrowing of Base Rate Loans.

Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except  as  provided  in Sections 2.3(c) and 2.4(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.  Each Loan Notice shall specify:

(i)            whether the applicable Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans,

(ii)            the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day),

(iii)	the principal amount of Loans to be borrowed, converted or continued,

(iv)            the Type of Loans to be borrowed or to which existing Loans are to be converted,

(v)	if applicable, the duration of the Interest Period with respect thereto, and

(vi)	the currency of the Loans to be borrowed.

If a Borrower fails to specify a currency in a Loan Notice requesting a Borrowing, then the Loans so requested shall be made in Dollars. If a Borrower fails to specify a Type of Loan in a Loan Notice or if a Borrower fails to give a timely notice requesting a conversion or continuation, then the related Loans shall be made as, or converted to, Base Rate Loans; provided, however, that in the case of a failure to timely request a continuation of Loans denominated in an Alternative Currency, such Loans shall be continued as Eurocurrency Rate Loans in their original currency with an Interest Period of one month. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If a Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be prepaid in the original currency of such Loan and reborrowed in the other  currency.

(b)            Following receipt of a Loan Notice, the Administrative Agent  shall  promptly notify each applicable Lender of the amount (and currency) of its Pro Rata Share of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the applicable Borrower, the Administrative Agent shall notify each applicable Lender of the details of any automatic conversion to Base Rate Loans or continuation of Loans denominated in a currency other than Dollars, in each case as described in the preceding subsection. In the case of a Borrowing,  each applicable Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 12:00 (noon) in the case of any Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Loan denominated in an Alternative Currency, in each case on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.2 (and, if such Borrowing is the initial Credit Extension, Section 4.1), the Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance   with instructions provided to (and reasonably acceptable to) the Administrative Agent by such Borrower; provided, however, that if, on the date the Loan Notice with respect to a Borrowing of Revolving Loans denominated in Dollars is given by a Borrower, there are L/C Borrowings for such Borrower outstanding, then the proceeds of such Borrowing denominated in Dollars shall be applied, first, to the payment in full of any such L/C Borrowings, and second, to such Borrower as provided above.

(c)            Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of the Interest Period for such Eurocurrency Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurocurrency Rate Loans (whether in Dollars or any Alternative Currency) without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Eurocurrency Rate Loans denominated in an Alternative Currency be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.

(d)            After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten Interest Periods in effect.

(e)            Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by Adtalem, the Administrative Agent and such Lender.

(f)	This Section 2.2 shall not apply to Swingline Loans.

2.3	Letters of Credit.

(a)            The Letter of Credit Commitment.

(i)            Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Revolving Lenders set forth  in  this  Section 2.3, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or in one or more Alternative Currencies for the account of any Borrower, and to amend or extend Letters of Credit previously issued by it in accordance with subsection 2.3(b) below, and (2) to honor drawings under such Letters of Credit; and (B) the Revolving Lenders severally agree to participate in such Letters of Credit and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit: (w) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments; (x) the aggregate Outstanding Amount of the Revolving Loans of any Revolving Lender, plus such Revolving Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Revolving Lender’s Pro Rata Share of the Outstanding Amount of all Swingline Loans shall not exceed such Revolving Lender’s Revolving Commitment; (y) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit; and (z) the aggregate Outstanding Amount of all Revolving Loans and L/C Obligations denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit. Each request by a Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by such Borrower that the L/C Credit Extension so   requested complies with the conditions set  forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, each Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly each Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(ii)            The L/C Issuer shall not issue any Letter of Credit if the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Lenders have approved such expiry date; provided that the L/C Issuer may issue Letters of Credit with an expiry date after the Letter of Credit Expiration Date (but the L/C Issuer shall have no obligation to issue) without such consent so long as Adtalem or the applicable Designated Borrower Cash Collateralizes such Letter of Credit in an amount equal to at least 103% of the face amount of such Letter of Credit prior to the Letter of Credit Expiration Date in accordance with the terms of this Agreement. Each Borrower hereby agrees that on or before the Letter of Credit Expiration Date Adtalem or such Designated Borrower shall Cash Collateralize any Letter of Credit existing on the Letter of Credit Expiration Date issued for such Borrower’s account in an amount equal to at least 103% of the face amount of such Letter of Credit. For the avoidance of doubt, the parties hereto agree that the obligations of the Revolving Lenders hereunder to reimburse the L/C Issuer for any Unreimbursed Amount with respect to any Letter of Credit shall terminate on the Maturity Date with respect to drawings occurring after that date.

(iii)            The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A)            any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer   is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B)            the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

(C)            except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial amount less than the Dollar Equivalent of $100,000;

(D)            such Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency;

(E)            the L/C Issuer does not as of the issuance date of such requested Letter of Credit issue Letters of Credit in the requested currency;
(F)            any Revolving Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with Adtalem or the Borrower(s) for whose account Letters of Credit are issued or such Defaulting Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.16(b)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or

(G)            such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.

(iv)            The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(v)            The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, the L/C Issuer shall have all of the benefits and immunities (A) as between the L/C Issuer and the Lenders, provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b)            Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i)            Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the applicable Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of such Borrower. Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the L/C Issuer, by personal delivery or by any other means acceptable to the L/C Issuer. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 10:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full  text  of any certificate to be  presented  by such  beneficiary in case  of any  drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require. Additionally, the Borrowers shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.

(ii)            Promptly after receipt of any Letter of Credit Application of a Borrower, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from such Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Lender, the Administrative Agent or a Borrower, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the requesting Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Lender’s Pro Rata Share times the amount of such Letter of Credit.

(iii)            If a Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonextension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, no Borrower shall be required to make a specific request to the L/C Issuer for any such extension. Once an Auto- Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted to or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of Section 2.3(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is two Business Days before the Nonextension Notice Date (1) from the Administrative Agent that the Required Revolving Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the related Borrower that one or more of the applicable conditions specified in Section 4.2 is not then satisfied, and in each case directing the L/C Issuer not to permit such extension.

(iv)            Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the applicable Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)	Drawings and Reimbursements; Funding of Participations.

(i)            Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the applicable Borrower and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Alternative Currency, the applicable Borrower shall reimburse the L/C Issuer in such Alternative Currency, unless (A) the L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the applicable Borrower shall have notified the L/C Issuer promptly following receipt of the notice of drawing that it will reimburse the L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the L/C Issuer shall notify the applicable Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in an Alternative Currency (each such date, an “Honor Date”), the applicable Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency. If a Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars) in the amount of the Dollar Equivalent thereof, in the case of a Letter of Credit denominated in an Alternative Currency (the “Unreimbursed Amount”), and the amount of such Revolving Lender’s Pro Rata Share thereof. In such event, such Borrower shall be deemed to have requested a Borrowing of Base Rate Revolving Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.2 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Revolving Commitments and the conditions set forth in Section 4.2 (other than the delivery of a Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.3(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)            Each Revolving Lender shall upon any notice pursuant to Section 2.3(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the L/C Issuer in Dollars, at the Administrative Agent’s Office for Dollar-denominated deposits in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 12:00 p.m. on the Business Day specified in such notice  by  the  Administrative  Agent,  whereupon,  subject  to   the   provisions   of  Section 2.3(c)(iii), each Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Revolving Loan to the related Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer in Dollars.

(iii)            With respect to any Unreimbursed Amount that is not fully refinanced by  a Borrowing of Base Rate Loans because the conditions set forth in Section 4.2 cannot be satisfied or for any other reason, the applicable Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand  (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant   to Section 2.3(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving Lender in satisfaction of its participation obligation under this Section 2.3.

(iv)            Until each Revolving Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.3(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Revolving Lender’s Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.

(v)            Each Revolving Lender’s obligation to make Revolving Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.3(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the L/C Issuer, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender’s obligation to make Revolving Loans pursuant to this Section 2.3(c) is subject to the conditions set forth in Section 4.2 (other than delivery of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of any Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)            If any Revolving Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.3(c) by the time specified in Section 2.3(c)(ii), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Revolving Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Lender’s Revolving Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C  Issuer submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d)	Repayment of Participations.

(i)            At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Lender such Revolving Lender’s L/C Advance in respect of such payment in accordance with Section 2.3(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the related Borrower   or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Revolving Lender its Pro Rata Share thereof in Dollars and in the same funds as those received by the Administrative Agent.

(ii)            If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.3(c)(i) is required to be returned under any of the circumstances described in Section 11.5 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the  Revolving Lenders under this clause shall survive the payment in full of the Obligations and the termination  of this Agreement.

(e)            Obligations Absolute. The obligation of each Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit issued for its account and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)            any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii)            the existence of any claim, counterclaim, set-off, defense or other right that such Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)            any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)            waiver by the L/C Issuer of any requirement that exists for the L/C Issuer’s protection and not the protection of the Borrowers or any waiver by the L/C Issuer which does not in fact materially prejudice the Borrowers;

(v)          honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(vi)          any payment made by the L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;

(vii)            any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(viii)            any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Borrowers, or in the relevant currency markets generally; or

(ix)            any other circumstance or happening whatsoever, whether or not similar  to any of the foregoing, including any other circumstance that might otherwise constitute    a defense available to, or a discharge of, such Borrower.

Each Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with such Borrower’s instructions or other irregularity, such Borrower will immediately notify the L/C Issuer. Such Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)            Role of L/C Issuer. Each Lender and each Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders, the Required Lenders, the Required Pro Rata Facilities Lenders or the Required Revolving Lenders, as applicable, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. Each Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude such Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.3(e); provided, however, that anything in such clauses to the contrary notwithstanding, the applicable Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to such Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Borrower which such Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid  or ineffective  for any reason.   The L/C Issuer may send a Letter of Credit or conduct   any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g)            Applicability of ISP. Unless otherwise expressly agreed by the L/C Issuer and the applicable Borrower when a Letter of Credit is issued (including any such agreement applicable to any Existing Letter of Credit), the rules of the ISP shall apply to each standby Letter of Credit. Notwithstanding the foregoing, the L/C Issuer shall not be responsible  to the Borrowers for,  and the L/C Issuer’s rights and remedies against the Borrowers shall not be impaired by, any action or inaction of the L/C Issuer required under any Law or practice that is required to be applied to any Letter of Credit, including the Law of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such Law or practice.

(h)            Letter of Credit Fees. Each Borrower shall pay to the Administrative Agent  for  the account of each Revolving Lender in accordance, subject to Section 2.16, with its Pro Rata Share, in Dollars a letter of credit fee (the “Letter of Credit Fee”) for each Letter of Credit issued for the account of such Borrower, such fee to be equal to the Applicable Rate times the Dollar Equivalent of the daily maximum amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.10. Such Letter of Credit Fees shall be computed on a quarterly basis in arrears. After the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, such Letter of Credit Fees shall be due and payable one Business Day after receipt by the Borrowers of an invoice for the same. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained  herein, upon  the request of the Required Revolving Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(i)            Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. Each Borrower shall pay directly to the L/C Issuer for its own account a fronting fee, payable in Dollars with respect to each Letter of Credit in the amounts and at the times specified in the Fee Letter (such fronting fee to be based on the Dollar Equivalent amount of the Letters of Credit); provided, however, that to the extent the applicable Borrower has provided Cash Collateral pursuant to Section 2.15, such Cash Collateralized L/C Obligations shall not be subject to any fronting fee. For purposes of computing the daily amount available to be drawn under any Letter  of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.10. In addition, each Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees  and standard costs and charges are due and payable one Business Day after receipt by the Borrowers of an invoice for the same and are nonrefundable.

(j)            Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(k)            Removal of L/C Issuer. If (i) the L/C Issuer shall fail to issue any Letters of Credit by reason of the conditions specified in Section 2.3(a)(ii) or 2.3(a)(iii)(C), or (ii) the L/C Issuer shall cease to have a minimum long or short term credit rating of A or better from S&P or a long  or short term rating of A-3 or better from Moody’s, the Borrowers may remove the L/C Issuer by notice to the L/C Issuer, the Administrative Agent and the Lenders. No removal of the L/C Issuer shall be effective prior to the acceptance by another Lender hereunder of an appointment as L/C Issuer. Upon the acceptance of an appointment as L/C Issuer, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring L/C Issuer and the retiring L/C Issuer shall be discharged from its obligations to issue additional Letters of Credit hereunder. At the time such removal shall become effective, the Borrowers shall pay all accrued and unpaid fees pursuant to Section 2.3(h) and (i). The acceptance of an appointment as L/C Issuer hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrowers and the Administrative Agent, and, from and after the effective date of such agreement, (a) such successor Lender shall have all the rights and obligations of the previous L/C Issuer under this Agreement and the other Loan Documents, and (b) references herein and in the other Loan Documents to the term “L/C Issuer” shall be deemed to refer to such successor or to any previous L/C Issuer, or to such successor and all previous L/C Issuers, as the context shall require. After the removal of the L/C Issuer hereunder, the retiring L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of an L/C Issuer under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

2.4	Swingline Loans.

(a)            Swingline Facility. Subject to the terms and conditions set forth herein, the Swingline Lender, in reliance upon the agreements of the other Revolving Lenders set forth in this Section 2.4, may in its sole discretion make loans in Dollars (each such loan, a “Swingline Loan”) to Adtalem from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swingline Sublimit (notwithstanding the fact that such Swingline Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of Revolving Loans and L/C Obligations of the Lender acting as Swingline Lender, may exceed the amount of such Lender’s Revolving Commitment); provided, however, that after giving effect to any Swingline Loan,

(i)            the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments,

(ii)            the aggregate Outstanding Amount of the Revolving Loans of any Revolving Lender, plus such Revolving Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Revolving Lender’s Pro Rata Share of the Outstanding Amount of all Swingline Loans, shall not exceed such Revolving Lender’s Revolving Commitment, and provided, further, that Adtalem shall not use the proceeds of any Swingline Loan to refinance any outstanding Swingline Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, Adtalem may borrow under this Section 2.4, prepay under Section 2.5, and reborrow under this Section 2.4. Each Swingline Loan shall be a Base Rate Loan. Immediately upon the making of a Swingline Loan, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swingline Lender a risk participation in such Swingline Loan in an amount equal to the product of such Revolving Lender’s Pro Rata Share times the amount of such Swingline Loan.

(b)            Borrowing Procedures. Each Swingline Borrowing shall be made upon Adtalem’s irrevocable notice to the Swingline Lender and the Administrative Agent,   which may be given by
(A)    telephone or (B) by a Swingline Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Swingline Lender and the Administrative Agent of a Swingline Loan Notice. Each such Swingline Notice must be received by the Swingline Lender  and the Administrative Agent not later than 12:00 (noon) on the requested  borrowing  date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000 or, if less, the unused Swingline Sublimit, and (ii) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the Swingline Lender of any Swingline Loan Notice, the Swingline Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swingline Loan Notice and, if not, the Swingline Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swingline Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 12:00 (noon) on the date of the proposed Swingline Borrowing (A) directing the Swingline Lender not to make such Swingline Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.4(a), or
(B)          that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swingline Lender will, not later than 2:00 p.m. on the borrowing date specified in such Swingline Loan Notice, make the amount  of its Swingline Loan available to Adtalem at its office by crediting the account of Adtalem on the books of the Swingline Lender in immediately available funds.

(c)	Refinancing of Swingline Loans.

(i)            The Swingline Lender at any time in its sole and absolute discretion may request, on behalf of Adtalem (which hereby irrevocably authorizes the Swingline Lender to so request on its behalf), that each Revolving Lender make a Base Rate Revolving Loan in an amount equal to such Revolving Lender’s Pro Rata Share of the amount of Swingline Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.2, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Revolving Commitments and the conditions set forth in Section 4.2. The Swingline Lender shall furnish Adtalem with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Loan Notice available to the Administrative Agent in Same Day Funds for the account of the Swingline Lender at the Administrative Agent’s Office for Dollar-denominated payments not later than 12:00 (noon) on the day specified in such Loan Notice, whereupon, subject   to Section 2.4(c)(ii), each Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Revolving Loan to Adtalem in such amount. The Administrative Agent shall remit the funds so received to the Swingline Lender.

(ii)            If for any reason any Swingline Loan cannot be refinanced by such a Borrowing in accordance with Section 2.4(c)(i), the request for Base Rate Revolving Loans submitted by the Swingline Lender as set forth herein shall be deemed to be a request by the Swingline Lender that each of the Revolving Lenders fund its risk participation in the relevant Swingline Loan and each Revolving Lender’s payment to the Administrative Agent for the account of the Swingline Lender pursuant to Section 2.4(c)(i) shall  be deemed payment in respect of such  participation.

(iii)            If any Revolving Lender fails to make available to the Administrative Agent for the account of the Swingline Lender any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.4(c) by the time specified in Section 2.4(c)(i), the Swingline Lender shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swingline Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swingline Lender in connection with the foregoing. If such Revolving Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Lender’s Revolving Loan included in the relevant Borrowing or funded participation in the relevant Swingline Loan, as the case may be. A certificate of the Swingline Lender submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)            Each Revolving Lender’s obligation to make Revolving Loans or to purchase and fund risk participations in Swingline Loans pursuant to this Section 2.4(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the Swingline Lender, Adtalem or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender’s obligation to make Revolving Loans pursuant to this Section 2.4(c) is subject to the conditions set forth in Section 4.2. No such funding of risk participations shall relieve or otherwise impair the obligation of Adtalem to repay Swingline Loans, together with interest as provided herein.

(d)	Repayment of Participations.

(i)            At any time after any Revolving Lender has purchased and funded a risk participation in a Swingline Loan, if the Swingline Lender receives any payment on account of such Swingline Loan, the Swingline Lender will distribute to such Revolving Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender’s risk participation was funded) in the same funds as those received by the Swingline Lender.

(ii)            If any payment received by the Swingline Lender in respect of principal  or interest on any Swingline Loan is required to be returned by the Swingline Lender under any of the circumstances described in Section 11.5 (including pursuant to any settlement entered into by the Swingline Lender in its discretion), each Revolving Lender shall pay to the Swingline Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at  a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swingline Lender. The obligations of the Revolving Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)            Interest for Account of Swingline Lender. The Swingline Lender shall be responsible for invoicing Adtalem for interest on the Swingline Loans. Until each Revolving  Lender funds its Base Rate Revolving Loan or risk  participation pursuant  to this  Section 2.4   to refinance such Revolving Lender’s Pro Rata Share of any Swingline Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swingline Lender.

(f)            Payments Directly to Swingline Lender. Adtalem shall make all payments of principal and interest in respect of the Swingline Loans directly to the Swingline Lender.

(g)            Swing Loans in Administrative Agent’s Discretion. Notwithstanding anything in this Agreement to the contrary (including Section 4.2), all Swing Loans shall be made at the sole discretion of the Swingline Lender.

(h)            At any time after the Lender serving as Swingline Lender ceases to have a Revolving Commitment, such Lender may resign as Swingline Lender in a manner consistent with Section 11.6(f).

2.5	Prepayments.

(a)            Voluntary Prepayments of Revolving Loans and Term Loans.  The Borrowers may, upon notice to the Administrative Agent pursuant to delivery to the Administrative Agent of   a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay Revolving Loans or any Term Loan in whole or in part without premium or penalty (except, with respect to the Term B Loan, as provided in Section 2.5(d) below); provided that (i) such notice must be received by the Administrative Agent not later than 10:00 a.m. (A) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in Dollars, (B) four Business Days (or five, in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies, and (C) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurocurrency Rate Loans denominated  in Dollars  shall  be  in  a  principal  amount  of  $5,000,000  or  a  whole  multiple of
$1,000,000 in excess thereof; (iii) any prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies shall be in a minimum principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; (iv) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding; and (v) any prepayment of the Term B Loan shall be applied as Adtalem may direct (or, absent such direction, ratably to the remaining principal amortization payments and then to the final principal repayment installment on the Maturity Date). Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans   to be prepaid and, if Eurocurrency Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each applicable Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. If such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.5. Subject to Section  2.16,  each  such prepayment shall be applied to the applicable Loans of the Lenders in accordance with their respective Pro Rata Shares.

(b)            Voluntary Prepayments of Swingline Loans. Adtalem may, upon notice to the Swingline Lender pursuant to delivery to the Swingline Lender of a Notice of Loan Prepayment (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swingline Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swingline Lender and the Administrative Agent not later than 12:00 (noon) on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by Adtalem, Adtalem shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(c)	Mandatory Prepayments.

(i)            Revolving Commitments. If for any reason the Total Revolving Outstandings at any time exceed the Aggregate Revolving Commitments then in effect, Adtalem shall immediately prepay (or cause to be prepaid) Revolving Loans and/or Swingline Loans in an aggregate amount equal to such excess; provided, however, that Adtalem shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.5(c) unless after the prepayment in full of the Revolving Loans and Swingline Loans the Total Revolving Outstandings exceed the Aggregate Revolving Commitments then in effect.

(ii)            Alternative Currency Sublimit. If the Administrative Agent notifies the Borrowers at any time that the Outstanding Amount of all Revolving Loans denominated  in Alternative Currencies at such time exceeds 103% of the Alternative Currency Sublimit then in effect, then, within two Business Days after receipt of such notice, Adtalem shall prepay (or cause to be prepaid) Revolving Loans in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Alternative Currency Sublimit then in effect.

(iii)            Dispositions and Recovery Events. Adtalem shall prepay (or cause to be prepaid) the Term B Loan as hereafter provided in an aggregate amount equal to 100% of the Net Cash Proceeds in excess of $50,000,000 during any fiscal year received by Adtalem or any Subsidiary from all Dispositions (other than Dispositions permitted by Sections 7.5(a) through 7.5(h)) and Recovery Events that occur after the Closing Date to the extent such Net Cash Proceeds are not reinvested in assets (excluding current assets as classified by GAAP) that are useful or usable in the business of Adtalem and its Subsidiaries within 365 days of the date of such Disposition or Recovery Event (it being understood that such prepayment shall be due immediately upon the expiration of such 365 day period; provided, however, if any portion of such Net Cash Proceeds are not so reinvested within such 365- day period but within such 365-day period are contractually committed to be reinvested, then upon the termination of such contract or if such Net Cash Proceeds are not so reinvested within 18 months of initial receipt, such remaining portion shall constitute Net Cash Proceeds as of the date of such termination or expiry and shall be immediately applied to the prepayment of the Term B Loan as set forth in this Section 2.5(c)(vi)).

(iv)            Consolidated Excess Cash Flow. Within one hundred five (105) days after the end of each fiscal year of Adtalem commencing with the fiscal year ending June 30, 2019, Adtalem shall prepay (or cause to be prepaid) the Term B Loan as hereafter provided in an aggregate amount equal to the difference (to the extent positive) of (A) 50% of Consolidated Excess Cash Flow for such fiscal year (if the Consolidated Leverage Ratio as of the end of such fiscal year is greater than 1.75 to 1.0) minus (B) the aggregate amount of all voluntary principal prepayments of the Term Loans during such fiscal year; provided, however, if the Consolidated Leverage Ratio as of the last day of such fiscal year is equal to or less than 1.75 to 1.0, then Adtalem shall not be required to make the foregoing  payment for such fiscal year.

(v)            Debt Issuances. Immediately upon receipt by Adtalem or any Subsidiary of the Net Cash Proceeds of any Debt Issuance, Adtalem shall prepay (or cause to be prepaid) the Term B Loans as hereafter provided in an aggregate amount equal to 100% of such Net Cash Proceeds. Immediately upon receipt by Adtalem of the Net Cash Proceeds of any Refinancing Loans, Adtalem shall prepay the Term B Loan in an aggregate amount equal to 100% of such Net Cash Proceeds.

(vi)            Application of Certain Mandatory Prepayments. All amounts required to be paid pursuant to this Section 2.5(c)(iii), (iv) or (v) shall be applied to the Term B Loan (first, ratably to the remaining principal amortization payments and then to the final principal repayment installment on the Maturity Date).

(vii)            With respect to each prepayment required  pursuant  to  Section 2.5(c)(iii) or (iv), (A) Adtalem may, not later than the date that is ten Business Days prior to the dates specified in Sections 2.5(c)(iii) or (iv) for such prepayment, give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent provide notice of such prepayment to each applicable Lender, (B) the Administrative Agent shall provide notice of such prepayment to each applicable Lender, (C) each such Lender will have the right to refuse such prepayment by giving written notice of such refusal to  the Administrative Agent within three (3) Business Days after such Lender’s receipt of notice from the Administrative Agent of such prepayment (and Adtalem shall not prepay any Loans of each such refusing Lender on the date that is specified in the following clause (D)), (D) Adtalem will make all such prepayments not so refused upon the date such prepayment is due pursuant to Section 2.5(c)(iii) or (iv) above (with such prepayments to be applied as set forth in clause (vi) above) and (E) any prepayment refused by Lenders of Loans may be retained by Adtalem.

Notwithstanding any other provisions of Section 2.5(c)(iii) or 2.5(c)(iv), (A) to the extent that any of or all the Net Cash Proceeds received by an Offshore Subsidiary giving rise to a prepayment pursuant to Section 2.5(c)(iii) or Consolidated Excess Cash Flow attributable to an Offshore Subsidiary (a “Foreign Prepayment Event”) are prohibited or delayed under applicable local Law from being repatriated to Adtalem, the portion of such Net Cash Proceeds or Consolidated Excess Cash Flow so affected will not be required to be applied to repay Loans at the times provided in Section 2.5(c)(iii) or 2.5(c)(iv), as the case may be; provided that (x) Adtalem hereby agrees to cause the applicable Offshore Subsidiary to promptly take all commercially reasonable actions required by the applicable local Law to permit such repatriation and (y) if the repatriation of the relevant affected Net Cash Proceeds or Consolidated Excess Cash Flow is permitted under the applicable local Law, such repatriation will be promptly effected and such repatriated Net Cash Proceeds or Consolidated Excess Cash Flow will be promptly applied (net of additional Taxes payable or reasonably reserved against in good faith as a result thereof) to the repayment of the Loans pursuant to Section 2.5(c)(iii) or 2.5(c)(iv), as the case may be, and (B) to the extent that Adtalem has reasonably determined in good faith that repatriation of any or all of the Net Cash Proceeds or Consolidated Excess Cash Flow of any Foreign Prepayment Event would have a material adverse Tax consequence, including the consequences of related costs, fees and expenses, the Net Cash Proceeds or Consolidated Excess Cash Flow so affected may be retained by the applicable Offshore Subsidiary; provided, further, that to the extent that the repatriation of such  Net Cash Proceeds or Consolidated Excess Cash Flow from the applicable Offshore Subsidiary would no longer have a material adverse Tax consequence, the applicable Offshore Subsidiary will promptly repatriate the applicable Net Cash Proceeds or Consolidated Excess Cash Flow and such repatriated Net Cash Proceeds or Consolidated Excess Cash Flow will be promptly applied (net of additional Taxes payable or reasonably reserved against in good faith as a result thereof) to the repayment of the Loans pursuant to Section 2.5(c)(iii) or 2.5(c)(iv), as the case may be.

Within the parameters of the applications set forth above, prepayments shall be applied first to Base Rate Loans and then to Eurocurrency Rate Loans in direct order of Interest Period maturities. All prepayments under this Section 2.5(c) shall be subject to Section 3.5, but otherwise without premium or penalty (subject to Section 2.5(d) below), and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

(d)            Repricing Events. In the event that (other than in connection with a refinancing of the entirety of the Loans in connection with a Change of Control) on or prior to the date that is six months after the Closing Date, (i) there shall occur any amendment, restatement or other modification to this Agreement which reduced the All-In Yield for the Term B Loan, (ii) all or any portion of the Term B Loan is voluntarily or mandatorily prepaid or repaid from the proceeds of an issuance or incurrence of Indebtedness by Adtalem or any of its Subsidiaries (including any Refinancing Loans or any Incremental Facility Loans or any other refinancing or incremental facility effected pursuant to an amendment to this Agreement) and the All-In Yield is, or upon satisfaction of specified conditions could be, lower than the effective All-In Yield in respect of the Term B Loan or (iii) a Lender holding a portion of the Term B Loan is deemed a Non-Consenting Lender and must assign its Term B Loan pursuant to Section 11.15 in connection with any waiver, amendment or modification that would reduce the effective All-In Yield in effect with respect to the Term B Loan (each of clauses (i) and (ii), a “Repricing Event”), then in each case the aggregate principal amount so prepaid or repaid or assigned will be subject to a fee payable by Adtalem equal to 1.00% of the principal amount of the Term B Loan prepaid or repaid or assigned in connection with such Repricing Event, on the date of such Repricing Event. Such fee shall be paid by Adtalem to the Administrative Agent, for the account of the applicable Lenders or such Non-Consenting Lenders, on the date of such Repricing Event.

2.6	Termination or Reduction of Commitments.

(a)            Adtalem may, upon notice to the Administrative Agent, terminate the Aggregate Revolving Commitments, or from time to time permanently reduce the Aggregate Revolving Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 10:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial  reduction  shall  be  in  an  aggregate  amount  of  $10,000,000  or  any  whole  multiple of $1,000,000 in excess thereof, (iii) Adtalem shall terminate or reduce the Aggregate Revolving Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Outstandings would exceed the Aggregate Revolving Commitments, and (iv) if, after giving effect to any reduction of the Aggregate Revolving Commitments, the Alternative Currency Sublimit, the Letter of Credit Sublimit or the Swingline Sublimit exceeds the amount of the Aggregate Revolving Commitments, such Sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Revolving Commitments.  Except  as  set  forth  in clause (iv) above, the amount of any such Aggregate Revolving Commitment reduction shall not be applied to the Alternative Currency Sublimit or the Letter of Credit Sublimit unless otherwise specified by Adtalem.
(b)            Any reduction of the Aggregate Revolving Commitments shall be applied to the Revolving Commitment of each Revolving Lender according to its Pro Rata Share. All commitment fees accrued until the effective date of any termination of the Aggregate Revolving Commitments shall be paid on the effective date of such termination.

2.7	Repayment of Loans.

(a)            Revolving Loans. Each Borrower shall repay to the Lenders on the applicable Maturity Date the aggregate principal amount of its Revolving Loans outstanding on such date.

(b)            Swingline Loans. Adtalem shall repay each Swingline Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the applicable Maturity Date.

(c)            Term B Loan. Adtalem shall repay the outstanding principal amount of the Term  B Loan in quarterly installments of $750,000 commencing on September 30, 2018 and on each December 31, March 31, June 30 and September 30, thereafter with the remaining outstanding balance due and payable on the Maturity Date of the Term B Loan (as such installments may  hereafter be adjusted as a result of prepayments made pursuant to Section 2.5 and increases with respect to any increase to the Term B Loan pursuant to Section 2.14), unless accelerated sooner pursuant to Section 8.2.

2.8	Interest.

(a)            Subject to the provisions of subsection (b) below, (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate applicable to such Loan; (ii) each Base Rate Revolving Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate applicable to such Loan; and (iii) each Swingline Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate applicable to such Loan.

(b)            If any principal amount payable by any Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Furthermore, (i) upon the request of the Required Lenders, while any Event of Default (other than an Event of Default arising from a breach of Section 7.15) exists, each Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder then owing by it at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws and (ii) upon the request of the Required Pro Rata Facilities Lenders, while any Event of Default arising from a breach of Section 7.15 exists, each Borrower shall pay interest on the principal amount of all outstanding Obligations in respect of the Aggregate Revolving Commitments and the Incremental Tranche A Term Loans hereunder then owing by it at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts shall be due and payable upon demand.

(c)            Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.9	Fees. In addition to certain fees described in subsections (h) and (i) of Section 2.3:

(a)            Commitment Fee. Adtalem shall pay to the Administrative Agent for the account of each Revolving Lender in accordance with its Pro Rata Share, a commitment fee in Dollars equal to the Applicable Rate times the actual daily amount by which the Aggregate Revolving Commitments exceed the sum of (i) the Outstanding Amount of Revolving Loans and (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.16. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met. The commitment fee shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date, provided that if Adtalem has not received an invoice for such fees, such fees shall be due one Business Day after receipt of an invoice therefore. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. For the avoidance of doubt, Swingline Loans shall not be counted towards or considered usage of the Aggregate Revolving Commitments for purposes of determining the commitment fee.

(b)            Other Fees. (i) Adtalem shall pay to MLPFS and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter (it being understood that such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever), and (ii) Adtalem shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10	Computation of Interest and Fees.

All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurocurrency Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.11	Evidence of Debt.

(a)            The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to each Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of each Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the  Administrative Agent, each Borrower  shall  execute and deliver to such  Lender  (through  the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.

(b)            In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swingline Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12	Payments Generally; Administrative Agent’s Clawback.

(a)            General. All payments to be made by the Borrowers shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by a Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 1:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received  by  the  Administrative  Agent  (i) after  1:00 p.m. in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrowers (or any of them) shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may  be.

(b)            (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurocurrency Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 11:00 a.m. on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume  that such Lender has made such share available on such date in accordance   with Section
2.2 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share  available in accordance with and at the time required by Section 2.2) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In  such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent  forthwith on demand such corresponding amount in    Same  Day

Funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by such Borrower, the interest rate applicable to Base Rate Loans. If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by such Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(ii)     Payments by Borrowers; Presumptions by Administrative Agent.  Unless  the Administrative Agent shall have received notice from a Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or  the L/C Issuer hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on  such  date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuer,  as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

A notice of the Administrative Agent to any Lender or Adtalem with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
(c)            Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the applicable Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)            Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and Swingline Loans and to make payments pursuant to Section 11.4(c) are several and not joint. The failure of any Lender to make any Loan or to fund any such participation or to make any payment under Section 11.4(c) are on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation or to make its payment under Section 11.4(c).

(e)            Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.13	Sharing of Payments.

If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in L/C Obligations or in Swingline Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swingline Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i)            if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)            the provisions of this Section shall not be construed to apply to (A) any payment made by or on behalf of a Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Section 2.15, or
(C)    any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swingline Loans to any assignee or participant, other than an assignment to a Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such  participation.

2.14	Incremental Facilities.

Subject to the terms and conditions set forth herein, Adtalem shall have the right, from time to time and upon at least ten Business Days’ prior written notice to the Administrative Agent (an “Incremental Request”), to request to incur additional term loans under a then existing tranche and/or add one or more additional tranches of term loans (“Other Term Loans” and, together with any additional term loans under a then existing tranche incurred pursuant to this Section 2.14, the “Incremental Term Loans”; and any credit facility for providing for any Incremental Term Loans being referred to as an “Incremental Term Facility”) and/or increase the Aggregate Revolving Commitments (the “Incremental Revolving Commitments”; and revolving loans made thereunder the “Incremental Revolving Loans”); the Incremental Revolving Loans, together with the Incremental Term Loans are referred to herein as the “ Incremental Facility Loans”) subject, however, in any such case, to satisfaction of the following conditions precedent:

(a)            the aggregate amount of all Incremental Revolving Commitments and Incremental Term Loans effected pursuant to this Section 2.16 shall not exceed $250,000,000;

(b)            subject to Section 1.11 in the case of an Incremental Term Facility used to finance a Limited Condition Acquisition, on the date on which any Incremental Facility Amendment is to become effective, both immediately prior to and immediately after giving effect to the incurrence of such Incremental Facility Loans (assuming that the full amount of the Incremental Facility Loans shall have been funded on such date) and any related transactions, no Default shall have occurred and be continuing;

(c)            subject to Section 1.11 in the case of an Incremental Term Facility used to finance a Limited Condition Acquisition, after giving effect to the incurrence of such Incremental Facility Loans (assuming the full amount of the Incremental Facility Loans have been funded) and any related transactions, on a Pro Forma Basis, the Consolidated Leverage Ratio for the most recently completed four fiscal quarter period shall be less than or equal to the maximum then permitted under Section 7.15;

(d)           subject to Section 1.11 in the case of an Incremental Term Facility used to finance a Limited Condition Acquisition, the representations and warranties set forth in Article V shall be true and correct on and as of the date on which such Incremental Facility Amendment is to become effective, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date;

(e)            such Incremental Facility Loans shall be in a minimum amount of $25,000,000 (or, if less, the balance of the remaining aggregate principal amount available for all such Incremental Facility Loans) and in integral multiples of $1,000,000 in excess thereof (or such lesser amounts as agreed by the Administrative Agent);

(f)            any Incremental Revolving Commitments shall be made on the same terms and provisions (other than upfront fees) as apply to the existing Revolving Commitments, including with respect to maturity date, interest rate and prepayment provisions, and shall not constitute a credit facility separate and apart from the existing revolving credit facility set forth in Section 2.1(a);

(g)            any Incremental Term Loan that constitutes an additional term loan under a then existing tranche of term loans shall be made on the same terms and provisions (other than upfront fees) as apply to such outstanding term loan, including with respect to maturity date, interest rate and prepayment provisions, and shall not constitute a credit facility separate and apart from such term loan; provided that in the case of an Incremental Term Loan that is an additional advance of any existing tranche of term loans that is subject to a prepayment premium, the expiration date of such prepayment premium as to the full principal amount of such term loan may be extended to a date agreed by Adtalem and the Lenders providing such Incremental Term Loan;

(h)            in the case of any Other Term Loan that the Administrative Agent has determined is a term loan A (an “Incremental Tranche A Term Loan”), such Other Term Loan shall: (A) rank pari passu in right of payment priority with the existing term loans, (B) share ratably in rights in  the Collateral, the U.S Guaranty and the Offshore Guaranty, as applicable and in a manner consistent with the terms of the Loan Documents, (C) have a maturity date that is not earlier than the later of (1) the Maturity Date with respect to Revolving Loans and (2) the final maturity of any other Incremental Tranche A Term Loan, (D) have a Weighted Average Life to Maturity that is not shorter than the then-remaining Weighted Average Life to Maturity of any other Incremental Tranche A Term Loan (it being understood that, subject to the foregoing, the amortization schedule applicable to such Other Term Loan shall be determined by Adtalem and the Lenders of such Other Term Loan), (E) share ratably in any mandatory prepayments of the Term B Loan and any other Incremental Term Facilities pursuant to Section 2.5 (or otherwise provide for more favorable prepayment treatment for the then outstanding Term B Loan and Incremental Term Facilities) and
(F)	otherwise be on terms reasonably acceptable to the Administrative Agent;

(i)            in the case of any Other Term Loan that the Administrative Agent has determined is a term loan B (an “Incremental Tranche B Term Loan”), such Other Term Loan shall: (A) rank pari passu in right of payment priority with the existing term loans,  (B) share ratably in rights in  the Collateral, the U.S Guaranty and the Offshore Guaranty, as applicable and in a manner consistent with the terms of the Loan Documents, (C) have a maturity date that is not be earlier than the later of (1) the Maturity Date with respect to the Term B Loan and (2) the final maturity of any other Incremental Tranche B Term Loan, (D) have a Weighted Average Life to Maturity that is not shorter than the then-remaining Weighted Average Life to Maturity of the Term B Loan or any other Incremental Tranche B Term Loan (it being understood that, subject to the foregoing, the amortization schedule applicable to such Other Term Loan shall be determined by Adtalem and the Lenders of such Other Term Loan), (E) if the All-In-Yield on such Other Term Loan exceeds the All-In-Yield on the Term B Loan or any Incremental Tranche B Term Loan by more than 50 basis points (0.50%) per annum, then the Applicable Rate or fees payable by the Borrowers with respect to the Term B Loan or such Incremental Tranche B Term Loan shall on the effective date of such Other Term Loan be increased to the extent necessary to cause the All-In-Yield on the Term B Loan and such Incremental Tranche B Term Loan to be 50 basis points (0.50%) less than the All- In-Yield on such Other Term Loan (such increase to be allocated as reasonably determined by the Administrative Agent in consultation with the Borrower), (F) share ratably in any mandatory prepayments of the Term B Loan and any other Incremental  Term Facilities pursuant  to   Section

2.5 (or otherwise provide for more favorable prepayment treatment for the then outstanding Term  B Loan and Incremental Term Facilities) and (G) otherwise be on terms consistent with the Term   B Loan or, if not consistent, on terms reasonably acceptable to the Administrative Agent;

(j)            the Administrative Agent shall have received additional commitments in a corresponding amount of such requested Incremental Facility Loans from either existing Lenders and/or one or more other institutions that qualify as Eligible Assignees (it being understood and agreed that no existing Lender shall be required to provide an additional  commitment);

(k)            the Administrative Agent shall have received such amendments to the Collateral Documents as the Administrative Agent reasonably requests to cause the Collateral Documents to secure the Obligations (in a manner consistent with the terms of the Loan Documents) after giving effect to such Incremental Facility; and

(l)            the Administrative Agent shall have received customary closing certificates and legal opinions and all other documents (including resolutions of the board of directors of the Loan Parties) it may reasonably request relating to the corporate or other necessary authority for such Incremental Facility Loans and the validity of such Incremental Facility Loans, and any other matters relevant thereto, all in form and substance reasonably satisfactory to the Administrative Agent.

Each Incremental Term Facility and any Incremental Revolving Commitments shall be evidenced by an amendment (an “Incremental Facility Amendment”) to this Agreement, giving effect to the modifications permitted by this Section 2.14 (and subject to the limitations set forth in the immediately preceding paragraph), executed by the Loan Parties, the Administrative Agent and each Lender providing   a portion of the Incremental Term Facility and/or Incremental Revolving Commitments, as applicable; which such amendment, when so executed, shall amend this Agreement as provided therein. Each Incremental Facility Amendment shall also require such amendments to the Loan Documents, and such other new Loan Documents, as the Administrative Agent reasonably deems necessary or appropriate to effect the modifications and credit extensions permitted by this Section 2.14. Neither any Incremental Facility Amendment, nor any such amendments to the other Loan Documents or such other new Loan Documents, shall be required to be executed or approved by any Lender, other than the Lenders  providing such Incremental Term Loans and/or Incremental Revolving Commitments, as applicable, and the Administrative Agent, in order to be effective. The effectiveness of any Incremental Facility Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth above and as such other conditions as requested by the Lenders under the Incremental Facility established in connection therewith.

2.15	Cash Collateral.

(a)            Certain Credit Support Events. If (i) the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding,
(iii) the Borrowers shall be required to provide Cash Collateral pursuant to Section 8.2 or (iv) there shall exist a Defaulting Lender, Adtalem shall (or shall cause the Designated Borrowers to) immediately (in the case of clause (iii) above) or within one Business Day (in all other cases)  following any request by the Administrative Agent or the L/C Issuer provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.16(b) and any Cash Collateral provided by the Defaulting Lender). In addition, if the Administrative Agent notifies Adtalem at any time that the Outstanding Amount of all L/C Obligations at such time exceeds the Letter of Credit Sublimit then in effect, then, within two Business Days after receipt of such notice, Adtalem shall (or shall cause the Designated Borrowers to) Cash Collateralize the L/C Obligations in an amount equal to the amount by which the Outstanding Amount of all L/C Obligations exceeds the Letter of Credit Sublimit. The Administrative Agent may, at any time and from time to time after the initial deposit of Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of exchange rate fluctuations.

(b)            Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked deposit accounts at Bank of America. Each Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for  the obligations to which such Cash Collateral may be applied pursuant to Section 2.15(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, Adtalem (or the applicable Designated Borrower) or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(c)            Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.15 or Section 2.3, 2.5, 2.16 or 8.2 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d)  Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) theelimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 11.6(b)(vii))) or (ii) the Administrative Agent’s and L/C Issuer’s good faith determination that there exists excess Cash Collateral; provided,  however, (x) that Cash Collateral furnished by or on behalf of a Borrower shall not be released during the continuance of a Default (and following application as provided in this Section 2.15 may be otherwise applied in accordance with Section 8.3), and (y) the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.16	Defaulting Lenders.

(a)            Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)            Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of “Required Lenders,” “Required Revolving Lenders,” “Required Pro Rata Facilities Lenders” and Section 11.1.

(ii)            Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 11.8), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the L/C Issuer or Swingline Lender hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.15; fourth, as Adtalem may request (so long as no Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and Adtalem, to be held in a non-interest bearing deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.15; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or Swingline Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by a Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.16(b). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)	Certain Fees.

(A)            No Defaulting Lender shall be entitled to receive any commitment fee pursuant to Section 2.9(a) for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)            Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Pro Rata Share of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.15.

(C)            With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Borrowers shall (x) pay  to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (b) below, (y) pay to the L/C Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(b)            Reallocation of Pro Rata Shares to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swingline Loans pursuant to Sections 2.3 and 2.4, the “Pro Rata Share” of each non-Defaulting Lender shall be computed without giving effect to the Revolving Commitment of that Defaulting Lender; provided, that, the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swingline Loans shall not exceed the positive difference, if any, of (1) the Revolving Commitment of that non-Defaulting Lender minus
(2) the aggregate Outstanding Amount of the Revolving Loans of that Lender. Subject to Section 11.25, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.

(c)            Cash Collateral, Repayment of Swingline Loans. If the reallocation described in clause (b) above cannot, or can only partially, be effected, the applicable Borrower shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lenders’ Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.15.

(d)            Defaulting Lender Cure. If Adtalem, the Administrative Agent, the Swingline Lender and the L/C Issuer agree in writing that a Lender should is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Shares (without giving effect to Section 2.16(b)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of a Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.17	Designated Borrowers.

(a)            As of the Closing Date, there are no Designated Borrowers.

(b)            Adtalem may at any time, upon not less than 15 Business Days’ notice from Adtalem to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), request the designation of any wholly-owned Offshore Subsidiary of Adtalem (an “Applicant Borrower”) as a Designated Borrower to receive Credit Extensions hereunder by delivering to the Administrative Agent (which shall promptly deliver copies thereof to each Lender that would be obligated to make Credit Extensions to such Applicant Borrower) a duly executed notice in substantially the form of Exhibit I (a “Designated Borrower Request”). If the Administrative Agent and each of the Lenders obligated to make Credit Extensions to such Applicant Borrower, agree in writing that such Applicant Borrower shall be entitled to receive Credit Extensions hereunder, then the Administrative Agent shall send an agreement in substantially the form of Exhibit J (a “Designated Borrower Joinder Agreement”) to Adtalem specifying (x) the additional terms and conditions applicable to Credit Extensions to such Applicant Borrower due to applicable Laws and/or operational requirements with respect to the jurisdiction of organization for such Applicant Borrower and (y) the effective date upon which the Applicant Borrower shall constitute a Designated Borrower for purposes hereof. Upon the execution of such Designated Borrower Joinder Agreement by Adtalem, such Applicant Borrower and the Administrative Agent, such Applicant Borrower shall be a Designated Borrower and permitted to receive Credit Extensions hereunder, on the terms and conditions set forth herein and therein, and such Applicant Borrower otherwise shall be a Borrower for all purposes of this Agreement; provided that no Loan Notice or Letter of Credit Application may be submitted by or on behalf of such Designated Borrower until the date five Business Days after such effective date (or such shorter period as agreed by the Administrative Agent in its sole discretion). The parties hereto acknowledge and agree that prior to any Designated Borrower becoming entitled to utilize the credit facilities provided for in this Agreement the Administrative Agent shall have received  for the benefit of each Lender that would be obligated to make Credit Extensions to such Designated Borrower  such  supporting  resolutions,  incumbency  certificates,  opinions  of  counsel  and other documents or information, in form, content and scope reasonably satisfactory to the Administrative Agent, as may be required by the Administrative Agent in its reasonable discretion.

(c)            Notwithstanding anything in this Agreement or any other Loan Document to the contrary, (i) the Obligations of each of the Designated Borrowers shall be several in nature and (ii) no Designated Borrower and no Offshore Guarantor shall have any liability for the direct Obligations of Adtalem hereunder.

(d)            Each Subsidiary of Adtalem that is or becomes a “Designated Borrower” pursuant to this Section 2.17 hereby irrevocably appoints Adtalem as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) the receipt of the proceeds of any Loans made to any such Designated Borrower hereunder. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by Adtalem, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to Adtalem in accordance with the terms of this Agreement shall be deemed to have been delivered to each Designated Borrower; provided that if such communication is directed to a specific Designated Borrower, it shall indicate to which Designated Borrower it is directed.

(e)            Adtalem may from time to time, upon not less than 15 Business Days’ notice from Adtalem to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), terminate a Designated Borrower’s status as such, provided that there are no outstanding Loans payable by such Designated Borrower, or other amounts payable by such Designated Borrower on account of any Loans made to it, as of the effective date of such termination. The Administrative Agent will promptly notify the Lenders that would be obligated to make Credit Extensions to such Designated Borrower of any such termination of a Designated Borrower’s status and, to the extent applicable, terminate the Offshore Guaranty with respect to such Designated Borrower and (to the extent not otherwise required to be pledged under the Loan Documents to secure other Obligations) release the Lien on the Equity Interests pledged to secure the Obligations of such Designated Borrower.

2.18	Refinancing Loans.

(a)            Adtalem may, from time to time, and subject to the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed or conditioned), add one or more new term loan facilities to this Agreement (“Refinancing Loans”) pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to Adtalem, to refinance all or any portion of the Term B Loan then outstanding under this Agreement pursuant to a Refinancing Amendment; provided that such Refinancing Loans: (i) shall rank pari passu in right of payment with the other Loans and Commitments hereunder; (ii) shall not be Guaranteed by any Person that is not a Guarantor; (iii) shall be secured by the Collateral on an equal and ratable basis with the Obligations; (iv) shall have such pricing terms as may be agreed by Adtalem and the applicable lenders thereof; (v) shall have a maturity date that is not prior to the scheduled Maturity Date for the Term B Loan, and shall have a Weighted Average Life to Maturity that is not shorter than the Weighted Average Life to Maturity of the Term B Loan being refinanced; (vi) subject to clauses (iv) and (v) above, shall have terms and conditions (other than pricing) that are substantially identical to, or less favorable to the lenders providing such Refinancing Loans than, the terms and conditions of the Term B Loan being refinanced (unless such terms are reasonably acceptable to the Administrative Agent); and (vii) the Net Cash Proceeds of such Refinancing Loans shall be applied, substantially concurrently with the incurrence thereof, to the prepayment of the Term B Loan being so refinanced, in each case in the manner set forth in Section 2.5(c); provided however, that such Refinancing Loans (x) may provide for any additional or different financial or other covenants or other provisions that are agreed among Adtalem and the lenders thereof and applicable only during periods after the latest Maturity Date of any of the Loans (and Commitments) that remain outstanding after giving effect to such Refinancing Loans or the date on which all non- refinanced Obligations are paid in full and (y) shall not have a principal or commitment amount (or accreted value) greater than the principal amount of the Term B Loan being refinanced (plus accrued interest, fees, discounts, premiums or expenses payable in connection therewith).

(b)            Adtalem shall make any request for Refinancing Loans pursuant to a written notice to the Administrative Agent specifying in reasonable detail the proposed terms thereof. No Lender shall have any obligation hereunder to provide Refinancing Loans.  To achieve the full amount of  a requested issuance of Refinancing Loans, and subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld, delayed or conditioned), Adtalem may invite additional Eligible Assignees to become Lenders in respect of such Refinancing Loans pursuant to  a joinder agreement to this Agreement in form and substance reasonably satisfactory to the Administrative Agent.

(c)            The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.2 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements, including any supplements or amendments to the Collateral Documents providing for such Refinancing Loans to be secured thereby. The Lenders hereby authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with Adtalem as may be necessary in order to establish new tranches of Refinancing Loans and to make such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and Adtalem in connection with the establishment of such new tranches, in each case on terms consistent with this Section 2.18.

(d)            Each class of Refinancing Loans incurred under this Section 2.18 shall be in an aggregate  principal  amount  that is (i) not  less than $50,000,000  and  (ii) an integral  multiple of
$10,000,000 in excess thereof.

(e)            Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Refinancing Loans incurred pursuant thereto (including the addition of such Refinancing Loans as a separate class of “Loan” hereunder and treated in a manner consistent with the Term B Loan being refinanced, including for purposes of prepayments and voting). Any Refinancing Amendment may, without the consent of any Person other than Adtalem, the Administrative Agent and the Lenders providing such Refinancing Loans, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and Adtalem, to effect the provisions of this Section 2.18.

ARTICLE III.
TAXES, YIELD PROTECTION AND ILLEGALITY

3.1	Taxes.

(a)            Payment Free of Taxes. Any and all payments on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding, on the basis of the information and documentation delivered pursuant to subsection (e) below, and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by such Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)            Payment of Other Taxes. Without limiting the provisions of subsection (a) above, each Loan Party shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)            Tax Indemnification. (i) Each Borrower shall severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any penalties, interest and reasonable  expenses arising therefrom or with respect thereto (but excluding such penalties, interest and expenses imposed or asserted on account of the bad faith or willful neglect of such Recipient), whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Adtalem by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. Each Borrower shall severally indemnify the Administrative Agent, within 10 days after demand therefore, for any amount which a Lender for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to clause (c)(ii) below with respect to such Borrower. To the extent that a Borrower pays an amount to the Administrative Agent pursuant to the preceding sentence with respect to Excluded Taxes or the failure to maintain a Participant Register, the applicable Lender shall indemnify such Borrower for such Taxes.

(ii)      Each Lender shall severally indemnify the Administrative Agent, within   10 days after demand therefore, for (x) any Indemnified Taxes attributable to such Lender (but only to the extent that the Loan Parties have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (y) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.7(d) relating to the maintenance of a Participant Register and (z) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the

Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (ii).

(d)            Evidence of Payment. As soon as practicable after any payment of Taxes by a Borrower to a Governmental Authority pursuant to this Section, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)	Status of Lenders; Tax Documentation.

(i)            Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver  to the applicable Borrower and the Administrative Agent, at the time or times reasonably requested by such Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by such Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate  of withholding. In addition, any Lender, if reasonably requested by a Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by such Borrower or the Administrative Agent as will enable such Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything  to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.1(e)(ii)(A), 3.1(e)(ii)(B) and 3.1(e)(ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)            Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Person,

(A)            any Lender that is a U.S. Person shall deliver to Adtalem and the Administrative Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Adtalem or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)            any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Adtalem and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Adtalem or the Administrative Agent), whichever  of the following is applicable:

(1)            in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS

Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W- 8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction  of,

U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)	executed copies of IRS Form W-8ECI;

(3)            in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit B-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Adtalem within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to Adtalem as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W 8BEN-E; or

(4)            to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W 8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit B-2 or Exhibit B-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit B-4 on behalf of each such direct and indirect partner;

(C)            any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to each Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit such Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)            if a payment made to a Lender under  any  Loan  Document  would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including  those contained in Section 1471(b) or 1472(b) of the Code,   as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of  the  Code)  and  such  additional  documentation  reasonably  requested  by the Borrowers or the Administrative Agent as may be necessary for the Borrowerss and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)            Each Lender agrees that if any form of certification it previously delivered pursuant to this Section 3.1 expires or becomes obsolete or inaccurate in any respect, it shall update such form of certification or promptly notify Adtalem and the Administrative Agent in writing of its legal in ability to do so.

(f)            Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be. If the Administrative Agent, any Lender or the L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Borrower, upon the request of the Administrative Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the L/C Issuer in the event the Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Borrower or any other Person.

3.2	Illegality.

If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to perform any of its obligations hereunder make, maintain or fund or charge interest with respect to any Credit Extensions or to determine or charge interest rates based upon the Eurocurrency Rate (whether denominated in Dollars or an Alternative Currency), or to determine or charge interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the applicable Borrower through the Administrative Agent, (i) any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Credit Extension or continue Eurocurrency Rate Loans or to convert Base Rate Loans to Eurocurrency Rate Loans in the affected currency or currencies or, in the case of Eurocurrency Rate Loans in Dollars, to convert Base Rate Loans to Eurocurrency Rate Loans shall be suspended and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurocurrency Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender, shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate, in each case until such Lender notifies the

Administrative Agent and the applicable Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the applicable Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all of such Lender’s Eurocurrency Rate Loans to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate), either on the last day of the Interest Period therefore, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurocurrency Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurocurrency Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurocurrency Rate. Upon any such prepayment or conversion, the applicable Borrower shall also pay accrued interest on the amount so prepaid or converted.

Each Lender at its option may make any Credit Extension to a Borrower by causing any domestic or foreign branch or Affiliate of such Lender to make such Credit Extension; provided that any exercise of such option shall not affect the obligation of such Borrower to repay such Credit Extension in accordance with the terms of this Agreement or such Lender’s ability to make Credit Extensions hereunder in the Alternative Currencies in accordance with the terms of this Agreement; provided, however, if any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to issue, make, maintain, fund or charge any interest rate with respect to any Credit Extension to any Designated Borrower who is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia then, on notice thereof by such Lender to Adtalem through the Administrative Agent, and until such notice by such Lender is revoked, any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Credit Extension shall be suspended. Upon receipt of such notice, the Loan Parties shall, take all reasonable actions requested by such Lender to mitigate or avoid such illegality.
3.3	Inability to Determine Rates.

(a)            If in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof, (i) the Administrative Agent determines that (A) deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan or (B) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan (whether denominated in Dollars or an Alternative Currency) or in connection with an existing or proposed Base Rate Loan, (in each case with respect to clause (i), “ Impacted Loans”), or (ii) the Administrative Agent or the Required Lenders determine that for any reason the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the applicable Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in the affected currency or currencies shall be suspended and (y) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended (to the extent of the affected Eurocurrency Rate Loans or Interest Periods), in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the applicable Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in the affected currency or currencies or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

(b)            Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a)(i) of this Section, the Administrative Agent in consultation with Adtalem and the Required Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a)(i) of this Section, (2) the Administrative Agent or the Required Lenders notify Adtalem that such alternative interest rate does not adequately and fairly reflect the cost to the Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or   its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and Adtalem written notice thereof.

3.4	Increased Costs; Reserves on Eurocurrency Rate Loans.

(a)            Increased Costs Generally.  If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.4(e)) or the L/C Issuer;

(ii)            subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)            impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurocurrency Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon  request  of such Lender or the L/C Issuer, Adtalem will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b)          Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirementshas or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s  capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time Adtalem will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c)            Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to Adtalem shall be conclusive absent manifest error. Adtalem shall pay (or cause the applicable Designated Borrower to pay) such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)            Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that no Borrower shall be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than 90 days prior to the date that such Lender or the L/C Issuer, as the case may be, notifies Adtalem of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefore (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof).

(e)            Additional Reserve Requirements. Adtalem shall pay (or shall cause the applicable Designated Borrower to pay) to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which in each case shall be due and payable on each date on which interest is payable on such Loan, provided Adtalem shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest or costs shall be due and payable 10 days from receipt of such notice.

(f)            Mandatory Costs. If any Lender or the L/C Issuer incurs any Mandatory Costs attributable to the Obligations, then upon written notice from such Lender, Adtalem will pay (or cause the applicable Designated Borrower to pay) to such Lender or the L/C Issuer, as the case may be, such Mandatory Costs on each date that interest is required to be paid on the Loans so long as such Lender incurs such Mandatory Costs. Such amount shall be expressed as a percentage rate per annum and shall be payable on the full amount of the applicable Obligations.

3.5	Compensation for Losses.

Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, Adtalem shall promptly compensate (or cause the applicable Designated Borrower to compensate) such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result   of:

(a)            any continuation, conversion, payment or prepayment of any Eurocurrency Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)            any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Eurocurrency Rate Loan on the date or  in the amount notified by Adtalem or the applicable Designated Borrower;

(c)            any failure by any Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; or

(d)            any assignment of a Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefore as a result of a request by Adtalem pursuant to Section 11.15;

including any loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. Adtalem shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by any Borrower to the Lenders under this Section 3.5, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate used in determining the Eurocurrency Rate for such Loan by a matching deposit or other borrowing  in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.
3.6	Mitigation Obligations; Replacement of Lenders.

(a)            Designation of a Different Lending Office. Each Lender may make any Credit Extension to a Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of the Borrowers to repay the Credit Extension in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.4, or a Borrower is required to pay any additional amount to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.1, or if any Lender gives a notice pursuant to Section 3.2 or 3.3, then such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.1 or 3.4, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.2 or 3.3, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. Adtalem hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.

(b)            Replacement of Lenders. If any Lender requests compensation under Section 3.4, or if a Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.1, or if a Lender has given notice pursuant to Section 3.3, Adtalem may replace such Lender in accordance with Section 11.15.

3.7	Successor LIBOR.

Notwithstanding anything to the contrary in this Agreement or any other Loan Documents (including Section 11.1 hereof), if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or Adtalem or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to Adtalem) that Adtalem or Required Lenders (as applicable) have determined, that:

(i)            adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)            the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), or

(iii)            syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and Adtalem may amend this Agreement to replace LIBOR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar syndicated credit facilities for such alternative benchmarks (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes (as defined below) and any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Administrative Agent shall have posted  such proposed  amendment to  all Lenders and Adtalem unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment.

If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify Adtalem and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans shall be suspended, (to the extent of the affected Eurocurrency Rate Loans or Interest Periods), and (y) the Eurocurrency Rate component shall no longer be utilized in determining the Base Rate. Upon receipt of such notice, Adtalem may revoke any pending request for a Borrowing  of,  conversion  to or     continuation of Eurocurrency Rate Loans  (to the extent of the affected Eurocurrency Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.

Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this  Agreement.

3.8	Survival.

The obligations of each Borrower under this Article III shall survive termination of the Commitments and repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

ARTICLE    IV.
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.1	Conditions of Initial Credit Extension.

The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a)            The Administrative Agent’s receipt of the following, each properly executed by a Responsible Officer or Senior Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date or such other date acceptable to the Administrative Agent) and each in form and substance satisfactory to the Administrative Agent:

(i)            executed counterparts of this Agreement, the U.S. Subsidiary Guaranty and the Security Agreement;

(ii)            as to each Borrower, a Note executed by such Borrower in favor of each Lender requesting a Note at least two Business Days prior to the Closing Date;

(iii)            share certificates (if any) representing the Collateral pledged under the Security Agreement, together with stock powers executed in blank;

(iv)            such UCC financing statements or similar documents required under any other applicable Law in the name of each Loan Party which is a pledgor or obligor under this Agreement and the Collateral Documents (as debtor) and the Administrative Agent (as secured party) describing the Collateral under the applicable Collateral Document;

(v)            such UCC search reports as the Administrative Agent shall have requested;

(vi)            notices of grant of security interest in the form required by the Security Agreement as are necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the United States registered intellectual property of Adtalem and the U.S. Guarantors;

(vii)	copies of insurance policies or certificates of insurance of Adtalem and the
U.S. Guarantors evidencing liability and casualty insurance meeting the requirements set forth in the Loan Documents, including naming the Administrative Agent and  its successors and assigns as additional insured (in the case of liability insurance) or lender’s loss payee (in the case of property insurance) on behalf of the Lenders;

(viii)            such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(ix)            such documents and certifications as the Administrative Agent may reasonably require, if applicable, to evidence that each Loan Party is duly organized or formed, and that each of the Loan Parties is validly existing, in good standing and qualified to engage in business in the jurisdiction of its organization;

(x)            opinions of Stephen W. Beard, General Counsel of Adtalem and Reed Smith LLP, special counsel to the Loan Parties, addressed to the Administrative Agent and each Lender;

(xi)            a certificate of a Responsible Officer of Adtalem either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(xii)            a certificate (the “Closing Certificate”) signed by a Senior Responsible Officer of Adtalem to the effect that (A) the conditions specified in Sections 4.2(a) and (b) have been satisfied, and (B) there has been no event or circumstance since June 30, 2017 that has had or would be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect.

(b)            Substantially concurrently herewith, the Borrowers’ obligations under that certain Credit Agreement, dated as of March 31, 2015, shall have been repaid in full, all commitments thereunder shall have been terminated and all Liens securing the same shall have been released (or arrangements satisfactory to Adtalem and the Administrative Agent for such release shall have been made).

(c)            Any and all fees and expenses required to be paid on or before the Closing Date shall have been paid.

(d)            Unless waived by the Administrative Agent, Adtalem shall have paid all Attorney Costs of the Administrative Agent to the extent invoiced at least one Business Day prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between Adtalem and the Administrative Agent).

Without limiting the generality of the provisions of the last paragraph of Section 9.3, for purposes of determining compliance with the conditions specified in this Section 4.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.2	Conditions to all Credit Extensions.

The obligation of each Lender and the L/C Issuer to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans) is subject to the following conditions precedent:

(a)            Subject to Section 1.11 in the case of an Incremental Term Facility used to finance a Limited Condition Acquisition, the representations and warranties of the Borrowers and each other Loan Party contained in Article V of this Agreement or in any other Loan Document,  or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.2, the representations and warranties contained in subsections (a) and (b) of Section 5.5 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.1.

(b)            Subject to Section 1.11 in the case of an Incremental Term Facility used to finance a Limited Condition Acquisition, no Default shall exist, or would result from such proposed Credit Extension.

(c)            The Administrative Agent and, if applicable, the L/C Issuer or the Swingline Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d)            In the case of a Credit Extension to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent, the Required Revolving Lenders (in the case of any Loans to be denominated in an Alternative Currency) or the L/C Issuer (in the case of any Letter of Credit to be denominated in an Alternative Currency) would make it impracticable for such Credit Extension to be denominated in the relevant Alternative Currency.

(e)            If the applicable Borrower is a Designated Borrower, such Borrower shall have been designated as a Designated Borrower pursuant to Section 2.17.

Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurocurrency Rate Loans) submitted by any Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.2(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V.
REPRESENTATIONS  AND WARRANTIES

Each Borrower jointly and severally represents and warrants to the Administrative Agent and the Lenders that:

5.1	Existence, Qualification and Power; Compliance with Laws.

Each Loan Party (a) is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing (to the extent applicable) under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

5.2	Authorization; No Contravention.

The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien (other than Liens under the Loan Documents) under, (i) any Contractual Obligation to which such Person is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

5.3	Governmental Authorization; Other Consents.

No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person not previously obtained or made is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document other than filings in connection with the Collateral  Documents.

5.4	Binding Effect.

This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes,  and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by (i) applicable Debtor Relief Laws and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.5	Financial Statements; No Material Adverse Effect.

(a)            The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of Adtalem and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of Adtalem and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b)            The unaudited consolidated financial statements of Adtalem and its Subsidiaries dated December 31, 2017 and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, (ii) fairly present the financial condition of Adtalem and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments and (iii) show all material indebtedness and other liabilities, direct or contingent, of Adtalem and its consolidated Subsidiaries as of the date of such financial statements, including liabilities for taxes, material commitments and Indebtedness.

(c)            Since June 30, 2017, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

5.6	Litigation.

There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of Adtalem after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against Adtalem or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, if determined adversely, would reasonably be expected to have a Material Adverse Effect.

5.7	No Default.

Neither Adtalem nor any Subsidiary is in default under or with respect to any Contractual Obligation that would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.8	Ownership of Property; Liens.

Each of Adtalem and each Subsidiary has good and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of Adtalem and its Subsidiaries is subject to no Liens, other than Permitted Liens.

5.9	Environmental Compliance.

Adtalem and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof Adtalem has reasonably concluded that such Environmental Laws and claims would not, individually or in the aggregate, reasonably be expected to have a Material Adverse  Effect.

5.10	Insurance.

The properties of Adtalem and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of Adtalem, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Adtalem or the applicable Subsidiary operates. The property and general liability insurance coverage of Adtalem and the U.S. Guarantors as in effect on the Closing Date is outlined on the certificates of insurance delivered to the Administrative Agent on the Closing Date pursuant to Section 4.1(a)(vii).

5.11	Taxes.

Adtalem and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against Adtalem or any Subsidiary that would, if made, have a Material Adverse Effect.

5.12	ERISA Compliance.

(a)            Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of Adtalem, nothing has occurred which would prevent, or cause the loss of, such qualification.

(b)            There are no pending or, to the best knowledge of Adtalem, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or would reasonably be expected to result in a Material Adverse Effect.

(c)            No ERISA Event has occurred or would be reasonably expected to occur that has resulted or would reasonably be expected to result in a Material Adverse Effect.

(d)            The Borrowers represent and warrant as of the Closing Date that no Borrower is   or will be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments.

5.13	Subsidiaries.

As of the Closing Date, Adtalem has no Subsidiaries other than those specifically disclosed on Schedule 5.13. Schedule 5.13 correctly sets forth, as of the Closing Date, (i) the direct percentage ownership of Adtalem and each of its Subsidiaries in each class of Equity Interest of each of its Subsidiaries and (ii) the jurisdiction of organization of each such Subsidiary. As of the Closing Date, Schedule 5.13 identifies each Subsidiary (if any) which is an Immaterial Subsidiary or a U.S. Foreign Holdco.

5.14	Margin Regulations; Investment Company Act.

(a)            No Borrower is engaged or will engage, principally or as one of its important activities,  in  the   business  of  purchasing  or  carrying  margin  stock  (within  the   meaning    of  Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

(b)            None of Adtalem, any Person Controlling Adtalem, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15	OFAC; Anti-Corruption Laws.

(a)            None of the Loan Parties, nor any of their Subsidiaries, nor, to the knowledge of the Loan Parties and their Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority applicable to Adtalem or its Subsidiaries or (iii) located, organized or resident in a Designated Jurisdiction.

(b)            Adtalem and its Subsidiaries are in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation and have instituted and maintain policies and procedures designed to promote and achieve compliance with such laws.

5.16	Disclosure.

No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided however that, with respect to projected financial information, Adtalem represents only that such information was prepared in good faith based on assumptions believed to be reasonable at the time of such preparation.

5.17	Compliance with Laws.

Adtalem and its Subsidiaries are in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to them or their properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, of the operations of Adtalem and its Subsidiaries are in compliance with (i) all applicable Laws the violation of which would terminate or materially impair the eligibility of Adtalem or any Subsidiary for participation, if applicable, in student financial assistance programs under Title IV, (ii) the federal Truth-in-Lending Act, 15 U.S.C. § 1601 et seq., and all other consumer credit laws applicable to Adtalem or any Subsidiary in connection with the advancing of student loans, except for such laws and regulations the violation of which, in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (iii) all statutory and regulatory requirements for authorization to provide post-secondary education in the jurisdictions in which its educational facilities are located, except for such requirements the violation of which would not reasonably be expected to have a Material Adverse Effect, (iv) if applicable, all requirements for continuing its Accreditations, except for such requirements the violation of which would not reasonably be expected  to have a Material Adverse Effect and (v) all requirements concerning the limitation on the receipt of Title IV Program funding under the “90/10 Rule” codified at 34 C.F.R. § 600.5(d) and HEA except for such requirements the violation of which would not have a Material Adverse Effect.

5.18	Intellectual Property; Licenses, Etc.

Adtalem and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, except where and to the extent would not reasonably be expected to have a Material Adverse Effect without conflict with the rights of any other Person. To the best knowledge of Adtalem, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by Adtalem or any Subsidiary infringes upon any rights held by any other Person except for such infringement which, either individually or in the aggregate, would not reasonably  be expected to have a Material Adverse Effect. Set forth on Schedule 5.18 is a list of all IP Rights registered or pending registration with the United States Copyright Office or the United States Patent and Trademark Office that, as of the Closing Date, Adtalem or any U.S. Guarantor owns.

5.19	Guaranties.

Each U.S. Subsidiary (other than an Immaterial Subsidiary or a U.S. Foreign Holdco to the extent set forth in the definition thereof) has executed and delivered to the Administrative Agent a U.S. Subsidiary Guaranty; and each Offshore Subsidiary and each U.S. Foreign Holdco has duly executed and delivered to the Administrative Agent an Offshore Guaranty, in each case, to the extent required by, and in accordance with, Section 6.12.
5.20	Collateral Documents.

The Collateral Documents create valid security interests in, and Liens on, the Collateral purported to be covered thereby, which security interests and Liens are currently (or, upon delivery of Collateral to the Administrative Agent and/or when the appropriate filings or other actions required by applicable law have been filed or taken, will be) perfected security interests and Liens, prior to all other Liens other than Permitted Liens.
5.21	Solvency.

Immediately following the making of each Loan and after giving effect to the application of the proceeds of the Loans, (a) the fair value of the assets of the Loan Parties will exceed their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Loan Parties will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

5.22	EEA Financial Institution.

No Loan Party is an EEA Financial Institution.

ARTICLE VI.

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, Adtalem shall, and shall (except in the case of the covenants set forth in Sections 6.1, 6.2, 6.3 and 6.11) cause each Subsidiary to:

6.1	Financial Statements.

Deliver to the Administrative Agent, in form and detail satisfactory to the Administrative  Agent:

(a)            as soon as available, but in any event within 90 days after the end of each fiscal year of Adtalem, a consolidated balance sheet of Adtalem and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for  the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; and

(b)            as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Adtalem, a consolidated balance sheet of Adtalem and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of Adtalem’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of Adtalem as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of Adtalem and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

As to any information contained in materials furnished pursuant to Section 6.2(a), Adtalem shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of Adtalem to furnish the information and materials described in subsections (a) and (b) above at the times specified therein.

6.2	Certificates; Other Information.

Deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent:

(a)            promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication of a financial nature sent to the stockholders of Adtalem, and copies of all annual, regular, periodic and special reports and registration statements which Adtalem may file or be required to file with the SEC under Section 13 or 15(d)  of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(b)            concurrently with the delivery of the financial  statements  referred  to  in  Sections 6.1(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of Adtalem (which delivery may, unless the Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes); and

(c)            promptly, such additional information regarding the business or financial or condition of Adtalem or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender (through the Administrative Agent) may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.1(a) or (b) or Section 6.2(a) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Adtalem posts such documents, or provides a link thereto on Adtalem’s website on the Internet at the website address listed on Schedule 11.2; or (ii) on which such documents are posted on Adtalem’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that in the case of documents that are not available on http://www.sec.gov: (i) Adtalem shall deliver paper copies of such documents to the Administrative Agent for any Lender that requests Adtalem to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) Adtalem shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Adtalem with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Each Borrower hereby acknowledges that (a) the Administrative Agent and/or MLPFS may, but shall not be obligated to, make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of such Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar or a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to any of the Borrowers or their respective Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each Borrower hereby agrees that so long as such Borrower is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent, MLPFS, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrowers or their respective securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.7); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Side Information;” and (z) the Administrative Agent and MLPFS shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Side Information.” Notwithstanding the foregoing, no Borrower shall be under any obligation to mark any Borrower Materials “PUBLIC.”

6.3	Notices.

Promptly notify the Administrative Agent:

(a)            of the occurrence of any Default;

(b)            of any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of Adtalem or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between Adtalem or any Subsidiary and any Governmental Authority; or
(iii) the commencement of, or any material development in, any litigation or proceeding affecting Adtalem or any Subsidiary, including pursuant to any applicable Environmental Laws;

(c)	of the occurrence of any ERISA Event; or

(d)            of any material change in accounting policies or financial reporting practices by Adtalem or any Subsidiary.

Each notice pursuant to this Section 6.3 shall be accompanied by a statement of a Responsible Officer of Adtalem setting forth details of the occurrence referred to therein and stating what action Adtalem has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.3(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached. Promptly upon receipt of any notice pursuant to this Section 6.3, the Administrative Agent shall furnish a copy thereof to each Lender or post a copy thereof on Syndtrak or another relevant website for access thereto by each Lender.

6.4	Payment of Obligations.

Pay and discharge as the same shall become due and payable all material taxes, assessments and other similar charges except as contested in good faith and by appropriate proceedings with respect to which reserves have been established and are being maintained in accordance with GAAP, except where the failure to pay would not reasonably be expected to have a Material Adverse Effect.

6.5	Preservation of Existence, Etc.

(a)            (i) Preserve, renew and maintain in full force and effect its legal existence and good standing (to the extent applicable) under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.4 or 7.5; (ii) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect; and (iii) preserve or renew all of its registered patents, trademarks, trade names and service marks, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(b)            Without limiting the generality of the foregoing and notwithstanding any limitation contained therein, maintain in full force and effect, except to the extent that the failure to do so would not affect School(s) which contributed more than 20% of Consolidated EBITDA of Adtalem and its Subsidiaries for the most recently completed four fiscal quarters of Adtalem, (i) its status as an “eligible institution,” as defined in 34 C.F.R. Sections 600.2 and 600.5 (to the extent applicable), (ii) its eligibility to participate in all Title IV Programs in which and to the extent that it currently participates, and (iii) maintain in full force and effect (A) its Accreditations, and (B) its licenses   to provide postsecondary education in all jurisdictions where it is so licensed, except, in the case of clauses (A) or (B), to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

6.6	Maintenance of Properties.

(a)            Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and

(b)            Make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

6.7	Maintenance of Insurance.

(a)            Maintain with financially sound and reputable insurance companies not Affiliates of Adtalem, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

(b)            Cause the Administrative Agent and its successors and assigns to be named as lender’s loss payee or mortgagee, as its interest may appear, and/or additional insured with respect to any such insurance providing liability coverage or coverage in respect of any Collateral pledged by Adtalem or the U.S. Guarantors, and cause each provider of any such insurance to agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative Agent thirty days (or such lesser amount as the Administrative Agent may agree) prior written notice before any such policy or policies shall be altered or canceled.

6.8	Compliance with Laws.

Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

6.9	Books and Records.

(a)            Maintain proper books of record and account, in which materially complete and accurate entries in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of Adtalem or such Subsidiary, as the case may be; and

(b)            Maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over Adtalem or such Subsidiary, as the case may be.

6.10	Inspection Rights.

Permit representatives and independent contractors of the Administrative Agent (who may be accompanied by any Lender) to visit and inspect any of its properties, examine its corporate, financial and operating records and make copies thereof or abstracts therefrom, and discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to Adtalem; provided, however, (i) unless an Event of Default has occurred and is continuing, such visit or inspection shall be at the expense of the Administrative Agent and (ii) when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of Adtalem at any time during normal business hours and without advance notice.

6.11	Use of Proceeds.

Use the proceeds of the Credit Extensions (i) to finance working capital and capital    expenditures,
(ii) to support the issuance of standby letters of credit (including the DVU Letter of Credit), (iii) to make Restricted Payments to the extent permitted in Section 7.6, (iv) to make Permitted Acquisitions, and (v) for other general corporate purposes, including to fulfill the Company’s obligations in connection with the DVU Divestiture,  not in contravention of any Law or of any Loan Document.

6.12	Additional Guarantors.

(a)            Notify the Administrative Agent as promptly after any Person becomes a Subsidiary after the date hereof (such notice to specify whether such Subsidiary is a U.S. Subsidiary or an Offshore Subsidiary), and as soon as practicable thereafter (and in any event within 90 days, or such later time as the Administrative Agent may agree in its sole discretion), (i) if such Person  is a U.S. Subsidiary (other than an Immaterial Subsidiary or a U.S. Foreign Holdco) cause such Person to become a U.S. Guarantor by executing and delivering to the Administrative Agent a counterpart of the U.S. Guaranty, and (ii) if such Person either is (A) an Offshore Subsidiary of a Designated Borrower or (B) an Offshore Subsidiary or a U.S. Foreign Holdco that, in either case, directly or indirectly owns Equity Interests of a Designated Borrower, cause such Person to become an Offshore Guarantor of such Designated Borrower, to the extent permitted by Law, by executing and delivering to the Administrative Agent a counterpart of the applicable Offshore Guaranty.

(b)            Notwithstanding the provisions of this Section 6.12 or any other provision of this Agreement to the contrary, (i) an Offshore Subsidiary shall only be required to guaranty the obligations of the Designated Borrower who owns or is owned by, directly or indirectly, such Offshore Subsidiary and (ii) if either (A) the Administrative Agent and Adtalem agree that the cost, burden or consequence (including adverse tax consequences) of obtaining an Offshore Guaranty from an Offshore Subsidiary is excessive in relation to the value of such Offshore Guaranty to the Lenders whose Obligations are guaranteed or (B) such Offshore Subsidiary (1) has assets which (together with the assets of its Subsidiaries who are not Offshore Guarantors) do not exceed 15%  of the consolidated assets of Adtalem and its Subsidiaries as of the end of the most recent fiscal period for which financial statements were delivered pursuant to Section 6.1(a) or 6.1(b), and (2) together with its Subsidiaries who are not Offshore Guarantors, does not (or would not) represent more than 15% of the Consolidated EBITDA of Adtalem and its Subsidiaries as of the end of the most recent fiscal period for which financial statements were delivered pursuant to Section 6.1(a)  or 6.1(b), then such Offshore Subsidiary shall not be required to become an Offshore Guarantor under this Section 6.12.

(c)            Notwithstanding the provisions of this Section 6.12 or any other provision of this Agreement to the contrary, none of DeVry University, Inc., DeVry/New York, Inc., or any of  their respective Subsidiaries as of the Closing Date shall be required to become U.S. Guarantors or comply with Section 6.13 until the earlier of: (i) the date that the DVU Purchase Agreement has terminated and (ii) if the DVU Purchase Agreement has not been terminated, January 15, 2019 (or such later date as the Administrative Agent may agree in its sole discretion).

Each Guaranty executed pursuant to this Section 6.12 is to be accompanied by such supporting documents of the types referred to in Section 4.1(a)(viii) and (ix) and, to the extent required by the Administrative Agent, opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of such Guaranty), all in form, content and scope reasonably satisfactory to the Administrative Agent. In the event that a Loan Party subsequently becomes an Immaterial Subsidiary and would not otherwise be required to execute and deliver a Guaranty pursuant to this Section 6.12, Adtalem shall be entitled to have such Subsidiary released from its Guaranty.

6.13	Pledged Assets.

(a)            Equity Interests. Cause each Loan Party (whether now or hereafter existing) which owns any Equity Interest in any Subsidiary to be a party to the applicable Collateral Document, and pursuant to the terms of such Collateral Document, to grant or cause to be granted to the Administrative Agent, a first priority perfected security interest in such Equity Interest, subject to the following: (i) 100% of the Equity Interests held by such Loan Party in each U.S. Subsidiary that is not also a U.S. Foreign Holdco shall secure all Obligations, (ii) 65% of the Equity Interests held by such Loan Party in any U.S. Foreign Holdco and any first tier Offshore Subsidiary (to the extent that such Offshore Subsidiary is a Designated Borrower or a direct or indirect owner of a Designated Borrower) shall secure all Obligations, (iii) 100% of the Equity Interests held by such Loan Party in each Offshore Subsidiary of a Designated Borrower and each U.S. Foreign Holdco and Offshore Subsidiary that, in either case, owns, directly or indirectly, Equity Interest in a Designated Borrower shall secure the Obligations of such Designated Borrower (but not the Obligations of Adtalem), and (iv) the pledge of any Equity Interest in any Offshore Subsidiary  or
U.S. Foreign Holdco shall only be required hereunder to the extent permitted by Law. Subject to the limitations herein, in the case of any Subsidiary created after the date hereof, Adtalem shall cause the pledge of the Equity Interest to be effected within 90 days of the date of creation (or such later date as agreed by the Administrative Agent in its sole discretion).

Notwithstanding any provision of this Section 6.13 or any other provision of this Agreement to the contrary, it is understood that the Equity Interests in any Offshore Subsidiary (the “Excluded Offshore Stock”) shall not be required to be pledged pursuant to the Collateral Documents if either (i) the Administrative Agent and Adtalem agree that the cost, burden or consequences (including adverse tax consequences) of obtaining or perfecting a security interest in such Excluded Offshore Stock is excessive in relation to the value of such assets as Collateral or
(ii) such Offshore Subsidiary (x) has assets which (together with the assets of its Subsidiaries whose stock is Excluded Offshore Stock) do not exceed 15% of the consolidated assets of Adtalem and  its Subsidiaries as of the end of the most recent fiscal period for which financial statements were delivered pursuant to Section 6.1(a) or 6.1(b),, and (y) together with its Subsidiaries whose Equity Interests are Excluded Offshore Stock does not (or would not) represent more than 15% of the Consolidated EBITDA of Adtalem and its Subsidiaries as of the end of the most recent fiscal period for which financial statements were delivered pursuant to Section 6.1(a) or 6.1(b),.
In connection with the pledge of stock or Equity Interests pursuant to the Collateral Documents, Adtalem agrees that it will from time to time upon request of the Administrative Agent, at Adtalem’s expense, deliver or cause to be delivered to the Administrative Agent such pledge supplements,  share  certificates, stock powers and other documents and, to the extent  required  by the Administrative Agent, opinions of counsel and take or cause to be taken such other action (including the filing of documents and the payment of taxes and charges) as the Administrative Agent shall reasonably request.

(b)            Other Property. Cause all personal property (other than Excluded Property) of Adtalem and each U.S. Guarantor to be subject at all times to first priority, perfected Liens in favor of the Administrative Agent to secure the Obligations pursuant to the Collateral Documents (subject to Permitted Liens) and, in connection with the foregoing, deliver to the Administrative Agent such other documentation as the Administrative Agent may reasonably request including filings and deliveries necessary to perfect such Liens, Organization Documents, resolutions and opinions of counsel to such Person, all in form, content and scope reasonably satisfactory to the Administrative Agent.

6.14	Anti-Corruption Laws.

Conduct its businesses in material compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions applicable to Adtalem and its Subsidiaries and maintain policies and procedures designed to promote and achieve compliance with such laws.

ARTICLE VII.

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, Adtalem shall not, nor shall it permit any Subsidiary to:

7.1	Liens.

Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)            Liens in favor of the Administrative Agent pursuant to the Collateral Documents;

(b)            Liens existing on the date hereof and listed on Schedule 7.1 and any renewals or extensions thereof, provided that the property covered thereby is not increased and any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.3(b);

(c)            Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d)            carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(e)            pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f)            deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g)            easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h)            Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.1(h) or securing appeal or other surety bonds related to such judgments;

(i)            Liens securing Indebtedness permitted under Section 7.3(e); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost of the property being acquired on the date of acquisition;

(j)            licenses (including licenses of intellectual property), sublicenses, leases or subleases granted to third parties in the ordinary course of business not interfering with the business of Adtalem and its Subsidiaries in any material respect;

(k)            Liens on assets of Offshore Subsidiaries that are not Loan Parties securing Indebtedness of such Offshore Subsidiaries permitted under Section 7.3(f);
(l)            Liens existing on any asset of any Person at the time such Person becomes a Subsidiary or is merged or consolidated with or into a Subsidiary which (i) were not created in contemplation of or in connection with such event, (ii) do not extend to or cover any other property or assets of Adtalem or any Subsidiary and (iii) secure obligations permitted under Section  7.3(g);

(m)            Liens in favor of customs and revenue authorities arising as a matter of law which secure payment of customs duties in connection with the importation of goods;

(n)            leases or subleases granted to others not interfering in any material respect with the business of Adtalem or any Subsidiary;

(o)            any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases not prohibited by this Agreement;

(p)            normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

(q)            Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection; and

(r)            other Liens securing obligations not in excess of $50,000,000 at any time outstanding.

7.2	Investments.

Make any Investments, except:

(a)            Investments held by Adtalem or such Subsidiary in the form of cash equivalents  or short-term marketable debt securities or such other short-term, highly liquid investments readily convertible into cash and made in accordance with Adtalem’s cash management policies;

(b)            advances to officers, directors and employees of Adtalem and Subsidiaries in an aggregate amount not to exceed $5,000,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(c)            Investments of Adtalem in any U.S. Guarantor and Investments of any U.S. Guarantor in Adtalem or in another U.S. Guarantor;

(d)            Investments by any Offshore Subsidiary (i) in any other Offshore Subsidiary or (ii) in Adtalem or any U.S. Guarantor;

(e)            Investments by Adtalem or any U.S. Guarantor in any Offshore Subsidiary; provided that: (i) no Event of Default exists immediately before and after giving effect thereto and

(ii) after giving effect to such Investment on a Pro Forma Basis, the Consolidated Leverage Ratio does not exceed 2.00:1.0;

(f)            Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(g)	Guarantees permitted by Section 7.3;

(h)	Permitted Acquisitions;

(i)            to the extent constituting Investments, deposit accounts maintained in the ordinary course of business and cash pooling arrangements in the ordinary course of business;

               (j)         Investments in respect of the Put/Call Option, in an aggregate amount not to exceed $100,000,000, provided that (i) no Default exists and (ii) after giving effect to such Investment, the Financial Covenants, determined on a Pro Forma Basis, shall not exceed the limits specified in Section 7.15; and

(k)	other Investments not exceeding $100,000,000 in the aggregate.

7.3	Indebtedness.

Create, incur, assume or suffer to exist any Indebtedness,  except:

(a)            Indebtedness comprising the Obligations;

(b)            Indebtedness outstanding on the date hereof and listed on Schedule 7.3 and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder;

(c)            Guarantees of Adtalem or any Subsidiary in respect of Indebtedness otherwise permitted hereunder of Adtalem or any Subsidiary;

(d)            Obligations (contingent or otherwise) of Adtalem or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(e)            Indebtedness in respect of capital leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.1(i); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $100,000,000;

(f)            Indebtedness of Off-Shore Subsidiaries that are not Loan Parties; provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $50,000,000;

(g)            Indebtedness assumed upon consummation of a Permitted Acquisition, provided that (i) the Borrowers would be in compliance with the Financial Covenants (as calculated on a Pro Forma Basis after giving effect thereto), (ii) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition and (iii) the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $50,000,000;

(h)            Indebtedness of Adtalem or any Subsidiary in respect of trade letters of credit in an aggregate principal amount not to exceed $10,000,000 at any time outstanding;

(i)            Guarantees of Adtalem or any Subsidiary in the ordinary course of business in respect of Indebtedness incurred by employees or prospective employees in an aggregate principal amount not to exceed $5,000,000 at any time outstanding;

(j)            Indebtedness of the Adtalem or any Subsidiary in respect of workers’ compensation claims, self-insurance obligations, performance bonds, surety, appeal or similar bonds and completion guarantees provided by Adtalem and its Subsidiaries in the ordinary course of business;

(k)            intercompany Indebtedness of Adtalem or any Subsidiary to the extent that such loan was permitted under Section 7.2; and

(l)            so long as no Default exists immediately before and after giving effect thereto, unsecured Indebtedness in an aggregate principal amount not to exceed $300,000,000 at any time outstanding.

7.4	Fundamental Changes.

Merge, dissolve, liquidate, consolidate with or into another Person, or, except as permitted under Section 7.5, Dispose of (whether in one transaction or in a series of transactions) all or substantially all of  its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Event of Default exists or would result therefrom:
(a)            any U.S. Subsidiary may merge with (i) Adtalem, provided that Adtalem shall be the continuing or surviving Person, or (ii) any one or more other U.S. Subsidiaries, provided that when any U.S. Guarantor is merging with another U.S. Subsidiary, a U.S. Guarantor shall be the continuing or surviving Person;
(b)            any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to Adtalem or to another Subsidiary; provided that (i) if the transferor in such a transaction is a U.S. Guarantor, then the transferee must either be Adtalem or a U.S. Guarantor and (ii) if the transferor in such a transaction is a Borrower, the transferee must be a Borrower;

(c)	Immaterial Subsidiaries may be dissolved; and

(d)            Adtalem or any Subsidiary may merge with any other Person in connection with a Permitted Acquisition provided that (i) if a Borrower is a party to such transaction, such Borrower is the continuing or surviving Person and (ii) if a Guarantor is a party to such transaction, such surviving Person shall be a Guarantor.

7.5	Dispositions.

Make any Disposition, except:

(a)            Dispositions of obsolete or worn out or excess property, whether now owned or hereafter acquired, in the ordinary course of business;

(b)	Dispositions of inventory in the ordinary course of business;

(c)            Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(d)            Dispositions of property by any Subsidiary to Adtalem or to a Subsidiary; provided that if the transferor of such property is Adtalem or a U.S. Guarantor, the transferee thereof must either be Adtalem or a U.S. Guarantor;

(e)	Dispositions permitted by Section 7.4(b);

(f)            non-exclusive licenses of IP Rights (i) in the ordinary course of business or terms not exceeding five years, or (ii) by Adtalem or any Subsidiary to Adtalem or any other Subsidiary;

(g)	the Loan Parties may consummate the DVU Divestiture;

(h)            following the DVU Divestiture, the Company may Dispose of real estate or fixtures used or formerly used in whole or in part by DeVry University, Inc. or DeVry/New York,
Inc. and their Subsidiaries;  and

(i)            Dispositions by Adtalem and its Subsidiaries not otherwise permitted under this Section 7.5; provided that (i) at the time of such Disposition, no Default shall exist or would result from such Disposition, (ii) at the time such Disposition is made, the aggregate net book value of all property Disposed of in reliance on this clause (i) shall not exceed 10% of the consolidated assets of Adtalem and its Subsidiaries as of the end of the most recent fiscal period for which financial statements were delivered pursuant to Section 6.1(a) or (b), and (iii) immediately before and after giving effect to such Disposition, the Financial Covenants, determined on a Pro Forma Basis, shall not exceed the limits specified in Section 7.15.

Notwithstanding the foregoing, prior to the Disposition (including by way of a merger or consolidation other than a merger or consolidation permitted under Section 7.4), dissolution, liquidation or winding up of any Subsidiary that is a Designated Borrower, Adtalem shall terminate such Subsidiary’s status as a Designated Borrower in accordance with Section 2.17(e) and any Loans or other outstanding Obligations of such Subsidiary shall be repaid or assumed by  Adtalem.

7.6	Restricted Payments.

Declare or make, directly or indirectly, any Restricted Payment, except:

(a)            Subsidiaries may pay dividends to Persons that own Equity Interests in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(b)            Adtalem and each Subsidiary may declare and make dividend payments or other distributions payable solely in common Equity Interests of such Person; and

(c)	Adtalem and its Subsidiaries may make other Restricted Payments provided that:
(i) no Event of Default exists immediately before and after giving effect thereto and (ii) after giving effect to such Restricted Payment on a Pro Forma Basis, the Consolidated Leverage Ratio does not exceed 2.00:1.0.

7.7	Change in Nature of Business.

Engage in any material line of business substantially different from those lines of business carried on by Adtalem and its Subsidiaries on the date hereof or any business substantially related or incidental thereto or reasonable extensions thereof.

7.8	Transactions with Affiliates.

Enter into any transaction of any kind with any Affiliate (other than a Subsidiary) of Adtalem, whether or not in the ordinary course of business, other than on terms not materially less favorable to Adtalem or such Subsidiary as would be obtainable by Adtalem or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate.

7.9	Burdensome Agreements.

Enter into any Contractual Obligation that:

(a)            limits the ability of any Subsidiary to make Restricted Payments to Adtalem or any

U.S. Guarantor or to otherwise transfer property to Adtalem or any  Guarantor;

(b)            limits the ability of any Subsidiary to Guarantee the Indebtedness of Adtalem or any Designated Borrower;

(c)            limits the ability of Adtalem or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person to secure the Obligations in the manner required by the Loan Documents; or

(d)            requires the grant of a Lien to secure an obligation of any Loan Party if a Lien is granted to secure another obligation of such Loan Party;

provided, that the foregoing shall not apply to: (1) this Agreement and the other Loan Documents, (2) any document or instrument governing Indebtedness permitted by Section 7.3(b), (e), (f) or (g), and other restrictions contained in documents governing Indebtedness permitted to be incurred pursuant to Section 7.3 provided that such restrictions (x) apply solely to Subsidiaries that are not Loan Parties, (y) are no more restrictive than the limitations (taken as a whole) set forth in the Loan Documents or (z) such encumbrances or restrictions do not impair in any material respect any Loan Party’s ability to grant the security interests to the Administrative Agent contemplated by the Loan Documents or pay the Obligations under the Loan Documents as and when due (as reasonably determined in good faith by Adtalem), (3) any Permitted Lien or any document or instrument governing any Permitted Lien, (4) customary restrictions and conditions contained in any agreement relating to the sale of any assets permitted under Section 7.5 pending the consummation of such sale and including such restrictions or conditions on such Person selling such property, (5) customary restrictions imposed by corporate law,  (6) customary restrictions in leases, subleases, licenses or asset sale agreements and other similar contracts (including licensing and sublicensing of intellectual property) otherwise permitted hereby so long as such restrictions relate to the assets subject thereto, (7) restrictions that are binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary of Adtalem, so long as such Contractual Obligations were not entered into in contemplation of such Person becoming a Subsidiary of Adtalem, (8) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 7.2 and applicable solely to such joint venture and the Equity Interests issued thereby, (9) restrictions on cash or other deposits subject to a Permitted Lien granted in favor of customers under contracts entered into in the ordinary course of business and restrictions that arise in connection with cash and other deposits that are permitted under Section 7.1 and limited to such cash or deposit and (10) restrictions on cash earnest money deposits that are subject to Permitted Liens in favor of sellers in connection with Acquisitions not prohibited hereunder.

7.10	Use of Proceeds.

Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.11	Sanctions.

Directly, or knowingly indirectly, use any Credit Extension or the proceeds of any Credit Extension, or lend, contribute or otherwise make available such Credit Extension or the proceeds of any Credit Extension to any Person, to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Lender, any Lead Arranger, the Administrative Agent, L/C Issuer or Swingline Lender of Sanctions.

7.12	Sale and Leaseback.

Enter into any arrangement, directly or indirectly, with any Person (other than a Borrower or a Wholly-Owned Subsidiary) whereby it shall sell or transfer any property, real or personal, used or useful    in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold  or transferred (a “Sale and Leaseback”); provided that Adtalem or any Subsidiary may enter into any such transaction to the extent that  the  aggregate obligation  of  Adtalem and  its Subsidiaries shall not   exceed
$100,000,000.

7.13	ERISA.

Incur, nor permit an ERISA Affiliate to incur, any withdrawal liabilities (or become subject to contingent withdrawal liabilities) under Section 4201, 4204 or 4243 of ERISA with respect to a Multiemployer Plan which would reasonably be expected to result in a Material Adverse Effect.

7.14	Anti-Corruption Laws.

Directly, or knowingly indirectly, use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 or other similar anti-corruption legislation in other jurisdictions.

7.15	Financial Covenants.

(a)            Consolidated Fixed Charge Coverage Ratio. Except with the consent of the Required Pro Rata Facilities Lenders, permit the Consolidated Fixed Charge Coverage Ratio as of the end of any fiscal quarter of Adtalem to be less than 2.00:1.0.

(b)            Consolidated Leverage Ratio. Except with the consent of the Required Pro Rata Facilities Lenders, permit the Consolidated Leverage Ratio as of the end of any fiscal quarter of Adtalem set forth below to be greater than the ratio corresponding to such fiscal quarter:

Calendar Year	March 31	June 30	September 30	December 31
2018	N/A	2.50:1.0	2.50:1.0	2.50:1.0
2019	2.50:1.0	2.50:1.0	2.50:1.0	2.50:1.0
2020	2.50:1.0	2.50:1.0	2.50:1.0	2.50:1.0
2021	2.50:1.0	2.50 to 1.0	2.25 to 1.0	2.25 to 1.0
thereafter	2.25 to 1.0	2.25 to 1.0	2.25 to 1.0	2.25 to 1.0

(c)            Composite DOE Financial Responsibility Ratio. Except with the consent of the Required Pro Rata Facilities Lenders, permit the DOE Ratio to be less than 1.50:1 as of the end of any fiscal year of Adtalem; provided that, (i) the Loan Parties shall not be required to comply with the DOE Ratio during any waiver or cure period extended by the DOE or (ii) if a Permitted Acquisition that has total consideration that exceeds $50,000,000 causes the DOE Ratio as of the end of the fiscal year in which that Permitted Acquisition occurred to be less than 1.50:1, then Adtalem will not permit the DOE Ratio as of the end of that fiscal year to be less than 1.25:1.

(d)            Cohort Default Rate. Except with the consent of the Required Pro Rata Facilities Lenders, permit the Cohort Default Rate for any School to exceed: (i) the maximum percentage permitted by the DOE for the applicable three consecutive cohort fiscal years in order for such school to participate in Title IV Programs or (ii) the maximum percentage permitted by the DOE for the applicable cohort fiscal year in order for such school to participate in Title  IV Programs.  For purposes of this Section 7.15(d), a “cohort fiscal year” is a twelve month period commencing on October 1 of a year and ending on September 30 of the following year.

(e)            Institutional Student Loans. Except with the consent of the Required Pro Rata Facilities Lenders, permit the aggregate Net Institutional Student Loans as of any reporting period to exceed 15% of Consolidated Net Worth as of the end of the most recent fiscal period for which financial statements were delivered pursuant to Section 6.1(a) or 6.1(b).

ARTICLE VIII.

EVENTS OF DEFAULT AND  REMEDIES

8.1	Events of Default.

Any of the following shall constitute an Event of  Default:
(a)            Non-Payment. Adtalem or any other Loan Party fails to pay (i) when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan or any L/C Obligation, or (ii) within three Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any commitment or other fee due hereunder, or
(iii) within five Business Days after the same becomes due, any other amount payable hereunder  or under any other Loan Document; or

(b)            Specific Covenants. Adtalem fails to perform or observe any term, covenant or agreement contained in any of Section 6.1, 6.2, 6.3, 6.5 or 6.11 or Article VII; provided that any such failure to observe or perform any of the covenants set forth in Section 7.15 shall not constitute an Event of Default for purposes of the Term B Loan or any Incremental Tranche B Term Loan unless and until the Required Pro Rata Facilities Lenders have actually declared all Revolving Loans, Swingline Loans, Incremental Tranche A Term Loans and related Obligations to be immediately due and payable in accordance with this Article VIII as a result of the Loan Parties’ failure to comply with Section 7.15 and such declaration has not been rescinded on or before the date on which the Required Term B Lenders declare an Event of Default in connection therewith (and until such time the failure to comply with Section 7.15 shall only constitute an Event of Default with respect to the Aggregate Revolving Commitments and any Incremental Tranche A Term Loans); or

(c)            Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or

(d)            Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of Adtalem or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e)           Cross-Default. (i) Adtalem or any Loan Party (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded (provided that any breach of any Financial Covenant giving rise to an event described in clause (B) above shall not, by itself, constitute an Event of Default for purposes of the Term B Loan or any Incremental Tranche B Term Loan unless the Required Pro Rata Facilities Lenders have actually declared all Revolving Loans, Swingline Loans, Incremental Tranche A Term Loans and related Obligations to be immediately due and payable in accordance with this Article VIII as a result of such breach and such declaration has not been rescinded on or before the date on which the Required Term B Lenders declare an Event of Default in connection therewith); or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which Adtalem or any Loan Party is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which Adtalem or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by Adtalem or such Loan Party as a result thereof is greater than the Threshold Amount; or

(f)            Insolvency Proceedings, Etc. Any Loan Party institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g)            Inability to Pay Debts; Attachment. (i) Adtalem or any Loan Party becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(h)            Judgments. There is entered against Adtalem or any Loan Party (i) a final  judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)            Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

(j)            Collateral. Any security interest created by the Collateral Documents shall cease to be, or shall be asserted by Adtalem or any other Loan Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement and the Collateral Documents) security interest in the securities, assets or properties covered thereby; or

(k)	Change of Control. There occurs any Change of Control; or

(l)            ERISA. An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which, when taken together with all other ERISA Events that have occurred, has resulted or would reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount.

8.2	Remedies Upon Event of Default.

If any Event of Default occurs and is continuing:

(a)            if such Event of Default is an Event of Default specified in Section 8.1(b) above  as a result of any Loan Party’s failure to perform or observe Section 7.15, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Pro Rata Facilities Lenders, take any or all of the following actions:

(i)            declare the commitment of each Revolving Lender to make Revolving Loans, the commitment of each Lender in respect of any unfunded Incremental Tranche A Term Loan, any obligation of the Swingline Lender to make Swingline Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligations shall be terminated;

(ii)            declare the unpaid principal amount of all outstanding Revolving Loans, Swingline Loans, Incremental Tranche A Term Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document in respect of the Revolving Commitments and Incremental Tranche A Term Loans to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Borrower; and

(iii)            require that the Borrowers Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); or

(b)            if such Event of Default is any Event of Default other than an Event of Default specified in Section 8.1(b) above as a result of any Loan Party’s failure to perform or observe Section 7.15 (or, if (x) such Event of Default is an Event of Default specified in Section 8.1(b) above as a result of any Loan Party’s failure to perform or observe Section 7.15 and (y) the Administrative Agent has taken any of the actions described in the immediately preceding clause (a)), the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(i)            declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(ii)            declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Borrower;

(iii)            require that the Borrowers Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and

(iv)            exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law or equity;

provided, however, that upon the occurrence of any Event of Default described in Section 8.1(f) or 8.1(g), the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of Adtalem to Cash Collateralize (or cause the Designated Borrowers to Cash Collateralize) the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.3	Application of Funds.

After the exercise of remedies provided for in Section 8.2 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.2), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.15 and 2.16, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders (including Attorney Costs and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to  them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to  them;

Fourth, to payment of that portion of the Obligations constituting (i) unpaid principal of  the Loans and L/C Borrowings, (ii) Swap Termination Values under any Specified Swap Contract (to the extent such Specified Swap Contract shall have been terminated and as to which the Administrative Agent shall have received notice of such termination and the Swap Termination Value thereof), (iii) amounts owing under any Specified Cash Management Agreements and (iv) obligations to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit, all ratably among the Lenders (and in the case of Specified Swap Contracts, any Affiliate of a Lender) in proportion to the respective amounts described in this clause Fourth held by them;

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the applicable Borrower or as otherwise required by  Law.

Subject to Sections 2.3(c) and 2.15, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above. Notwithstanding the foregoing, payments and Cash Collateral provided by a Designated Borrower shall only be applied to the Obligations of such Designated Borrower. Excluded Swap Obligations with respect to any Loan Party shall not be paid with amounts received from such Loan Party or such Loan Party’s assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section.

Notwithstanding anything in this Section 8.3 to the contrary, (x) amounts received from an Offshore Guarantor with respect to the Obligations shall only be applied to satisfy the Obligations guaranteed by such Offshore Guarantor pursuant to the Offshore Guaranty to which it is a party and (y) amounts received from a Designated Borrower with respect to the Obligations shall only be applied to satisfy the Obligations of such Designated Borrower.

Notwithstanding the foregoing, Obligations arising under Specified Cash Management Agreements and Specified Swap Contracts shall be excluded from the application described above if the Administrative Agent has not received a Secured Party Designation Notice, together with such supporting documentation as the Administrative Agent may request, from the applicable Lender or Affiliate thereof, as the case may  be (unless such Lender or Affiliate is the Administrative Agent or an Affiliate thereof, in which case no Secured Party Designation Notice is required). Each Affiliate of a Lender that not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto.

ARTICLE IX.

ADMINISTRATIVE AGENT

9.1	Appointment and Authority.

Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and no Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (in its capacities as a Lender, Swingline Lender (if applicable), party to any Specified Swap Contract and party to any Specified Cash Management Agreement) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.5 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article XI (including Section 11.4(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

9.2	Rights as a Lender.

The Person serving as the Administrative Agent hereunder shall have the same rights and  powers  in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or to provide notice to or consent of the Lenders with respect thereto.
9.3	Exculpatory Provisions.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a)            shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)            shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)            shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

Neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or not taken by the Administrative Agent under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.1 and 8.2) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. Any such action taken or failure to act pursuant to the foregoing shall be binding on all Lenders. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by a Borrower, a Lender or the L/C Issuer.

Neither the Administrative Agent nor any of its Related Parties shall have any duty to any Lender or Participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.4	Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to  be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance, extension, renewal or increase of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.5	Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except  to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub- agents.

9.6	Resignation of Administrative Agent.

(a)            The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and Adtalem. Upon receipt of any such notice of resignation, the Required Lenders shall have the right (subject, so long as no Event of Default exists, to the consent of Adtalem, which shall not be unreasonably withheld or delayed) to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above, provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor  has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)            If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Law, by notice in writing to Adtalem and such Person remove such Person as Administrative Agent and, subject, so long as no Event of Default exists, to the consent of Adtalem, which shall not be unreasonably withheld or delayed, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days  (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)            With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until  such  time, if  any, as the Required  Lenders appoint  a  successor  Administrative  Agent  as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.8 and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by Adtalem to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Adtalem and such successor. After the retiring  or  removed Administrative Agent’s resignation or removal hereunder and under the other Loan  Documents, the provisions of this Article and Section 11.4 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

(d)            Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swingline Lender. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Revolving Lenders to make Base Rate Revolving Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.3(c). If Bank of America resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Revolving Lenders to make Base Rate Revolving Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.4(c). Upon the appointment by Adtalem of a successor L/C Issuer or Swingline Lender hereunder (which successor shall in all cases be a Revolving Lender other than a Defaulting Lender), (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swingline Lender, as applicable, (ii) the retiring L/C Issuer and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

9.7	Non-Reliance on Administrative Agent and Other Lenders.

Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.8	No Other Duties; Etc.

Anything herein to the contrary notwithstanding, none of the bookrunners, arrangers, syndication agents, documentation agents or co-agents shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.
9.9	Administrative Agent May File Proofs of Claim; Credit Bidding.

In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)            to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations arising  under  the Loan Documents that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of  the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.3(h) and 2.3(i), 2.9 and 11.4) allowed in such judicial proceeding; and

(b)            to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.9 and   11.4.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer in any such proceeding.

The holders of the Obligations hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the holders thereof shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount  proportional to the liquidated portion of the contingent claim amount  used  in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Sections 11.1(a)(i) through 11.1(a)(x)), and (iii) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Lender or any acquisition vehicle to take any further action.

9.10	Collateral and Guaranty Matters.

Without limiting the provisions of Section 9.9, each of the Lenders (including in its capacities as a party to any Specified Cash Management Agreement and a party to any Specified Swap Contract) and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a)            to release or authorize the release of any Lien (if any) on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Commitments and payment in full of all Obligations arising under the Loan Documents (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuer shall have been made), (ii) that comprises a Disposition consented to by the Required Lenders or that is transferred or to be transferred as part of or in connection with any Disposition permitted hereunder or under any other Loan Document, (iii) in connection with a Person ceasing to be a Designated Borrower or such Lien not being required under Section 6.13 or
(iv) as approved in accordance with Section 11.1;

(b)            to release or subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.1(i) or 7.1(m); and

(c)            to release any Guarantor from its obligations under a Guaranty (i) if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder, (ii) as a result in a change in tax Law (which is applicable to an existing Guaranty), (iii) if a Person ceases to be a Designated Borrower or such Person would not otherwise be required to provide a Guaranty under Section 6.12 or (iv) if such Person becomes an Immaterial Subsidiary.

Upon request by the Administrative Agent at any time, the Required Lenders or the Required Pro Rata Facilities Lenders, as applicable, will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty, pursuant to this Section  9.11.

The Administrative Agent shall not be responsible  for or have a duty to ascertain or inquire into  any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

9.11	Specified Cash Management Agreements and Specified Swap Contracts.

No Lender or Affiliate thereof party to a Specified Swap Contract or Specified Cash Management Agreement that obtains the benefit of Section 8.3, any Guaranty or any Collateral by virtue of the provisions hereof or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of any Guaranty or any Collateral Document (including any release or impairment with respect to any Guarantor) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision  of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of,   or that other satisfactory arrangements have been made with respect to, Obligations arising under Specified Cash Management Agreements and Specified Swap Contracts except to the extent expressly provided herein and unless the Administrative Agent has received a Secured Party Designation Notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Lender or Affiliate thereof, as the case may be. The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Specified Cash Management Agreements and Specified Swap Contracts in the case of the date that (a) all Commitments have terminated, (b) all Obligations arising under the Loan Documents have been paid in full (other than contingent indemnification obligations), and (c) all Letters of Credit have terminated or expired (other than Letters of Credit that have been Cash Collateralized).

9.12	ERISA Matters.

(a)            Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of Adtalem or any other Loan Party, that at least one of the following is and will be true:
(i)            such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

              (ii)        the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96- 23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)         (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of suchLender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of  subsection(a)    of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)            such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)            In addition, unless subclause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in subclause (iv) in the immediately preceding clause (a), such Lender further
(x)    represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of Adtalem or any other Loan Party, that:

(i)            none of the Administrative Agent or any Lead Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),

(ii)            the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3- 21(c)(1)(i)(A)-(E),

(iii)            the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),

(iv)            the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v)            no fee or other compensation is being paid directly to the Administrative Agent or any Lead Arranger or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.

(c)            The Administrative Agent and each Lead Arranger hereby informs the  Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice  in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

ARTICLE X.

CONTINUING GUARANTY

10.1	Guaranty.

Adtalem hereby absolutely and unconditionally guarantees, as a guarantee of payment and not merely as a guarantee of collection, prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of any and all Obligations of each Designated Borrower and all other Obligations of any Subsidiary of Adtalem (including, in each case, all renewals,  extensions and modifications thereof and all costs, attorneys’ fees and expenses incurred by the Lenders in connection with the collection or enforcement thereof) (collectively, the “Guaranteed Obligations”). The books and records of the Administrative Agent and the Lenders showing the amount of the Guaranteed Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon Adtalem and conclusive, absent manifest error, for the purpose of establishing the amount of the Guaranteed Obligations.  This guaranty shall not be affected by the genuineness, validity, regularity or enforceability  of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or  by the existence, validity, enforceability, perfection, or extent of any collateral therefore, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of Adtalem hereunder.

10.2	No Termination.

The obligations of Adtalem under this Article X constitute a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations and any other amounts payable under this Article X are indefeasibly paid and performed in full and the Commitments of the Lenders with respect to the Guaranteed Obligations are terminated.

10.3	Waiver of Notices.

Adtalem waives notice of the extension or continuation of the Guaranteed Obligations or any part thereof. Adtalem further waives presentment, protest, notice, dishonor or default, demand for payment and any other notices to which Adtalem might otherwise be  entitled.

10.4	Subrogation.

Adtalem shall exercise no right of subrogation, contribution or similar rights with respect to any payments it makes in respect of this guaranty until all of the Guaranteed Obligations and any amounts payable under this Article X are indefeasibly paid and performed in full and the Commitments of the Lenders are terminated. If any amounts are paid to Adtalem in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Lenders and shall forthwith be paid to the Lenders to reduce the amount of the Guaranteed Obligations, whether matured or   unmatured.
10.5	Waiver of Suretyship Defenses.

Adtalem agrees that the Administrative Agent and Lenders may, at any time and from time to time, and without notice to Adtalem, make any agreement with any Designated Borrower or with any other person or entity liable on any of the Guaranteed Obligations or providing collateral as security for the Guaranteed Obligations, for the extension, renewal, payment, compromise, discharge or release of the Guaranteed Obligations or any collateral (in whole or in part), or for any modification or amendment of the terms thereof or of any instrument or agreement evidencing the Guaranteed Obligations or the provision of collateral, all without in any way impairing, releasing, discharging or otherwise affecting the obligations of Adtalem under this Article X. Adtalem waives any defense arising by reason of any disability or other defense of any Designated Borrower or any other Loan Party, or the cessation from any cause whatsoever of the liability of such Designated Borrower, or any claim that Adtalem’s obligations exceed or are more burdensome than those of such Designated Borrower and waives the benefit of any statute of limitations affecting the liability of the Administrative Agent or Adtalem hereunder. Adtalem waives any right to enforce any remedy which the Administrative Agent or Lenders now have or may hereafter have against  any Designated Borrower and waives any benefit of and any right to participate in any security now or hereafter held by the Lenders. Further, Adtalem consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of Adtalem under this Article X or which, but  for this provision, might operate as a discharge of Adtalem.
10.6	Exhaustion of Other Remedies Not Required.

The obligations of Adtalem in respect of this Article X are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations.  Adtalem waives diligence by the Lenders  and action on delinquency in respect of the Guaranteed Obligations or any part thereof, including, without limitation any provisions of law requiring the Lenders to exhaust any right or remedy or to take any action against any Designated Borrower, or any other Person or property before enforcing this guaranty against Adtalem.

10.7	Reinstatement.

Notwithstanding anything in this Article X to the contrary, the obligations of Adtalem under this Article X shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any portion of the Guaranteed Obligations is revoked, terminated, rescinded or reduced or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of any Designated Borrower or any other Person or otherwise, as if such payment had not been made and whether or not the Lenders is in possession of or has released Adtalem from the obligations of this Article X and regardless of any prior revocation, rescission, termination or reduction.
10.8	Subordination.

Adtalem hereby subordinates the payment of all obligations and indebtedness of each Designated Borrower owing to Adtalem, whether now existing or hereafter arising, including but not limited to any obligation of such Designated Borrower to Adtalem as subrogee of the Lenders or resulting from Adtalem’s performance under this Article X, to the indefeasible payment in full of all Guaranteed Obligations. If the Lenders so request, any such obligation or indebtedness of the applicable Designated Borrower to Adtalem shall be enforced and performance received by Adtalem as trustee for the Lenders and the proceeds thereof shall be paid over to the Lenders on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of Adtalem under this Article X.

10.9	Stay of Acceleration.

In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, upon the insolvency, bankruptcy or reorganization of any Designated Borrower or any other Person, or otherwise, all such amounts shall nonetheless be payable by Adtalem immediately upon demand by the Administrative Agent or the Required Lenders.

10.10	Condition of Designated Borrowers.

Adtalem acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from each Designated Borrower, such information concerning the financial condition,  business and operations of such Designated Borrower as Adtalem requires, and that neither the Administrative Agent nor the Lenders have any duty, and Adtalem is not relying on the Administrative Agent or Lenders at any time, to disclose to Adtalem any information relating to the business, operations or financial condition of any Designated Borrower.

ARTICLE XI.

MISCELLANEOUS

11.1	Amendments, Etc.

(a)            Except as otherwise provided in this Section 11.1, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by Adtalem or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and Adtalem or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, no such amendment, waiver or consent shall:

(i)            except as provided in Section 4.1, waive any condition set forth in  Section 4.1(a), without the written consent of each Lender;

(ii)            extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.2), without the written consent of such Lender whose Commitment is being extended, increased or reinstated (it being understood and agreed that a waiver of any condition precedent set forth in Section 4.2 or of any Default or of a mandatory reduction in Commitments is not considered an extension, increase or reinstatement in Commitments of any Lender);

(iii)            postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to any Lender or any scheduled or mandatory reduction of the Commitments hereunder or under any other Loan Document of any Lender, without the  written consent of each such Lender entitled to receive such payment or whose Commitments are to be reduced;

(iv)            reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (ii) of the second proviso to this Section 11.1) any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender entitled to receive such amount (it being understood that neither of the following constitutes a reduction in the rate of interest on any Loan or L/C Borrowing or any fees or other amounts: (i) any amendment to the definition of “Default Rate” or waiver of any obligation of the Borrowers to pay interest or Letter of Credit Fees at the Default Rate or (ii) any amendment to or waiver of any financial covenant hereunder (or any defined term or component defined term used therein) even if the effect of such amendment or waiver would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder);

(v)            change Section 8.3 in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender directly and adversely affected thereby;

(vi)            change any provision of this Section 11.1(a) or the definitions of “Required Lenders”, “Required Pro Rata Facilities Lenders”, “Required Revolving Lenders” or “Required Term B Lenders” without the written consent of each Lender directly and adversely affected thereby;

(vii)            release Adtalem without the consent of each Lender, or, except for releases pursuant to Section 9.10(b), release all or substantially all of the value of the Guaranties, without the written consent of each Lender whose Obligations hereunder are guaranteed thereby;

(viii)            release or authorize the release of all or substantially all of the Collateral under the Collateral Documents without the written consent of each Lender whose Obligations hereunder are secured by such Collateral, it being understood that to the extent that Collateral comprises assets which are permitted to be sold pursuant to Section 7.5 or released pursuant to Section 9.10(a), such Collateral may be released without the consent  of any of the Lenders;

(ix)            amend Section 1.8 without the written consent of each Lender and L/C Issuer obligated to make Credit Extensions in Alternative Currencies; or

(x)            change Section 2.17 in a manner that would alter the requirement that each of the Lenders obligated to make Credit Extensions to an Applicant Borrower approve the addition thereof as a Designated Borrower, without the written consent of each such Lender;

(xi)            prior to the termination of the Aggregate Revolving Commitments, unless also signed by the Required Revolving Lenders, no such amendment, waiver or consent shall (i) waive any Default for purposes of Section 4.2(b), (ii) amend, change, waive, discharge or terminate Sections 4.2 or 8.1 in a manner adverse to the Revolving Lenders  or (iii) amend, change, waive, discharge or terminate this clause (xi);

(xii)            unless also signed by Lenders (other than Defaulting Lenders) holding in the aggregate at least a majority of the aggregate Outstanding Amount of the Term Loans entitled to receive prepayments pursuant to Section 2.5(c), no such amendment, waiver or consent shall (i) amend, change, waive, discharge or terminate Section 2.5(c)(vi) so as to alter the manner of application of proceeds of any mandatory prepayment required by Section 2.5(c)(iii), (iv), or (v) (other than to allow the proceeds of such mandatory prepayments to be applied ratably with other Term Loans under this Agreement) or (ii) amend, change, waive, discharge or terminate this clause (xii) (other than to provide Lenders of other Term Loans with proportional rights under this clause (xii);

(xiii)            unless also signed by the L/C Issuer, no amendment, waiver or consent shall affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by the L/C Issuer;

(xiv)            unless also signed by the Swingline Lender, no amendment, waiver or consent shall affect the rights or duties of the Swingline Lender under this Agreement; and

(xv)            unless also signed by the Administrative Agent, no amendment, waiver or consent shall affect the rights or duties of the Administrative Agent in its capacity as such under this Agreement or any other Loan Document.

(b)	Notwithstanding anything to the contrary in this Section 11.1:

(i)            any amendment, waiver or consent with respect to (A) Section 7.15 or any defined term or component defined term used therein) or any Default or exercise of remedies by the Required Pro Rata Facilities Lenders in respect or as a result thereof, (B) the proviso in Section 8.1(b), (C) clauses (a) and (b) of Section 8.2 or (D) the parenthetical provisions referencing Section 7.15 in Section 11.3 will not require the consent of the Required Lenders but shall be effective if, and only if, signed by the Required Pro Rata Facilities Lenders and the Loan Parties and acknowledged by the Administrative Agent;

(ii)            the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto;

(iii)            any amendment, waiver or consent with respect to the definitions of “Alternative Currency Sublimit”, “Letter of Credit Sublimit” and “Swingline Sublimit”, Section 1.8, Section 2.3, Section 2.4 and Section 2.17, will not require the consent of the Required Lenders but shall be effective if, and only if, signed by the Required Revolving Lenders, the Loan Parties and any party whose consent is required pursuant to subsections (a)(ix), (a)(x), (a)(xiii), (a)(xiv) or (a)(xv) above and acknowledged by the Administrative Agent;

(iv)            only the written consent of the Administrative Agent and the Loan Parties shall be required to amend this Agreement solely to implement requirements reasonably deemed necessary by the Administrative Agent to add a Designated Borrower  hereunder  or to obtain pledges of Equity Interests in Offshore Subsidiaries in accordance with this Agreement (including pursuant to additional Collateral Documents);

(v)            an Incremental Facility Amendment shall be effective if signed only by Adtalem, the Administrative Agent and each Person that agrees to provide a portion of the applicable Incremental Facility;

(vi)            a Refinancing Amendment shall be effective if signed only by Adtalem, the Administrative Agent and each Person that agrees to provide a portion of the applicable Refinancing Loan;

(vii)            no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (A) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (B) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender;

(viii)            each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein;

(ix)            the Required Lenders shall determine whether or not to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders;

(x)            this Agreement may be amended with the written consent of only Adtalem, the Administrative Agent, the L/C Issuer and the Lenders obligated to make Credit Extensions in Alternative Currencies to amend the definition of “Alternative Currency”, “LIBOR Quoted Currency”, “Non-LIBOR Quoted Currency” or “Eurocurrency Rate” solely to add additional currency options and the applicable interest rate with respect thereto, in each case solely to the extent permitted pursuant to Section 1.8;

(xi)            only the written consent of the Administrative Agent and Adtalem shall be required to make amendments contemplated by Section 3.7;

(xii)	Article XII may be modified as set forth in Section 12.3;

(xiii)            this Agreement may be amended and restated in accordance with this Section 11.1 but without the consent of a specific Lender if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated, such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement; and

(xiv)            only the written consent of the Administrative Agent and Adtalem shall be required to amend, modify or supplement this Agreement or any other Loan Document to cure or correct administrative errors or omissions, any ambiguity, omission, defect or inconsistency or to effect administrative changes or to extend an existing Lien over additional property, and such amendment shall become effective without any further consent of any other party to such Loan Document so long as (A) such amendment, modification or supplement does not adversely affect the rights of any Lender or other holder of Obligations in any material respect and (B) the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within three Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment.

(c)            In addition, notwithstanding anything to the contrary in this Section 11.1, Adtalem may, by written notice to the Administrative Agent from time to time, make one or more offers (each, a “Loan Modification Offer”) to all the Lenders holdings Commitments and/or Loans of a particular class or tranche to make one or more amendments or modifications to (A) allow the maturity of such Commitments or Loans of the accepting Lenders to be extended, (B) modify the Applicable Rate and/or fees payable with respect to such Loans and Commitments of the accepting Lenders, (C) modify any covenants or other provisions or add new covenants or provisions that are agreed between Adtalem, the Administrative Agent and the Accepting Lenders; provided that such modified or new covenants and provisions are applicable only during periods after the latest Maturity Date that is in effect on the effective date of such Permitted Amendment, and (D) any other amendment to a Loan Document required to give effect to the Permitted Amendments described in clauses (A), (B) and (C) of this paragraph (“Permitted Amendments”, and any amendment to this Agreement to implement Permitted Amendments, a “Loan Modification Agreement”) pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to Adtalem. Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendments and (ii) the date on which such Permitted Amendments are requested to become effective. Permitted Amendments shall become effective only with respect to the applicable class or tranche of Commitments and/or Loans of the Lenders that accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”) and, in the case of any Accepting Lender, only with respect to such Lender’s Commitments and/or Loans as to which such Lender’s acceptance has been made. Adtalem, each other Loan Party and each Accepting Lender shall execute and deliver to the Administrative Agent a Loan Modification Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the acceptance of the Permitted Amendments and the terms and conditions thereof, and the Loan  Parties shall also deliver such resolutions, opinions and other documents as reasonably requested by the Administrative Agent. The Administrative Agent shall promptly notify each Lender as to  the effectiveness of each Loan Modification Agreement. Each of the parties hereto hereby agrees that (1) upon the effectiveness of any Loan Modification Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Permitted Amendments evidenced thereby and only with respect to the applicable class or tranche of Commitments and Loans of the Accepting Lenders as to which such Lenders’ acceptance has been made, (2) any applicable Lender who is not an Accepting Lender may be replaced by Adtalem in accordance with Section 11.15, and (3) to the extent relating to Revolving Commitments and Revolving Loans, the Administrative Agent and Adtalem shall be permitted to make any amendments or modifications to any Loan Documents necessary to allow any borrowings, prepayments, participations in Letters of Credit and Swingline Loans and commitment reductions to be ratable across each class of Revolving Commitments the mechanics for which may be implemented through the applicable Loan Modification Agreement and may include technical changes related to the borrowing and repayment procedures of the Lenders; provided that with the consent of the Accepting Lenders such  prepayments and commitment  reductions and reductions  in participations in Letters of Credit and Swingline Loans may be applied on a non-ratable basis to the class of non-Accepting Lenders.

11.2	Notices; Effectiveness; Electronic Communication.

(a)            Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)            if to a Borrower, the Administrative Agent, the L/C Issuer or the Swingline Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.2; and

(ii)            if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to Adtalem).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if  not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)           Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e mail, FpML messaging and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to  any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Swingline Lender , the L/C Issuer or Adtalem may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefore; provided that , for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed   to have been sent at the opening of business on the next business day for the recipient,.

(c)            The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY   OF   THE   PLATFORM,   AND   EXPRESSLY   DISCLAIM   LIABILITY FOR

ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS   MADE   BY   ANY   AGENT   PARTY   IN   CONNECTION   WITH   THE     BORROWER
MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Borrower, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)            Change of Address, Etc. Each of the Borrowers, the Administrative Agent, the  L/C Issuer and the Swingline Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to Adtalem, the Administrative Agent, the L/C Issuer and the Swingline Lender.  In addition, each Lender agrees to notify the Administrative Agent from time   to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non- public information with respect to any Borrower or its securities for purposes of United States Federal or state securities laws.

(e)            Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices, Letter of Credit Applications and Swingline Loan Notices) purportedly given by or on behalf of any Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Adtalem shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Loan Party. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.3	No Waiver; Cumulative Remedies; Enforcement.

No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document (including the imposition of the Default Rate) preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided  by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.2 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swingline Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.8 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.2 (or, in the case of any Event of Default arising from a breach of Section 7.15, the Required Pro Rata Facilities Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.2 with respect to the Aggregate Revolving Commitments, the Incremental Tranche A Term Loans and the Obligations in respect thereof) and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders (or, in the case  of any Event of Default arising from a breach of Section 7.15, any Revolving Lender or Lender under an Incremental Tranche A Term Loan Facility may, with the consent of the Required Pro Rata Facilities Lenders, enforce any rights and remedies available to it with respect to the to the Aggregate Revolving Commitments, the Incremental Tranche A Term Loans and the Obligations in respect thereof and as authorized by the Required Pro Rata Facilities Lenders).

11.4	Expenses; Indemnity; and Damage Waiver.

(a)            Costs and Expenses. Adtalem shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; provided that pursuant to this clause (iii), Adtalem shall not be required to reimburse such fees, charges and disbursements of more than one counsel to the Administrative Agent and all Lenders, taken as a whole, and one local counsel to the Administrative Agent and all the Lenders, taken as a whole, in each relevant jurisdiction), unless the representation of one or more Lenders by such counsel would be inappropriate due to the existence of an actual conflict of interest, in which case Adtalem shall also be required to reimburse the fees, charges and disbursements of one counsel to such affected Lenders similarly-situated, taken as a whole.
(b)            Indemnification by the Borrowers.  Each Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “ Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.1), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit),
(iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by a Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to a Loan Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee   or
(y)          result from a claim brought by any Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c)            Reimbursement by Lenders. To the extent that the Borrowers for any reason fail  to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by them to the Administrative Agent (or any sub-agent thereof), the L/C Issuer, the Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer, the Swingline Lender or such Related Party, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub- agent), the L/C Issuer or the Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the L/C Issuer or the Swingline Lender in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d)            Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)            Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f)            Survival. The agreements in this Section and the indemnity provisions of Section 11.2(e) shall survive the resignation of the Administrative Agent, the L/C Issuer and the Swingline Lender, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.5	Payments Set Aside.

To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuer under clause (b)  of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.6	Successors and Assigns.

(a)            Successors and Assigns Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto  and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder or thereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section 11.6, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section 11.6, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section 11.6 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)            Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitments and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swingline Loans) at the time owing to it); provided that any such assignment shall be subject to the following  conditions:

(i)            Minimum Amounts.

(A)            in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the related Loans at the time owing to it or contemporaneous assignments to related Approved Funds (determined after giving effect to such Assignment) that equal at least the amount specified in subsection (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)            in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 in the case of any assignment in respect of any revolving credit facility provided hereunder and $1,000,000 in the case of any assignment in respect of any term loan facility provided hereunder, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, Adtalem otherwise consents (each such consent not to be unreasonably withheld or delayed);

(ii)            Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s Loans and Commitments, and rights and obligations with respect thereto assigned (i.e., the same proportionate assignment by a Lender of the Obligations owing to it by Adtalem and the Designated Borrowers, respectfully), except that this clause (ii) shall not (A) apply to the Swingline Lender’s rights and obligations in respect of Swingline Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among any revolving credit facility or term loan facility provided hereunder on a non-pro rata basis;

(iii)            Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)            the consent of Adtalem (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that Adtalem shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;

(B)            the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect  of

(1) any unfunded commitment to a term loan facility provided hereunder or any Revolving Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable credit facility subject to such assignment, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (2) any term loan facility to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund;

(C)            the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

(D)            the consent of the Swingline Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of Revolving Loans and Revolving Commitments.

(iv)            Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)	No Assignment to Certain Persons. No such assignment shall be made to

(A)          Adtalem or any of Adtalem’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person or a holding company, investment vehicle or trust for, or owned and operated  for  the primary benefit of a natural Person.

(vi)            No Assignment Resulting in Additional Indemnified Taxes, etc.. Without the written consent of Adtalem, no such assignment shall be made to any Person that, on the effective date of such assignment, through its Lending Offices, (i) is not capable of lending to the Borrowers without the imposition of any additional Taxes or Mandatory Costs that would require indemnification payments by any of the Borrowers under this Agreement or (ii) is not capable of lending in the Alternative Currencies or at the applicable interest rates.

(vii)  Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties tothe assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Adtalem and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.1, 3.4, 3.5, and 11.4 with respect to facts and circumstances occurring prior to the effective date of such assignment); provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the applicable Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations  under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.
(c)            Register. The Administrative Agent, acting solely for this purpose as a non- fiduciary agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)            Participations. Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for  the primary benefit of a natural Person), a Defaulting Lender or Adtalem or any of Adtalem’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitments and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swingline Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.4(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide  that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument  may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Sections 11.1(a)(i) through 11.1(a)(x) that directly affects such Participant. Subject to subsection (e) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.4 and 3.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.8 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)            Limitation on Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.1 or 3.4 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at Adtalem’s request and expense, to use reasonable efforts to cooperate with Adtalem to effectuate the provisions of Section 3.6(b) with respect to any Participant. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.1 unless Adtalem is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 3.1(e) as though it were a Lender.

(f)            Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of  its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)            Resignation as L/C Issuer or Swingline Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Revolving Commitment and Revolving Loans pursuant to subsection 11.6(b) above, Bank of America may, (i) upon 30 days’ notice to Adtalem and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to Adtalem, resign as Swingline Lender. In the event of any such resignation as L/C Issuer or Swingline Lender, Adtalem shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swingline Lender hereunder; provided, however, that no failure by Adtalem to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swingline Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Revolving Lenders to make Base Rate Revolving Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.3(c)). If Bank of America resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Revolving Lenders to make Base Rate Revolving Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.4(c). Upon the appointment of a successor L/C Issuer and/or Swingline Lender, (1) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties  of the retiring L/C Issuer or Swingline Lender, as the case may be, and (2) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time   of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

11.7	Confidentiality.

Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those  of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement (or any Person invited to become a Lender pursuant to Section 2.14) or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty’s or prospective counterparty’s professional advisor) to any credit derivative transaction relating to obligations of the Loan Parties; (g) on a confidential basis to (i) any rating agency in connection with rating any Loan Party or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of Adtalem; or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis from a source other than Adtalem. In addition, the Administrative Agent, and the Lenders may disclose the existence of this Agreement and information about this Agreement to market  data collectors,  similar  service  providers to the lending industry,  and  service providers to the

Administrative Agent and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit  Extensions.

For the purposes of this Section, “Information” means all information received from any Loan Party relating to any Loan Party or any Subsidiary or any of their respective businesses, other than any such  information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Loan Party; provided that, in the case of information received from a Loan Party after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning a Loan Party or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

The Loan Parties consent to the publication by the Administrative Agent or any Lender of customary advertising material relating to the transactions contemplated hereby using the name, product photographs, logo or trademark of the Loan Parties; provided that no such publication or advertising material will contain non-public financial information concerning any Loan Party without the prior consent of Adtalem.

11.8	Set-off.

In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender, the L/C Issuer and each of their respective Affiliates is authorized at any time and from time to time, without prior notice to Adtalem or any other Loan Party, any such notice being waived by Adtalem (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender, the L/C Issuer or their respective Affiliates by such Loan Party hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Administrative Agent, such Lender or such Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or are owed   to a branch or office of such Lender or the L/C Issuer different from the branch or office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees promptly to notify Adtalem and the  Administrative Agent after any such set-off and application made by such Lender or the L/C Issuer, as applicable; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

11.9	Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the applicable Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10	Counterparts.

This Agreement may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Agreement  by facsimile or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

11.11	Integration.

This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

11.12	Survival of Representations and Warranties.

All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

11.13	Severability.

If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the  economic  effect  of which  comes as close  as possible  to that  of the illegal, invalid  or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.13, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swingline Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

11.14	[Reserved].

11.15	Replacement of Lenders.

If (i) any Lender requests compensation under Section 3.4, (ii) any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.1, (iii) a Lender gives notice under Section 3.3, (iv) any Lender is a Non-Consenting Lender or
(v)          any Lender is a Defaulting Lender, then Adtalem may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.6), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.1 and 3.4) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)            Adtalem shall have paid to the Administrative Agent the assignment fee specified in Section 11.6(b);

(b)            such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts  under Section 3.5 and, if applicable, under Section 2.5(d)) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the applicable Borrower(s) (in the case of  all other amounts, including any amounts payable under Section 2.5(d));

(c)            in the case of any such assignment resulting from (i) a claim for compensation under Section 3.4 or payments required to be made pursuant to Section 3.1, such assignment will result in a reduction in such compensation or payments thereafter or (ii) a notice or restriction under Section3.3, such assignment will result in such restriction not being applicable;

(d)	such assignment does not conflict with applicable Laws; and

(e)            in the case of any such assignment resulting from a Non-Consenting Lender’s failure to consent to a proposed change, waiver, discharge or termination with respect to any Loan Document, the applicable replacement bank, financial institution or Fund consents to the proposed change, waiver, discharge or termination; provided that the failure by such Non-Consenting Lender to execute and deliver an Assignment and Assumption shall not impair the validity of the removal of such Non-Consenting Lender and the mandatory assignment of such Non-Consenting Lender’s Commitments and outstanding Loans and participations in L/C Obligations and Swingline Loans pursuant to this Section 11.15 shall nevertheless be effective without the execution by such Non- Consenting Lender of an Assignment and Assumption.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Adtalem to require such assignment and delegation cease to apply.
11.16	Governing Law.

(a)            THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b)            EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, THE L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM  OTHER  THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN  THE  MANNER  PROVIDED  FOR  NOTICES  IN  SECTION  11.2.    NOTHING  IN  THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.17	Service of Process on the Designated Borrowers.

Each Designated Borrower hereby irrevocably designates, appoints and empowers Adtalem, and successors as the designee, appointee and agent of such Designated Borrower to receive, accept and acknowledge, for and on behalf of such Designated Borrower and its properties, service of any and all legal process, summons, notices and documents which may be served in such action, suit or proceeding relating to this Agreement or the Loan Documents in the case of the courts of the Southern District of New York or of the courts of the State of New York sitting in the city of New York, which service may be made on any such designee, appointee and agent in accordance with legal procedures prescribed for such courts. Each Designated Borrower agrees to take any and all action necessary to continue such designation in full force and effect and should such designee, appointee and agent become unavailable for this purpose for any reason, such Designated Borrower will forthwith irrevocably designate a new designee, appointee and agent, which shall irrevocably agree to act as such, with the powers and for purposes specified in this Section 11.17. Each Designated Borrower further irrevocably consents and agrees to service of any and all legal process, summons, notices and documents out of any of the aforesaid courts in any such action, suit  or proceeding relating to the Designated Borrower Notes or this Agreement or the other Loan Documents delivered to such Designated Borrower in accordance with this Section 11.17 or to its then designee, appointee or agent for service. If service is made upon such designee, appointee and agent, a copy of such process, summons, notice or document shall also be provided to the applicable Designated Borrower at the address specified in Section 11.2 by registered or certified mail, or overnight express air courier; provided that failure of such holder to provide such copy to such Designated Borrower shall not impair or affect in any way the validity of such service or any judgment rendered in such action or proceedings. Each Designated Borrower agrees that service upon such Designated Borrower or any such designee, appointee and agent as provided for herein shall constitute valid and effective personal service upon such Designated Borrower with respect to matters contemplated in this Section 11.17 and that the failure of any such designee, appointee and agent to give any notice of such service to such Designated Borrower shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall, or shall be construed so as to, limit the right of the Administrative Agent or the Lenders to bring actions, suits or proceedings with respect to the obligations and liabilities of each Designated Borrower under, or any other matter arising out of or in connection with, this Agreement, or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, in the courts of whatever jurisdiction in which the respective offices of the Administrative Agent or the Lenders may be located or assets of such Designated Borrower may be found or as otherwise shall to the Administrative Agent or the Lenders seem appropriate, or to affect the right to service of process in any jurisdiction in any other manner permitted by law.
11.18	Waiver of Right to Trial by Jury.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER   LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.19	Judgment Currency.

If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could  purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law).

11.20	Obligations of Adtalem.

Notwithstanding anything contained herein or in the other Loan Documents, in no event shall any Designated Borrower or any Offshore Guarantor be liable for any of the direct Obligations of Adtalem.

11.21	Authorization of Collateral Documents.

Each Lender hereby (i) authorizes the Administrative Agent to execute and deliver the Collateral Documents on behalf of such Lender and (ii) agrees to be bound by the terms thereof.

11.22	USA PATRIOT Act Notice.

Each Lender that is subject to the Patriot Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of each Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Borrower in accordance with the Patriot Act. Each Borrower shall (and shall cause each other Loan Party to), promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

11.23	No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Lead Arrangers are arm’s-length commercial transactions between the Loan Parties and their respective Affiliates, on the one hand, and the Administrative Agent and the Lead Arrangers, on the other hand, (B) each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Loan Parties is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent and each Lead Arranger each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Loan Parties or any of their respective Affiliates, or any other Person and

(B)          neither the Administrative Agent nor any Lead Arranger has any obligation to the Loan Parties or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and the Lead Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and neither the Administrative Agent nor any Lead Arranger has any obligation to disclose any of such interests to the Loan Parties and their respective Affiliates. To the fullest extent permitted by Law, each of the Loan Parties hereby waives and releases any claims that it may have against the Administrative Agent and the Lead Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

11.24	Electronic Execution of Assignments and Certain Other Documents.

The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Loan Notices, Swingline Loan Notices, waivers and consents) shall be deemed to include electronic signatures,  the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

11.25	Acknowledgement and Consent to Bail-In of EEA Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and (b) the effects of any Bail-in Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in   such EEA Financial Institution, its parent  entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

ARTICLE XII.

COLLECTION ALLOCATION MECHANISM.

12.1	Implementation of CAM.

(a)            On the CAM Exchange Date, to the extent not otherwise prohibited by Law, each Lender shall immediately be deemed to have acquired (and shall promptly make payment therefor to the Swingline Lender in accordance with Section 2.4(c)(ii)) participations in the Swingline Loans in an amount equal to such Lender’s Pro Rata Share in each Swingline Loan outstanding on such date. On the CAM Exchange Date, after giving effect to the provisions of the preceding sentence and the provisions of Section 12.2, each Lender severally, unconditionally and irrevocably agrees that it shall purchase, sell or exchange, as the case may be (without duplication), (w) a participating interest in the Designated Obligations, (y) participations held by Revolving Lenders in Swingline Loans and (z) participations held by Revolving Lenders in L/C Obligations and rights to related L/C Reserve Accounts, in each case, in an amount equal to its CAM Percentage of the outstanding Designated Obligations and participations referred to in clauses (y) and (z) above such that in lieu of the interest of each Lender in such Designated Obligations and participations in which it shall participate prior to the CAM Exchange Date, such Lender shall hold an interest in every CAM Tranche of Designated Obligations, Swingline Loans and L/C Obligations and related L/C Reserve Accounts, whether or not such Lender shall have previously participated therein, equal to such Lender’s CAM Percentage thereof on the CAM Exchange Date. Each Lender hereby consents and agrees to the CAM Exchange, and each Lender agrees that the CAM Exchange shall be binding upon its successors and assigns and any person that acquires a participation in its interests in any revolving loan or term loan facility under this Agreement. Each Lender agrees from time to time to execute and deliver to the Administrative Agent all instruments and documents as the Administrative Agent shall reasonably request to evidence and confirm the respective interests of the Lenders after giving effect to the CAM Exchange. The CAM Exchange shall be made by calculating the Dollar Equivalent of the outstanding amount of all Loans denominated in an Alternate Currency, as determined as of the CAM Exchange Date by the Administrative Agent.

(b)            As a result of the CAM Exchange, upon and after the CAM Exchange Date, each payment received by the Administrative Agent pursuant to any Loan Document in respect of the Designated Obligations and outstanding principal and interest on Swingline Loans and Letters of Credit, and each distribution made by the Administrative Agent pursuant to any Collateral Document in respect of the Designated Obligations and outstanding principal and interest on Swingline Loans and Letters of Credit, shall be distributed to the Lenders pro rata in accordance with their respective CAM Percentages.  Any direct payment received by a Lender upon or after  the CAM Exchange Date, including by way of setoff, in respect of a Designated Obligation, or outstanding principal and interest on Swingline Loans or Letters of Credit, shall be paid over to the Administrative Agent for distribution to the Lenders in accordance herewith.

12.2	Letters of Credit.

(a)          In the event that on the CAM Exchange Date any Letter of Credit shall be outstanding and undrawn in whole or in part, or any amount drawn under a Letter of Credit shallnot have been reimbursed either by the Borrowers or with the proceeds of a Revolving Loan, each Revolving Lender shall promptly pay over to the Administrative Agent, in immediately available funds in the same currency as such Letter of Credit (or, if such Letter of Credit is denominated in an Alternate Currency, if requested by the Administrative Agent, the Dollar Equivalent thereof) an amount equal to such Revolving Lender’s Pro Rata Share in such undrawn face amount or (to the extent it has not already done so) such unreimbursed drawing, as the case may be. Any such amounts not paid on the CAM Exchange Date shall accrue interest thereon from the CAM Exchange Date to the date on which such amount shall be paid to the Administrative Agent at the rate that would be applicable at the time to a Base Rate Revolving Loan, in a principal amount equal to such amount (provided that such interest shall not excuse the failure to pay such sums when due).

(b)            The Administrative Agent shall establish a separate interest bearing account or accounts for each Lender (each, an “L/C Reserve Account”) for the amounts received with respect to each such Letter of Credit pursuant to subsection (a) above. The Administrative Agent shall deposit in each Lender’s L/C Reserve Account such Lender’s CAM Percentage of the amounts received from the Revolving Lenders as provided above. The Administrative Agent shall have sole dominion and control over each L/C Reserve Account, and the amounts deposited in each L/C Reserve Account shall be held in such L/C Reserve Account until withdrawn as provided in subsection (c), (d), (e) or (f) below. The Administrative Agent shall maintain records enabling it  to determine the amounts paid over to it and deposited in the L/C Reserve Accounts in respect of each Letter of Credit and the amounts on deposit in respect of each Letter of Credit attributable to each Lender’s CAM Percentage. The amounts held in each Lender’s L/C Reserve Account shall  be held as a reserve against the outstanding L/C Obligations, shall be the property of such Lender subject to the terms hereof, shall not constitute Loans to or give rise to any claim of or against any Loan Party and shall not give rise to any obligation on the part of any Borrower to pay interest to such Lender, it being agreed that the reimbursement obligations in respect of Letters of Credit shall arise only at such times as drawings are made thereunder, as provided in Section 2.3(c).

(c)            In the event that after the CAM Exchange Date any drawing shall be made in respect of a Letter of Credit, the Administrative Agent shall, at the request of the L/C Issuer, withdraw from the L/C Reserve Account of each Lender any amounts, up to the amount of such Lender’s CAM Percentage of such drawing, deposited in respect of such Letter of Credit and remaining on deposit and deliver such amounts to the L/C Issuer in satisfaction of the reimbursement obligations of the Lenders under Section 2.3(c). In the event any Revolving Lender shall default on its obligation to pay over any amount to the Administrative Agent in respect of any Letter of Credit as provided in this Section 12.2, the L/C Issuer shall, in the event of a drawing thereunder, have a claim against such Revolving Lender to the same extent as if such Lender had defaulted on its obligations under Section 2.3(d), but shall have no claim against any other Lender in respect of such defaulted amount, notwithstanding the provisions of this Article XII. Each other Lender shall have a claim against such Defaulting Lender for any damages sustained by it as a result of such default, including, in the event such Letter of Credit shall expire undrawn, its CAM Percentage of the defaulted amount. The Administrative Agent may withhold payments received under any Loan Documents that would be for the account of such Defaulting Lender and apply  such amounts toward such Defaulting Lender’s obligations.

(d)            In the event that after the CAM Exchange Date any Letter of Credit shall expire undrawn, the Administrative Agent shall withdraw from the L/C Reserve Account of each Lender the amount remaining on deposit therein in respect of such Lender’s CAM Percentage of such Letter of Credit and distribute such amount to such Lender.

(e)            With the prior written approval of the Administrative Agent and the L/C Issuer (not to be unreasonably withheld), any Lender may withdraw the amount held in its L/C Reserve Account in respect of the undrawn amount of any Letter of Credit. Any Lender making such a withdrawal shall be unconditionally obligated, in the event there shall subsequently be a drawing under such Letter of Credit, to pay over to the Administrative Agent, for the account of the L/C Issuer, on demand, its CAM Percentage of such drawing.

(f)            Pending the withdrawal by any Lender of any amounts from its L/C Reserve Account as contemplated by the above paragraphs, the Administrative Agent will, at the direction of such Lender and subject to such rules as the Administrative Agent may prescribe for the avoidance of inconvenience, invest such amounts in cash and Cash Equivalents. Each Lender which has not withdrawn its CAM Percentage of amounts in its L/C Reserve Account as provided in subsections (d) or (e) above shall have the right, at intervals reasonably specified by the Administrative Agent, to withdraw the earnings on investments so made by the Administrative Agent with amounts in its L/C Reserve Account and to retain such earnings for its own account.

12.3	Provisions Solely to Effect Intercreditor Relationships.

The provisions of this Article XII are and are intended solely for the purpose of effecting a sharing arrangement among the Lenders and reflects an agreement among creditors. None of the Loan Parties shall have any rights or obligations under this Article XII. Nothing contained in this Article XII is intended to or shall impair the obligations of the Loan Parties, which are absolute and unconditional, to pay the Obligations as and when the same shall become due and payable in accordance with their terms. Notwithstanding anything in Section 11.1 to the contrary, this Article XII may be modified by vote of the Administrative Agent, the L/C Issuer,  the Swingline Lender and the Required Lenders (or all Lenders or   all affected Lenders to the extent Section 11.1 would have otherwise require the consent of such Lenders). This Article XII shall supersede any conflicting provisions of Section 11.6.

12.4	Application of this Article.

This Article XII shall not apply if, on the CAM Exchange Date, there are either (i) no Designated Borrowers or (ii) no Designated Borrowers with outstanding Obligations.

[signature pages follow]

lN WITNESS WHEREOF. the parties hereto have caused this Agreement to be duly executed as of the date first above written.

ADTALEM GLOBAL EDUCATION INC.

By:

Name: Patr. ck J. Unzicker
Title: Senior Vice President, Chief Financial Officer and Treasurer

ADTALEM GLOBAL EDUCATION INC
CREDIT AGREEMENT

BANK OF AMERICA, N.A., as

By:	/s/ Anthony w. Kell
Name: Anthony w. Kell
Title: Vice President

ADTALEM GLOBAL EDUCATION INC
CREDIT AGREEMENT

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and
SwinglineLe-n der

By:	/s/ NL:::an M. Phillips
Name: NL:::an M. Phillips
Senior Vice President

ADTALEM GLOBAL EDUCATION INC
CREDIT AGREEMENT

BANK OF MONTRE:fl,, as a Lender

By:	/s/

Name: Brocco
Title: Senior Vice President

ADTALEM GLOBAL EDUCATION INC
CREDIT AGREEMENT

FIFTH TrITRD1:V-7ender

By:	/s/ Neil Mesch

Name: Neil Mesch
Title: Director

ADTALEM GLOBAL EDUCATION INC
CREDIT AGREEMENT

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Edward Han

Name: Neil Mesch
Title: Vice President

ADTALEM GLOBAL EDUCATION INC
CREDIT AGREEMENT

THE NORTHERN TRUST COMPANY, as a Lender

By:	/s/ Lisa DeCristofaro

Name: Lisa DeCristofaro
Title: SVP

ADTALEM GLOBAL EDUCATION INC
CREDIT AGREEMENT

ASSOCIATED BANK, N.A., as a Lender

By:	/s/ Keith M. Butala

Name: Keith M. Butala
Title: Vice President

ADTALEM GLOBAL EDUCATION INC
CREDIT AGREEMENT

LAKE FOREST BANK AND TRUST COMPANY,
N.A., as a Lender

By: /

Name:
Title:

ADTALEM GLOBAL EDUCATION INC
CREDIT AGREEMENT

Schedule 1.1A

EXISTING LETTERS OF CREDIT

Letter of Credit No. 68129526 dated November 9, 2016 with an original face value amount  of

$68,435,908.00, issued by Bank of America, N.A. with expiration date of 11/1/18 for the benefit of  the

U.S. Department of Education.

Schedule 2.1

Commitments and Pro Rata  Shares

Lender	Revolving Commitments	Pro Rata Shares of Revolving Commitments	Term B Loan Commitments	Pro Rata Shares of Term B Loan Commitments
Bank of America, N.A.	$70,000,000.00	23.333333333%	$300,000,000.00	100.000000000%
Bank of Montreal	$50,000,000.00	16.666666667%	$0.00	0.000000000%
Fifth Third Bank	$50,000,000.00	16.666666667%	$0.00	0.000000000%
PNC Bank, National Association	$50,000,000.00	16.666666667%	$0.00	0.000000000%
The Northern Trust Company	$35,000,000.00	11.666666667%	$0.00	0.000000000%
Associated Bank, N.A.	$25,000,000.00	8.333333333%	$0.00	0.000000000%
Lake Forest Bank and Trust Company, N.A.	$20,000,000.00	6.666666667%	$0.00	0.000000000%
Total:	$300,000,000.00	100.000000000%	$300,000,000.00	100.000000000%

Schedule 5.13

SUBSIDIARIES AND OTHER EQUITY INVESTMENTS

I. Subsidiaries
Name of Subsidiary	Jurisdiction	Capital Stock	Ownership	Stockholder
DeVry University, Inc.	Illinois	1,000 Common Shares	100%	Adtalem Global Education Inc.
DeVry/New York Inc.	Delaware	1,000 Common Shares	100%	Adtalem Global Education Inc.
Becker Professional Development Corporation	Delaware	1,000 Common Shares	100%	Adtalem Global Education Inc.
Adtalem Global Health, Inc.	New York	1,130,225 Common Shares 40,224.125 Class A Preferred Shares 25,000 Class B Preferred Shares	100%	Adtalem Global Education Inc.
Chamberlain College of Nursing and Health Sciences, Inc	Delaware	100 Common Shares	100%	Adtalem Global Education Inc.
U.S. Education Corporation	Delaware	1,392,107.32 Common Shares 70,653.73139 Class A Preferred Shares 1,000 Class B Preferred Shares	100%	Adtalem Global Education Inc.
DeVry Educational Development Corp.	Delaware	1,000 Common Shares	100%	DeVry University, Inc.

Adtalem Canada LLC	Delaware	Membership Interests	100%	Adtalem Global Education Inc.
Dominica Services Inc.	Delaware	10 Common Shares	100%	Adtalem Global Health, Inc.
Chamberlain University LLC	Delaware	Membership Interest	100%	Chamberlain College of Nursing and Health Sciences, Inc
Newton Becker Ltd.	Hong Kong	10,000 Common Shares	100%	Becker Professional Development Corporation
Becker CPA Review Ltd.	Israel	120 Common Shares	100%	Becker Professional Development Corporation
Ross University Services, Inc.	Delaware	1,000 Common Shares	100%	Adtalem Global Health, Inc.
International Education Holdings, Inc.	Delaware	1,010 Common Shares	1% 99%	Adtalem Global Education Inc. Ross University Services, Inc.
Integrated Education Solutions LLC	Delaware	Membership Interest	100%	Adtalem Global Education Inc.
Global Education International, Inc.	Barbados	100 Common Shares	100%	International Education Holdings, Inc.
Ross University Management, Inc.	St. Lucia	10,000 Ordinary Shares	100%	Global Education International, Inc.
Ross University School of Medicine, School of Veterinary Medicine Limited	Dominica	100 Shares of Voting Stock	100%	Ross University Management, Inc.
Ross University School of Medicine School of Veterinary Medicine (St. Kitts) Limited	St. Kitts	200 Shares of Voting Stock	100%	Ross University Management, Inc.
DeVry Medical International (Bahamas) Ltd.	Bahamas	5,000 Common Shares	100%	Ross University Management, Inc.

Global Education International B.V.	Netherlands	18,000 Common Shares	100%	International Education Holdings, Inc.
Adtalem Educacional do Brasil S.A.	Brazil	21,519,909 Ordinary Shares	97.909095%	Global Education International B.V.
ABEP - Academia Baiana de Ensino, Pesquisa e Extensão Ltda.	Brazil	5,752,997 Shares	99.999965%	Adtalem Educacional do Brasil S.A.
CBES - Centro Baiano de Ensino Superior Ltda. OBS: merged into ATB on December 29, 2017 (ongoing registration with the Board of Trade)	Brazil	964,513 Shares	100%	Adtalem Educacional do Brasil S.A.
Damásio Educacional S.A.	Brazil	3,858,775 Ordinary Shares	100%	Adtalem Educacional do Brasil S.A.
FBV – Faculdade Boa Viagem S.A. OBS: merged into ATB on December 29, 2017 (ongoing registration with the Board of Trade)	Brazil	11,806,903 Shares	100%	Adtalem Educacional do Brasil S.A.
Instituto de Ensino Superior da Amazônia Ltda.	Brazil	31,064,999 Shares	99.999997%	Adtalem Educacional do Brasil S.A.

Integral - Grupo de Ensino Superior do Piauí S/C Ltda. OBS: merged into ATB on December 29, 2017 (ongoing registration with the Board of Trade)	Brazil	25,613,462 Shares	100%	Adtalem Educacional do Brasil S.A.
SEPA - Sociedade Educacional da Paraíba Ltda. OBS: merged into ATB on December 29, 2017 (ongoing registration with the Board of Trade)	Brazil	20.000.000 Shares	100%	Adtalem Educacional do Brasil S.A.
Sociedade de Educação do Vale do Ipojuca S.A.	Brazil	10,300,000 Ordinary Shares	100%	Adtalem Educacional do Brasil S.A.
Sociedade Educacional Ideal Ltda.	Brazil	41,126,957 Shares	99.999996%	Adtalem Educacional do Brasil S.A.
		1 Share	0.000003%	SEPA - Sociedade Educacional do Paraíba Ltda.
SJT Cursos Preparatórios em Medicina Ltda.	Brazil	353,521 Shares	100%	Adtalem Educacional do Brasil S.A.
A. Regiao Tocantina de Educação e Cultura Ltda.	Brazil	5,309,999 Shares	99.99999%	Adtalem Educacional do Brasil S.A.
		1 Share	0.00001%	SEPA - Sociedade Educacional do Paraíba Ltda.

Grupo Ibmec Educacional S.A.	Brazil	60,927,557 Ordinary Shares	100%	Adtalem Educacional do Brasil S.A.
EdCOA Inc.	California	100,000 Common Shares	100%	U.S. Education Corporation
Carrington College, Inc.	Arizona	1,000 Common Shares	100%	U.S. Education Corporation
American Institute of Health Technology, Inc.	Idaho	2,000 Common Shares	100%	U.S. Education Corporation
AUC School of Medicine B.V.	St. Maarten	10 Common Shares	100%	Adtalem Global Education Inc.
Becker Professional Development International Limited	UK	545,000 Ordinary Shares 55,000 B Shares	100%	Global Education International B.V.
Neev Knowledge Management Private Limited	India	11,891 Equity Shares 580,424 Preference Shares	60.92%	Global Education International B.V.
Edupristine, Inc.	Delaware	1,000 Common Shares	100%	Neev Knowledge Management Private Limited
AGM Acquisition Corp.	Delaware	100 Common Shares	100%	Becker Professional Development Corporation
Alert Global Media, LLC	Delaware	Membership Interests	100%	AGM Acquisition Corp.
Association of Certified Anti- Money Laundering Specialists, LLC	Delaware	Membership Interests	100%	Alert Global Media, LLC
ACAMS (HK) Ltd.	Hong Kong	10,000 Ordinary Shares	100%	Association of Certified Anti- Money Laundering Specialists, LLC

ACAMS (UK) Ltd.	UK	100 Ordinary Shares	100%	Association of Certified Anti- Money Laundering Specialists, LLC
ACAMS France SAS	France	1 Ordinary Share	100%	Association of Certified Anti- Money Laundering Specialists, LLC
ACAMS (Singapore) Pte. Ltd.	Singapore	5,000 Ordinary Shares	100%	Association of Certified Anti- Money Laundering Specialists, LLC
ACAMS Consulting (Beijing) Co.	Beijing	Registered Capital is 150,000 Yuan	100%	ACAMS (HK) Ltd.
SDP – Software Development Portugal Unipessoal Ltda.	Portugal	1 Quota	100%	Global Education International B.V.

II. IMMATERIAL SUBSIDIARIES

Adtalem Canada LLC
U.S. Education Corporation EdCOA Inc.
Carrington College, Inc.
American Institute of Health Technology, Inc.
Integrated Education Solutions LLC

Neev Knowledge Management Private Limited
Edupristine, Inc.
Newton Becker Ltd.
Becker CPA Review Ltd.
SDP – Software Development Portugal Unipessoal Ltda.
Becker Professional Development International Limited
ACAMS (HK) Ltd.
ACAMS (UK) Ltd.
ACAMS France  SAS
ACAMS (Singapore) Pte. Ltd.
ACAMS Consulting (Beijing) Co.
DeVry Medical International (Bahamas) Ltd.
SJT Cursos Preparatórios em Medicina Ltda.

A. Regiao Tocantina de Educação e Cultura Ltda.
Instituto de Ensino Superior da Amazônia Ltda.
Sociedade Educacional Ideal Ltda.
Sociedade de Educação do Vale do Ipojuca S.A.
ABEP - Academia Baiana de Ensino, Pesquisa e Extensão  Ltda.

Schedule 5.18

IP RIGHTS1

A.	Adtalem Global Education Inc.

Trademark	Application No./ Filing Date	Publication Date	Registration No./ Registration Date
ADTALEM	87/429077 27-Apr-2017	20-Mar-2018
ADTALEM and Design	87/429079 27-Apr-2017	20-Mar-2018

B.	Adtalem Global Health, Inc.

Trademark	Application No./ Filing Date	Publication Date	Registration No./ Registration Date
MERP MEDICAL EDUCATION READINESS PROGRAM	86/508016 20-Jan-2015	22-Dec-2015

C.	AGM Acquisition Corp.

None.

D.	Alert Global Media, LLC None.

E.	Association of Certified Anti-Money Laundering Specialists, LLC None.

Trademark	Application No./ Filing Date	Publication Date	Registration No./ Registration Date
ACAMS	76/336481 13-Nov-2001	20-Aug-2002	2757124 26-Aug-2003
ACAMS	85/770579 02-Nov-2012	12-Nov-2013	4473547 28-Jan-2014
ACAMS RISK ASSESSMENT	86/061981 11-Sep-2013	11-Feb-2014	4728458 28-Apr-2015
ACAMS RISK ASSESSMENT MEASURE, UNDERSTAND, AND	86/400393 19-Sep-2014	17-Mar-2015	4746987 02-Jun-2015

[1] The copyrights set forth in this disclosure schedule reflect copyrights of record based on search results from the United States Copyright Office dated as of April 6, 2018.

EXPLAIN YOUR MONEY LAUNDERING RISKS
ASSOCIATION OF CERTIFIED ANTI-MONEY LAUNDERING SPECIALISTS	77/246439 03-Aug-2007	12-Feb-2008	3417489 29-Apr-2008
CAMS	76/336483 13-Nov-2001	17-Sep-2002	2787152 25-Nov-2003
CERTIFIED ANTI-MONEY LAUNDERING SPECIALIST	77/246444 03-Aug-2007	16-Sep-2008	3539435 02-Dec-2008
MONEY LAUNDERING ALERT	78/084214 17-Sep-2001	02-Apr-2002	2585520 25-Jun-2002
MONEYLAUNDERING.COM	85/770572 02-Nov-2012	12-Nov-2013	4473546 28-Jan-2014

F.	Becker Professional Development Corporation

Trademark	Application No./ Filing Date	Publication Date	Registration No./ Registration Date
ACCOUNTINGMASTER	86/482781 17-Dec-2014
ACCOUNTINGMASTER	86/977544 17-Dec-2014		4868505 08-Dec-2015
ACCOUNTINGMASTER	86/482786 17-Dec-2014
BECKER	75/251149 28-Feb-1997		2160247 26-May-1998
BECKER	75/668085 25-Mar-1999		2498764 16-Oct-2001
BECKER CPA REVIEW	75/253856 07-Mar-1997		2156555 12-May-1998
BECKER FASTPASS	77/553963 22-Aug-2008		3601875 07-Apr-2009
BECKER NAVIGATOR	77/979743 16-Apr-2009		3823222 20-Jul-2010
BECKER PROFESSIONAL EDUCATION	77/731649 07-May-2009		3797284 01-Jun-2010
Becker Professional Education ACCA	1-4049211087		TX 8-358-976

Study Program - F1 Accountant in Business - Study Question Bank	14-Oct-2016	17-Oct-2016
Becker Professional Education ACCA Study Program - F1 Accountant in Business - Study Text	1-4040910042 14-Oct-2016	TX 8-352-551 17-Oct-2016
Becker Professional Education ACCA Study Program - F1 Accountant in Business-Revision Essentials Han	1-4049210897 14-Oct-2016	TX 8-358-875 17-Oct-2016
Becker Professional Education ACCA Study Program - F1 Accountant in Business-Revision Question Bank	1-4049211052 14-Oct-2016	TX 8-358-992 17-Oct-2016
Becker Professional Education ACCA Study Program - F2 Management Accounting-Revision Essentials Hand	1-4048211032 14-Oct-2016	TX 8-358-881 17-Oct-2016
Becker Professional Education ACCA Study Program - F2 Management Accounting-Revision Question Bank	1-4049322692 14-Oct-2016	TX 8-358-990 17-Oct-2016
Becker Professional Education ACCA Study Program - F2 Management Accounting-Study Question Bank	1-4049322597 14-Oct-2016	TX 8-350-847 17-Oct-2016
Becker Professional Education ACCA Study Program - F2 Management Accounting-Study Text	1-4049322512 14-Oct-2016	TX 8-352-520 17-Oct-2016
Becker Professional Education ACCA Study Program - F3 Financial Accounting-Revision Essentials Handb	1-4052235527 14-Oct-2016	TX 8-387-791 17-Oct-2016
Becker Professional Education ACCA Study Program - F3 Financial	1-4052235302 14-Oct-2016	TX 8-350-850 17-Oct-2016

Accounting-Revision Question Bank
Becker Professional Education ACCA Study Program - F3 Financial Accounting-Study Question Bank	1-4052235237 14-Oct-2016	TX 8-370-595 17-Oct-2016
Becker Professional Education ACCA Study Program - F3 Financial Accounting-Study Text	1-4052145012 14-Oct-2016	TX 8-350-851 17-Oct-2016
Becker Professional Education ACCA Study Program - F5 Performance Management-Revision Question Bank	1-4055246497 21-Oct-2016
Becker Professional Education ACCA Study Program - F5 Performance Management-Study Question Bank	1-4054907752 21-Oct-2016	TX 8-387-756 28-Oct-2016
Becker Professional Education ACCA Study Program - F5 Performance Management-Study Text	1-4054900442 21-Oct-2016	TX 8-363-098 28-Oct-2016
Becker Professional Education ACCA Study Program - F6 Taxation (Russia) Study Text	1-4071480497 21-Oct-2016	TX 8-387-953 28-Oct-2016
Becker Professional Education ACCA Study Program - F7 Financial Reporting-Revision Question Bank	1-4071578719 27-Oct-2016	TX 8-351-109 28-Oct-2016
Becker Professional Education ACCA Study Program - F7 Financial Reporting-Study Question Bank	1-4071578664 27-Oct-2016	TX 8-350-574 28-Oct-2016
Becker Professional Education ACCA Study Program - F8 Audit and Assurance	1-4088371377 27-Oct-2016	TX 8-350-586 28-Oct-2016

- Revision Question Bank
Becker Professional Education ACCA Study Program - F8 Audit and Assurance - Study Question Bank	1-4088371242 27-Oct-2016	TX 8-350-581 28-Oct-2016
Becker Professional Education ACCA Study Program - F8 Audit and Assurance - Study Text	1-4088252087 27-Oct-2016	TX 8-351-111 28-Oct-2016
Becker Professional Education ACCA Study Program - F8 Audit and Assurance-Revision Essentials Handbo	1-4088371452 27-Oct-2016	TX 8-350-496 28-Oct-2016
Becker Professional Education ACCA Study Program - F9 Financial Management-Revision Essentials Handb	1-4091110367 27-Oct-2016	TX 8-350-505 28-Oct-2016
Becker Professional Education ACCA Study Program - F9 Financial Management-Revision Question Bank	1-4091009122 27-Oct-2016	TX 8-351-110 28-Oct-2016
Becker Professional Education ACCA Study Program - F9 Financial Management-Study Question Bank	1-4091008897 27-Oct-2016	TX 8-350-570 28-Oct-2016
Becker Professional Education ACCA Study Program - F9 Financial Management-Study Text	1-4091008412 27-Oct-2016	TX 8-350-564 28-Oct-2016
Becker Professional Education ACCA Study Program-F4 Corporate & Business Law (ENG)-Study Text	1-4052236112 21-Oct-2016	TX 8-350-540 28-Oct-2016
Becker Professional Education ACCA Study Program-F4 Corporate&Business Law (ENG)-Revision Essentials	1-4052346507 21-Oct-2016	TX 8-350-528 28-Oct-2016
Becker Professional Education ACCA Study Program-F4 Corporate&Business Law (ENG)-Revision Question B	1-4052346452 21-Oct-2016	TX 8-350-594 28-Oct-2016

Becker Professional Education ACCA Study Program-F4 Corporate&Business Law (ENG)-Study Question Bank	1-4052346267 21-Oct-2016	TX 8-387-762 28-Oct-2016
Becker Professional Education ACCA Study Program-F5 Performance Management-Revision Essentials Hand	1-4055246582 21-Oct-2016	TX 8-350-524 28-Oct-2016
Becker Professional Education ACCA Study Program-F7 Financial Reporting-Revision Essentials Handbook	1-4088251652 27-Oct-2016	TX 8-335-594 28-Oct-2016
Becker Professional Education ACCA Study Program-P1 Governance, Risk and Ethics-Revision Essentials	1-4097467017 14-Nov-2016	TX 8-346-574 15-Nov-2016
Becker Professional Education ACCA Study Program - P1 Governance, Risk and Ethics (Sept 2016 to June 2017 exams) Study Question Bank.		TX0008364226
Becker Professional Education ACCA Study Program-P1 Governance, Risk and Ethics-Revision Question Ba	1-4097466742 14-Nov-2016	TX 8-364-224 15-Nov-2016
Becker Professional Education ACCA Study Program-P1 Governance, Risk and Ethics-Study Text	1-4097429412 14-Nov-2016	TX 8-364-221 15-Nov-2016
Becker Professional Education ACCA Study Program-P3 Business Analysis-Revision Essentials Handbook	1-4107545957 14-Nov-2016	TX 8-346-570 15-Nov-2016
Becker Professional Education ACCA Study Program-P3 Business Analysis-Revision Question Bank	1-4107545642 14-Nov-2016	TX 8-350-888 15-Nov-2016
Becker Professional Education ACCA Study Program-P3 Business Analysis-Study Question Bank	1-4100763797 14-Nov-2016	TX 8-350-874 15-Nov-2016
Becker Professional Education ACCA Study Program-P3 Business Analysis-Study Text	1-4100725482 14-Nov-2016	TX 8-364-222 15-Nov-2016
Becker Professional Education ACCA Study Program-P4 Advanced Financial Management-Revision Essential	1-4108239157 14-Nov-2016	TX 8-346-594 15-Nov-2016

Becker Professional Education ACCA Study Program-P4 Advanced Financial Management-Revision Question	1-4108238732 14-Nov-2016	TX 8-364-223 15-Nov-2016
Becker Professional Education ACCA Study Program-P4 Advanced Financial Management-Study Question Ban	1-4108238357 14-Nov-2016	TX 8-350-776 15-Nov-2016
Becker Professional Education ACCA Study Program-P4 Advanced Financial Management-Study Text	1-4107546112 14-Nov-2016	TX 8-364-225 15-Nov-2016
BECKER PROFESSIONAL EDUCATION AND DESIGN	77/764338 19-Jun-2009	3797392 01-Jun-2010
BECKER PROFESSIONAL EDUCATION AND DESIGN (COLOR)	77/764328 19-Jun-2009	3804616 15-Jun-2010
BECKER PROFESSIONAL EDUCATION USMLE Step 1 Anatomy , v2.1	1-3936205092 06-Oct-2016	TX 8-344-281 07-Oct-2016
Becker Professional Education USMLE Step 1 Anatomy v 3.0	1-5236866530 11-Aug-2017	TX 8-465-677 14-Aug-2017
Becker Professional Education USMLE Step 1 Behavioral Science Epidemiology Biostatistics v 3.0	1-5236866365 11-Aug-2017	TX 8-465-671 14-Aug-2017
Becker Professional Education USMLE Step 1 Biochemistry/Genetics v 4.0	1-5235069200 11-Aug-2017	TX0008498027
BECKER PROFESSIONAL EDUCATION USMLE Step 1 Biochemistry/Genetics, v.3.0	1-3882097217 06-Oct-2016	TX 8-364-737 06-Oct-2016
Becker Professional Education USMLE Step 1 Immunology/Microbiology v 3.0	1-5236866280 11-Aug-2017	TX 8-465-664 14-Aug-2017
BECKER PROFESSIONAL EDUCATION USMLE Step 1 Immunology/Microbiology, v.2.1	1-3956555377 06-Oct-2016	TX 8-344-277 07-Oct-2016
Becker Professional Education USMLE Step 1 Pathology v 3.0	1-5236866215 11-Aug-2017	TX 8-465-658 14-Aug-2017
BECKER PROFESSIONAL EDUCATION USMLE Step 1 Pathology, v.2.1	1-3882097283 06-Oct-2016	TX 8-344-286 07-Oct-2016
Becker Professional Education USMLE Step 1 Pharmacology v 4.0	1-5235849870	TX0008498031

11-Aug-2017
Becker Professional Education USMLE Step 1 Physiology v 3.0	1-5235849815 11-Aug-2017	TX0008479866
BECKER PROFESSIONAL EDUCATION USMLE Step 1 Physiology, v.2.2	1-3956555613 06-Oct-2016	TX 8-344-279 07-Oct-2016
Clinical Pharmacology edition 1	1-3962312684 06-Oct-2016	TX 8-344-283 07-Oct-2016
COPYRIGHT: Becker Professional Education ACCA Study Program - F7 Financial Reporting-Study Text	1-4071578579 28-Oct-2016	TX 8-350-559 28-Oct-2016
FASTPASS	77/614703 14-Nov-2008	3602482 07-Apr-2009
Medical Biochemistry Edition 1	1-3962312532 06-Oct-2016	TX 8-364-740 06-Oct-2016
PASSMASTER	75/335627 25-Jul-1997	2210555 15-Dec-1998
PREPARE TO SUCCEED	75/672989 01-Apr-1999	2324384 29-Feb-2000
THE BECKER PROMISE	77/842072 06-Oct-2009	3792821 25-May-2010

Title	Reg. No.	Date
Becker Professional Education ACCA Study Program - F1 Accountant in Business (Sept 2016 to Aug 2017 exams) Study Text.	TX0008352551	2016
Becker Professional Education ACCA Study Program- F1 Accountant in Business (September 2016 to Aug 2017 exams) Revision Essentials Handbook.	TX0008358875	2016
Becker Professional Education ACCA Study Program- F1 Accountant in Business (September 2016 to Aug 2017 exams) Revision Question Bank.	TX0008358992	2016
Becker Professional Education ACCA Study Program- F1 Accountant in Business (September 2016 to Aug 2017 exams) Study Question Bank.	TX0008358976	2016
Becker Professional Education ACCA Study Program- F2 Management Accounting (Sept 2016 to Aug 2017 exams) Revision Essentials Handbook.	TX0008358881	2016
Becker Professional Education ACCA Study Program- F2 Management Accounting (Sept 2016 to Aug 2017 exams) Revision Question Bank.	TX0008358990	2016
Becker Professional Education ACCA Study Program- F2 Management Accounting (Sept 2016 to Aug 2017 exams) Study Question Bank.	TX0008350847	2016
Becker Professional Education ACCA Study Program- F2 Management Accounting (Sept 2016 to Aug 2017 exams) Study Text.	TX0008352520	2016
Becker Professional Education ACCA Study Program - F3 Financial Accounting (Sept 2016 to Aug 2017 exams) Revision Essentials Handbook.	TX0008350850	2016

Becker Professional Education ACCA Study Program - F3 Financial Accounting (Sept 2016 to Aug 2017 exams) Revision Essentials Handbook.	TX0008387791	2016
Becker Professional Education ACCA Study Program - F3 Financial Accounting (Sept 2016 to Aug 2017 exams) Study Question Bank.	TX0008370595	2016
Becker Professional Education ACCA Study Program - F3 Financial Accounting (Sept 2016 to Aug 2017 exams) Study Text.	TX0008350851	2016
Becker Professional Education ACCA Study Program - F4 Corporate & Business Law (ENG) (Sept 2016 to Aug 2017 exams) Revision Essentials Handbook.	TX0008350528	2016
Becker Professional Education ACCA Study Program - F4 Corporate & Business Law (ENG) (Sept 2016 to Aug 2017 exams) Revision Question Bank.	TX0008350594	2016
Becker Professional Education ACCA Study Program - F4 Corporate & Business Law (ENG) (Sept 2016 to Aug 2017 exams) Study Question Bank.	TX0008387762	2016
Becker Professional Education ACCA Study Program - F4 Corporate & Business Law (ENG) (Sept 2016 to Aug 2017 exams) Study Text.	TX0008350540	2016
Becker Professional Education ACCA Study Program - F5 Performance Management (Sept 2016 to June 2017 exams) Revision Essentials Handbook.	TX0008350524	2016
Becker Professional Education ACCA Study Program - F5 Performance Management (Sept 2016 to June 2017 exams) Study Question Bank.	TX0008387756	2016
Becker Professional Education ACCA Study Program - F5 Performance Management (Sept 2016 to June 2017 exams) Study Text.	TX0008363098	2016
Becker Professional Education ACCA Study Program - F6 Taxation (Russia) (for exams to Dec 2016) Study Text.	TX0008387953	2016
Becker Professional Education ACCA Study Program - F7 Financial Reporting (Sept 2016 to June 2017 exams) Revision Essentials Handbook.	TX0008335594	2016
Becker Professional Education ACCA Study Program - F7 Financial Reporting (Sept 2016 to June 2017 exams) Revision Question Bank.	TX0008351109	2016
Becker Professional Education ACCA Study Program - F7 Financial Reporting (Sept 2016 to June 2017 exams) Study Question Bank.	TX0008350574	2016
Becker Professional Education ACCA Study Program - F7 Financial Reporting (Sept 2016 to June 2017 exams) Study Text.	TX0008350559	2016
Becker Professional Education ACCA Study Program - F8 Audit and Assurance (Sept 2016 to June 2017 exams) Revision Essentials Handbook.	TX0008350496	2016
Becker Professional Education ACCA Study Program - F8 Audit and Assurance (Sept 2016 to June 2017 exams) Revision Question Bank.	TX0008350586	2016
Becker Professional Education ACCA Study Program - F8 Audit and Assurance (Sept 2016 to June 2017 exams) Study Question Bank.	TX0008350581	2016
Becker Professional Education ACCA Study Program - F8 Audit and Assurance (Sept 2016 to June 2017 exams) Study Text.	TX0008351111	2016
Becker Professional Education ACCA Study Program - F9 Financial Management (Sept 2016 to June 2017 exams) Revision Essentials Handbook.	TX0008350505	2016
Becker Professional Education ACCA Study Program - F9 Financial Management (Sept 2016 to June 2017 exams) Revision Question Bank.	TX0008351110	2016
Becker Professional Education ACCA Study Program - F9 Financial Management (Sept 2016 to June 2017 exams) Study Question Bank.	TX0008350570	2016
Becker Professional Education ACCA Study Program - F9 Financial Management (Sept 2016 to June 2017 exams) Study Text.	TX0008350564	2016

Becker Professional Education ACCA Study Program - P1 Governance, Risk and Ethics (Sept 2016 to June 2017 exams) Revision Essentials Handbook.	TX0008346574	2016
Becker Professional Education ACCA Study Program - P1 Governance, Risk and Ethics (Sept 2016 to June 2017 exams) Revision Question Bank.	TX0008364224	2016
Becker Professional Education ACCA Study Program - P1 Governance, Risk and Ethics (Sept 2016 to June 2017 exams) Study Question Bank.	TX0008364226	2016
Becker Professional Education ACCA Study Program - P1 Governance, Risk and Ethics (Sept 2016 to June 2017 exams) Study Text.	TX0008364221	2016
Becker Professional Education ACCA Study Program - P3 Business Analysis (Sept 2016 to June 2017 exams) Revision Essentials Handbook.	TX0008346570	2016
Becker Professional Education ACCA Study Program - P3 Business Analysis (Sept 2016 to June 2017 exams) Revision Question Bank.	TX0008350888	2016
Becker Professional Education ACCA Study Program - P3 Business Analysis (Sept 2016 to June 2017 exams) Study Question Bank.	TX0008350874	2016
Becker Professional Education ACCA Study Program - P3 Business Analysis (Sept 2016 to June 2017 exams) Study Text.	TX0008364222	2016
Becker Professional Education ACCA Study Program - P4 Advanced Financial Management (Sept 2016 to June 2017 exams) Revision Essentials Handbook.	TX0008346594	2016
Becker Professional Education ACCA Study Program - P4 Advanced Financial Management (Sept 2016 to June 2017 exams) Revision Question Bank.	TX0008364223	2016
Becker Professional Education ACCA Study Program - P4 Advanced Financial Management (Sept 2016 to June 2017 exams) Study Question Bank.	TX0008350776	2016
Becker Professional Education ACCA Study Program - P4 Advanced Financial Management (Sept 2016 to June 2017 exams) Study Text.	TX0008364225	2016
Becker Professional Education USMLE Step 1 Anatomy v 3.0.	TX0008465677	2016
BECKER PROFESSIONAL EDUCATION USMLE Step 1 Anatomy , v2.1.	TX0008344281	2016
Becker Professional Education USMLE Step 1 Behavioral Science Epidemiology Biostatistics v 3.0.	TX0008465671	2016
Becker Professional Education USMLE Step 1 Biochemistry Genetics v 3.0.	TX0008364737	2015
Becker Professional Education USMLE Step 1 Biochemistry/Genetics v 4.0.	TX0008498027	2016
BECKER PROFESSIONAL EDUCATION USMLE Step 1 Immunology/Microbiology, v.2.1.	TX0008344277	2016
Becker Professional Education USMLE Step 1 Immunology/Microbiology v 3.0.	TX0008465664	2016
Becker Professional Education USMLE Step 1 Pathology v 2.1.	TX0008344286	2015
Becker Professional Education USMLE Step 1 Pathology v 3.0.	TX0008465658	2016
Becker Professional Education USMLE Step 1 Pharmacology v 4.0.	TX0008498031	2016
Becker Professional Education USMLE Step 1 Physiology, v.2.2.	TX0008344279	2016
Becker Professional Education USMLE Step 1 Physiology v 3.0.	TX0008479866	2016
Clinical Pharmacology Edition 1.	TX0008344283	2016
Medical Biochemistry Edition 1.	TX0008364740	2016

Copyright Title	Reg. No.	Reg. Date
Conviser Duffy : CPA review : course work book, classroom walkthru problems.	TX0004426165	1996
Conviser Duffy : CPA review : accounting & reporting : tax-fund cost.	TX0004426168	1996

Conviser Duffy : CPA review Audit.	TX0004426169	1996
Conviser Duffy : CPA review : financial : financial accounting and reporting.	TX0004426167	1996
Conviser Duffy : CPA review : flash cards.	TX0004426164	1997
Law.	TX0002001122	1986
Law : Conviser-Miller C P A review.	TX0001906485	1986
Auditing : Conviser-Miller C P A review.	TX0001936247	1986
Auditing.	TX0002001119	1987

Copyright Title	Reg. No.	Reg. Date
Becker CPA review : RAFL final review lecture	TX0005314427	1998
Becker CPA review : accounting & reporting : 1-7	TX0005314426	1998
Becker CPA review : auditing 1-6	TX0005314425	1998
Becker CPA review	TX0005314424	1998
Becker CPA Review 2008 Course Materials.	PA0001622224	2007
Becker CPA Review : 2009 Edition.	PA0001733943	2008
Becker CPA Review 2009 Edition First Classes.	TX0007225473	2008
Becker CPA Review 2009 Edition Lecture DVD Auditing-Chinese Enhanced Version Lectures 1-5.	PA0001738130	2008
Becker CPA Review 2009 Lecture Notes Auditing.	TX0007355906	2008
Becker CPA Review 2009 Lecture Notes Business.	TX0007355913	2008
Becker CPA Review 2009 Lecture Notes Financial.	TX0007391962	2008
Becker CPA Review Updated Lectures 2009 Edition : Instructor Version.	PA0001752958	2008
Becker Professional Education ACCA Accountant in Business F1/FAB Study Question Bank.	TX0008117962	2015
Becker Professional Education ACCA Accountant in Business F1/FAB Study System	TX0008124502	2015
Becker Professional Education ACCA Accountant in Business F1/FAB Revision Question Bank	TX0008119757	2015
Becker Professional Education ACCA Advanced Audit and Assurance P7 (International) Revision Question Bank.	TX0008109860	2015
Becker Professional Education ACCA Advanced Audit and Assurance P7 (International) Study Question Bank.	TX0008109861	2015
Becker Professional Education ACCA Advanced Audit and Assurance P7 (International) Study System.	TX0008110016	2015
Becker Professional Education ACCA Advanced Financial Management P4 Revision Question Bank.	TX0008110047	2015
Becker Professional Education ACCA Advanced Financial Management P4 Study Question Bank.	TX0008110096	2015
Becker Professional Education ACCA Advanced Financial Management P4 Study System.	TX0008113724	2015
Becker Professional Education ACCA Advanced Performance Management P5 Revision Question Bank.	TX0008111968	2015
Becker Professional Education ACCA Advanced Performance Management P5 Study Question Bank.	TX0008109872	2015
Becker Professional Education ACCA Advanced Performance Management P5 Study System.	TX0008110035	2015
Becker Professional Education ACCA Audit and Assurance F8 (International) Revision Question Bank.	TX0008109846	2015
Becker Professional Education ACCA Audit and Assurance F8 (International) Study Question Bank.	TX0008109928	2015

Becker Professional Education ACCA Audit and Assurance F8 (International) Study System.	TX0008109893	2015
Becker Professional Education ACCA Business Analysis P3 Revision Question Bank.	TX0008110022	2015
Becker Professional Education ACCA Business Analysis P3 Study Question Bank.	TX0008110088	2015
Becker Professional Education ACCA Business Analysis P3 Study System.	TX0008109926	2015
Becker Professional Education ACCA Corporate & Business Law F4 (Russia) Revision Essentials.	TX0008114502	2015
Becker Professional Education ACCA Corporate & Business Law F4 (Russia) Study Question Bank.	TX0008114527	2015
Becker Professional Education ACCA Corporate & Business Law F4 (Russia) Study System	TX0008113389	2015
Becker Professional Education ACCA Corporate & Business Law F4 (Russia) Revision Question Bank	TX0008113382	2015
Becker Professional Education ACCA Corporate and Business Law (ENGLAND) F4 Revision Question Bank.	TX0008109967	2015
Becker Professional Education ACCA Corporate and Business Law (ENGLAND) F4 Study Question Bank.	TX0008109923	2015
Becker Professional Education ACCA Corporate and Business Law (ENGLAND) F4 Study System.	TX0008110042	2015
Becker Professional Education ACCA Corporate Reporting P2 (International) Revision Question Bank.	TX0008109869	2015
Becker Professional Education ACCA Corporate Reporting P2 (International) Study Question Bank.	TX0008109853	2015
Becker Professional Education ACCA Corporate Reporting P2 (International) Study System.	TX0008112938	2015
Becker Professional Education ACCA Diploma in International Financial Reporting Revision Question Bank.	TX0008109914	2015
Becker Professional Education ACCA Diploma in International Financial Reporting Study Question Bank.	TX0008110033	2015
Becker Professional Education ACCA Professional Diploma In International Financial Reporting Study System	TX0008133380	2015
Becker Professional Education ACCA Financial Accounting F3/FFA Revision Question Bank.	TX0008110079	2015
Becker Professional Education ACCA Financial Accounting F3/FFA Study Question Bank.	TX0008110024	2015
Becker Professional Education ACCA Financial Accounting F3/FFA Study System.	TX0008109946	2015
Becker Professional Education ACCA Financial Management F9 Revision Question Bank.	TX0008109866	2015
Becker Professional Education ACCA Financial Management F9 Study Question Bank.	TX0008110082	2015
Becker Professional Education ACCA Financial Management F9 Study System.	TX0008110101	2015
Becker Professional Education ACCA Financial Reporting F7 (International) Study Question Bank.	TX0008110091	2015
Becker Professional Education ACCA Financial Reporting F7 Revision Question Bank.	TX0008109847	2015
Becker Professional Education ACCA Financial Reporting F7 Study System.	TX0008109922	2015
Becker Professional Education ACCA Governance, Risk and Ethics P1 Revision Question Bank.	TX0008109920	2015

Becker Professional Education ACCA Governance, Risk and Ethics P1 Study Question Bank.	TX0008109965	2015
Becker Professional Education ACCA Governance, Risk and Ethics P1 Study System	TX0008133377	2015
Becker Professional Education ACCA Management Accounting F2/FMA Revision Question Bank.	TX0008115933	2015
Becker Professional Education ACCA Management Accounting F2/FMA Study Question Bank	TX0008119753	2015
Becker Professional Education ACCA Management Accounting F2/FMA Study System.	TX0008115930	2015
Becker Professional Education ACCA Performance Management F5 Revision Question Bank.	TX0008109850	2015
Becker Professional Education ACCA Performance Management F5 Study Question Bank.	TX0008109855	2015
Becker Professional Education ACCA Performance Management F5 Study System.	TX0008111955	2015
Becker Professional Education ACCA Taxation F6 (Russia) Revision Question Bank.	TX0008110040	2015
Becker Professional Education ACCA Taxation F6 (Russia) Study Question Bank.	TX0008109848	2015
Becker Professional Education ACCA Taxation F6 (Russia) Study System.	TX0008110030	2015
Becker Professional Education ACCA Taxation F6 (United Kingdom) Revision Question Bank.	TX0008117055	2015
Becker Professional Education ACCA Taxation F6 (United Kingdom) Study Question Bank.	TX0008109962	2015
Becker Professional Education ACCA Taxation F6 (United Kingdom) Study System.	TX0008109935	2015
Becker Professional Education CPA Exam Review 2011 Edition Course Disc Single Activation, et al.	TX0007585323	2010
Becker Professional Education CPA Exam Review 2011 Edition Final Review Startup Disc, et al.	TX0007408811	2010
Becker Professional Education CPA Exam Review 2011 Edition Financial, et al.	TX0007411045	2010
Becker Professional Education CPA Exam Review 2011 Edition First Classes.	TX0007420245	2010
Becker Professional Education CPA Exam Review 2011 Edition Flashcards CPA Review.	TX0007421717	2010
Becker Professional Education CPA Exam Review 2011 Edition Instructor Version Auditing	TX0007421432	2010
Becker Professional Education CPA Exam Review 2011 Edition Instructor Version Regulation	TX0007421433	2010
Becker Professional Education CPA Exam Review 2011 Edition Instructor Version Business	TX0007421431	2010
Becker Professional Education CPA Exam Review 2011 Edition Instructor Version Financial.	TX0007420246	2010
Becker Professional Education CPA Exam Review 2011 Edition Lecture Disc Chinese Enhanced Version Financial.	PA0001786236	2011
Becker Professional Education CPA Exam Review Auditing 2012 Edition.	TX0007490244	2011
Becker Professional Education CPA Exam Review Auditing 2013 Edition Version A (for students sitting on or before May 31, 2013)	TX0007815592	2012
Becker Professional Education CPA Exam Review Auditing 2013 Edition Version A (for students sitting on or before May 31, 2013) Instructor Version.	TX0007813217	2012

Becker Professional Education CPA Exam Review Auditing 2013 Edition Version B (for students sitting on or after July 1, 2013)	TX0007812628	2012
Becker Professional Education CPA Exam Review Auditing 2013 Edition Version B (for students sitting on or after July 1, 2013) Instructor Version.	TX0007813232	2012
Becker Professional Education CPA Exam Review Auditing Final Review 2013 Edition Version A (for students sitting on or before May 31, 2013) Version B (for students sitting on or after July 1, 2013)	TX0007811483	2012
Becker Professional Education CPA Exam Review Auditing Final Review Notes and Disc 2012 Edition [Textbook]	TX0007491993	2011
Becker Professional Education CPA Exam Review Auditing First Classes 2013 Edition Version A (for students sitting on or before May 31, 2013)	TX0007815591	2012
Becker Professional Education CPA Exam Review Auditing First Classes 2013 Edition Version B (for students sitting on or after July 1, 2013)	TX0007813229	2012
Becker Professional Education CPA Exam Review Auditing First Classes v1.1 2015 Edition.	TX0008040021	2014
Becker Professional Education CPA Exam Review Auditing Flashcards v1.1 2015 Edition.	TX0008051109	2014
Becker Professional Education CPA Exam Review Auditing PassMaster Data Disc for International Students 2012 Edition.	TX0007489629	2011
Becker Professional Education CPA Exam Review Auditing v1.1 2015 Edition Instructor Version. [Published: 2014-11-01. Issue: ]	TX0008014607	2014
Becker Professional Education CPA Exam Review Auditing v1.1 2015 Edition. [Published: 2014-11-01. Issue: ]	TX0008014585	2014
Becker Professional Education CPA Exam Review - Auditing v1.1 Final Review 2015 Edition.	TX0008029187	2014
Becker Professional Education CPA Exam Review Auditing v1.2 2015 Edition.	TX0008123102	2015
Becker Professional Education CPA Exam Review Auditing v1.2 2015 Edition Instructor Version.	TX0008114551	2015
Becker Professional Education CPA Exam Review Auditing First Classes v1.2 2015 Edition	TX0008113398	2015
Becker Professional Education CPA Exam Review Auditing v1.2 Final Review 2015 Edition	TX0008113358	2015
Becker Professional Education CPA Exam Review Auditing v1.2 Flashcards 2015 Edition.	TX0008121102	2015
Becker Professional Education CPA Exam Review Business 2012 Edition.	TX0007490738	2011
Becker Professional Education CPA Exam Review Business 2013 Edition.	TX0007812630	2012
Becker Professional Education CPA Exam Review Business 2013 Edition Instructor Version.	TX0007815718	2012
Becker Professional Education CPA Exam Review Business Final Review 2013 Edition.	TX0007886160	2012
Becker Professional Education CPA Exam Review Business Final Review Notes and Disc 2012 Edition [Textbook]	TX0007489151	2011
Becker Professional Education CPA Exam Review Business First Classes 2013 Edition.	TX0007817998	2012
Becker Professional Education CPA Exam Review Business First Classes v2.0 2015 Edition.	TX0008046344	2014
Becker Professional Education CPA Exam Review Business Flashcards v2.0 2015 Edition.	TX0008051108	2014
Becker Professional Education CPA Exam Review Business PassMaster Data Disc for International Students 2012 Edition.	TX0008281742	2011
Becker Professional Education CPA Exam Review Business v2.0 2015 Edition Instructor Version.	TX0008022753	2014

Becker Professional Education CPA Exam Review Business v2.0 2015 Edition. [Published: 2014-11-01. Issue: ]	TX0008014598	2014
Becker Professional Education CPA Exam Review Business v2.0 Final Review 2015 Edition.	TX0008022752	2014
Becker Professional Education CPA Exam Review Business v2.0b Final Review 2015 Edition.	TX0008117810	2015
Becker Professional Education CPA Exam Review Financial 2012 Edition.	TX0007611776	2011
Becker Professional Education CPA Exam Review Financial 2013 Edition.	TX0007815583	2012
Becker Professional Education CPA Exam Review Financial 2013 Edition Instructor Version.	TX0007819961	2012
Becker Professional Education CPA Exam Review Financial Final Review 2013 Edition. [Published: 2012-11-01. Issue: 2013]	TX0007811466	2012
Becker Professional Education CPA Exam Review Financial Final Review Notes and Disc 2012 Edition [Textbook]	TX0007594668	2011
Becker Professional Education CPA Exam Review Financial First Classes 2013 Edition.	TX0007813374	2012
Becker Professional Education CPA Exam Review Financial First Classes v1.1 2015 Edition.	TX0008016632	2014
Becker Professional Education CPA Exam Review Financial PassMaster Data Disc for International Students 2012 Edition.	TX0007503877	2011
Becker Professional Education CPA Exam Review Financial v1.1 2015 Edition.	TX0008045464	2014
Becker Professional Education CPA Exam Review Financial v1.1 Final Review 2015 Edition.	TX0008024027	2014
Becker Professional Education CPA Exam Review Financial v1.1b Final Review 2015 Edition.	TX0008126772	2015
Becker Professional Education CPA Exam Review First Classes 2012 Edition.	TX0007491984	2011
Becker Professional Education CPA Exam Review Flashcards 2012 Edition.	TX0007504085	2011
Becker Professional Education CPA Exam Review Flashcards 2013 Edition.	TX0007816906	2012
Becker Professional Education CPA Exam Review Instructor Version Auditing 2012 Edition.	TX0007491995	2011
Becker Professional Education CPA Exam Review Instructor Version Business 2012 Edition.	TX0007488360	2011
Becker Professional Education CPA Exam Review Instructor Version Financial 2012 Edition.	TX0007490267	2011
Becker Professional Education CPA Exam Review Instructor Version Regulation 2012 Edition.	TX0007490581	2011
Becker Professional Education CPA Exam Review Lecture Disc Auditing Chinese Enhanced Version Lectures 1-6 2012 Edition.	PA0001817001	2012
Becker Professional Education CPA Exam Review Lecture Disc Business Chinese Enhanced Version Lectures 1-6 2012 Edition.	PA0001821853	2012
Becker Professional Education CPA Exam Review Lecture Disc Financial Chinese Enhanced Version Lectures 1-10 2012 Edition.	PA0001817002	2012
Becker Professional Education CPA Exam Review Lecture Disc Regulation Chinese Enhanced Version Lectures 1-8 2012 Edition.	PA0001863134	2012
Becker Professional Education CPA Exam Review Regulation 2012 Edition.	TX0007492083	2011
Becker Professional Education CPA Exam Review Regulation 2013 Edition.	TX0007812631	2012

Becker Professional Education CPA Exam Review Regulation 2013 Edition Instructor Version.	TX0007812626	2012
Becker Professional Education CPA Exam Review Regulation Final Review 2013 Edition.	TX0007886171	2012
Becker Professional Education CPA Exam Review Regulation Final Review Notes and Disc 2012 Edition [Textbook], et al.	TX0007597114	2011
Becker Professional Education CPA Exam Review Regulation First Classes 2013 Edition.	TX0007886168	2012
Becker Professional Education CPA Exam Review Regulation Flashcards v1.1 2015 Edition.	TX0008121384	2014
Becker Professional Education CPA Exam Review Regulation Flashcards v1.2 2015 Edition.	TX0008121099	2015
Becker Professional Education CPA Exam Review Regulation PassMaster Data Disc for International Students 2012 Edition.	TX0007547624	2011
Becker Professional Education CPA Exam Review Regulation v1.1 2015 Edition.	TX0008026886	2014
Becker Professional Education CPA Exam Review Regulation v1.1 Final Review 2015 Edition.	TX0008024357	2014
Becker Professional Education CPA Exam Review Regulation v1.1 First Classes 2015 Edition.	TX0008023909	2014
Becker Professional Education CPA Exam Review Regulation v1.1 Instructor Version 2015 Edition.	TX0008029191	2014
Becker Professional Education CPA Exam Review Regulation v1.2 2015 Edition.	TX0008123098	2015
Becker Professional Education CPA Exam Review Regulation v1.2 Final Review 2015 Edition.	TX0008115500	2015
Becker Professional Education CPA Exam Review Regulation v1.2 First Classes 2015 Edition.	TX0008124118	2015
Becker Professional Education CPA Exam Review Regulation v1.2 Instructor Version 2015 Edition.	TX0008123356	2015
Becker Professional Education CPA Exam Review StartUp Disc Final Review Single Activation 2012 Edition.	TX0007585049	2011
Becker Professional Education Final Review Platform 2013.	TX0008038930	2012
Becker Professional Education Financial 1 Instructor J-Notes 2012 Edition, et al.	TX0007507997	2011
Becker Professional Education Main Course Web Platform 2013.	TX0008039000	2012
Becker Professional Education Mobile Flashcards 2011 Android.	TX0007537719	2011
Becker Professional Education Mobile Flashcards 2011 BlackBerry.	TX0007537712	2011
Becker Professional Education Mobile Flashcards 2011 Data Conversion.	TX0007537734	2011
Becker Professional Education Mobile Flashcards 2011 iOS.	TX0007538088	2010
Becker Professional Education Mobile Flashcards 2012 Android.	TX0007537744	2011
Becker Professional Education Mobile Flashcards 2012 BlackBerry.	TX0007537770	2011
Becker Professional Education Mobile Flashcards 2012 Data Conversion.	TX0007537766	2011
Becker Professional Education Mobile Flashcards 2012 iOS.	TX0007537764	2011
Becker Professional Education Mobile Flashcards 2013 Android.	TX0007828167	2012
Becker Professional Education Mobile Flashcards 2013 iOS.	TX0007828171	2012
Becker Professional Education PMP Exam Review Flashcards 5th Edition (2013)	TX0008197485	2013
Becker Professional Education PMP Exam Review Participant Guide Project Management 5th Edition (2013)	TX0008032204	2013
Becker Professional Education PMP Exam Review Participant Guide Project Management 5th Edition (2013) Instructor Version.	TX0008105577	2013
Becker Professional Education USMLE Step 1 Anatomy v1.4 2015 Edition.	TX0008029190	2014

Becker Professional Education USMLE Step 1 Behavioral Science, Epidemiology, Biostatistics v2.0 2015 Edition.	TX0008023894	2014
Becker Professional Education USMLE Step 1 Immunology Microbiology v1.3 2015 Edition.	TX0008032321	2014
Becker Professional Education USMLE Step 1 Pathology v1.2, Volume 2: Systematic Pathology Chapters 10 - 28 2015 Edition.	TX0008105955	2014
Becker Professional Education USMLE Step 1 Pathology v1.3, Volume 1: Basic Pathology Chapters 1 - 9 2015 Edition.	TX0008022740	2014
Becker Professional Education USMLE Step 1 Pharmacology v2.0 2015 Edition.	TX0008024359	2014
Becker Professional Education USMLE Step 1 Physiology v1.3 2015 Edition.	TX0008024361	2014
Becker Professional Education USMLE Step 2 CK Internal Medicine v1.2, Volume 1 Endocrinology, Rheumatology, Allergy, Infectious Diseases, Hematology, Oncology, Dermatology 2015 Edition.	TX0008023634	2014
Becker Professional Education USMLE Step 2 CK Internal Medicine v1.2, Volume 2 Nephrology, Gastroenterology, Cardiology, Pulmonary 2015 Edition.	TX0008023644	2014
Becker Professional Education USMLE Step 2 CK Neurology v1.2 2015 Edition.	TX0008023476	2014
Becker Professional Education USMLE Step 2 CK Obstetrics & Gynecology v1.2 2015 Edition.	TX0008026881	2014
Becker Professional Education USMLE Step 2 CK Pediatrics v1.2 2015 Edition.	TX0008026877	2014
Becker Professional Education USMLE Step 2 CK Pharmacology v1.2 2015 Edition.	TX0008023890	2014
Becker Professional Education USMLE Step 2 CK Psychiatry and Ethics, Epidemiology, Biostatics v1.2 2015 Edition.	TX0008023520	2014
Becker Professional Education USMLE Step 2 CK Surgery v1.2 2015 Edition.	TX0008023496	2014
Becker Project Management Professional Review Participant Guide.	TX0007356557	2009
Final Review Notes and CD.	PA0001741915	2007
Financial 1 Instructor J-Notes 2011 Edition.	TX0007432630	2010
Project Management Framework & Processes Flashcards.	TX0007312889	2009
A-6.	TX0004478200	1996
A-7.	TX0004478204	1996
Accounting & reporting 3--class handouts for the May 1996 CPA exam.	TX0004376210	1996
Accounting & reporting 5--class handouts for the May 1996 CPA exam.	TX0004376209	1996
Accounting & reporting 6--class handouts for the May 1996 CPA exam.	TX0004478213	1996
Accounting & reporting 7--class handouts for the May 1996 CPA exam.	TX0004478229	1996
Accounting & reporting : or, Audit or law : class divider sheets.	TX0004478234	1995
Accounting and reporting 2--class handouts for the November 1996 CPA exam.	TX0004478199	1996
Accounting and reporting 4--class handouts for the May 1996 CPA exam.	TX0004376208	1996
Accounting and reporting--handouts for class 1 for the November 1996 CPA exam : Becker CPA review course.	TX0004478202	1996
Audit 2--class handouts for the November 1996 CPA exam.	TX0004478206	1996
Audit 3--class handouts for the November 1996 CPA exam.	TX0004376214	1996
Auditing 1 : A-1.	TX0004376126	1996
Auditing 4--class handouts for the May 1996 CPA exam.	TX0004376212	1996
Auditing 5--class handouts for the May 1996 CPA exam.	TX0004376211	1996
Auditing 7--class handout for the May 1966 CPA exam.	TX0004478197	1996

Auditing handouts for class 1 for the November 1996 CPA exam : Becker CPA review course.	TX0004478224	1996
Becker Conviser CPA review.	CSN0136299	2003
Becker Conviser CPA review.	CSN0136299	2002
Becker conviser CPA review.	TX0005701843	2002
Becker conviser CPA review.	TX0005716752	2002
Becker Conviser CPA review.	CSN0136299	2001
Becker Conviser CPA review course materials.	PA0001314049	2004

Becker CPA review 2007 course materials.	PA0001363707	2006
Becker CPA review computer system quick reference manual.	TX0004347036	1996
Becker CPA review course materials.	PA0001318550	2005
Becker CPA review course materials (flashcards)	TX0006452058	2005
Becker CPA review course on CD-ROM.	TX0004558545	1997
Becker CPA review in-class presentation.	TX0005594403	1998
[Class subject book & transparencies A-2]	TX0004376205	1996
[Class subject book & transparencies A-3]	TX0004376206	1996
[Class subject book & transparencies A-4]	TX0004376225	1996
[Class subject book & transparencies A-5]	TX0004376220	1996
[Class subject book & transparencies F-5]	TX0004376223	1996
[Class subject book & transparencies F-6]	TX0004376224	1996
[Class subject book & transparencies L-2]	TX0004376222	1996
[Class subject book & transparencies L-4]	TX0004376221	1996
[Class subject book & transparencies R-1]	TX0004376207	1996
[Class subject book & transparencies R-2]	TX0004376219	1996
Computer generated form 8.6 pass list : computer training tapes & procedures, training tapes no. 12 & 13.	TX0004451215	1995
Computer training tapes & procedures : training tapes 1 through 6A.	TX0004347037	1996
Computer training tapes & procedures : training tapes 14 & 15 : inquiry/rolodex system.	TX0004478237	1989
Computer training tapes & procedures : training tapes 7 through 11.	TX0004478236	1990
CPAdd for Windows.	TX0004478233	1996
F-1.	TX0004478212	1996
F-10.	TX0004478219	1996
F-2.	TX0004478221	1996
F-3.	TX0004478215	1996
F-4.	TX0004478208	1996
F-5,J-1B, D93, 12/93.	TX0004478231	1995
F-9.	TX0004478220	1996
Financial reporting : 10, class handouts : for the May 1996 CPA exam.	TX0004394170	1996
Financial reporting : 2, class handouts : for the Nov. 1996 CPA exam.	TX0004394168	1996
Financial reporting 2 : F-2.	TX0004376124	1996
Financial reporting 3 : class handouts for the November 1996 CPA exam : F-3A.	TX0004367200	1996
Financial reporting 3 : F-3.	TX0004376125	1996
Financial reporting 4--class houndouts for the November 1996 CPA exam.	TX0004478203	1996
Financial reporting 5--class handouts for the November 1996 CPA exam.	TX0004478228	1996
Financial reporting 6--class handouts for the May 1996 CPA exam.	TX0004478226	1996
Financial reporting 7--class handouts for the May 1996 CPA exam.	TX0004376213	1996
Financial reporting 8--class handouts for the May 1996 CPA exam.	TX0004376215	1996
Financial reporting 9--class handouts for the May 1996 CPA exam.	TX0004478225	1996

Financial reporting, auditing, law : answer booklet : Answer booklet for final quiz.	TX0004376204	1996
Financial reporting class 1--handouts for the November 1996 CPA exam.	TX0004478227	1996
First of two handout booklets for Lecture A-6 for the May 1996 CPA exam.	TX0004478198	1996
Instructor interjects, Auditing 6 : A-6.	TX0004376141	1996
Instructor interjects for Accounting & reporting 1 : R-1.	TX0004376136	1995
Instructor interjects for Accounting & reporting 2 : R-2.	TX0004376130	1996
Instructor interjects for Accounting & reporting 3 : R-3.	TX0004376140	1996
Instructor interjects for Accounting & reporting 4 : R-4.	TX0004376138	1996
Instructor interjects for Accounting & reporting 5 : R-5.	TX0004376149	1996
Instructor interjects for Accounting & reporting 6 : R-6.	TX0004376150	1996
Instructor interjects for Accounting & reporting 7 : R-7.	TX0004376129	1996
Instructor interjects for Auditing 2 : A-2.	TX0004376139	1995
Instructor interjects for Auditing 3 : A-3.	TX0004376142	1995
Instructor interjects for Auditing 4 : A-4.	TX0004376128	1996
Instructor interjects for Auditing 5 : A-5.	TX0004376147	1996
Instructor interjects for Auditing 7 : A-7.	TX0004376135	1996
Instructor interjects for Financial reporting 1 : F-1.	TX0004376146	1996
Instructor interjects for Financial reporting 10 : F-10.	TX0004376134	1996
Instructor interjects for Financial reporting 4 : F-4.	TX0004376144	1996
Instructor interjects for Financial reporting 6 : F-6.	TX0004376131	1995
Instructor interjects for Financial reporting 7 : F-7.	TX0004376145	1996
Instructor interjects for Financial reporting 8 : F-8.	TX0004376133	1996
Instructor interjects for Financial reporting 9 : F-9.	TX0004376132	1996
Instructor interjects for Law 1 : L-1.	TX0004376127	1996
Instructor interjects for Law 2 : L-2.	TX0004376143	1995
Instructor interjects for Law 3 : L-3.	TX0004376137	1996
Instructor interjects for Law 4 : L-4.	TX0004376152	1996
Instructor interjects for Law 5 : L-5.	TX0004376151	1996
Instructor interjects for Law 6 : L-6.	TX0004376148	1996
L-1.	TX0004478210	1996
L-3.	TX0004478216	1996
L-5.	TX0004478211	1996
L-6.	TX0004478209	1996
Law 2--class handouts for the November 1996 CPA exam.	TX0004478223	1996
Law 3--class handouts for the November 1996 CPA exam.	TX0004478222	1996
Law 4 : class handouts.	TX0004354963	1996
Law 5--class handouts for the May 1996 CPA exam.	TX0004478205	1996
Law : 6, class handouts : for the May 1996 CPA exam.	TX0004394169	1996
Law handouts for class 1 for the November 1996 CPA exam : Becker CPA review course.	TX0004478207	1996
PassMaster : Becker Conviser CPA review, version 3.2.2.1.	TX0005532903	2001
Passmaster : Becker conviser CPA review : version 3.2.2.2.	TX0005589349	2002
PassMaster : CPA review, spring 2003.	TX0005776665	2002
Procedures : interviewer training tapes & manual : 2.23 procedure 2.240-A and instructions.	TX0004474139	1990
Question booklet for final quiz.	TX0004478235	1995
R-4.	TX0004478214	1996
R-6.	TX0004478217	1996
R-7.	TX0004478218	1996
RFAEL.	TX0004478201	1996
RFAL--instructor interjects for RFAL final review & quiz.	TX0004478232	1996

Second handout booklet for Lecture A-6 for the May 1996 CPA exam.	TX0004478230	1996
Subjects : A-1.	TX0004367205	1996
Subjects : F-7.	TX0004367203	1996
Subjects : F-8.	TX0004367202	1996
Subjects : R-3.	TX0004367201	1996
Subjects : R-5.	TX0004367204	1996

G.	Chamberlain College of Nursing and Health Sciences, Inc

Trademark	Application No./ Filing Date	Publication Date	Registration No./ Registration Date
NURSING INFORMATICS COMPETENCY ASSESSMENT: LEVEL 3/LEVEL 4	22-Jul-2014		TXu 1-916-414 22-Jul-2014
TIGER-based Assessment of NursingInformatics Competencies (TANIC)	12-Jan-2015		TX 8-021-756 12-Jan-2015

H.	Chamberlain University LLC

Trademark	Application No./ Filing Date	Publication Date	Registration No./ Registration Date
CHAMBERLAIN	76/658721 19-Apr-2006		3591648 17-Mar-2009
CHAMBERLAIN	76/658714 19-Apr-2006		3680091 08-Sep-2009
CHAMBERLAIN	76/658712 19-Apr-2006		3591647 17-Mar-2009
CHAMBERLAIN	76/658709 19-Apr-2006		3587541 10-Mar-2009
CHAMBERLAIN	76/658723 19-Apr-2006		3854035 28-Sep-2010
CHAMBERLAIN 1889 AND DESIGN	76/662933 12-Jul-2006		3540635 02-Dec-2008
CHAMBERLAIN 1889 AND DESIGN	76/662934 12-Jul-2006		3540636 02-Dec-2008
CHAMBERLAIN 1889 AND DESIGN	76/662940 12-Jul-2006		3832237 10-Aug-2010
CHAMBERLAIN 1889 AND DESIGN	76/662942 12-Jul-2006		3587543 10-Mar-2009
CHAMBERLAIN 1889 AND DESIGN	76/662943 12-Jul-2006		3897537 28-Dec-2010

CHAMBERLAIN CARE	86/720900 11-Aug-2015	05-Jan-2016	4922763 22-Mar-2016
CHAMBERLAIN COLLEGE OF NURSING (CHILD)	76/978948 29-Mar-2006		3591702 17-Mar-2009
CHAMBERLAIN COLLEGE OF NURSING (CHILD)	76/979000 29-Mar-2006		3680139 08-Sep-2009
CHAMBERLAIN COLLEGE OF NURSING (PARENT)	76/657424 29-Mar-2006		3854034 28-Sep-2010
EXTRAORDINARY CARE. EXTRAORDINARY NURSES. (CHILD)	85/982318 22-Mar-2013		4614745 30-Sep-2014
EXTRAORDINARY CARE. EXTRAORDINARY NURSES. (PARENT)	85/883989 22-Mar-2013	26-Nov-2013	5171752 28-Mar-2017
SIMCARE CENTER	77/981934 12-Feb-2010		3986737 28-Jun-2011

Copyright Title	Reg. No.	Date
Nursing Informatics Competency Assessment: Level 3/Level 4.	TXu001916414	2014
TIGER-based Assessment of Nursing Informatics Competencies.	TX0008021756	2014

I.	Dominica Services Inc.

None.

J.	International Education Holdings, Inc.

None.

K.	Ross University Services, Inc.

None.

Schedule 7.1

EXISTING LIENS

Debtor	Secured Party	Jurisdiction	Filing Number	Filing Date
Adtalem Global Education Inc	Siemens Financial Services, Inc.	Delaware	20178476105	12/21/2017
Adtalem Global Education Inc	Siemens Financial Services, Inc.	Delaware	20178477517	12/21/2017
Carrington College, Inc.	Mitel Leasing, Inc.	Arizona	201217135059	11/14/2012
DeVry University, Inc.	Hewlett-Packard Financial Service Company	Illinois	13098158	3/31/2008

Schedule 7.3

EXISTING INDEBTEDNESS

1.
Ross University School of Medicine, School of Veterinary Medicine Limited is a party to a capital lease pursuant to agreement dated September 12, 1994 with the Government of the Commonwealth of Dominica for the land and buildings known as the Portsmouth Campus which expires on December 31, 2042. The outstanding amount under such Capital Lease as of March 31, 2018 was $439,453.

2.
The Company records liabilities for deferred purchase price agreements that may be payable by Adtalem Educacional do Brasil S.A. to sellers related to the acquisitions of Faculdade Diferencial Integral, Faculdade Ideal, Damásio Educacional S.A., Grupo Ibmec Educacional S.A. and Faculdade de Imperatriz. Payments are made under such agreements based on payment schedules or the resolution of certain pre-acquisition contingencies. As of February 28, 2018, the balance of such liabilities related to such deferred purchase price agreements was $21,904,000.

Schedule 11.1

ADMINISTRATIVE AGENT’S OFFICE,

CERTAIN ADDRESSES FOR NOTICES

   LOAN PARTIES:
Adtalem Global Education Inc.
500 West Monroe, 28th Floor
Chicago, Illinois 60661
Attention: Patrick Unzicker
Tel: (630) 515-4527
Fax: (630) 515-4555
Email: Patrick.Unzicker@adtalem.com

ADMINISTRATIVE AGENT:

Bank of America, N.A.
Credit Services
Mail Code:  TX2-984-03-23
2380 Performance Drive
Building C
Richardson, TX, 75082
Attn: Gita Pandey
Phone: 214-209-2984
  Fax: 214-290-8350
  Electronic Mail: gita.pandey@baml.com

USD PAYMENT  INSTRUCTIONS:
Bank of America, N.A.
ABA 026009593
  Acct # 1366072250600
Attn: Wire Clearing Acct for Syn Loans - LIQ
Ref: Adtalem Global Education Inc.

  EUR  PAYMENT INSTRUCTIONS:
Bank of America London
Swift Address: BOFAGB22
  IBAN: GB63 BOFA 1650 5096 2720 19
Beneficiary Acct #: 96272019
Attn: Grand Cayman Unit #1207
  Ref: Adtalem Global Education Inc.

GBP PAYMENT INSTRUCTIONS:
Bank of America London
Swift Address: BOFAGB22
IBAN: GB41 BOFA 1650 5096 2720 27
  Beneficiary Acct #: 96272027
  Attn: Grand Cayman Unit #1207
  Sort Code: 16-50-50
Ref: Adtalem Global Education Inc.
AUSTRALIAN DOLLAR  PAYMENT INSTRUCTIONS:
Bank of America Sydney
Swift Address: BOFAAUSX
Beneficiary Acct #: 96272016
  Attn: Grand Cayman Unit #1207
   Ref:  Adtalem Global Education Inc.

CANADIAN DOLLARS PAYMENT INSTRUCTIONS
Bank of America Canada
Swift Address: BOFACATT
Beneficiary Acct #: 65042228
  Attn: Grand Cayman Unit #1207
   Ref: Adtalem Global Education Inc
Other Notices as Administrative Agent:
(for financial reporting requirements, bank group communications)
Bank of America, N.A.
Mail Code: TX2-984-03-26
2380 Performance Drive
Building C
Richardson, TX 75082
Attn: Gavin Shak
Phone: 214-209-0529
Fax: 214-530-3108
   Electronic Mail: gavin.shak@baml.com

   L/C ISSUER:

Bank of America, N.A.
Mail Code: PA6-580-02-30
One Fleet Way
Scranton, PA 18507
Attn: Charles Herron
Phone: 570-496-9564
  Fax: 800-755-8743
Electronic Mail: tradeclientserviceteamus@baml.com

SWING LINE LENDER:
Bank of America, N.A.
Credit Services
   Mail Code:  TX2-984-03-23
2380 Performance Drive
Building C
Richardson, TX, 75082
Attn: Gita Pandey
Phone: 214-209-2984
Fax: 214-290-8350
Electronic Mail: gita.pandey@baml.com

EXHIBIT A

[FORM  OF] LOAN NOTICE

Date: _______________, _____

To:            Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of April 13, 2018 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among Adtalem Global Education Inc., a Delaware corporation (“Adtalem”), the Designated Borrowers from time to time party thereto (and together with Adtalem, the “Borrowers”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swingline Lender.
The undersigned hereby requests (select one):

                  ☐A Borrowing of [Revolving] [Term B] Loans
                  ☐A conversion or continuation of [Revolving] [Term B] Loans

1.	On _____________________________ (a Business Day).

2.	In the amount of $ ____________________. .

3.	Comprised of ________________________. [Eurocurrency] [Base] Rate Loans

4.	In the following currency: ____________________. .

5.	For Eurocurrency Rate Loans: with an Interest Period of __________[1].

[With respect to such Borrowing of a Revolving Loan, the undersigned hereby represents and warrants that (i) such request complies with Section 2.1 of the Credit Agreement and (ii) each of the conditions set forth in Sections 4.2(a) and (b) of the Credit Agreement have been satisfied on and as of the date of such Borrowing.]

[BORROWER]

By: _____________________________
Name: ___________________________
Title: ____________________________

_____________________________
1  Note: One week (in the case of Revolving Loans only) or one, two, three or six months.

EXHIBIT B

[FORM  OF] SWINGLINE LOAN NOTICE

Date: _______________ , _____

To:	Bank of America, N.A., as Swingline Lender Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of April 13, 2018 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among Adtalem Global Education Inc., a Delaware corporation (“Adtalem”), the Designated Borrowers from time to time party thereto (and together with Adtalem, the “Borrowers”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swingline Lender.

                  The undersigned hereby requests a Swingline Loan:
1.	On ____________________ (a Business Day).

2.	In the amount of $ _______________.

With respect to such Borrowing of Swingline Loans, the Borrower hereby  represents  and  warrants that (i) such request complies with the requirements of Section 2.4(a) of the Credit Agreement  and (ii) each of the conditions set forth in Sections 4.2(a) and (b) of the Credit Agreement have been satisfied on and as of the date of such Borrowing of Swingline Loans.

ADTALEM GLOBAL EDUCATION INC.

By: _______________________________
Name: _____________________________
Title: ______________________________

EXHIBIT C-1

[FORM  OF] ADTALEM NOTE

____________________

                  FOR   VALUE   RECEIVED,    the   undersigned   (“Adtalem”),   hereby   promises   to   pay     to or its registered assigns (the “Lender”), in accordance with the   provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement dated as of April 13, 2018 (as  amended, restated, extended, supplemented or otherwise modified in writing from time to time, the  “Credit Agreement;” the terms defined therein being used herein as therein defined), among Adtalem, the Designated Borrowers from time to time party thereto (and together with Adtalem, the “Borrowers”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swingline Lender.
Adtalem promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided    in the Credit Agreement. Except as otherwise provided in Section 2.4(f) of the Credit Agreement with respect to Swingline Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in the currency in which such Loan was denominated and in Same  Day Funds at the Administrative Agent’s Office for such currency. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Adtalem Note (this “Note”) is one of the Notes referred to in the Credit Agreement, and the holder is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the  Events of  Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount, and maturity of its Loans and payments with respect thereto.
Adtalem, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this  Note.

Delivery of an executed counterpart of a signature page of this Note by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Note.

[REMAINDER OF PAGE INTENTIONALLY LEFT  BLANK]

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH  THE LAWS OF THE STATE OF NEW YORK.

ADTALEM GLOBAL EDUCATION INC.

By: _______________________________
Name: _____________________________
Title: ______________________________

EXHIBIT C-2

[FORM  OF] DESIGNATED BORROWER NOTE
____________________

FOR VALUE RECEIVED, the undersigned  (the  “Designated  Borrower”),  hereby  promises to pay to  _______________________________ or  its  registered  assigns  (the  “Lender”),  in  accordance   with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement dated as of April 13,  2018 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among Adtalem Global Education Inc., a Delaware corporation (“Adtalem”), the Designated Borrowers from time to time party thereto (and together with Adtalem, the “Borrowers”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swingline Lender.
The Designated Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such  times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in the currency in which such Loan was denominated and in Same Day Funds at the Administrative Agent’s Office for such currency. If any amount is not paid  in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.
This Designated Borrower Note (this “Note”) is one of the Notes referred to in the Credit Agreement, and the holder is entitled to the benefits thereof and may be prepaid in whole  or  in part  subject to the terms and conditions provided therein. Upon the occurrence and continuation of one  or  more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on  this Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

The Designated Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this  Note.

Delivery of an executed counterpart of a signature page of this Note by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Note.

[REMAINDER OF PAGE INTENTIONALLY LEFT  BLANK]

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH  THE LAWS OF THE STATE OF NEW YORK.

[DESIGNATED BORROWER]

By: _____________________________
Name: ___________________________
Title: ____________________________

EXHIBIT D

[FORM  OF] COMPLIANCE CERTIFICATE

☐              Check for distribution to public and private side Lenders

Financial Statement Date: __________, _____

To:            Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of April 13, 2018 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among Adtalem Global Education Inc., a Delaware corporation (“Adtalem”), the Designated Borrowers from time to time party thereto (and together with Adtalem, the “Borrowers”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swingline Lender.

                  The  undersigned  Responsible  Officer  hereby certifies as of  the  date  hereof  that  he/she  is the ______________________________ of   Adtalem,   and   that,   as   such, he/she  is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on the behalf of Adtalem, and that:
[Use following paragraph 1 for fiscal year-end financial  statements]
1. Attached hereto as Schedule 1 are the year-end audited financial statements required by  Section 6.1(a) of the Credit Agreement for the fiscal year of Adtalem ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.
[Use following paragraph 1 for fiscal quarter-end financial statements]

1.
Attached hereto as Schedule 1 are the unaudited financial statements  required  by  Section 6.1(b) of the Credit Agreement for the fiscal quarter of Adtalem ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of Adtalem and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2.
The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of Adtalem during the accounting period covered by the attached financial statements.

3.
A review of the activities of Adtalem during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period Adtalem performed and observed all its Obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned during such fiscal period, Adtalem performed and observed each covenant and condition of the Loan Documents applicable to it.]

--or--

                   [the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]
4.
The representations and warranties of the Borrowers and each other Loan Party contained in Article V of the Credit Agreement or in any other Loan Document, or which are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in clauses (a) and (b) of Section 5.5 of the Credit Agreement shall be deemed to  refer  to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.1 of the Credit Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5.	The financial covenant analyses and information set forth on Schedule 2 attached hereto is true and accurate on and as of the date of this Compliance Certificate.

6.	Since the date of the last similar certification, or, if none, the Closing Date:

   ☐     No Loan Party has been subject to any merger, change in organizational structure or name change [and no new Subsidiaries have been formed].

                                                     ☐     Attached hereto is documentation evidencing any merger, change in organizational structure, or name change which a Loan Party has been subject or any                                                       formation of a new Subsidiary.

IN  WITNESS  WHEREOF,   the  undersigned  has  executed  this  Compliance   Certificate  as   of _______________ ,  _______.

ADTALEM GLOBAL EDUCATION INC.

By: _______________________________
Name: _____________________________
Title: ______________________________

For the Quarter/Year ended __________________ (“Statement Date”)

SCHEDULE 1
to the Compliance Certificate

For the Quarter/Year ended __________________ (“Statement Date”)

SCHEDULE 2
to the Compliance Certificate
($ in 000’s)

I. Section 7.15(a) – Consolidated Fixed Charge Coverage Ratio.

A. Consolidated EBITDA for the period of the four fiscal quarters then ending on the above date (“Subject Period”):

1. Consolidated Net Income for Subject Period:	$_____

2. Consolidated Interest Charges for Subject Period:	$_____

3. provision for federal, state, local and foreign income taxes for Subject Period:	$_____

4. depreciation expenses for Subject Period:	$_____

5. amortization expenses for Subject Period:	$_____

6. non-cash expenses incurred for the issuance of employee stock options and other stock based compensation for Subject Period:	$_____

7. non-cash and nonrecurring charges for Subject Period:	$_____

8.            transaction  costs  and  expenses  incurred  in connection with any consummated capital markets transaction, including any Permitted Acquisition (and any financing thereof, whether or not successful), Investment, issuance of Equity Interests or issuance of Indebtedness for Subject Period:
$_____

9.            non-recurring   cash   or   non-cash   charges,  payments,  costs, expenses, or losses relating to the DVU Divestiture or the restructuring, closure or consolidation of schools, lease terminations, severance and relocation with respect to the personnel, assets and operations for Subject Period1:
$_____

10. nonrecurring and non-cash gains for Subject Period:	$_____

11. Consolidated EBITDA (Lines I.A.1+2+3+4+5+6+7+8+9-10):	$_____

B. Consolidated EBITR for Subject Period:

1. Consolidated EBITDA for Subject Period (Line I.A.11 above):	$_____

__________________________
1 Such amount not to exceed (A) $40,000,000 during any twelve month period ending on or prior to March 31, 2021 and (B) $30,000,000 during any twelve month period ending after March 31, 2021.

2. depreciation expenses for Subject Period	$_____

3. amortization expenses for Subject Period:	$_____

4. Consolidated Rental Payments for Subject Period:	$_____

5. Consolidated EBITR (Lines I.B.1-2-3+4):	_____

C. denominator for Consolidated Fixed Charge Coverage Ratio for Subject Period:

1. dividends paid in cash for the Subject Period:	$_____

2. Consolidated Interest Charges paid or required to be paid during the Subject Period:2	$_____

3. Consolidated Rental Payments for Subject Period:	$_____

4. denominator (Line I.C.1+2+3):	$_____
D. Consolidated Fixed Charge Coverage Ratio (Line I.B.5 ÷ Line I.C.4):	_____

E. minimum Consolidated Fixed Charge Coverage Ratio permitted for Subject Period:	2.0:1

II. Section 7.15(b) – Consolidated Leverage Ratio.

A. Consolidated EBITDA for Subject Period (Line I.A.11 above):	$_____

B. Consolidated Funded Indebtedness at Statement Date:	$_____

C. Consolidated Leverage Ratio (Line II.B ÷ Line II.A):	$_____

D. maximum Consolidated Leverage Ratio permitted for Subject Period:	_____ 1.03

III. Section 7.15(c) - Composite DOE Financial Responsibility Ratio.

A. DOE Ratio as of end of last fiscal year:	_____ _

B. minimum DOE Ratio permitted:	1.5:14,5

_______________________
2 Reduced by amounts received from Cogswell Education LLC to reimburse Adtalem and its Subsidiaries for any letter of credit fees incurred by Adtalem and its Subsidiaries in connection with the Letter of Credit issued in connection with the DVU Divestiture
3 The maximum Consolidated Leverage Ratio permitted for any Subject Period is set forth on the table in Section 7.15(b) of the Credit Agreement.
4 Provided that the Borrower shall not be required to comply with the DOE Ratio during any waiver or cure period extended by the DOE.
5 Provided that, if a Permitted Acquisition that has total consideration that exceeds $50,000,000 causes the DOE Ratio as of the end of the fiscal year in which that Permitted Acquisition occurred to be less than 1.50:1, than Adtalem will not permit the DOE Ratio as of the end of that fiscal year to be less than 1.25:1

IV. Section 7.15(d) – Cohort Default Rate.

A. Cohort Default Rate for each School:	See attached Schedule 3
B. Compliance with maximum Cohort Default Rate permitted6:	[Yes/No]

V. Section 7.15(e) – Institutional Student Loans.

A. Net Institutional Student Loans:	$_____

B. Consolidated Net Worth:	$_____

C. Line V.A ÷ Line V.B:	_____

D. Net Institutional Loans not permitted to exceed 15% of Consolidated Net Worth.

__________________________
6 The Cohort Default Rate shall not exceed (i) the maximum percentage permitted by the DOE for the applicable three consecutive cohort fiscal years in order for such school to participate in Title IV Programs or (ii) the maximum percentage permitted by the DOE for the applicable cohort fiscal year in order for such school to participate in Title IV Programs. A "cohort fiscal year" is a twelve month period commencing on October 1 of a year and ending on September 30 of the following year.

For the Quarter/Year ended __________________ (“Statement Date”)

SCHEDULE 3
to Compliance Certificate

Cohort Default Rate for each School

EXHIBIT E

[FORM OF] ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of  the  Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not  defined  herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein  by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and  assigns to  the Assignee,  and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights  and  obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to in the amount[s] and equal to the percentage interest[s] identified below of all of the outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, Letters of Credit, Guarantees and Swingline Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or  instruments delivered pursuant  thereto or the loan transactions governed thereby or in any way based on  or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims,  statutory claims and all other claims at law or in equity related to the rights and obligations sold  and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to  clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the  Assignor.

________________________________
1.	Assignor:	[Assignor [is][is not] a Defaulting Lender.]

________________________________
2.	Assignee:	[and is an Affiliate/Approved Fund of [identify Lender][and is a Non- Public Lender]¹

3.	Borrower(s):	Adtalem Global Education Inc., a Delaware corporation (“Adtalem”)

4.	Administrative Agent:	Bank of America, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement:
Credit Agreement dated as of April 13, 2018, among Adtalem, the
Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swingline Lender

______________________
1 Select as applicable.

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders*	Amount of Commitment/Loans Assigned*	Percentage Assigned of Commitment/Loans2
_3	$ _	$ _	_ %
_	$ _	$ _	_ %
_	$ _	$ _	_ %

[7.         Trade Date:   _____________________]4

Effective Date:   _______________________________20      [TO  BE  INSERTED  BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed  to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:   Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:   Title:

_________________________________
2 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
3 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Commitment”, “Term B Loan Commitment”, etc.).
4 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

[Consented to and]5  Accepted:

[NAME OF ADMINISTRATIVE AGENT], as
Administrative Agent

By:   Title:
[Consented to:]6
Bank of America, N.A., as L/C Issuer and Swingline Lender
By:   ___________________________________________
Title:

[Consented to:]

Adtalem Global Education Inc.,
a Delaware corporation

By:   Title:

____________________________________
5  To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
6 To be added only if the consent of the Borrower and/or other parties (e.g. Swingline Lender, L/C Issuer) is required by the terms of the Credit Agreement.

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

                   1.    Representations and Warranties.

1.1  Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial   owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any  lien, encumbrance  or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment  and  Assumption  and to consummate  the transactions contemplated  hereby, and
(iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Adtalem, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrowers, any of their Subsidiaries or Affiliates or any other Person   of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and  warrants  that  (i)  it  has  full  power  and  authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the  Credit  Agreement, (ii) it meets the requirements to be an assignee under Section 11.6(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 11.6(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of  a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in  making  its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has  received a copy of the Credit Agreement, and has received or has been accorded the opportunity to  receive copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to  purchase  the  Assigned  Interest, (vi) it has, independently and without reliance upon the Administrative  Agent  or  any  other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to  purchase  the  Assigned  Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered  by it pursuant  to the terms of the Credit Agreement, duly completed and  executed  by the Assignee;   and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make  its own credit decisions in taking or not  taking action under the  Loan    Documents and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a  Lender.

                   2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee  for  amounts  which  have  accrued  from  and  after  the  Effective  Date.   Notwithstanding  the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the Assignee.

                   3.    General Provisions. This Assignment  and Assumption  shall be binding upon,  and inure  to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment  and Assumption  by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption  shall  be governed by,  and construed in accordance with, the law of the State of New York.

EXHIBIT F-1

[FORM  OF] U.S. SUBSIDIARY GUARANTY

(See attached.)

U.S. SUBSIDIARY GUARANTY

U.S. Subsidiaries of Adtalem Global Education Inc. Dated as of April 13, 2018

Re: Credit Agreement dated April 13, 2018, as amended, among Adtalem Global Education Inc., the Designated Borrowers party thereto, Bank of America, N.A. as Administrative Agent, Swingline Lender and L/C Issuer, and the other Lenders party thereto

TABLE OF CONTENTS

(Not a part of the Agreement)

Attachments to U.S. Subsidiary  Guaranty:

EXHIBIT A    Form of Guaranty Joinder

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U.S.  SUBSIDIARY GUARANTY

This U.S. SUBSIDIARY GUARANTY dated as of April 13, 2018 (as amended, restated, supplemented, extended or otherwise modified from time to time, this “ Guaranty”) is entered into on a joint and several basis by each of the undersigned (which parties are hereinafter referred to individually as a “Guarantor” and collectively as the “Guarantors”).

R E C I T A L S

A.        Reference is made to the Credit Agreement dated as of April 13, 2018 (as amended, restated, supplemented, extended, refinanced or otherwise modified from time to time, the “Credit Agreement”) among Adtalem Global Education Inc., a Delaware corporation (“Adtalem”), the Designated Borrowers party thereto (the “Designated Borrowers” and, together with Adtalem, the “Borrowers”), the lenders party thereto (the “Lenders”; each a “Secured Party”), and Bank of America, N.A. as administrative agent (the “Administrative Agent”) providing for, among other things, revolving loans, a term b loan and letters of credit.

B.        Each Guarantor is a direct or indirect U.S. Subsidiary of Adtalem.

C.        The Credit Extensions under the Credit Agreement have benefited and will continue to benefit the Borrowers and their Subsidiaries by, among other things, providing funds to enable the Borrowers to finance working capital and capital expenditures, support the issuance of standby letters of credit, make Restricted Payments to the extent permitted in Section 7.6 of the Credit Agreement, and for other general corporate purposes.

D.        Each of the undersigned, and each Person that hereafter becomes obligated pursuant to Section 6.12 of the Credit Agreement to execute a Guaranty Joinder in substantially the form set forth as Exhibit A hereto (a “Guaranty Joinder”), is willing to enter into this Guaranty as security for the Obligations under the Credit Agreement.

NOW, THEREFORE, as required by the Credit Agreement and in consideration of the premises and other good and valuable consideration, the  receipt and sufficiency of which are hereby acknowledged,  each Guarantor does hereby covenant and agree, jointly and severally, as follows:

Section 1.        Definitions

Capitalized terms used herein but not defined herein shall have the meanings set forth in the  Credit Agreement or as the context shall otherwise require.

Section 2.        Guaranty of Obligations and Credit Agreement

(a)        Subject to the limitations set forth in Section 2(b) hereof, each Guarantor jointly and severally does hereby irrevocably, absolutely and unconditionally guarantee unto  the  Administrative Agent and the Secured Parties: (1) the full and prompt payment of all Obligations including, without  limitation, all principal of and interest under, all Loans (whether Base Rate Loans, Eurocurrency Rate Loans or Swingline Loans), all L/C Obligations, all L/C  Borrowings,  all  obligations under  Specified Swap Contracts, all obligations under Specified Cash Management Agreements and all fees, expenses and other amounts, if any, from time to time outstanding, as and when such payments shall become due and payable, whether by lapse of time, upon redemption or prepayment, by extension or by acceleration or declaration or otherwise (including, to the extent legally enforceable, interest due on overdue payments of principal) in federal or other immediately available funds of the United States of America which at the time of payment or demand therefor shall be legal tender for the payment of public and private debts, (2)  the full and prompt performance and observance by Adtalem of each and all of the obligations, covenants and agreements required to be performed or owed  by Adtalem under the terms of the Loan Documents,  the Specified Cash Management Agreements and the Specified Swap  Contracts (collectively with the  Loan Documents, the “Financing Documents”), and (3) the full and prompt payment, upon demand by the Administrative Agent or the Secured Parties, of all costs and expenses, legal or otherwise (including Attorney Costs), if any, as shall have been expended or incurred in the protection or enforcement of any rights, privileges or liabilities in favor of the Administrative Agent or any Secured Party under or  in respect of any Loan Document or in any action in connection therewith or herewith and in each and every case irrespective of the validity, regularity, or enforcement of any of the Loan Documents or any of the terms thereof or any other like circumstance or circumstances (the payment, performance and observance of all such Obligations, covenants and agreements being herein collectively called the “Guaranteed Obligations”).
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(b)        The liability of each Guarantor under this Guaranty shall not exceed an amount equal to a maximum amount as will, after giving effect to such maximum amount and all other liabilities of such Guarantor, contingent or otherwise, be enforceable under applicable Law and result in the performance of the obligations of such Guarantor hereunder and not constitute a fraudulent transfer, obligation or conveyance.

(c)        All amounts payable under this Guaranty by each Guarantor shall be made in Dollars.

Section 3.        Guaranty of Payment and Performance

This is a guarantee of payment and performance and each Guarantor hereby  waives,  to the fullest extent permitted by Law, any right to require that any action on or in respect of any Obligation or any Financing Document be brought against Adtalem or any other Person or that resort be had to any direct or indirect security for the Guaranteed Obligations or any Financing Document or any other remedy. The Administrative Agent on behalf of the Secured Parties may, at its option, proceed hereunder against any Guarantor in the first instance to collect monies when due, the payment of which  is  guaranteed hereby, without first proceeding against Adtalem or any other Person and without  first  resorting to any direct or indirect security for the Guaranteed Obligations or any Financing Document or any other remedy. The liability of each Guarantor hereunder shall in no way be affected or impaired by any acceptance by the Administrative Agent or any Secured Party of any direct or indirect security for,   or other guaranties of, any debt, liability or obligation of Adtalem or any other Person to the Administrative Agent or any Secured Party or by any failure, delay, neglect or omission by the Administrative Agent or any Secured Party to realize upon or protect any such guarantees, debt, liability or obligation or any instruments evidencing the same or any direct or indirect security therefor or by any approval, consent, waiver, or other action taken, or omitted to be taken by the Administrative Agent or any Secured Party.

The covenants and agreements on the part of the Guarantors herein contained shall be joint and several covenants and agreements, and references to the Guarantors shall be deemed references to each of them and none of them shall be released from liability hereunder by reason of this Guaranty ceasing to be binding as a continuing security on any other of them.

Section 4.        General Provisions Relating to the Guaranty

        (a)        Each Guarantor hereby consents and agrees that the Administrative Agent and/or any Secured Party from time to time, with or without any further notice to or assent from any other Guarantor may, without in any manner affecting the liability of any Guarantor under this Guaranty, and upon such terms and conditions as the Administrative Agent or such Secured Party may deem advisable:
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(1)        extend in whole or in part (by renewal or otherwise), modify, increase, change, compromise, release or extend the duration of the time for the performance or payment of any  debt, liability or obligation of Adtalem or of any other Person secondarily or otherwise liable for any debt, liability or obligations of Adtalem on the Guaranteed Obligations or under any  Financing Document, or waive any Default or Event of Default with respect thereto, or waive, modify, amend or change any provision of any Financing Document;

(2)        sell, release, surrender, modify, impair, exchange or substitute any and all property, of any nature and from whomsoever received, held by, or for the benefit of, the Administrative Agent or any Secured Party as direct or indirect security for the payment or performance of any debt, liability or obligation of Adtalem or of any other Person secondarily or otherwise liable for any debt, liability or obligation of Adtalem under any Financing Document; and/or

(3)        settle, adjust or compromise any claim of Adtalem against any other Person secondarily or otherwise liable for any debt, liability or obligation of Adtalem under any  Financing Document.

Each Guarantor hereby ratifies and confirms any such extension, renewal, change, sale, release, waiver, surrender, exchange, modification, amendment, impairment, substitution, settlement, adjustment  or compromise and agrees that the same shall be binding upon it, and hereby waives, to the fullest extent permitted by Law, any and all defenses, counterclaims or offsets which it might or could have by reason thereof, it being understood that such Guarantor shall at all times be bound by this Guaranty and remain liable hereunder.

    (b)        Each Guarantor hereby waives, to the fullest extent permitted by Law:

(1)        notice of acceptance of this Guaranty by the Administrative Agent or the Secured Parties or of the creation, renewal or accrual of any liability of Adtalem, present or future, or of  the reliance of the Administrative Agent or any of the Secured Parties upon this Guaranty (it  being understood that all Guaranteed Obligations described in Section 2 hereof shall conclusively be presumed to have been created, contracted or incurred in reliance upon the execution of this Guaranty); and

(2)        demand of payment by the Administrative Agent on behalf of the Secured Parties from Adtalem or any other Person indebted in any manner on or for any of the Guaranteed Obligations; and

(3)        presentment for the payment by the Administrative Agent on behalf of the  Secured Parties or any other Person of any Financing Document or any other instrument, protest thereof and notice of its dishonor to any party thereto and to such Guarantor.

The obligations of each Guarantor under this Guaranty and the rights of the Administrative Agent to enforce such obligations by any proceedings, whether by action at law, suit in equity or otherwise, shall not be subject to any reduction, limitation, impairment or termination, whether by reason of any claim of any character whatsoever or otherwise and shall not be subject to any defense, set-off, counterclaim (other than any compulsory counterclaim), recoupment or termination  whatsoever.
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 (c)    The obligations of each Guarantor hereunder shall be binding upon such Guarantor and   its successors and assigns, and shall remain in full force and effect until the date on which all Commitments of the Lenders shall have terminated, all Letters of Credit shall have expired or terminated and all Obligations have indefeasibly been paid in full (the “ Termination  Date”) and  such  obligations shall not be affected, modified or impaired upon the happening from time to time of any event, including, without limitation, any of the following, whether or not with notice to or the consent of any Guarantor:

  (1)        the genuineness, validity, regularity or enforceability of any of the Financing Documents or any of the terms of any thereof, the continuance of any obligation on the part of Adtalem or any other Guarantor on or in respect of or under any Financing Document or the power or authority or the lack of power or authority of Adtalem to execute and deliver any Financing Document or of any other Guarantor to execute and deliver this Guaranty or to perform any of its obligations hereunder or the existence or continuance of Adtalem or any  other  Guarantor as a legal entity; or

  (2)        any default, failure or delay, willful or otherwise, in the performance by Adtalem or any other Guarantor of any obligations of any kind or character whatsoever under any Financing Document; or

  (3)        any creditors’ rights, bankruptcy, receivership or other insolvency proceeding of Adtalem or any other Guarantor or in respect of the property of Adtalem or any other Guarantor or any merger, consolidation, reorganization, dissolution, liquidation, the sale of all or  substantially all of the assets of or winding up of Adtalem or any other Guarantor; or

  (4)        impossibility or illegality of performance on the part of Adtalem or any other Guarantor of its obligations under any Financing Document; or

  (5)        in respect of Adtalem or any other Guarantor, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to Adtalem or any other Guarantor, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars  (whether or not declared), civil  commotion,  acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, action of any federal or state regulatory body or agency, change of Law or any other causes affecting performance, or any other force majeure, whether or not beyond the control of Adtalem  or any other Guarantor and whether or not of the kind hereinbefore specified; or

  (6)        any attachment, claim, demand, charge, Lien, order, process, lien or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, debt, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred  by  or against Adtalem or any Guarantor or any claims, demands, charges or Liens of any nature, foreseen or unforeseen, incurred by any Guarantor, or against any sums payable in respect of or under any Financing Document, so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided; or

  (7)        any order, judgment, decree, ruling or regulation (whether or not valid) of any court of any nation or of any political subdivision thereof or any  body,  agency,  department, official or administrative or regulatory agency of any thereof or any other action, happening,  event or reason whatsoever which shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by Adtalem or any other Guarantor of its respective obligations under or in respect of any Financing Document; or
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  (8)        the failure of any other Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Guaranty; or

  (9)        any failure or lack of diligence in collection or protection, failure in presentment or demand for payment, protest, notice of protest, notice of default and of nonpayment,  any  failure to give notice to any other Guarantor of failure of Adtalem or any other Guarantor to keep and perform any obligation, covenant or agreement under the terms of any Financing Document,  or this Guaranty or failure to resort for payment to  Adtalem or any other Guarantor  or to any  other guaranty or to any property, security, Liens or other rights or remedies; or

  (10)        the acceptance of any additional security or other guaranty, the advance of additional money to Adtalem or any other Guarantor, amendments, modifications, consents or waivers with respect to any Financing Document, or the sale, release, substitution or exchange of any security for any Guaranteed Obligation; or

  (11)        any change in the ownership of any shares of Adtalem or any Guarantor; or

  (12)        any defense whatsoever that: (i) Adtalem or any other Guarantor might have  to  the payment under any Financing Document, other than payment thereof in federal or other immediately available funds, or (ii) Adtalem or any other Guarantor might have to the  performance or observance of any of the provisions of any Financing Document, whether through the satisfaction or purported  satisfaction by Adtalem or any other Guarantor of its debts due to  any cause such as bankruptcy, insolvency, receivership, merger, consolidation, reorganization, dissolution, liquidation, winding-up or otherwise; or

  (13)        any act or failure to act with regard to any Financing Document or anything  which might vary the risk of any Guarantor; or

  (14)        any other circumstance which might otherwise constitute a defense available  to,  or a discharge of, any Guarantor in respect of the obligations of any Guarantor under this Guaranty;

provided that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this Guaranty that the obligations of each Guarantor shall be absolute,  irrevocable and unconditional and shall not be discharged, impaired or varied except  by the payment of   all Obligations in accordance with their respective terms whenever the same shall  become  due  and payable and all other sums due and payable under any Financing Document, at the place specified in and  all in the manner and with the effect provided in the Credit Agreement.  Without limiting the foregoing, it  is understood that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, Adtalem shall default under or in respect of the terms of any Financing Document and that notwithstanding recovery hereunder for or in respect of any given default or defaults by Adtalem under any Financing Document shall remain in full force and effect and shall apply to each and every subsequent default.

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 (d)    All rights of the Administrative Agent or any Secured Party hereunder may be transferred or assigned at any time and shall be considered to be transferred or assigned at any time or from time to time upon the appointment of a successor to the Administrative Agent or any permitted transfer by a Lender of its rights under the Credit Agreement, whether with or without the consent of or notice to the Guarantors under this Guaranty or to Adtalem.

 (e)        To the extent of any payments made under this Guaranty, each Guarantor shall be subrogated to the rights of the Administrative Agent and/or the Secured Parties to whom such payment was made, but such Guarantor covenants and agrees that such right of subrogation shall be subordinate in right of payment to the prior indefeasible final payment in cash in full of all amounts due and owing by Adtalem with respect to the Obligations under the Financing Documents and by the Guarantors under this Guaranty, and the Guarantors shall not take any action to enforce such right of subrogation, and the Guarantors shall not accept any payment in respect of such right of subrogation, until the Termination Date. If any amount shall be paid to any Guarantor  in violation of the  preceding  sentence  at  any time prior to the indefeasible payment in cash in full of all amounts payable under the Financing Documents  and this Guaranty, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent for the benefit of the Administrative Agent and the Secured Parties to be credited and applied to the amounts due or to become due with respect to all  amounts  payable under the Financing Documents and this Guaranty, whether matured or unmatured. Each  Guarantor acknowledges that it has received direct and indirect benefits from the financing arrangements contemplated by the Financing Documents and that the waiver set forth in this paragraph (e) is knowingly made as a result of the receipt of such benefits.

 (f)        Each Guarantor agrees that, to the extent Adtalem, any other Guarantor or any other Person makes any payment under any of the Financing Documents, which payment or any part thereof is subsequently invalidated, voided, declared to be fraudulent or preferential, set aside, recovered, rescinded or is required to be retained by or repaid to a trustee, receiver, or any other Person under any bankruptcy code, common law, or equitable cause, then and to the extent of such payment, the obligation or the part thereof intended to be satisfied shall be revived and continued in full force and effect with respect to the Guarantors’ obligations hereunder, as if said payment had not been made. The liability of the Guarantors hereunder shall not be reduced or discharged, in whole or in part, by any payment to the Administrative Agent or any Secured Party from any source that is thereafter paid, returned or refunded in whole or in  part by reason of the assertion of a claim of any kind relating thereto, including, but not limited to, any claim for breach of contract, breach of warranty, preference, illegality, invalidity, or fraud asserted by any account debtor or by any other Person.

 (g)        Neither the Administrative Agent nor any Secured Party, shall be under any obligation: (1) to marshal any assets in favor of the Guarantors or in payment of any or all of the liabilities of  Adtalem under or in respect of the Financing Documents or the obligations of the Guarantors hereunder   or (2) to pursue any other remedy that the Guarantors may or may not be able to pursue themselves and  that may lighten the Guarantors’ burden, any right to which each Guarantor hereby expressly waives.

 (h)        The obligations of each Guarantor under this Guaranty rank pari passu in  right  of  payment with all other Indebtedness of such Guarantor which is not secured or which is not expressly subordinated in right of payment to any other Indebtedness of such Guarantor.

Section 5.        Representations and Warranties of the Guarantors

Each Guarantor represents and warrants to the Administrative Agent and each Secured Party  that:

(a)        Such Guarantor is a corporation, limited liability company, limited partnership or other legal entity duly organized or formed, validly existing and in good standing (to the extent the concept is applicable) under the laws of its jurisdiction of its incorporation or organization, and is duly qualified as a foreign corporation, limited liability company, limited partnership or other similar legal entity in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such  qualification,  other than those  jurisdictions as to  which  the  failure  to be  so qualified  or in good standing would not reasonably be expected to have a Material Adverse Effect. Such Guarantor has the power and authority to own or hold under lease the properties it purports to own or hold  under lease  except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect, to transact the business it transacts and proposes to transact except to the extent that the failure to  do so would not reasonably be expected to have a Material Adverse Effect, to execute and deliver this Guaranty and to perform the provisions hereof.
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(b)        This Guaranty has been duly authorized by all necessary corporate or other organizational action on the part of such Guarantor, and this Guaranty constitutes a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by (1) applicable Debtor Relief Laws and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)        The  execution,  delivery and  performance  by such Guarantor of  this Guaranty  will not (1) contravene the terms of such Guarantor’s Organization Documents; (2) conflict with or result in any breach or contravention of, or the creation of any Lien (other than Liens under the Loan Documents) under, (i) any Contractual Obligation to which such Guarantor is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (3) violate any Law.

(d)        No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by such Guarantor of this Guaranty.

(e)        Immediately following the making of each Loan and after giving effect to the application of the proceeds of the Loans, (a) the fair value of the assets of such Guarantor will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of such Guarantor will be greater than the amount that will be required to pay the probable liability of its debts  and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) such Guarantor will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) such  Guarantor has capital not unreasonably small with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

(f)        The representations and warranties applicable to such Guarantor in Article V of  the Credit Agreement are true and correct in all material respects; and shall be true and correct in all material respects on and as of the date of any Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such  earlier date, and except that for purposes of Section 4.2 of the Credit Agreement, the representations and warranties contained in subsections (a) and (b) of Section 5.5 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section

6.1 of the Credit Agreement.

Section 6.        Amendments, Waivers and Consents

This Guaranty may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), pursuant to the provisions of Section 11.1 of the Credit Agreement. This Guaranty may be amended by the addition of additional Guarantors pursuant to a Guaranty  Joinder.
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Section 7.        Submission to Jurisdiction; Waiver of Jury Trial

Section 7.1.     Consent to Jurisdiction; Service of Process; Waiver of Jury Trial.

(a)        EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, THE L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS GUARANTY OR THE TRANSACTIONS RELATING HERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF  ANY  SUCH  ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE  FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTRY IN ANY COURT REFERRED TO IN  PARAGRAPH (A) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE  LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE  MAINTENANCE  OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(b)        Each Guarantor agrees, to the fullest extent it  may  effectively do  so  under  applicable Law, that a final judgment in any suit, action or proceeding of the nature referred to in paragraph (a) of   this Section 7.1 brought in any such court shall be conclusive and binding upon such party, subject to rights of appeal and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which such party is or may be subject) by a suit upon such judgment.

(c)        Each Guarantor consents to process being served in any suit, action or proceeding of the nature referred to in paragraph (a) of this Section 7.1 by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the address of such Guarantor specified in Section 8 or    at such other address of which you shall then have been notified pursuant to said Section or to any agent  for service of process appointed pursuant to the provisions of Section 7.2.  Each Guarantor agrees that  such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the full extent permitted by Law, be taken and held to be valid personal service upon and personal delivery to such party. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.
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(d)        Nothing in this Section 7.1 shall affect the right of the Administrative Agent or  the Secured Parties to serve process in any manner permitted by Law, or limit any right that the  Administrative Agent or the Secured Parties may have to bring proceedings against any Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(e)        Each Guarantor waives trial by jury in any action brought on or with respect to this Guaranty or the Financing Documents or any other document executed in connection herewith or therewith.

Section 7.2. Service of Process Upon Guarantors. Each Guarantor hereby irrevocably designates, appoints and empowers Adtalem and its successors as the designee, appointee and agent for each Guarantor to receive, accept and acknowledge, for and on behalf of such Guarantor and  its  properties, service of any and all legal process, summons, notices and documents which may be served in such action, suit or proceeding relating to this Guaranty in the case of the New York federal and state courts located in New York City, which service may be made on any such designee, appointee and agent   in accordance with legal procedures prescribed for such courts. Each Guarantor agrees to take any and all action necessary to continue such designation in full force and effect and should such designee, appointee and agent become unavailable for this purpose for any reason, each Guarantor will forthwith irrevocably designate a new designee, appointee and agent, which shall irrevocably agree to act as such, with the powers and for purposes specified in this Section 7.2. Each Guarantor further irrevocably consents and agrees to service of any and all legal process, summons, notices and documents out of any of the aforesaid courts in any such action, suit or proceeding relating to any Financing Document or this  Guaranty delivered to such Guarantor in accordance with this Section 7.2 or to its then designee, appointee or agent for service. If service is made upon such designee, appointee and agent, a copy of such process, summons, notice or document shall also be provided to any Guarantor at the address specified in Section 8 by registered or certified mail, or overnight express air courier; provided that failure of the  Administrative Agent or such Secured Party to provide such copy to such Guarantor shall not impair or affect in any way the validity of such service or any judgment rendered in such action or proceedings.  Each Guarantor  agrees that service upon such Guarantor or any such designee, appointee and agent as provided for herein shall constitute valid and effective personal service upon such Guarantor with respect to matters contemplated in this Section 7.2 and that the failure of any such designee, appointee and agent to give any notice of such service to such Guarantor shall not impair or affect in any way the validity of such service  or any judgment rendered in any action or proceeding based thereon. Nothing herein shall, or shall be construed so as to, limit the right of the Administrative Agent or the Secured Parties to bring actions, suits  or proceedings with respect to the obligations and liabilities of any Guarantor under, or any other matter arising out of or in connection with, this Agreement, or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, in the courts of whatever jurisdiction in which the respective offices of the Administrative Agent or the Secured Parties may be located or assets of such Guarantor may be found or as otherwise shall to Administrative Agent or the Secured Parties seem appropriate, or to affect the right to service of process in any jurisdiction in any other manner permitted   by Law.

Section 8.        Notices

All notices and communications provided for hereunder shall be in writing and sent (a) by facsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by a recognized overnight delivery service (with charges prepaid).  Any such notice must be sent:
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(1)        if to the Administrative Agent, to such address as listed in Schedule 11.2 of the Credit Agreement, or

(2)        if to any Guarantor, to such Guarantor c/o Adtalem at 50 West Monroe, Suite 28, Chicago, IL 60661, or at such other address as such Guarantor shall have specified to the Administrative Agent in writing.

Notices under this Section 8 will be deemed given only when actually received.

Section 9.        Taxes

All payments required to be made by each Guarantor hereunder shall be made to the Administrative Agent, the Lenders and the other holders of any of the Guaranteed Obligations free and clear of, and without deduction for, any Taxes, except as required by Law. If any Guarantor shall be required by Law to deduct any Taxes from or in respect of any sum payable hereunder,  (a)  such Guarantor shall make such deductions, (b) such Guarantor shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Law and (c) if such deducted Tax is an Indemnified Tax or an Other Tax, the sum payable by such Guarantor shall be increased as much as shall be necessary so that after making all required deductions for Indemnified Taxes and Other Taxes  (including deductions of Indemnified Taxes or Other Taxes applicable to additional sums payable under this Section 9) the applicable recipient receives an amount equal to the sum it would have received had no such deductions been made. As soon as practicable after any such payment of  Taxes by any Guarantor to  a Governmental Authority, such Guarantor shall furnish to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental  Authority evidencing such  payment, a  copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. Each Guarantor shall jointly and severally indemnify and, within ten (10) days of written demand therefor, pay the Administrative Agent and each Lender for the full  amount  of  Indemnified Taxes and Other Taxes (including any Indemnified Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 9) paid by the Administrative Agent, such Lender or   the L/C Issuer, as appropriate, in respect of this Guaranty, the Credit Agreement or the Notes, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. A certificate as to the amount of such payment of liability delivered to the Guarantor by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

Section 10.      Miscellaneous

(a)        No remedy herein conferred upon or reserved to the Administrative Agent or any Secured Party is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty now or hereafter existing at Law or in equity. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Administrative Agent or any Secured Party to exercise any remedy reserved to it under the Guaranty, it shall not be necessary for such Administrative Agent or Secured Party to physically produce the Financing Documents in any  proceedings instituted by it or to give any notice, other than such notice as may be herein expressly required.
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(b)        The Guarantors will pay all sums becoming due under this Guaranty by the method  and  at the address specified for such purpose in the Credit Agreement, or by such other reasonable method or   at such other address as the Administrative Agent or the Secured Parties shall have from time to time specified to the Guarantors in writing for such purpose, without the presentation or surrender of this Guaranty or any Financing Documents.

(c)        Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction  shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by Law) not invalidate or render unenforceable  such provision in any other jurisdiction.

(d)        If the whole or any part of this Guaranty shall be now or hereafter become unenforceable against any one or more of the Guarantors for any reason whatsoever or if it is not executed by any one or more of the Guarantors, this Guaranty shall nevertheless be and remain fully binding upon and  enforceable against each other Guarantor as if it had been made and delivered only by such other Guarantors.

(e)        This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Administrative Agent and each Secured Party and its successors and assigns whether so expressed or not, until the Termination Date.

(f)        This Guaranty may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist  of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Delivery of an executed counterpart of this Agreement by facsimile or other electronic means shall be effective as an original.

(g)        This Guaranty shall be construed and enforced in accordance with, and the rights of the parties shall be governed by the Law of the State of New York.

(h)        The Recitals are incorporated into this Guaranty by reference with the same force and effect as though set forth herein in full.

(i)        The Administrative Agent is authorized to enforce this Guaranty on behalf of the Secured Parties.

Section 11.    Keepwell

Each Guarantor that is a Qualified ECP Guarantor at the time this Guaranty by any Guarantor that is not then an “eligible contract participant” under the Commodity Exchange Act (a “ Specified  Loan Party”) or the grant of a security interest under the Loan Documents by any such Specified Loan Party, in either case, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that  can  be  hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Guaranty voidable under applicable Debtor Relief Laws, and not for  any  greater  amount).  The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full  force and effect until the Guaranteed Obligations have been indefeasibly paid and performed in full. Each Guarantor intends this Section to constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Specified Loan Party for all purposes of the Commodity Exchange Act.

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IN WITNESS WHEREOF, each of the undersigned has caused this U.S. Subsidiary Guaranty to be duly executed by an authorized representative as of this [     ] day of [  ,  ].

Adtalem Global Health, Inc.[14]
Dominica Services, Inc.
Ross University Services, Inc.
International Education Holdings, Inc.
Chamberlain College of Nursing & Health Sciences, Inc.
Becker Professional Development Corporation
AGM Acquisition Corp.
Alert Global Media, LLC
Association of Certified Anti-Money Laundering Specialists, LLC

By:________________________________________________
Name:
Title:

Chamberlain University
(f/k/a Chamberlain College of Nursing LLC),

By: Chamberlain College of Nursing and Health Sciences, Inc., its Sole Member

By:__________________________________________________
Name:
Title:

14 Note to Draft: Reed Smith to update/revise signature blocks as necessary.
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[FORM  OF] GUARANTY JOINDER

This  GUARANTY  JOINDER  dated as of______________________,___________(the  or  this  “Guaranty Joinder”) is entered into  [on  a  joint  and  several  basis]  by  [each of] the undersigned  _____________________, a _________________________ corporation [and _________________  , a  ____________________corporation]  ([which parties are  hereinafter referred to individually as] an “Additional Guarantor” [and collectively as the “Additional Guarantors”]). Terms not otherwise defined herein shall have the meaning set forth in the Credit Agreement or the Guaranty, each hereinafter referred to.

R E C I T A L S

A. [Each] Additional Guarantor, is presently a U.S. Subsidiary of  Adtalem  Global  Education Inc., a Delaware corporation (“Adtalem”).

B. Reference is made to the Credit Agreement dated as of April 13, 2018 (as amended, restated, supplemented, extended, refinanced or otherwise modified from time to time, the “Credit Agreement”) among Adtalem Global Education Inc., a Delaware corporation (“Adtalem”), the Designated Borrowers party thereto (the “Designated Borrowers” and, together with Adtalem, the “Borrowers”), the lenders party thereto (the “Lenders”), and Bank of America, N.A. as administrative agent (the “Administrative Agent”) providing for, among other things, up to $600 million in loans.

C. [Each] Additional Guarantor is required by Section 6.12 of the Credit Agreement to enter into the U.S. Subsidiary Guaranty dated as of April 13, 2018 (as amended, restated, supplemented, extended or otherwise modified, the “Guaranty”) as security for the Obligations.

D. [Each] Additional Guarantor is required by Section 6.12 of the Credit Agreement to enter into the Security and Pledge Agreement dated as of April 13, 2018 (as amended, restated, supplemented, extended or otherwise modified, the “Security Agreement”) as security for the Obligations.

NOW, THEREFORE, as required by the Credit Agreement and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, [each/the] Additional Guarantor does hereby covenant and agree, [jointly and severally,] as  follows:

In accordance with the requirements of the Guaranty, the Additional Guarantor[s] desire to amend the definition of Guarantor (as the same may have been heretofore amended) set forth in the Guaranty attached hereto so that at all times from and after the date hereof, the Additional Guarantor[s] shall be jointly and severally liable as Guarantors as set forth in the Guaranty for the Guaranteed Obligations of Adtalem under the Credit Agreement to the extent and in the manner set forth in the  Guaranty.

The undersigned is the duly elected [                                                                                          ] of the Additional Guarantor[s] and is duly authorized to execute and deliver this Guaranty Joinder for the benefit of all Secured Parties.  The execution by the undersigned of this Guaranty Joinder shall evidence its consent to and acknowledgment and approval of the terms set forth herein and in the Guaranty. By its execution hereof, the Additional Guarantor[s] shall be deemed to have made the representations and warranties set forth in Section 5 of the Guaranty in favor of the Secured Parties as of the date of this Guaranty Joinder. The Additional Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Guaranty Joinder, the Additional Guarantor will be deemed to be a party to the Security Agreement, and shall have all the obligations of an “Obligor” (as such term is defined in the Security Agreement) thereunder as if it had executed  the  Security Agreement. The Additional Guarantor hereby ratifies, as of the date hereof,  and agrees to be  bound by, all of the terms, provisions and conditions contained in the  Security  Agreement.  Without limiting generality of the foregoing terms of this paragraph, the Additional Guarantor hereby grants to the Administrative Agent, for the benefit of the holders of the Secured Obligations (as such term is defined in Section 1 of the Security Agreement), a continuing security interest in, and a right of set off against  any  and all right, title and interest of the Additional Guarantor in and to the Collateral (as such term is defined in Section 2 of the Security Agreement) of the Additional Guarantor. The Additional Guarantor[s] also hereby represents and warrants that:

(i) [Each] Additional Guarantor’s chief executive office, tax payer identification number, organization identification number, and chief place of business are (and for the prior four months have been) located at the locations set forth on Schedule 1 attached hereto and [each] Additional Guarantor keeps its books and records at such locations.

(ii) The location of all owned and leased real property of [each]  Additional  Guarantor is as shown on Schedule 2 attached hereto.

(iii) [Each] Additional Guarantor’s legal name and jurisdiction of organization is as shown in this Guaranty Joinder and the Additional Guarantor[s] has not in the past four months changed its name, been party to a merger, consolidation or other change in structure or used any tradename except as set forth in Schedule 3 attached hereto.

(iv) The patents, copyrights, and trademarks listed on Schedule 4 attached hereto constitute all of the registrations and applications for the patents, copyrights and trademarks owned by [each] Additional Guarantor.

(v) The deposit accounts and investment accounts listed on Schedule 5  attached hereto constitute all of the deposit accounts and investment accounts owned by [each] Additional Guarantor.

(vi) Schedule 6 attached hereto sets forth a complete and accurate list of (i) any Pledged Equity owned by [each] Additional Guarantor that is required to be pledged and delivered to the Administrative Agent pursuant to the Security Agreement and  (ii)  any  Instruments, Documents and Tangible Chattel Paper constituting Collateral owned by [each] Additional Guarantor that are required to be pledged and delivered to the Administrative Agent pursuant to the Security Agreement.

The address of the [each] Additional Guarantor for purposes of all notices and other communications is ____________________________,______________, Attention of________________________(Facsimile No.  ).

Upon execution of this Guaranty Joinder, the Guaranty shall be deemed to  be amended as set  forth above. The Additional Guarantor[s] hereby become[s] a Guarantor under the Guaranty and as a Guarantor thereunder, hereby Guarantees all Guaranteed Obligations. Except as  amended  herein,  the terms and provisions of the Guaranty are hereby ratified, confirmed and approved in all respects.

Any and all notices, requests, certificates and other instruments may refer to the Guaranty without making specific reference to this Guaranty Joinder, but nevertheless all such references shall be deemed   to include this Guaranty Joinder unless the context shall otherwise require. This Guaranty Joinder shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

[NAME OF ADDITIONAL GUARANTOR]

By:

Its:

EXHIBIT F-2

[FORM  OF] OFFSHORE GUARANTY

(See attached.)

OFFSHORE SUBSIDIARY GUARANTY

OFFSHORE SUBSIDIARIES OF [INSERT DESIGNATED  BORROWER]

Dated as of [                                            ], 20[__]

Re: Credit Agreement dated April 13, 2018, as amended, among Adtalem Global Education Inc., the
Designated Borrowers party thereto, Bank of America, N.A. as Administrative Agent, Swingline Lender and L/C Issuer,
and the other Lenders party thereto

Table of Contents
(Not a part of the Agreement)

Attachments to Offshore Subsidiary  Guaranty:

Exhibit A                          Form of Guaranty Joinder

OFFSHORE SUBSIDIARY GUARANTY [INSERT  DESIGNATED BORROWER]

This  OFFSHORE   SUBSIDIARY  GUARANTY  dated  as of [__],  20[__] (as amended, restated, supplemented, extended or otherwise modified from time to time,  this “ Guaranty”) is entered  into on a joint and several basis by each of the undersigned (which parties are hereinafter referred to individually as a “Guarantor” and collectively as the “Guarantors”).

RECITALS

A. Reference is made to the Credit  Agreement  dated  as of  April  13,  2018  (as amended, restated, supplemented, extended, refinanced or otherwise modified from time to time, the “Credit Agreement”) among Adtalem Global Education Inc., a Delaware corporation (“Adtalem”), the Designated Borrowers party thereto (the “Designated Borrowers” and, together with Adtalem, the “Borrowers”), the lenders party thereto (the “Lenders”; each a “Secured Party”), and Bank of America, N.A. as administrative agent (the “Administrative Agent”) providing for, among other things, revolving loans, a term loan, and letters of credit.

A. Each Guarantor (other than the Guaranteed Borrower) is either (i) a direct or indirect Offshore   Subsidiary  of,   or  (ii)  a  direct   or  indirect   parent   of  [insert   Designated   Borrower],   a   [_] (the “Guaranteed Borrower”).

B. The Credit Extensions under the Credit Agreement have benefited and will continue to benefit the Borrowers and their Subsidiaries by, among other things, providing funds to enable the Borrowers to finance working capital and capital expenditures, support the issuance of standby letters of credit, make Restricted Payments to the extent permitted in Section 7.6 of the Credit Agreement, and for other general corporate purposes.

C. Each of the undersigned (other than the Guaranteed Borrower), and each Person which hereafter becomes obligated pursuant to Section 6.12 of the Credit Agreement to execute a Guaranty Joinder in substantially the form set forth as Exhibit A hereto (a “Guaranty Joinder”), is willing to enter into this Guaranty as security for the Obligations of the Guaranteed Borrower under the Credit Agreement and the Guaranteed Borrower is willing to enter into this Guaranty as security for the Specified Swap Contracts and Specified Cash Management Agreements of the other Guarantors.

NOW, THEREFORE, as required by the Credit Agreement and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor does hereby covenant and agree, jointly and severally, as follows:

Section 1.        Definitions

Capitalized terms used herein but not defined herein shall have the meanings set forth in the Credit Agreement or as the context shall otherwise require.

Section 2.        Guaranty of Obligations and Credit Agreement

(a) Subject to the limitations set forth in Section 2(b) hereof, each Guarantor jointly and severally does hereby irrevocably, absolutely and unconditionally guarantee unto  the  Administrative Agent and the Secured Parties: (1) the full and prompt payment of all Obligations of the Guaranteed Borrower including, without limitation, all principal of and interest under, all Loans (whether Base Rate Loans  or  Eurocurrency  Rate  Loans)  made  to  the  Guaranteed  Borrower,  all  L/C  Obligations  of the Guaranteed Borrower, all L/C Borrowings of the Guaranteed Borrower, all obligations under Specified Swap Contracts of the Guaranteed Borrower and the other Guarantors, all  obligations under Specified  Cash Management Agreements of the Guaranteed Borrower and the other Guarantors and all  fees, expenses and other amounts for which the Guaranteed Borrower or such other Guarantors are  liable, if  any, from time to time outstanding, as and  when such payments shall become  due  and  payable, whether  by lapse of time, upon redemption or prepayment, by extension or by acceleration or declaration or otherwise (including, to the extent legally enforceable, interest due on overdue payments of principal) in federal or other immediately available funds of the United States of America which  at  the  time  of payment or demand therefor shall be legal tender for the payment of public and private debts, (2) the full and prompt performance and observance by the Guaranteed Borrower and the other Guarantors of each  and all of the obligations, covenants and agreements required to be performed or owed by the Guaranteed Borrower or the other Guarantors under the terms of the Loan Documents with respect to the Obligations, Specified Cash Management Agreements and Specified Swap Contracts described in clause (2) above (collectively with the Loan Documents, the “Financing Documents”), and (3) the full  and  prompt  payment, upon demand by the Administrative Agent or the Secured Parties, of all costs and expenses,  legal or otherwise (including Attorney Costs), if any, as shall have been expended or incurred in the protection or enforcement of any rights, privileges or liabilities in favor of the Administrative Agent or  any Secured Party under or in respect of the Guaranteed Borrower's Obligations under any Loan  Document to which the Guaranteed Borrower or any of its Subsidiaries is a party or in any action in connection therewith or herewith and in each and every case irrespective of the validity, regularity, or enforcement of any of the Loan Documents or any of the terms thereof or any other like circumstance or circumstances (the payment, performance and observance of all such Obligations, covenants and agreements being herein collectively called the “Guaranteed Obligations”). Notwithstanding anything contained herein or in the other Financing Documents, no Guarantor hereunder shall be liable hereunder  for any Obligations of Adtalem or any Obligations of any Designated Borrower other than the Guaranteed Borrower.  For purposes of this Guaranty, the Guaranteed Borrower shall be a “Guarantor” in respect of  the Guaranteed Obligations owing by the other Guarantors under Specified Swap Contracts and Specified Cash Management Agreements.

(b) The liability of each Guarantor under this Guaranty shall not exceed an amount equal to a maximum amount as will, after giving effect to such maximum amount and all other liabilities of such Guarantor, contingent or otherwise, be enforceable under applicable Law and result in the performance of the obligations of such Guarantor hereunder and not constitute a fraudulent transfer, obligation or conveyance.

(c) All amounts payable under this Guaranty by each Guarantor shall be made in Dollars.

Section 3.        Guaranty of Payment and Performance

This is a guarantee of payment and performance and each Guarantor hereby waives, to the fullest extent permitted by Law, any right to require that any action on or in respect of any Obligation or any Financing Document be brought against the Guaranteed Borrower, any other Guarantor or any other Person or that resort be had to any direct or indirect security for the Guaranteed Obligations or any Financing Document or any other remedy. The Administrative Agent on behalf of the Secured Parties  may, at its option, proceed hereunder against any Guarantor in the first instance to collect monies when  due, the payment of which is guaranteed hereby, without first proceeding  against  the  Guaranteed Borrower, any other Guarantor or any other Person and without first resorting to any direct or indirect security for the Guaranteed Obligations or any Financing Document or any other remedy. The liability of each Guarantor hereunder shall in no way be affected or impaired by any acceptance by the  Administrative Agent or any Secured Party of any direct or indirect security for, or other guaranties of,  any debt, liability or obligation of the Guaranteed Borrower, any other Guarantor or any other Person to the Administrative Agent or any Secured Party or by any failure, delay, neglect or omission by the Administrative Agent or any Secured Party to realize upon or protect any such guarantees, debt, liability or obligation or any instruments evidencing the same or any direct or indirect security therefor or by any approval, consent, waiver, or other action taken, or omitted to be taken by the Administrative Agent  or  any Secured Party.

The covenants and agreements on the part of the Guarantors herein contained shall be joint and several covenants and agreements, and references to the Guarantors shall be deemed references to each of them and none of them shall be released from liability hereunder by reason of this Guaranty ceasing to be binding as a continuing security on any other of them.

Section 4.        General Provisions Relating to the Guaranty

(a) Each Guarantor hereby consents and agrees that the Administrative Agent and/or any Secured Party from time to time, with or without any further notice to or assent from any other Guarantor may, without in any manner affecting the liability of any Guarantor under this Guaranty, and upon such terms and conditions as the Administrative Agent or such Secured Party may deem advisable:

(1) extend in whole or in part (by renewal or otherwise), modify, increase, change, compromise, release or extend the duration of the time for the  performance  or payment  of any debt, liability or obligation of the Guaranteed Borrower, any other Guarantor or of any other Person secondarily or otherwise liable for any debt, liability or obligations on the Guaranteed Obligations or under any Financing Document, or waive any Default or Event of Default with respect thereto, or waive, modify, amend or change any provision of any Financing Document;

(2) sell, release, surrender, modify, impair, exchange or substitute any and all property, of any nature and from whomsoever received, held by, or for the benefit of, the Administrative Agent or any Secured Party as direct or indirect security for the payment or performance of any debt, liability or obligation of the Guaranteed Borrower or any other  Guarantor or of any other Person secondarily or otherwise liable for any debt, liability or obligation under any Financing Document; and/or

(3) settle, adjust or compromise any claim of the Guaranteed Borrower or any other Guarantor against any other Person secondarily or otherwise liable for any debt, liability or obligation of the Guaranteed Borrower or any other Guarantor under any Financing Document.

Each Guarantor hereby ratifies and confirms any such extension, renewal, change, sale, release, waiver, surrender, exchange, modification, amendment, impairment, substitution, settlement, adjustment  or compromise and agrees that the same shall be binding upon it, and hereby waives, to the fullest extent permitted by Law, any and all defenses, counterclaims or offsets which it might or could have by reason thereof, it being understood that such Guarantor shall at all times be bound by this Guaranty and remain liable hereunder.

(b) Each Guarantor hereby waives, to the fullest extent permitted by Law:

(1) notice of acceptance of this Guaranty by the Administrative Agent or the Secured Parties or of the creation, renewal or accrual of any liability of the Guaranteed Borrower or any other Guarantor, present or future, or of the reliance of the Administrative Agent or any of the Secured Parties upon this Guaranty (it being understood that all Guaranteed Obligations described in Section 2 hereof shall conclusively be presumed to have been created, contracted or incurred in reliance upon the execution of this Guaranty); and

(2) demand of payment by the Administrative Agent on behalf of the Secured Parties from the Guaranteed Borrower, any other Guarantor or any other Person indebted in any manner on or for any of the Guaranteed Obligations; and

(3) presentment for the payment by the Administrative Agent on behalf of the  Secured Parties or any other Person of any Financing Document or any other instrument, protest thereof and notice of its dishonor to any party thereto and to such Guarantor.

The obligations of each Guarantor under this Guaranty and the rights of the Administrative Agent to enforce such obligations by any proceedings, whether by action at law, suit in equity or otherwise, shall not be subject to any reduction, limitation, impairment or termination, whether by reason of any claim of any character whatsoever or otherwise and shall not be subject to any defense, set-off, counterclaim (other than any compulsory counterclaim), recoupment or termination  whatsoever.

(c) The obligations of each Guarantor hereunder shall be binding upon such Guarantor and   its successors and assigns, and shall remain in full force and effect until the date on which all Commitments of the Lenders to the Guaranteed Borrower shall have terminated, all Letters of Credit  issued on behalf of the Guaranteed Borrower shall have expired or terminated and all Guaranteed Obligations of the Guaranteed Borrower and each other Guarantor have indefeasibly been paid in full (the “Termination Date”) and such obligations shall not be affected, modified or impaired upon the happening from time to time of any event, including, without limitation, any of the following, whether or not with notice to or the consent of any Guarantor:

[For the avoidance of doubt and notwithstanding the fact that the obligations of each Guarantor organized under the laws of Brazil under this clause (c) are governed by New York Law, such Guarantor hereby waives the benefits set forth in articles 827, 834, 835, 837, 838 and 839 of the Brazilian Federal Law No. 10,406 dated as of 10 January 2002, as amended from time to time (the "Brazilian Civil Code") and articles 130 and 794 of Law 13,105 from 16 March 2015 of Brazil,  as  amended  from  time to time.]

(1) the genuineness, validity, regularity or enforceability of any of the Financing Documents or any of the terms of any thereof, the continuance of any obligation on the part of the Guaranteed Borrower or any other Guarantor on or in respect of or under any Financing  Document or the power or authority or the lack of power or authority of the Guaranteed Borrower or any other Guarantor to execute and deliver any Financing Document or of any Guarantor to execute and deliver this Guaranty or to perform any of its obligations hereunder or the existence or continuance of the Guaranteed Borrower or any other Guarantor as a legal entity; or

(2) any default, failure or delay, willful or otherwise, in the performance by the Guaranteed Borrower or any other Guarantor of any obligations of any kind or character whatsoever under any Financing Document; or

(3) any creditors’ rights, bankruptcy, receivership or other insolvency proceeding of the Guaranteed Borrower or any other Guarantor or in respect of the property of the Guaranteed Borrower or any other Guarantor or any merger, consolidation, reorganization, dissolution, liquidation, the sale of all or substantially all of the assets of or winding up of the Guaranteed Borrower or any other Guarantor; or

(4) impossibility or illegality of performance on the part of the Guaranteed Borrower or any other Guarantor of its obligations under any Financing Document; or

(5) in respect of the Guaranteed Borrower or any other Guarantor, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to  the  Guaranteed Borrower or any other Guarantor, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotion, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, action of any federal or state regulatory body or agency, change of law or any other causes affecting performance, or any other force majeure, whether or not beyond the control of the Guaranteed Borrower or any other Guarantor and whether or not of the kind hereinbefore specified; or

(6) any attachment, claim, demand, charge, Lien, order, process, lien or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, debt, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or  against the Guaranteed Borrower or any other Guarantor or  any claims,  demands,  charges or Liens of any nature, foreseen or unforeseen, incurred by any Guarantor, or against any sums payable in respect of or under any Financing Document, so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided; or

(7) any order, judgment, decree, ruling or regulation (whether or not valid) of any court of any nation or of any political subdivision thereof or any  body,  agency,  department, official or administrative or regulatory agency of any thereof or any other action, happening,  event or reason whatsoever which shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by the Guaranteed Borrower or any other Guarantor of its respective obligations under or in respect of any Financing Document; or

(8) the failure of any other Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Guaranty; or

(9) any failure or lack of diligence in collection or protection, failure in presentment or demand for payment, protest, notice of protest, notice of default and of nonpayment,  any  failure to give notice to any other Guarantor of failure of the Guaranteed Borrower or any other Guarantor to keep and perform any obligation, covenant or agreement under the terms of any Financing Document or this Guaranty or failure to resort for payment to the Guaranteed Borrower or any other Guarantor or to any other guaranty or to any property, security, Liens or other rights or remedies; or

(10) the acceptance of any additional security or other guaranty, the advance of additional money to the Guaranteed Borrower or any other Guarantor,  amendments,  modifications, consents or waivers with respect to any Financing Document, or the sale, release, substitution or exchange of any security for any Guaranteed Obligation; or

(11) any change in the ownership of any shares of the Guaranteed Borrower or any Guarantor; or

(12) any defense whatsoever that: (i) the Guaranteed Borrower or  any  other  Guarantor might have to the payment under any Financing Document, other than payment thereof in federal or other immediately available funds, or (ii) the Guaranteed Borrower or any other Guarantor might have to the performance or observance of any of the provisions of any Financing Document, whether through the satisfaction or purported satisfaction by the Guaranteed  Borrower or any other Guarantor of its debts due to any cause such as bankruptcy, insolvency, receivership, merger, consolidation, reorganization, dissolution, liquidation, winding-up or otherwise;  or

(13) any act or failure to act with regard to any Financing Document or anything  which might vary the risk of any Guarantor; or

(14) any other circumstance which might otherwise constitute a defense available  to,  or a discharge of any Guarantor in respect of the obligations of any Guarantor under  this  Guaranty;

provided that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this Guaranty that the obligations of each Guarantor shall be absolute,  irrevocable and unconditional and shall not be discharged, impaired or varied except  by the payment of   all Guaranteed Obligations of the Guaranteed Borrower and other Guarantors in accordance with their respective terms whenever the same shall become due and payable and all other sums due and payable  under any Financing Document, at the place specified in and all in the manner and  with  the  effect provided in the Credit Agreement. Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time,  the Guaranteed Borrower or any other Guarantor shall default under or in respect of the terms of any Financing Document and that notwithstanding recovery hereunder for or in respect of any given default or defaults by the Guaranteed Borrower or any other Guarantor under any Financing Document shall remain in full force and effect and shall apply to each and every subsequent default.

(d) All rights of the Administrative Agent or any Secured Party hereunder may be transferred or assigned at any time and shall be considered to be transferred or assigned at any time or from time to time upon the appointment of a successor to the Administrative Agent or any permitted transfer by a Lender of its rights under the Credit Agreement, whether with or without the consent of or notice to the Guarantors under this Guaranty or to the Guaranteed Borrower.

(e) To the extent of any payments made under this Guaranty, each Guarantor shall be subrogated to the rights of the Administrative Agent and/or the Secured Parties to whom such payment was made, but such Guarantor covenants and agrees that such right of subrogation shall be subordinate in right of payment to the prior indefeasible final payment  in cash in full of all amounts due and  owing by  the Guaranteed Borrower and the other Guarantors with respect to the Guaranteed Obligations and by the Guarantors under this Guaranty, and the Guarantors shall not take any action to enforce such right of subrogation, and the Guarantors shall not accept any payment in respect of such right of subrogation, until the Termination Date. If any amount shall be paid to any Guarantor in violation of the preceding sentence  at any time prior to the indefeasible payment in cash in full of all amounts payable by the Guaranteed Borrower or other Guarantors under the Financing Documents and this Guaranty, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent for the benefit of the Administrative Agent and the Secured Parties to be credited and applied to the amounts due or to become due with respect to all amounts payable by the Guaranteed Borrower or other Guarantors under the Financing Documents and this Guaranty, whether matured or unmatured. Each Guarantor acknowledges that it has received direct and indirect benefits from the financing arrangements contemplated by the Financing Documents and that the waiver set forth in this paragraph (e) is knowingly made as a result of the receipt of such benefits.

(f) Each Guarantor agrees that, to the extent the Guaranteed Borrower,  any other Guarantor  or any other Person makes any payment under any of the Financing Documents with respect to the Guaranteed Obligations, which payment or any part thereof is subsequently invalidated, voided,  declared to be fraudulent or preferential, set aside, recovered, rescinded or is required to be retained by or repaid to  a trustee, receiver, or any other Person under any bankruptcy code, common law, or equitable cause, then and to the extent of such payment, the obligation or the part thereof intended to be satisfied shall be revived and continued in full force and effect with respect to the Guarantors’ obligations hereunder, as if said payment had not been made. The liability of the Guarantors hereunder shall not be reduced or discharged, in whole or in part, by any payment to the Administrative Agent or any Secured Party from any source that is thereafter paid, returned or refunded in whole or in part by reason of the assertion of a claim of any kind relating thereto, including, but not limited to, any claim for breach of contract, breach   of warranty, preference, illegality, invalidity, or fraud asserted by any account debtor or by any other Person.

(g) Neither the Administrative Agent nor any Secured Party, shall be under any obligation: (1) to marshal any assets in favor of the Guarantors or in payment of any or all of the liabilities of the Guaranteed Borrower or any other Guarantor under or in respect of the Financing Documents or the obligations of the Guarantors hereunder or (2) to pursue any other remedy that the Guarantors may  or  may not be able to pursue themselves and that  may lighten the Guarantors’  burden, any right to which  each Guarantor hereby expressly waives.

(h) The obligations of each Guarantor under this Guaranty rank pari passu in  right  of  payment with all other Indebtedness of such Guarantor which is not secured or which is not expressly subordinated in right of payment to any other Indebtedness of such Guarantor.

Section 5.        Representations and Warranties of the Guarantors

Each Guarantor represents and warrants to the Administrative Agent and each Secured Party  that:

(a) Such Guarantor is a corporation, limited liability company, limited partnership or other legal entity duly organized, validly existing and in good standing (to the extent applicable) under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation, limited liability company, limited partnership or other similar legal entity in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, reasonably be expected to have a Material Adverse Effect. Such Guarantor has the power and authority to own or hold under lease the properties it purports to own or hold under lease except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect, to transact the business it  transacts  and proposes to transact except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect, to execute and deliver this Guaranty and to perform the provisions hereof.

(b) This Guaranty has been duly authorized by all necessary corporate or other organizational action on the part of such Guarantor, and this Guaranty constitutes a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by (1) applicable Debtor Relief Laws and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) The execution, delivery and  performance by such Guarantor of  this Guaranty  will   not (1) contravene the terms of such Guarantor’s Organization Documents; (2) conflict with or result in any breach or contravention of, or the creation of any Lien (other than Liens under the Loan Documents) under, (i) any Contractual Obligation to which such Guarantor is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (3) violate any Law.

(d) No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by such Guarantor of this Guaranty.

(e) Immediately following the making of each Loan ad after giving effect to the application   of the proceeds of the Loans, (a) the fair value of the assets of such Guarantor will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of such Guarantor will be greater than the amount that will be required to pay the probable liability of its debts  and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) such Guarantor will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d)  such  Guarantor has capital not unreasonably small with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

(f) The representations and warranties applicable to such Guarantor in Article V of  the Credit Agreement are true and correct in all material respects; and shall be true and correct in all material respects on and as of the date of any Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such  earlier date, and except that for purposes of Section 4.2 of the Credit Agreement, the representations and warranties contained in subsections (a) and (b) of Section 5.5 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.1 of the Credit Agreement.

Section 6.        Amendments,  Waivers and Consents

This Guaranty may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), pursuant to the provisions of Section 11.1 of the Credit Agreement. This Guaranty may be amended by the addition of additional Guarantors pursuant to a Guaranty  Joinder.

Section 7.        Submission to Jurisdiction; Waiver of Jury Trial

Section 7.1.        Consent to Jurisdiction; Service of Process; Waiver of Jury Trial.

(a) EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, THE L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS GUARANTY OR THE TRANSACTIONS RELATING HERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF  ANY  SUCH  ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER   OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE  FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTRY IN ANY COURT REFERRED TO IN  PARAGRAPH (A) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW,  THE DEFENSE OF AN INCONVENIENT FORUM TO THE  MAINTENANCE  OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(b) Each Guarantor agrees, to the fullest extent it may  effectively do  so  under  applicable Law, that a final judgment in any suit, action or proceeding of the nature referred to in paragraph (a) of  this Section 7.1 brought in any such court shall be conclusive and binding upon such party, subject to rights of appeal and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which such party is or may be subject) by a suit upon such judgment.

(c) Each Guarantor consents to process being served in any suit, action or proceeding of the nature referred to in paragraph (a) of this Section 7.1 by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the address of such Guarantor specified in Section 8 or    at such other address of which you shall then have been notified pursuant to said Section or to any agent  for service of process appointed pursuant to the provisions of Section 7.2.  Each Guarantor agrees that  such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the full extent permitted by Law, be taken and held to be valid personal service upon and personal delivery to such party. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(d) Nothing in this Section 7.1 shall affect the right of the Administrative Agent or the Secured Parties to serve process in any manner permitted by Law, or limit any right that the  Administrative Agent or the Secured Parties may have to bring proceedings against any Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(e) Each Guarantor waives trial by jury in any action brought on or with respect to this Guaranty or the Financing Documents or any other document executed in connection herewith or therewith.

(f) If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Guarantor in respect of any such sum due from it to the Administrative Agent or the Secured Parties hereunder shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Guaranty (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the  Judgment  Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the  Agreement  Currency  so  purchased  is less than the  sum originally due  to the  Administrative  Agent  from  any Guarantor in   the Agreement Currency, such Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was  owing against such loss. If the amount of the Agreement Currency so purchased is  greater  than  the  sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to such Guarantor (or to any other Person who may be entitled thereto under applicable law).

Section 7.2. Service of Process Upon Guarantors. Each Guarantor hereby irrevocably designates, appoints and empowers Adtalem and its successors as the designee, appointee and agent for each Guarantor to receive, accept and acknowledge, for and on behalf of such Guarantor and its  properties, service of any and all legal process, summons, notices and documents which may be served in such action, suit or proceeding relating to this Guaranty in the case of the New York federal and state courts located in New York City, which service may be made on any such designee, appointee and agent   in accordance with legal procedures prescribed for such courts. Each Guarantor agrees to take any and all action necessary to continue such designation in full force and effect and should such designee, appointee and agent become unavailable for this purpose for any reason, each Guarantor will forthwith irrevocably designate a new designee, appointee and agent, which shall irrevocably agree to act as such, with the powers and for purposes specified in this Section 7.2. Each Guarantor further irrevocably consents and agrees to service of any and all legal process, summons, notices and documents out of any of the aforesaid courts in any such action, suit or proceeding relating to any Financing Document or this  Guaranty delivered to such Guarantor in accordance with this Section 7.2 or to its then designee, appointee or agent for service. If service is made upon such designee, appointee and agent, a copy of such process, summons, notice or document shall also be provided to any Guarantor at the address specified in Section 8 by registered or certified mail, or overnight express air courier; provided that failure of the Administrative Agent or such Secured Party to provide such copy to such Guarantor shall not impair or affect in any way the validity of such service or any judgment rendered in such action or proceedings. Each Guarantor  agrees that service upon such Guarantor or any such designee, appointee and agent as provided for herein shall constitute valid and effective personal service upon such Guarantor with respect to matters contemplated in this Section 7.2 and that the failure of any such designee, appointee and agent to give any notice of such service to such Guarantor shall not impair or affect in any way the validity of such service  or any judgment rendered in any action or proceeding based thereon. Nothing herein shall, or shall be construed so as to, limit the right of the Administrative Agent or the Secured Parties to bring actions, suits  or proceedings with respect to the obligations and liabilities of any Guarantor under, or any other matter arising out of or in connection with, this Agreement, or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, in the courts of whatever jurisdiction in which the respective offices of the Administrative Agent or the Secured Parties may be located or assets of such Guarantor may be found or as otherwise shall to Administrative Agent or the Secured Parties seem appropriate, or to affect the right to service of process in any jurisdiction in any other manner permitted   by law.

Section 7.3.  Tax Indemnity.   All payments whatsoever under this Guaranty will be made by  any Guarantor free and clear of, and without liability for withholding or deduction for or on account of,   any present or future Tax imposed or levied by or on behalf of (i) its jurisdiction of organization or (ii) any jurisdiction from or through which any amount is paid by any Guarantor pursuant to the terms of this Guaranty (hereinafter, a “Taxing Jurisdiction”), unless the withholding or deduction of such Tax is compelled by Law. If any deduction or withholding or payment for any tax shall at  any  time  be compelled by Law, each Guarantor will pay such additional amounts as may be necessary in order that the net amounts paid to each Secured Party pursuant to the terms of this Guaranty after such deduction or withholding (including, without limitation, any required deduction, withholding or other payment of Tax on or with respect to such additional amount) shall be not less than the amounts then due and payable  under the terms of this Guaranty.

In connection with the transfer of rights under the Credit Agreement by a Lender, each Guarantor will furnish the Administrative Agent and the transferee of such with copies of all  tax  forms  then required, if any, in order for payments to such Lender to be exempt from (or subject to a reduced rate of) withholding. Each Guarantor will also furnish the Administrative Agent and the Secured Parties, within  the period of payment permitted by applicable Law, an official receipt, if any, issued by the relevant taxation or other authorities involved for all amounts deducted or withheld as aforesaid.

Section 7.4. Repayment. Unless required by applicable Laws, at  no  time  shall  the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Secured Party, or have any obligation to pay to any Secured Party, any refund of Taxes withheld or deducted from funds  paid for the account of such Secured Party. If the Administrative Agent or any Secured Party determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by any Guarantor or with respect to which any Guarantor has paid additional amounts pursuant to Section 7.3, it shall pay to such Guarantor an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Guarantor under Section  7.3  with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by the Administrative Agent or Secured Party, and without interest (other than any interest paid  by the relevant Governmental Authority with respect to such refund), provided that each Guarantor, upon the request of the Administrative Agent or such Secured Party, agrees to repay the amount paid over to such Guarantor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Secured Party in the event the Administrative Agent or  such Secured Party is required to repay such refund to such Governmental Authority.  This subsection  shall not be construed to require the Administrative Agent or any Secured Party to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Guarantor or any other Person.

Section 8.        Notices

All notices and communications provided for hereunder shall be in writing and sent (a) by facsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by a recognized overnight delivery service (with charges prepaid).  Any such notice must be sent:

(1) if to the Administrative Agent, to such address as listed in Schedule 11.2 of the Credit Agreement, or

(2) if to any Guarantor, to such Guarantor c/o the Borrowers at 500 West Monroe,  28th Floor, Chicago, IL 60661, or at such other address as such Guarantor shall have specified to the Administrative Agent in writing.

Notices under this Section 8 will be deemed given only when actually received.

Section 9.        Miscellaneous

(a) No remedy herein conferred upon or reserved to the Administrative Agent or any Secured Party is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty now or hereafter existing at Law or in equity. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Administrative Agent or any Secured Party to exercise any remedy reserved to it under the Guaranty, it shall not be necessary for such Administrative Agent or Secured Party to physically produce the Financing Documents in any  proceedings instituted by it or to give any notice, other than such notice as may be herein expressly required.

(b) The Guarantors will pay all sums becoming due under this Guaranty by the method  and  at the address specified for such purpose in the Credit Agreement, or by such other reasonable method or   at such other address as the Administrative Agent or the Secured Parties shall have from time to time specified to the Guarantors in writing for such purpose, without the presentation or surrender of this Guaranty or any Financing Documents.

(c) Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction  shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by Law) not invalidate or render unenforceable  such provision in any other jurisdiction.

(d) If the whole or any part of this Guaranty shall be now or hereafter become unenforceable against any one or more of the Guarantors for any reason whatsoever or if it is not executed by any one or more of the Guarantors, this Guaranty shall nevertheless be and remain fully binding upon  and  enforceable against each other Guarantor as if it had been made and delivered only by such other Guarantors.

(e) This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Administrative Agent and each Secured Party and its successors and assigns whether so expressed or not, until the Termination Date.

(f) This Guaranty may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist  of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Delivery of an executed counterpart of this Agreement by facsimile or other electronic means shall be effective as an original.

(g) This Guaranty shall be construed and enforced in accordance with, and the rights of the parties shall be governed by the Law of the State of New York.

(h) The Recitals are incorporated into this Guaranty by reference with the same force and effect as though set forth herein in full.

(i) The Administrative Agent is authorized to enforce this Guaranty on behalf of the Secured Parties.

Section 10.          Keepwell

Each Guarantor that is a Qualified ECP Guarantor at the time this Guaranty by any Guarantor that is not then an “eligible contract participant” under the Commodity Exchange Act (a “ Specified  Loan Party”) or the grant of a security interest under the Loan Documents by any such Specified Loan Party, in either case, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified  Loan Party with respect  to such Swap Obligation as may  be  needed  by such Specified   Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that  can  be  hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Guaranty voidable under applicable Debtor Relief Laws, and not for  any  greater  amount).  The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full  force and effect until the Guaranteed Obligations have been indefeasibly paid and performed in full. Each Guarantor intends this Section to constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Specified Loan Party for all purposes of the Commodity Exchange Act.

IN WITNESS WHEREOF, each of the undersigned has caused this Offshore Subsidiary  Guaranty to be duly executed by an authorized representative as of this  day of _  , 20   .

[_                                                              ]

FORM OF GUARANTY JOINDER

[INSERT  DESIGNATED BORROWER]

This [GUARANTY JOINDER] dated as of_________________________,_______________(the or this “[Guaranty Joinder]”) is entered  into  [on  a  joint  and  several basis]  by  [each of] the undersigned  , a    corporation [and  , a  corporation]  ([which parties are  hereinafter referred to individually as] an “Additional Guarantor” [and collectively as the “Additional Guarantors”]). Terms not otherwise defined herein shall have the meaning set forth in the Credit Agreement or the Guaranty, each hereinafter referred to.

RECITALS

A. [Each] Additional Guarantor, is presently an Offshore Subsidiary of [Insert applicable Designated Borrower], (the “Guaranteed Borrower”).

B. The Credit Extensions under the Credit Agreement have benefited and will continue to benefit the Borrowers and their Subsidiaries by, among other things, providing funds to enable the Borrowers to finance working capital and capital expenditures, support the issuance of standby letters of credit, make Restricted Payments to the extent permitted in Section 7.6 of the Credit Agreement, and for other general corporate purposes.

C. [Each] Additional Guarantor is required by Section 6.12 of the Credit Agreement to enter into the Offshore Subsidiary Guaranty dated as of [_], 20[    ] (the “Guaranty”).

NOW, THEREFORE, as required by the Credit Agreement and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, [each/the] Additional Guarantor does hereby covenant and agree, [jointly and severally,] as  follows:

In accordance with the requirements of the Guaranty, the Additional Guarantor[s] desire to amend the definition of “Guarantor” (as the same may have been heretofore amended) set forth in the Guaranty attached hereto so that at all times from and after the date hereof, the Additional Guarantor[s] shall be jointly and severally liable as Guarantors as set  forth in the Guaranty for the Guaranteed Obligations to  the extent and in the manner set forth in the  Guaranty.

The  undersigned  is  the  duly  elected [                                                                                                  ]  of  the  Additional   Guarantor[s]  and  is duly authorized to execute and deliver this Guaranty Joinder for the benefit of all Secured Parties.  The execution by the undersigned of this Guaranty Joinder shall evidence its consent to and acknowledgment and approval of the terms set forth herein and in the Guaranty. By its execution hereof, the Additional Guarantor[s] shall be deemed to have made the representations and warranties set forth in Section 5 of the Guaranty in favor of the Secured Parties as of the date of this Guaranty Joinder.

The address of the [each] Additional Guarantor for purposes of all notices and other communications is___________________________________,_____________________, Attention of______________________________(Facsimile No.  ).

Upon execution of this Guaranty Joinder, the Guaranty shall be deemed  to be amended as set  forth above. The Additional Guarantor[s] hereby become[s] a Guarantor under the Guaranty and as a Guarantor thereunder, hereby guarantees all Guaranteed Obligations. Except as amended herein, the terms and provisions of the Guaranty are hereby ratified, confirmed and approved in all respects.

Any and all notices, requests, certificates and other instruments may refer to the Guaranty without making specific reference to this Guaranty Joinder, but nevertheless all such references shall be deemed    to include this Guaranty Joinder unless the context shall otherwise require. This Guaranty Joinder shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

[NAME OF ADDITIONAL GUARANTOR]

By:

Its:

EXHIBIT G
[FORM  OF] SECURITY AGREEMENT

(See attached.)

SECURITY AND PLEDGE AGREEMENT

THIS SECURITY AND PLEDGE AGREEMENT (this “Agreement”) is entered into as of April 13, 2018 among Adtalem Global Education Inc., a Delaware corporation (the “Borrower”), the other  parties identified as “Obligors” on the signature pages hereto and such other parties that may become Obligors hereunder after the date hereof (together with the Borrower, individually an “ Obligor”, and collectively the “Obligors”) and BANK OF AMERICA, N.A., in its capacity as administrative agent (in such capacity, the “Administrative Agent”) for the holders of the Secured Obligations (defined below).

RECITALS

WHEREAS, pursuant to that certain Credit Agreement, dated as of the date hereof (as amended, modified, supplemented, increased, extended, restated, renewed, refinanced or replaced from time to time, the “Credit Agreement”) among the Borrower, the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto and the Administrative Agent, the Lenders have agreed  to make Loans and the L/C Issuer has agreed to issue Letters of Credit upon the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to that certain U.S. Subsidiary Guaranty, dated as of the date hereof (as amended, modified, supplemented, increased, extended, restated, renewed, refinanced or replaced from time to time, the “U.S. Subsidiary Guaranty”), the obligations of the Borrower under the Credit  Agreement are unconditionally guaranteed by each U.S. Subsidiary (other than any Immaterial Subsidiary or U.S. Foreign Holdco); and
WHEREAS, this Agreement is required by the terms of the Credit Agreement.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Definitions.

Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement, and the following terms shall have the meanings set forth  in Article 9 of the UCC (defined below): Accession, Account, Adverse Claim, As-Extracted Collateral, Chattel Paper, Commercial Tort Claim, Consumer Goods,  Deposit  Account, Document, Electronic Chattel Paper, Equipment, Farm Products, Financial Asset, Fixtures,  General Intangible, Goods, Instrument, Inventory, Investment Company Security, Investment Property, Letter-of-Credit Right, Manufactured Home, Money, Proceeds, Securities Account, Securities Entitlement, Security, Software, Supporting Obligation and Tangible Chattel  Paper.

In addition, the following terms shall have the meanings set forth below: “Collateral” has the meaning provided in Section 2 hereof.

“Copyright License” means any written agreement, naming any Obligor as licensor, granting any right under any Copyright.
“Copyrights” means (a) all registered United States copyrights in all Works, now existing or hereafter created  or acquired,  all  registrations and  recordings thereof,  and all applications  in connection therewith, including, without limitation, registrations, recordings and applications in the United States Copyright Office, and (b) all renewals thereof.
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“Excluded DVU Property” means the personal property, assets and Equity Interests of DeVry University, Inc. and its Subsidiaries and DeVry / New York Inc. until such time as such entities are required to become Guarantors pursuant to Section 6.12(c) of the Credit Agreement.

“Material Copyrights” means registered Copyrights that are owned by or licensed to an Obligor and material to the conduct of any Obligor’s business (as determined by such Obligor in the exercise of its commercially reasonable business  judgment).

“Material Patents” means registered Patents that are owned by or licensed to an Obligor and material to the conduct of any Obligor’s business (as determined by such Obligor in the exercise of its commercially reasonable business judgment).

“Material Trademarks” means registered Trademarks that are owned by or licensed to an Obligor and material to the conduct of any Obligor’s business (as determined by such Obligor in the exercise of its commercially reasonable business  judgment).

“Patent License” means any agreement, whether written or oral, providing for the grant  by or to an Obligor of any right to manufacture, use or sell any invention covered by a Patent.

“Patents” means (a) all letters patent of the United States or any other country and all reissues and extensions thereof, and (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof.

“Pledged Equity” means, with respect to each Obligor, (i) 100% of the Equity Interests directly held by such Obligor in each U.S. Subsidiary that is not also a U.S.  Foreign Holdco, and (ii) 65% of the Equity Interests held by such Obligor in any U.S. Foreign Holdco and any first tier Offshore Subsidiary (to the extent that such Offshore Subsidiary is a Designated Borrower or a direct or indirect owner of a Designated Borrower), including the Equity Interests of the Subsidiaries owned by such Obligor as set forth on Schedule 1(b) hereto, in each case together with the certificates (or other agreements or instruments), if any, representing such shares, and all options and other rights, contractual or otherwise, with respect thereto, including, but not limited to, the following:

all Equity Interests representing a dividend thereon, or representing a distribution or return of capital upon or in respect thereof, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder thereof, or otherwise in respect thereof; and

in the event of any consolidation or merger involving the issuer thereof and in which such issuer is not the surviving Person, all shares of each class of the  Equity Interests of the successor Person formed by or resulting from such consolidation  or merger, to the extent that such successor Person is a direct Subsidiary of an Obligor.

For the avoidance of doubt, Pledged Equity excludes any Excluded DVU Property.

“Secured  Obligations”  means,  without  duplication,  (a) all  Obligations and  (b)  all costs and  expenses  incurred  in  connection  with  enforcement  and  collection  of  the Obligations, including the fees, charges and disbursements of counsel.
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“Trademark License” means any agreement, written or oral, providing for the grant by or to an Obligor of any right to use any Trademark.

“Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark  Office or in any similar office or agency of  the United States, any state thereof or any other country or any political subdivision thereof, or otherwise and (b) all renewals thereof.

“UCC” means the Uniform Commercial Code as in effect from time to time in the state   of New York except as such term may be used in connection with the perfection of the Collateral and then the applicable jurisdiction with respect to such affected Collateral shall apply.

“Work” means any work that is subject to copyright protection pursuant to Title 17 of the United States Code.

Grant of Security Interest in the Collateral. To secure the prompt  payment and performance  in  full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations, each Obligor hereby grants to the Administrative Agent, for the benefit of the holders of the Secured Obligations, a continuing security interest in, and a right to set off against, any and all right, title and interest of such Obligor in and to all of the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the “Collateral”): (a) all Accounts; (b) all Chattel Paper; (c) those certain Commercial Tort Claims set forth on Schedule 2(c) hereto; (d) all Copyrights; (e) all Copyright Licenses; (f) all Deposit Accounts; (g) all Documents; (h) all Equipment; (i) all Fixtures; (j) all General Intangibles; (k) all Instruments; (l) all Inventory; (m) all Investment Property; (n) all Letter-of- Credit Rights; (o) all Money; (p) all Patents; (q) all Patent Licenses; (r) all Pledged  Equity;  (s)  all Software; (t) all Supporting Obligations; (u) all Trademarks; (v) all Trademark Licenses; and (w) all Accessions and all Proceeds of any and all of the foregoing.

Notwithstanding anything to the contrary contained herein, the security interests granted under  this Agreement shall not extend to Excluded Property or Excluded DVU Property.

The Obligors and the Administrative Agent, on behalf of the holders of the Secured Obligations, hereby acknowledge and agree that the security interest created hereby in the Collateral (i) constitutes continuing collateral security for all of the Secured Obligations, whether now existing or hereafter arising and (ii) is not to be construed as an assignment of any Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks or Trademark Licenses.

Representations and Warranties. Each Obligor hereby represents and warrants to the Administrative Agent, for the benefit of the holders of the Secured Obligations,  that:

Ownership. Each Obligor is the legal and beneficial owner of its Collateral and has the right to pledge, sell, assign or transfer the same.  There exists no Adverse Claim with respect to  the Pledged Equity of such Obligor.

Security Interest/Priority. This Agreement creates a valid security interest in favor of the Administrative Agent, for the benefit of the holders of the Secured Obligations, in the Collateral  of such Obligor and, when properly perfected by filing, shall constitute a valid and perfected, first priority security interest in such Collateral (including all uncertificated Pledged Equity consisting of partnership or limited liability company interests that do not constitute Securities), to the extent such security interest can be perfected by filing under the UCC, free and clear of all Liens except for Permitted Liens. The taking possession by the Administrative Agent of the certificated securities (if any) evidencing the Pledged Equity and all other Instruments constituting Collateral will perfect and establish the first priority of the Administrative Agent’s security interest in all the Pledged Equity evidenced by such certificated securities and such Instruments.  With respect to  any Collateral consisting of a Deposit Account, Securities Entitlement or held in a Securities Account, upon execution and delivery by the applicable Obligor, the applicable depository bank   or Securities Intermediary and the Administrative Agent of an agreement granting control to the Administrative Agent over such Collateral, the Administrative Agent shall have a valid and perfected, first priority security interest in such Collateral.
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Types of Collateral. None of the Collateral consists of, or is the Proceeds of, As-  Extracted Collateral, Consumer Goods, Farm Products, Manufactured Homes or standing timber.

Equipment and Inventory. With respect to any Equipment and/or  Inventory  of  an  Obligor, each such Obligor has exclusive possession and control of such  Equipment  and  Inventory of such Obligor except for (i) Equipment leased by such Obligor as a lessee or (ii) Equipment or Inventory in transit with common carriers. No Inventory of an Obligor is held by a Person other than an Obligor pursuant to consignment, sale or return, sale on approval or similar arrangement.

Authorization of Pledged Equity. All Pledged Equity is duly authorized  and  validly issued, is fully paid and, to the extent applicable, nonassessable and is not subject to the preemptive rights of any Person.

No Other Equity Interests, Instruments, Etc. As of the Closing Date, (i) no Obligor owns any certificated Equity Interests in any Subsidiary that are required to be pledged and delivered to the Administrative Agent hereunder except as set forth on Schedule 1(b) hereto, and (ii) no  Obligor holds any Instruments, Documents or Tangible Chattel Paper required to be pledged and delivered to the Administrative Agent pursuant to Section 4(a)(i) of this Agreement other than as set forth on Schedule 3(f) hereto. All such certificated securities, Instruments, Documents and Tangible Chattel Paper have been delivered to the Administrative  Agent.

Partnership and Limited Liability Company Interests. Except as previously disclosed to the Administrative Agent, none of the Collateral consisting of an interest in a partnership or a limited liability company (i) is dealt in or traded on a securities exchange or in a securities  market, (ii) by its terms expressly provides that it is a Security governed by Article 8 of the  UCC, (iii) is an Investment Company Security, (iv) is held in a Securities Account or (v) constitutes a Security or a Financial Asset.

Consents; Etc. There are no restrictions in any Organization Document governing any Pledged Equity or any other document related thereto which would limit or restrict (i) the grant of a Lien pursuant to this Agreement on such Pledged Equity, (ii) the perfection of such Lien or (iii) the exercise of remedies in respect of such perfected Lien in the Pledged Equity as contemplated by this Agreement. Except for (i) the filing or recording of UCC financing statements, (ii) the filing of appropriate notices with the United States Patent and Trademark Office and the United States Copyright Office, (iii) obtaining control to perfect the Liens created by this Agreement (to the extent required under Section 4(a) hereof), (iv) such actions as may be required by Laws affecting the offering and sale of securities, (v) such actions as may be required by applicable foreign   Laws   affecting   the  pledge   of  the  Pledged   Equity   of   Foreign   Subsidiaries  and (vi) consents, authorizations, filings or other actions which have been obtained or made,  no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder, member or creditor of such Obligor), is required for (A) the grant by such Obligor of the security interest in the Collateral granted hereby or for the execution, delivery or performance of this Agreement by such Obligor, (B) the perfection of such security interest (to the extent such security interest can be perfected by filing under the UCC, the granting of control (to the extent required under Section 4(a) hereof) or by filing an appropriate notice  with the  United  States Patent and Trademark Office or the United States Copyright Office) or (C) the exercise by the Administrative Agent or the holders of the Secured Obligations of the rights and remedies provided for in this Agreement.
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Commercial Tort Claims. As of the Closing Date, no Obligor has any Commercial Tort Claims seeking damages in excess of $10,000,000 other than as set forth on Schedule 2(c) hereto.
Covenants. Each Obligor covenants that until such time as the Secured Obligations arising under the Loan Documents have been paid in full and the Commitments have expired or been terminated, such Obligor shall:

Instruments/Chattel Paper/Pledged Equity/Control.

If any amount in excess of $10,000,000 payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Tangible Chattel Paper, or if any property constituting Collateral shall be stored or shipped subject to a Document, ensure that such Instrument, Tangible Chattel Paper or Document is either in the possession of such Obligor at all times or, if requested by the Administrative Agent to perfect its security interest in such Collateral, is delivered to the Administrative Agent duly endorsed in a manner satisfactory to the Administrative Agent. Such Obligor shall ensure that any Collateral consisting of Tangible Chattel Paper is marked with a legend acceptable to the Administrative Agent indicating the Administrative Agent’s security interest in such Tangible Chattel Paper.

Deliver to the Administrative Agent promptly upon the receipt thereof by or on behalf of an Obligor, all certificates and instruments constituting Pledged Equity.  Prior   to delivery to the Administrative Agent, all such certificates constituting Pledged Equity shall be held in trust by such Obligor for the benefit of the Administrative Agent pursuant hereto. All such certificates representing Pledged Equity shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, substantially in the form provided in Exhibit 4(a)(ii) hereto.

Execute and deliver all agreements, assignments, instruments or other documents as reasonably requested by the Administrative Agent for the purpose of obtaining and maintaining control with respect to any Collateral consisting of (i) Deposit Accounts, (ii) Investment Property, (iii) Letter-of-Credit Rights and (iv) Electronic Chattel Paper.

Filing of Financing Statements, Notices, etc. Each Obligor shall execute and deliver to the Administrative Agent such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents, as the Administrative Agent may reasonably request) and do all such other things as the Administrative Agent may reasonably deem necessary or appropriate (i) to assure to the Administrative Agent its security interests hereunder, including (A) such instruments as the Administrative Agent may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the UCC, (B) with regard to Copyrights, a Notice of Grant of Security Interest in Copyrights in the form of Exhibit 4(b)(iii), (C) with regard to Patents, a Notice of Grant of Security Interest in Patents for filing with the United States Patent and Trademark Office in the form of Exhibit 4(b)(i) hereto and (D) with regard to Trademarks, a Notice of Grant of Security Interest in Trademarks for filing with the United States Patent and Trademark Office in the form of Exhibit 4(b)(ii) hereto, (ii) to consummate the transactions contemplated hereby and (iii) to otherwise protect and assure the Administrative Agent of its rights  and interests hereunder.Furthermore,   each  Obligor  also  hereby irrevocably makes, constitutes and appoints the Administrative Agent, its nominee or any other person whom the Administrative Agent may designate, as such Obligor’s attorney in fact with full power and for the limited purpose to sign in the name of such Obligor any financing statements, or amendments and supplements to financing statements, renewal financing statements, notices or any similar documents which in the Administrative Agent’s reasonable discretion would be necessary or appropriate in order to perfect and maintain perfection of the security interests granted hereunder, such power, being coupled with an interest, being and remaining irrevocable until  such time as the Secured Obligations arising under the Loan Documents have been paid in full and the Commitments  have  expired  or been terminated.Each  Obligor  hereby  agrees  that a carbon, photographic or other reproduction of this Agreement or any such financing statement is sufficient for filing as a financing statement by the Administrative Agent without notice thereof to such Obligor wherever the Administrative Agent may in its sole discretion desire to file the same.
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Change in Corporate Structure or Location. Not, without providing 10 days prior written notice to the Administrative Agent (or such shorter period as may be agreed  by  the  Administrative Agent in its sole discretion), change its registered legal name, change its state of organization, be party to a merger or consolidation or change its organizational existence.

Collateral Held by Warehouseman, Bailee, etc. If any Collateral is at any time in the possession or control of a  warehouseman, bailee or any agent or processor of such Obligor and  the Administrative Agent so requests (i) notify such Person in writing of the Administrative Agent’s security interest therein, (ii) instruct such Person to hold all such Collateral for the Administrative Agent’s account and subject to the Administrative Agent’s instructions and (iii) use reasonable best efforts to obtain a written acknowledgment from such Person that it is holding such Collateral for the benefit of the Administrative Agent.

Commercial Tort Claims. (i) Promptly forward to the Administrative Agent an updated Schedule 2(c) listing any and all Commercial Tort Claims by or in favor of such Obligor seeking damages in excess of $10,000,000 and (ii) execute and deliver such statements, documents and notices and do and cause to be done all such things as may be required by the Administrative Agent, or required by Law to create, preserve, perfect and maintain the Administrative Agent’s security interest in any Commercial Tort Claims initiated by or in favor of any Obligor.

Issuance or Acquisition of Equity Interests in Partnerships or Limited Liability  Companies. Not without executing and delivering, or causing to be executed and delivered, to the Administrative Agent such agreements, documents and instruments as the Administrative Agent may reasonably require, issue or acquire any Pledged Equity consisting of an interest in a partnership or a limited liability company that (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a Security governed by Article  8 of the UCC, (iii) is an investment company security, (iv) is held in a Securities Account or (v) constitutes a Security or a Financial Asset.
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(i)	Intellectual Property.

Not do any act or omit to do any act whereby any  Material  Copyright  may become invalidated and (A) not do any act, or omit to do any act, whereby any Material Copyright may become injected into the public domain; (B) notify the Administrative Agent immediately if it knows that any Material Copyright may become injected into the public domain or of any materially adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any court or tribunal in the United States or any other country) regarding an Obligor’s ownership of any such Material Copyright or its validity; (C) take all necessary steps as it shall deem appropriate under the circumstances, to maintain and pursue each application (and to obtain the relevant registration) of each Material Copyright owned by an Obligor and to maintain each registration of each Material Copyright owned by an Obligor including, without limitation, filing of applications for renewal where necessary; and (D) promptly notify the Administrative Agent of any material infringement of any Material Copyright (except to the extent no longer considered a Material Copyright) of an Obligor of which it becomes aware and take such actions as it shall reasonably deem appropriate under the circumstances to protect such Material Copyright, including, where  appropriate, the bringing of suit for infringement, seeking injunctive relief and seeking to recover any and all damages for such infringement.

Not make any assignment  or agreement in conflict with the security interest in  the Copyrights of each Obligor hereunder (except as permitted by the Credit Agreement).

(A) Continue to use each Material Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Material Trademark in full force free from any claim of abandonment for non-use, (B) maintain at least the same quality of products and services offered under such Material Trademark as are currently maintained, (C) employ such Material Trademark with the appropriate notice of registration, if applicable, (D) not adopt or use any other Trademark that is confusingly similar or a colorable imitation of such Material Trademark unless the Administrative Agent, for the ratable benefit of the holders of the Secured Obligations, shall obtain a perfected security interest in such Trademark pursuant to this Agreement, and (E) not (and not permit any licensee or sublicensee thereof to) do any act or omit to do any act whereby any such Material Trademark may become invalidated.

Not do any act, or omit to do any act, whereby any material Patent may become abandoned or dedicated.

Notify the Administrative Agent and the holders of the Secured Obligations immediately if it knows that any application or registration relating to any Material Patent or Material Trademark (except to the extent no longer considered a Material Patent or Material Trademark, as applicable) may become abandoned or dedicated, or of any materially adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court or tribunal in any country) regarding  such Obligor ownership of any Material Patent or Material Trademark or its right to register the same or to keep and maintain the same.
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Take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of each Material Patent and Material Trademark, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability (except to the extent no longer considered a Material Patent or Material Trademark, as applicable).

Promptly notify the Administrative Agent and the holders of the Secured Obligations after it learns that any Material Patent or Material Trademark (except to the extent no longer considered a Material Patent or Material Trademark, as applicable) included in the Collateral is infringed, misappropriated or diluted by a third party and promptly sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, or to take such other actions as it shall reasonably deem appropriate under the circumstances to protect such Material Patent or Material  Trademark (except to the extent no longer considered a Material Patent or Material Trademark, as applicable).

Not make any assignment or agreement in conflict with the security interest in  the Patents or Trademarks of each Obligor hereunder (except as permitted by the Credit Agreement).
Notwithstanding the foregoing, the Obligors may, in their reasonable business judgment, fail to maintain, pursue, preserve or protect any Copyright, Patent or Trademark which is not  material to their businesses.

Authorization to File Financing Statements. Each Obligor hereby authorizes the Administrative Agent to prepare and file such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments as the Administrative Agent may from time to time deem necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the UCC (including authorization to describe the Collateral as “all personal property”,  “all assets” or words of similar meaning).

Advances. On failure of any Obligor to perform any of the covenants and agreements contained herein or in any other Loan Document, the Administrative Agent may, at its sole option and in its sole discretion, perform the same and in so doing may expend such sums as the Administrative Agent may  reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures which the Administrative Agent may make for the protection of the security hereof or which may be compelled to make by operation of Law.  All such sums and amounts so expended shall be repayable by the Obligors  on a joint and several basis promptly upon timely notice thereof and demand therefor, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are expended at the Default Rate. No such performance of any covenant or agreement by the Administrative Agent on behalf of any Obligor, and no such advance or expenditure therefor, shall relieve the Obligors of any Default or Event of Default. The Administrative Agent may make any payment hereby authorized in accordance  with any bill, statement or estimate procured from the appropriate public office or holder of the claim to  be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment,  sale,  forfeiture, tax lien,  title  or claim except to the extent such  payment  is   being contested in good faith by an Obligor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.
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Remedies.

General Remedies. Upon the occurrence of an Event of Default and during continuation thereof, the Administrative Agent shall have, in addition to the rights and remedies provided herein, in the Loan Documents, in any other documents relating to the Secured Obligations, or by Law (including, but not limited to, levy of attachment, garnishment and the rights and  remedies  set forth in the UCC of the jurisdiction applicable to the affected Collateral), the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights and remedies are asserted and regardless of whether the UCC applies to the affected Collateral), and further, the Administrative Agent may, with or without judicial process or the aid and assistance of others, (i) enter on any premises on which any of  the Collateral may be located and, without resistance or interference by the Obligors, take possession of the Collateral, (ii) dispose of any Collateral on any such premises, (iii) require the Obligors to assemble and make available to the Administrative Agent at the expense of the Obligors any Collateral at any place and time designated by the Administrative Agent which is reasonably convenient to both parties, (iv) remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof, and/or (v) without demand and without advertisement, notice, hearing or process of law, all of which each of the Obligors hereby waives to the fullest extent permitted by Law, at any place and time or times, sell and deliver any or all Collateral held by or for it at public or private sale (which in the case of a private sale of Pledged Equity, shall be to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof), at any exchange or broker’s board or elsewhere, by one or more contracts, in one   or more parcels, for Money, upon credit or otherwise, at such prices and upon such terms as the Administrative Agent deems advisable, in its sole discretion (subject to any and all  mandatory legal requirements). Each Obligor acknowledges that any such private sale may be at  prices and  on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and, in the case of a sale of Pledged Equity, that the Administrative Agent shall have no obligation to delay sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act of 1933. Neither the Administrative Agent’s compliance with applicable Law nor its disclaimer of warranties relating to the Collateral shall be considered to adversely affect the commercial reasonableness of any sale. To the extent the rights of notice cannot be legally waived hereunder, each Obligor agrees that any requirement of reasonable notice shall be met if such notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to the Borrower in accordance with the notice provisions of Section 11.2 of the Credit Agreement at least 10 days before the time of sale or other event giving rise to the requirement of such notice. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Obligor further acknowledges and agrees that any offer to sell any Pledged Equity which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such offer may be advertised without prior registration under the Securities Act of 1933), or (ii) made privately in the manner described above shall be deemed to involve a “public sale” under the UCC, notwithstanding that such sale may not  constitute a “public offering” under the Securities Act of 1933, and the Administrative Agent may, in such event, bid for the purchase of such securities. The Administrative Agent shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. To the extent permitted by applicable Law, any holder of Secured Obligations may be a purchaser at any such sale. To the extent permitted by applicable Law,  each of the  Obligors hereby waives all of its rights of redemption with respect to any such sale. Subject to the provisions of applicable Law, the Administrative Agent may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by Law, be made at the time and place to which the sale was postponed, or the Administrative Agent may  further postpone such sale by announcement made at such time and place.

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Remedies relating to Accounts. During the continuation of an Event of Default, whether  or not the Administrative Agent has exercised any or all of its rights and remedies hereunder, (i) each Obligor will promptly upon request of the Administrative Agent instruct all account debtors   to remit all payments in respect of Accounts to a mailing location selected by the Administrative Agent and (ii) the Administrative Agent shall have the right to enforce any Obligor’s rights  against its customers and account debtors, and the Administrative Agent or  its designee  may notify any Obligor’s customers and account debtors that the Accounts of such Obligor have been assigned to the Administrative Agent or of the Administrative Agent’s security interest  therein, and may (either in its own name or in the name of an Obligor or both) demand, collect (including without limitation by way of a lockbox arrangement), receive, take receipt for, sell, sue for, compound, settle, compromise  and give acquittance for any and all amounts due or to become   due on any Account, and, in the Administrative Agent’s discretion, file any claim or take any  other action or proceeding to protect and realize upon the security interest of the holders of the Secured Obligations in the Accounts.  Each Obligor acknowledges and agrees that the Proceeds   of its Accounts remitted to or on behalf of the Administrative Agent in accordance with the provisions hereof shall be solely for the Administrative Agent’s own convenience and that such Obligor shall not have any right, title or interest in such Accounts or in any such other amounts except as expressly provided herein. Neither the Administrative Agent nor the holders of the Secured Obligations shall have any liability or responsibility to any Obligor for acceptance of a check, draft or other order for payment of money bearing the legend “payment in full” or words    of similar import or any other restrictive legend or endorsement or be responsible for determining the correctness of any remittance.   Furthermore,  during the  continuation of an Event  of Default, (i) the Administrative Agent shall have the right, but not the obligation, to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable,  and the Obligors shall furnish all such assistance and information as the Administrative Agent  may require in connection with such test verifications, (ii) upon the  Administrative  Agent’s request and at the expense of the Obligors, the Obligors shall cause independent public  accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts and (iii) the Administrative Agent in its own name or in the name of others may communicate with account debtors on the Accounts to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Accounts.

Deposit Accounts. Upon the occurrence of an Event of Default and during continuation thereof, the Administrative Agent may prevent withdrawals or other dispositions of funds in Deposit Accounts maintained with the Administrative  Agent.

Access. In addition to the rights and remedies hereunder,  upon  the  occurrence of an  Event of Default and during the continuance thereof, the Administrative Agent shall have the  right to enter and remain upon the various premises of the Obligors without cost or charge to the Administrative Agent, and use the same, together with materials, supplies, books and records of  the Obligors for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or  otherwise.  In addition, the Administrative Agent may remove Collateral, or any part thereof, from such  premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral.

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Nonexclusive Nature of Remedies. Failure by the Administrative Agent or the holders of the Secured Obligations to exercise any right, remedy or option under this Agreement, any other Loan Document, any other document relating to the Secured Obligations, or as provided by Law, or any delay by the Administrative Agent or the holders of the Secured Obligations in exercising the same, shall not operate as a waiver of any such right, remedy or option. No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought    to be enforced and then only to the extent specifically stated, which in the case of the Administrative Agent or the holders of the Secured Obligations shall only be granted as provided herein. To the extent permitted by Law, neither the Administrative Agent, the holders of the Secured Obligations, nor any party acting as attorney for the Administrative Agent or the holders  of the Secured Obligations, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct hereunder. The rights and remedies of the Administrative Agent and the holders of the Secured Obligations under this Agreement shall be cumulative and not exclusive of any other right or remedy which the Administrative Agent or the holders of the Secured Obligations may have.

Retention of Collateral. In addition to the rights and remedies hereunder, the Administrative Agent may, in compliance with Sections 9-620 and 9-621 of the  UCC  or  otherwise complying with the requirements of applicable Law of the relevant jurisdiction, accept or retain the Collateral in satisfaction of the Secured Obligations. Unless and until the Administrative Agent shall have provided such notices, however, the Administrative Agent shall not be deemed to have retained any Collateral in satisfaction of any Secured Obligations for any reason.

Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Administrative Agent or the holders of the Secured Obligations are legally entitled, the Obligors shall be jointly and severally liable for the  deficiency, together with interest thereon at the Default Rate, together with the costs of collection and the fees, charges and disbursements of counsel. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Obligors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

Rights of the Administrative Agent.

Power of Attorney. In addition to other powers of attorney  contained  herein,  each Obligor hereby designates and appoints the Administrative Agent, on behalf of the holders of the Secured Obligations, and each of its designees or agents, as attorney-in-fact of such Obligor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuance of an Event of Default:

to demand, collect, settle, compromise, adjust, give discharges and releases, all as the Administrative Agent may reasonably determine;

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to commence and prosecute any actions at any court for the  purposes  of  collecting any Collateral and enforcing any other right in respect thereof;

to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as the Administrative Agent may deem reasonably appropriate;

to receive, open and dispose of mail addressed to an Obligor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to the Collateral of such Obligor on behalf of and in the name of such Obligor, or securing, or relating to such Collateral;

to sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services which have given rise thereto, as fully and completely as though the Administrative Agent  were  the  absolute owner thereof for all purposes;

to adjust and settle claims under any insurance policy relating thereto;

to execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, security agreements, affidavits, notices  and other agreements, instruments and documents that the Administrative Agent may determine necessary in order to perfect and maintain the security interests and liens granted in this Agreement and in order to fully consummate all of the transactions contemplated therein;

to institute any foreclosure proceedings that the Administrative Agent may deem appropriate;
to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Collateral;

to exchange any of the Pledged Equity or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Pledged Equity with any committee, depository, transfer agent, registrar or other designated agency upon such terms as the Administrative Agent may reasonably deem appropriate;
to vote for a shareholder resolution, or to sign an instrument in  writing, sanctioning the transfer of any or all of the Pledged Equity into the name of the Administrative Agent or one or more of the holders of the Secured Obligations or into the name of any transferee to whom the Pledged Equity or any part thereof may be sold pursuant to Section 7 hereof;

to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral;

to direct any parties liable for any payment in connection with any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct;
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to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral; and
to do and perform all such other acts and things as the Administrative Agent may reasonably deem to be necessary, proper or convenient in connection with the Collateral.

This power of attorney is a power coupled with an interest and shall be irrevocable until such   time as the Secured Obligations arising under the Loan Documents have been paid in full and the Commitments have expired or been terminated. The Administrative Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly    or implicitly granted to the Administrative Agent in this Agreement, and shall not be liable  for  any failure to do so or any delay in doing so.  The Administrative Agent shall not be liable for   any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred  on the Administrative  Agent solely to protect, preserve and realize upon its security interest in the Collateral.

Assignment by the Administrative Agent. The Administrative Agent may from time to time assign the Secured Obligations to a successor Administrative Agent appointed in accordance with the Credit Agreement, and  such successor shall be entitled to all  of the rights and remedies   of the Administrative Agent under this Agreement in relation thereto.

The Administrative Agent’s Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Administrative Agent hereunder, the Administrative Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Obligors shall be responsible for preservation of all rights in the Collateral, and the Administrative Agent shall be relieved of all responsibility for the  Collateral upon surrendering it or tendering the surrender of it to the  Obligors.  The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, which  shall be no less  than the treatment employed by a reasonable and prudent agent in the industry, it being  understood that the Administrative Agent shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral. In the event of a public or private sale of Collateral pursuant to Section 7 hereof, the Administrative Agent shall have no responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, or  (ii) taking any  steps to clean, repair or otherwise prepare the Collateral for sale.
Liability with Respect to Accounts. Anything herein to the contrary  notwithstanding,  each of the Obligors shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account. Neither the Administrative Agent nor any holder of Secured Obligations shall have  any obligation  or liability under  any Account  (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any holder of Secured Obligations of any payment  relating to  such Account pursuant hereto, nor shall the Administrative Agent or any holder of Secured Obligations be obligated in any manner to perform any of the obligations of an Obligor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to  the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
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Voting and Payment Rights in Respect of the Pledged Equity.

So long as no Event of Default shall exist, each Obligor may (A) exercise any and all voting and other consensual rights pertaining to the Pledged Equity  of  such Obligor or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement and (B) receive and retain any and  all  dividends (other than stock dividends and other dividends constituting Collateral which are addressed hereinabove), principal or interest paid in respect of the Pledged Equity to the extent they are allowed under the Credit Agreement; and

During the continuance of an Event of Default, (A) all rights of an Obligor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to clause (i)(A) above shall cease and all such rights shall thereupon become vested in the Administrative Agent which shall then have the sole right  to  exercise such voting and other consensual rights, (B) all rights of an Obligor to receive   the dividends, principal and interest payments which it would otherwise be authorized to receive and retain pursuant to clause (i)(B) above shall cease and all such rights shall thereupon be vested in the Administrative Agent which shall then have the sole right to receive and hold as Collateral such dividends, principal and interest payments, and (C) all dividends, principal and interest payments which are received by an Obligor contrary to the provisions of clause (ii)(B) above shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of such Obligor, and shall be forthwith paid over to the Administrative Agent as Collateral in the exact form received, to be held by the Administrative Agent as Collateral and as further collateral security for the Secured Obligations.

Releases of Collateral. (i) If any Collateral shall be sold, transferred  or  otherwise  disposed of by any Obligor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Obligor,  shall promptly execute  and deliver to such Obligor all releases and other documents, and take such other action, reasonably necessary for the release of the Liens created hereby or by any other Collateral Document on such Collateral. (ii) The Administrative Agent may release any of the Pledged  Equity from this Agreement or may substitute any of the Pledged Equity for other Pledged Equity without altering, varying or diminishing in any way the force, effect, lien, pledge or security interest of this Agreement as to any Pledged Equity not expressly released or substituted, and this Agreement shall continue as a first priority lien on all Pledged Equity not expressly released or substituted.

Application of Proceeds. Upon the acceleration of the Obligations pursuant to Section 8.3 of the Credit Agreement, any payments in respect of the Secured Obligations and any proceeds of the Collateral, when received by the Administrative Agent or any holder of the Secured Obligations in Money, will be applied in reduction of the Secured Obligations in the order set forth in Section 8.3 of the Credit Agreement.

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Continuing Agreement.

This Agreement shall remain in full force and effect until such time as the Secured Obligations arising under the Loan Documents have been paid in full and the Commitments have expired or been terminated, at which time this Agreement shall be automatically terminated and the Administrative Agent shall, upon the request and at the expense of the Obligors, forthwith release all of its liens and security interests hereunder and shall execute and deliver all UCC termination statements and/or other documents reasonably requested by the Obligors evidencing such termination.

This Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any holder of  the Secured Obligations as a preference, fraudulent conveyance or otherwise under any Debtor Relief Law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all  reasonable costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by the Administrative Agent or any holder of the Secured Obligations in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured  Obligations.

Amendments; Waivers; Modifications,  etc.  This Agreement  and  the  provisions  hereof may  not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 11.1 of the Credit Agreement; provided that any update or revision to Schedule 2(c) hereof delivered by any Obligor shall not constitute an amendment for purposes of this Section 11 or Section 11.1 of the Credit Agreement.

Successors in Interest. This Agreement shall be binding upon each Obligor, its successors and assigns and shall inure, together with the rights and remedies of the Administrative Agent and the holders of the Secured Obligations hereunder, to the benefit of the Administrative Agent and the holders of the Secured Obligations and their successors and permitted  assigns.

Notices. All notices required or permitted to be given under this Agreement shall be in conformance with Section 11.2 of the Credit Agreement.

Counterparts. This Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more  than one such counterpart. Delivery of executed counterparts of this Agreement by facsimile or other electronic means shall be effective as an original.

Headings. The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

Governing Law; Service of Process; Submission to Jurisdiction; Venue; WAIVER OF JURY TRIAL. The terms of Sections 11.16, 11.17 and 11.18 of the Credit Agreement with respect to governing law, submission to jurisdiction, venue and waiver of jury trial are incorporated  herein by reference,  mutatis mutandis, and the parties hereto agree to such terms.

Severability. If any provision of this Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

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Entirety. This Agreement, the other Loan Documents and the other documents relating to the Secured Obligations represent the entire agreement of the parties hereto and thereto, and supersede all  prior agreements and understandings, oral or written, and any contemporaneous oral agreements and understandings, if any, including any commitment letters or correspondence relating to the Loan Documents, any other documents relating to the Secured Obligations, or the transactions contemplated herein and therein.

Other Security. To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Collateral (including, without limitation, real property and securities owned by an Obligor), or by a guarantee, endorsement or property of any other Person, then the Administrative Agent shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence of any Event of Default, and the Administrative Agent shall have the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies the Administrative Agent shall at  any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or the Secured Obligations or any of the rights of the Administrative Agent or the holders of the Secured Obligations under this Agreement, under any other of the Loan Documents or under any other document relating to the Secured Obligations.

Joinder. At any time after the date of this Agreement, one or more additional Persons  may  become party hereto by executing and delivering to the Administrative Agent a Guaranty Joinder substantially in the form of Exhibit A to the U.S. Subsidiary Guaranty (or such other form as agreed to by the Administrative Agent in its sole discretion). Immediately upon such execution and delivery of such Joinder Agreement (and without any further action), each such additional Person will become a party to  this Agreement as an “Obligor” and have all of the rights and obligations of an Obligor hereunder and this Agreement and the schedules hereto shall be deemed amended by such Joinder Agreement.
Rights of Required Lenders.  All rights of the Administrative Agent hereunder, if not exercised  by the Administrative Agent, may be exercised by the Required Lenders.

Consent of Issuers of Pledged Equity. Each issuer of Pledged Equity party to this Agreement hereby acknowledges, consents and agrees to the grant of the security interests in such Pledged Equity by the applicable Obligors pursuant to this Agreement, together with all rights accompanying such security interest as provided by this Agreement and applicable law, notwithstanding any  anti-assignment provisions in any operating agreement, limited partnership agreement or similar organizational or governance documents of such issuer.

23. Keepwell.  Each  Obligor  that  is a  Qualified  ECP  Guarantor at  the  time  the  Guaranty under the Loan Documents by any Grantor that is not then an “eligible contract participant” under the Commodity Exchange Act (a “Specified Loan Party”) or the grant of a security interest under this Agreement by any such Specified Loan Party, in either case, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes  to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified  ECP  Guarantor’s  obligations and undertakings under its Guaranty voidable under applicable Debtor Relief Laws, and not  for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 23 shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Grantor intends this Section to constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Specified Loan Party for all purposes of the Commodity Exchange Act.

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18

Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

OBLIGORS:	ADTALEM GLOBAL EDUCATION INC.

By:
Name:
Title:

BECKER PROFESSIONAL DEVELOPMENT CORPORATION

By:
Name:
Title:

AGM ACQUISITION CORP.

By:
Name:
Title:

ALERT GLOBAL MEDIA, LLC

By:
Name:
Title:

ASSOCIATION OF CERTIFIED ANTI-MONEY LAUNDERING SPECIALISTS, LLC

By:
Name:
Title:

CHAMBERLAIN COLLEGE OF NURSING AND HEALTH SCIENCES, INC

By:
Name:
Title:

19

CHAMBERLAIN UNIVERSITY LLC

By:
Name:
Title:

ADTALEM GLOBAL HEALTH, INC.

By:
Name:
Title:

DOMINICA SERVICES INC.

By:
Name:
Title:

ROSS UNIVERSITY SERVICES, INC.

By:
Name:
Title:

INTERNATIONAL EDUCATION HOLDINGS, INC.

By:
Name:
Title:

20

Accepted and agreed to as of the date first above written.

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

SCHEDULE 1(b)

PLEDGED EQUITY

SCHEDULE 2(c)

COMMERCIAL TORT CLAIMS

SCHEDULE 3(f)

INSTRUMENTS;  DOCUMENTS; TANGIBLE CHATTEL PAPER

EXHIBIT 4(a)(ii)

IRREVOCABLE STOCK POWER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to the following Equity Interests of ____________________________, a  _______________________________________________corporation:

No. of Shares	Certificate No.

and irrevocably appoints _______________________________________ its  agent  and  attorney-in-fact to transfer all or any part of such Equity Interests and to take all necessary and appropriate action to effect  any such transfer. The agent and attorney-in-fact may substitute and appoint one or more persons to act  for him.

By:
Name:
Title:

EXHIBIT 4(b)(i)

NOTICE

OF

GRANT OF SECURITY INTEREST IN

PATENTS
United States Patent and Trademark Office Ladies and Gentlemen:

Please be advised that pursuant to the Security and Pledge Agreement dated as of April 13, 2018 (as the same may be amended, modified, extended or restated from time to time, the “ Agreement”) by and among the Obligors party thereto (each an “Obligor” and collectively, the “Obligors”) and Bank of America, N.A., as administrative agent (the “Administrative Agent”) for the holders of the Secured Obligations referenced therein, the undersigned Obligor has granted a continuing security interest in and a right to set off against the patents and patent applications shown below to the Administrative Agent for  the ratable benefit of the holders of the Secured Obligations:

PATENTS

Patent No.	Description of Patent Item	Date of Patent

See Schedule 1 attached hereto

PATENT APPLICATIONS

Patent Applications No.	Description of Patent Applied for	Date of Patent Applications

See Schedule 1 attached hereto

The undersigned Obligor and the Administrative Agent, on behalf of the holders of the Secured Obligations, hereby acknowledge and agree that the security interest in the foregoing patents and patent applications (i) may only be terminated in accordance with the terms of the Agreement and (ii) is not to    be construed as an assignment of any patent or patent application.

Very truly yours,

[OBLIGOR]

By:
Name:
Title:

Acknowledged and Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

EXHIBIT 4(b)(ii)

NOTICE

OF

GRANT OF SECURITY INTEREST IN

TRADEMARKS

United States Patent and Trademark Office Ladies and Gentlemen:

Please be advised that pursuant to the Security and Pledge Agreement dated as of April 13, 2018 (as the same may be amended, modified, extended or restated from time to time, the “ Agreement”) by and among the Obligors party thereto (each an “Obligor” and collectively, the “Obligors”) and Bank of America, N.A., as Administrative Agent (the “Administrative Agent”) for the holders of the Secured Obligations referenced therein, the undersigned Obligor has granted a continuing security interest in and a right to set off against the trademarks and trademark applications shown below to the Administrative  Agent for the ratable benefit of the holders of the Secured Obligations:

TRADEMARKS

Trademark No.	Description of Trademark Item	Date of Trademark

See Schedule 1 attached hereto

TRADEMARK APPLICATIONS

Trademark Applications No.	Description of Trademark Applied for	Date of Trademark Applications

See Schedule 1 attached hereto

The undersigned Obligor and the Administrative Agent, on behalf of the holders of the Secured Obligations, hereby acknowledge and agree that the security interest in the foregoing trademarks and trademark applications (i) may only be terminated in accordance with the terms of the Agreement and (ii) is not to be construed as an assignment of any trademark or trademark application.

Very truly yours,

[OBLIGOR]

By:
Name:
Title:

Acknowledged and Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

EXHIBIT 4(b)(iii)

NOTICE

OF
GRANT OF SECURITY INTEREST IN

COPYRIGHTS

United States Copyright Office Ladies and Gentlemen:

Please be advised that pursuant to the Security and Pledge Agreement dated as of April 13, 2018 (as the same may be amended, modified, extended or restated from time to time, the “ Agreement”) by and among the Obligors party thereto (each an “Obligor” and collectively, the “Obligors”) and Bank of America, N.A., as administrative agent (the “Administrative Agent”) for the holders of the Secured Obligations referenced therein, the undersigned Obligor has granted a continuing security interest in and a right to set off against the copyrights and copyright applications shown  below  to the  Administrative Agent for the ratable benefit of the holders of the Secured Obligations:

COPYRIGHTS

Copyright No.	Description of Copyright Item	Date of Copyright

See Schedule 1 attached hereto

COPYRIGHT APPLICATIONS

Copyright Applications No.	Description of Copyright Applied for	Date of Copyright Applications

See Schedule 1 attached hereto

The undersigned Obligor and the Administrative Agent, on behalf of the holders of the Secured Obligations, hereby acknowledge and agree that the security interest in the foregoing copyrights and copyright  applications (i) may  only be  terminated in accordance  with the  terms  of the  Agreement and (ii) is not to be construed as an assignment of any copyright or copyright  application.

Very truly yours,

[OBLIGOR]

By:
Name:
Title:

Acknowledged and Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

EXHIBIT H

[FORM OF] ADMINISTRATIVE  QUESTIONNAIRE

(See attached.)

1

ADMINISTRATIVE QUESTIONNAIRE – (MULTICURRENCY)
CONFIDENTIAL

1.	Information as of date (enter date):

2.	Borrower or Deal Name: Adtalem Global Education Inc.

3.	Legal Name of Lender of Record for Signature Page: Markit Entity Identifier (MEI) #:

Fund Manager Name (if applicable):
Legal Address from Tax Document of Lender of Record:
Country:
Address:
City:                    State/Province:                                        Postal Code:

4.	Domestic Funding Address: 5. Eurodollar Funding Address (if different than #4):

Street Address:                                                                                 Street Address:
Suite/ Mail Code:                                                                            Suite/ Mail Code:
City:                      State:                                                             City:                      State:
Postal Code:                                    Country:                             Postal Code:                                    Country:

6.	Credit Contact Information:

Syndicate level information (which may contain material non-public information about the Borrower and its related parties or their respective securities will be made available to the Credit Contact(s). The Credit Contacts identified must be able to receive such information in accordance with his/her institution's compliance procedures and applicable laws, including Federal and State securities laws.

Primary Credit Contact:
First Name:
Middle Name:
Last Name: Title:
Street Address:
Suite/Mail Code:
City:
State:
Postal Code: Country:
Office Telephone #:
Office Facsimile #:
Work E-Mail Address:
SyndTrak E-Mail Address:
Additional SyndTrak User Access:
Secondary Credit Contact:
First Name:
Middle Name:
Last Name: Title:
Street Address:
Suite/Mail Code:
City:
State:
Postal Code: Country:
Office Telephone #:
Office Facsimile #:
Work E-Mail Address:
SyndTrak E-Mail Address:

Enter E-Mail Addresses of any respective contact who should have access to SyndTrak below.

SyndTrak E-Mail Addresses:

2

ADMINISTRATIVE QUESTIONNAIRE – (MULTICURRENCY)
CONFIDENTIAL

Primary Operations Contact:
First:     MI:     Last:
Title:
Street Address:
Suite/ Mail Code:
City:         State:
Postal Code:             Country:
Telephone:             Facsimile:
E-Mail Address:
SyndTrak E-Mail Address:
Secondary Operations Contact:
First:         MI:         Last:
Title:
Street Address:
Suite/ Mail Code:
City:         State:
Postal Code:         Country:
Telephone: Facsimile:
E-Mail Address:
SyndTrak E-Mail Address:

Does Secondary Operations Contact need copy of notices?  YES   ☐    NO  ☐

Letter of Credit Contact:
First:         MI:         Last:
Title:
Street Address:
Suite/ Mail Code:
City:                 State:
Postal Code:             Country:
Telephone:             Facsimile:
E-Mail Address:
Draft Documentation Contact or Legal Counsel:
First:         MI:         Last:
Title:
Street Address:
Suite/ Mail Code:
City:         State:
Postal Code:         Country:
Telephone:             Facsimile:
E-Mail Address:

7.	Currencies and Jurisdictions in Transaction:

PLEASE CHECK BOX OF THE CURRENCIES YOUR INSTITUTION CAN FUND UNDER THIS TRANSACTION:
☐USD	☐Australian Dollars	☐
☐Canadian Dollars		☐
☐Euro
☐Sterling
PLEASE CHECK BOX IF YOUR INSTITUTION CAN FUND UNDER THE FOLLOWING JURISDICTIONS:
☐	☐	☐
☐	☐	☐
☐	☐	☐
☐	☐	☐

8.	Lender’s Payment Instructions:

Please input payment instructions for each respective currency referenced within Section 6 above in fields below. If your respective institution is unable to fund any of the above currencies, please inform e-mail recipient identified in Section 1 of this Administrative Questionnaire Form immediately. If submitting payment instructions under separate cover, please indentify below.

Are Lender Payment Instructions attached separately?   YES  ☐      NO ☐
If NO, please complete payment instructions on next page.

3

ADMINISTRATIVE QUESTIONNAIRE – (MULTICURRENCY)
CONFIDENTIAL

Currency: US Dollars
Bank Name:
ABA #:
City: State:
Account #:
Account Name:
Attention:
Currency: CAD
Bank Name:
SWIFT #:
Country:
Account #:
Account Name:
FCC Account #:
FCC Account Name:
Attention:

Currency: EUR
Bank Name:
SWIFT #:
Country:
Account #:
Account Name:
FCC Account #:
FCC Account Name:
Attention:
Currency: GBP
Bank Name:
SWIFT #:
Country:
Account #:
Account Name:
FCC Account #:
FCC Account Name:
Attention:

Currency: AUD
Bank Name:
SWIFT #:
Country:
Account #:
Account Name:
FCC Account #:
FCC Account Name:
Attention:
Currency:
Bank Name:
SWIFT #:
Country:
Account #:
Account Name:
FCC Account #:
FCC Account Name:
Attention:

Currency:
Bank Name:
SWIFT #:
Country:
Account #:
Account Name:
FCC Account #:
FCC Account Name:
Attention:
Currency:
Bank Name:
SWIFT #:
Country:
Account #:
Account Name:
FCC Account #:
FCC Account Name:
Attention:

4

ADMINISTRATIVE QUESTIONNAIRE – (MULTICURRENCY)
CONFIDENTIAL

9.	Lender’s Standby Letter of Credit, Commercial Letter of Credit, and Bankers’ Acceptance Fed Wire Payment Instructions (if applicable):

Pay to:

Bank Name:
ABA #:
City:          State:
Account #:
Account Name:
Attention:

Use Lender’s US Dollars Wire Payment Instructions in Section #8 above?  YES ☐  NO ☐

10.	Lender’s Organizational Structure and Tax Status

Please refer to the enclosed withholding tax instructions below and then complete this section accordingly:

Lender Taxpayer Identification Number (TIN):       _______________________________________________

Tax Withholding Form Delivered to Bank of America (check applicable one):

W-9   ☐       W-8BEN  ☐        W-8BEN-E     ☐        W-8ECI    ☐       W-8EXP     ☐        W-8IMY ☐

Tax Contact:
First:                      MI:                  Last: Title:
Street Address: Suite/ Mail Code: City:  State:
Postal Code:                                    Country:
Telephone:                                Facsimile: E-Mail Address:
SyndTrak E-Mail Address:

NON–U.S. LENDER INSTITUTIONS

1.	Corporations:
If your institution is organized outside of the United States, is classified as a Corporation or other non-flow through entity for U.S. federal income tax purposes, and is the beneficial owner of the interest and other income it receives, you must complete one of the following three tax forms, as applicable to your institution: a.) Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (and a U.S. Tax Compliance Certificate if applicable)) or Form W-8BEN-E, b.) Form W-8ECI (Certificate of Foreign Person’s Claim that Income is Effectively Connected with the Conduct of a Trade or Business in the United States), or c.) Form W-8EXP (Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding and Reporting).

A U.S. taxpayer identification number is required for any institution submitting a Form W-8 ECI. It is also required on Form W-8BEN or Form W-8BEN for certain institutions claiming the benefits of a tax treaty with the U.S. Please refer to the instructions when completing the form applicable to your institution.

2.	Flow-Through Entities
If your institution is organized outside the U.S., and is classified for U.S. federal income tax purposes as either a Partnership, Trust, Qualified or Non-Qualified Intermediary, or other non-U.S. flow-through entity, an original Form

5

ADMINISTRATIVE QUESTIONNAIRE – (MULTICURRENCY)
CONFIDENTIAL

W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. branches for United States Tax Withholding and Reporting) must be completed by the intermediary together with a withholding statement. Flow- through entities other than Qualified Intermediaries are required to include tax forms for each of the underlying beneficial owners.

Please refer to the instructions when completing this form.

U.S. LENDER INSTITUTIONS:

If your institution is incorporated or organized within the United States, you must complete and return Form W -9 (Request for Taxpayer Identification Number and Certification).

Pursuant to the language contained in the tax section of the Credit Agreement, the applicable tax form for your institution must be completed and returned on or prior to the date on which your institution becomes a lender under this Credit Agreement. Failure to provide the proper tax form when requested will subject your institution to U.S. tax withholding.

*Additional guidance and instructions as to where to submit this documentation can be found at this link
IRS Tax Form Tool Kit.pdf

11.	Bank of America’s Payment Instructions:

Input or attach Bank of America’s payment instructions for each respective currency referenced within Section 7 below.
US DOLLAR ONLY Payment Instructions: Pay to:  Bank of America, N.A.
ABA # 026009593
New York, NY

Account #: 1366072250600
Attn: Wire Clearing Acct for Syn Loans - LIQ
Ref: Regis Corporation
Foreign Currency Payment Instructions:

Foreign Currency Payment Instruction

EXHIBIT I
[FORM  OF] DESIGNATED BORROWER REQUEST

            Date:  ___________________, _____

To:            Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

This Designated Borrower Request is made and delivered pursuant to Section 2.17 of that certain Credit Agreement, dated as of April 13, 2018 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Credit Agreement;" the terms defined therein being used  herein as therein defined), Adtalem Global Education Inc., a Delaware corporation (“Adtalem”), the Designated Borrowers from time to time party thereto (and together with Adtalem, the “Borrowers”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swingline Lender and reference is made thereto for full particulars of the matters described therein.  All capitalized terms used in this Designated Borrower Request and not otherwise defined herein shall  have the meanings assigned to them in the Credit Agreement.
Each of _______________________ (the "Designated Borrower")  and  Adtalem hereby confirms, represents and warrants to the Administrative Agent and the Lenders that the Designated Borrower is a wholly-owned Offshore Subsidiary of Adtalem.
The documents required to be delivered to the Administrative Agent under Section 2.17 of the Credit Agreement will be furnished to the Administrative Agent  in accordance  with the requirements of  the Credit Agreement.
The true and correct unique identification number that has been issued to the  Designated  Borrower by its jurisdiction of organization and the name of such jurisdiction are set forth below:

Identification Number	Jurisdiction of Organization

The parties hereto hereby request that the Designated Borrower be entitled to receive Loans and    to have Letters of Credit issued for its account under the Credit Agreement, and understand, acknowledge and agree that neither the Designated Borrower nor Adtalem on its behalf shall have any right to request any Loans or Letters of Credit for its account unless and until the date five Business Days after the effective date designated by the Administrative Agent in a Designated Borrower Joinder Agreement delivered to Adtalem and the Lenders pursuant to Section 2.17 of the Credit Agreement.

This Designated Borrower Request shall constitute a Loan Document under the  Credit  Agreement.

THIS DESIGNATED BORROWER REQUEST SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.    The terms of Sections 11.17 and 11.19 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

This Designated Borrower Request may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Agreement by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

IN  WITNESS WHEREOF, the parties hereto have caused this Designated Borrower Request to  be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

[DESIGNATED BORROWER]

By: ______________________________________________
Name:
Title:

ADTALEM GLOBAL EDUCATION INC.,
a Delaware corporation

By: __________________________
Name:
Title:

EXHIBIT J
[FORM  OF] DESIGNATED BORROWER JOINDER AGREEMENT

Date: _______________________, _____

To:            Adtalem Global Education Inc.

The Lenders party to the Credit Agreement referred to below

Ladies and Gentlemen:

This Designated Borrower Joinder Agreement is executed and delivered pursuant to Section 2.17  of that certain Credit Agreement, dated as of April 13, 2018 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Credit Agreement;" the terms  defined therein being used herein as therein defined), among Adtalem Global Education Inc., a Delaware corporation (“Adtalem”), the Designated Borrowers from time to time party thereto (and together with Adtalem, the “Borrowers”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swingline Lender and reference is made thereto for full particulars  of the matters described therein. All capitalized terms used in this Designated Borrower Joinder  Agreement and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.
The parties hereto hereby confirm that from and after the date hereof, [Name of Designated Borrower] (the "Designated Borrower") shall have obligations, duties and liabilities toward each of the other parties to the Credit Agreement identical to those which the Designated Borrower would have had if the Designated Borrower had been an original party to the Credit Agreement as a Borrower. The  Designated Borrower confirms its acceptance of, and consents to, all representations and warranties, covenants, and other terms and provisions of the Credit Agreement.
Effective as of the date hereof [Name of Designated Borrower] shall be a Designated Borrower and be permitted to receive Loans and Letters of Credit for its account on the terms and conditions set forth in the Credit Agreement [and herein]1 and shall otherwise be a Borrower for  all purposes of  the Credit Agreement; provided that no Loan Notice or Letter of Credit Application may be submitted by or on behalf of such Designated Borrower until the date five Business Days after such effective date.
The additional terms and conditions applicable to extensions of credit to the Designated Borrower shall be:

[Insert applicable terms and  conditions.]

This Designated Borrower Joinder Agreement shall constitute a Loan Document under the Credit Agreement.

_____________________________
1  Include bracketed language if additional terms and conditions apply.

J-1

BANK OF AMERICA, N.A.,
as Administrative Agent

By: ________________________________
Title: _______________________________

[DESIGNATED BORROWER]

By: ________________________________
Name:
Title:

ADTALEM GLOBAL EDUCATION INC.,
a Delaware corporation

By: ________________________________
Name:
Title:

EXHIBIT K

[FORM  OF] SECURED PARTY  DESIGNATION NOTICE

Date: _____________, _____

To:	Bank of America, N.A.,
as Administrative Agent
Agency Management
Mail Code: TX2-984-03-26
2380 Performance Drive
Building C
Richardson, TX 75082
Attn: Gavin Shak
Phone: 214-209-0529
Fax: 214-530-3108
Electronic Mail: gavin.shak@baml.com

Ladies and Gentlemen:

                   THIS SECURED PARTY DESIGNATION NOTICE is made  by _________________________, a _______________ (the “Designor”), to BANK OF AMERICA, N.A., as Administrative Agent  under that certain Credit Agreement referenced below (in such capacity,  the  “Administrative  Agent”).  All capitalized terms not defined herein shall have the meaning ascribed to them in the Credit Agreement.
W I T N E S S E T H :

WHEREAS, Adtalem Global Education, Inc., a Delaware  corporation  (“Adtalem”),  the  Designated Borrowers from time to time party thereto (and together with Adtalem, the “Borrowers”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swingline Lender have entered into that certain Credit Agreement, dated as of April 13, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) pursuant to which certain loans and financial accommodations have been made to the Borrower;

WHEREAS, in connection with the Credit Agreement, a Lender or Affiliate of a Lender is permitted to designate its [Cash Management Agreement/Swap Contract] as a [“Secured Cash Management Agreement”/“Secured Hedge Agreement”] under the Credit  Agreement  and  the Collateral Documents;

WHEREAS, the Credit Agreement requires that the Designor deliver this Secured Party Designation Notice to the Administrative Agent; and

WHEREAS,  the  Designor  has  agreed  to  execute  and  deliver  this  Secured  Party Designation
Notice:

1.
Designation. Designor hereby designates the [Cash Management Agreement/Swap Contract] described on Schedule 1 hereto to be a “[Specified Cash Management Agreement/Specified Swap Contract]” and hereby represents and warrants to the Administrative Agent that such [Cash Management Agreement/Swap Contract] satisfies all the  requirements under the  Loan  Documents to  be  so  designated. By executing and delivering this Secured Party Designation Notice,  the  Designor,  as provided in the Credit Agreement, hereby agrees to be bound by all of the provisions of the Loan Documents which are applicable to it as a provider of a [Specified Cash Management Agreement/Specified Swap Contract] and hereby (a) confirms that it has received a copy of the Loan Documents and such other documents and information as it has deemed appropriate to make its own decision to enter into this Secured Party Designation Notice, (b) appoints and authorizes  the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto (including, without limitation, the provisions of Section 9.1 of the Credit Agreement), and (c) agrees that it will be bound by the provisions of the Loan Documents and will perform in accordance with its terms all the obligations which by the terms of the Loan Documents are required to be performed by it as a provider of a [Cash Management Agreement/Swap Contract]. Without limiting the foregoing, the Designor agrees to indemnify the Administrative Agent as contemplated by Section 11.4(c) of the Credit Agreement.

2.	GOVERNING LAW. THIS SECURED PARTY DESIGNATION NOTICE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[signature page follows]

                   IN WITNESS WHEREOF, the undersigned have caused this Secured Party Designation Notice to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

DESIGNOR:

By: _______________________________
Name: _____________________________
Title: ______________________________

ADMINISTRATIVE AGENT:

By: _______________________________
Name: _____________________________
Title: ______________________________

EXHIBIT L

[FORM  OF] NOTICE OF LOAN PREPAYMENT

TO:	Bank of America, N.A., as Administrative Agent

RE:	Credit Agreement dated as of April 13, 2018 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among Adtalem Global Education Inc., a Delaware corporation (“Adtalem”), the Designated Borrowers from time to time party thereto (and together with Adtalem, the “Borrowers”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swingline
Lender.

DATE:	[Date]
________________________________________________________________________________________________________________________________________________________

       The undersigned  Borrower  hereby notifies the Administrative Agent  that on _______________16 pursuant to the terms of Section 2.5(a) of the Credit Agreement, such Borrower intends to prepay the following Loans as more specifically set forth below:
       ☐     Voluntary prepayment in the following  amount(s):

                            ☐     Eurocurrency Rate Loans: $ _________________17
                                     Applicable Interest Period: _________________

                ☐    Base Rate Loans: $ _______________________18

                           ☐         Voluntary prepayment of Swingline Loans in the following amount(s): $ ___________19

Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.

[REMAINDER OF PAGE INTENTIONALLY LEFT  BLANK]

________________________________

16Specify date of such prepayment.
17Any prepayment of Eurocurrency Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or if less, the entire principal amount thereof outstanding).
18Any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or if less, the entire principal amount thereof outstanding).
19Any prepayment of Swingline Loans shall be in a principal amount of $100,000 or a whole multiple of $100,000 in excess thereof (or if less,  the entire principal amount thereof outstanding).

[BORROWER],
a [__________ ]

By: _____________________________________
Name: ___________________________________
Title: ____________________________________